SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TAC Acquisition Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value, $.0001 per share

(2)	Aggregate number of securities to which transaction applies:

All of the issued and outstanding shares of Common Stock of AVIEL Systems, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Filing fee of $11,021 was calculated in accordance with Rule 0-11(c) based on total consideration to be paid of $35.0 million in cash, $25.0 million in common stock and approximately $43.0 million of debt and other obligations to be repaid.

(4)	Proposed maximum aggregate value of transaction:

$103 million

(5)	Total fee paid:

$11,021

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

This proxy statement is first being sent to stockholders on or about             , 2006.

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

To the Stockholders of TAC Acquisition Corp:

You are cordially invited to attend a special meeting of the stockholders of TAC Acquisition Corp. (“TAC”) a Delaware corporation, relating to the proposed merger of AVIEL Systems, Inc., a Virginia corporation (“AVIEL”) with and into TAC, with TAC as the surviving corporation, and related matters. The meeting will be held at     :00 a.m., eastern time, on             , 2006, at                     .

At this meeting, you will be asked to consider and vote upon the following proposals:

(1)	to adopt the Agreement and Plan of Merger, dated as of June 9, 2006, as amended July 28, 2006, among TAC, AVIEL, and R. John Chapel, the sole stockholder of AVIEL, and the transactions contemplated thereby pursuant to which TAC will acquire AVIEL for total consideration of approximately $100.0 million—we refer to this proposal as the merger proposal;

(2)	to approve an amendment to the certificate of incorporation of TAC to change the name of TAC from “TAC Acquisition Corp.” to “AVIEL Systems, Inc.”—we refer to this proposal as the name change amendment proposal;

(3)	to approve an amendment and restatement of the certificate of incorporation of TAC to remove certain provisions related to the business combination, to reset the classification of the board of directors and to add certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings—we refer to this proposal as the certificate of incorporation proposal; and

(4)	to approve the 2006 Long-Term Incentive Plan (an equity-based long-term incentive plan)—we refer to this proposal as the long-term incentive plan proposal.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the merger proposal and the transactions contemplated thereby, as well as detailed information concerning the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal. The enclosed notice of special meeting and proxy statement are first being sent to stockholders on or about                     , 2006. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

The affirmative vote of the holders of a majority of the outstanding shares of TAC common stock on the record date and the affirmative vote of a majority of the shares purchased in the initial public offering is required to approve each of the merger proposal, the name change amendment, and the Certificate of Incorporation Amendment. The approval of the long-term incentive plan will require the affirmative vote of the holders of a majority of the shares of TAC’s common stock represented in person or by proxy and entitled to vote at the meeting.

The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated. The adoption of the certificate of incorporation amendment and the long-term incentive plan proposal are not conditions to the merger proposal, but if the merger is not approved, none of the other proposals will be presented at the meeting for adoption.

Each TAC stockholder who holds shares of common stock issued in TAC’s initial public offering (“IPO”) has the right to vote against the merger proposal and at the same time demand that TAC convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of TAC’s IPO was deposited. On September 30, 2006, the conversion price was approximately $5.66 in cash for each share of TAC common stock. The shares held by TAC stockholders demanding conversion will be converted into cash only if the merger agreement is consummated. However, if the holders of 4,400,000 or more shares of common stock issued in TAC’s IPO vote against the merger proposal and demand conversion of their shares, TAC will not consummate the merger. Prior to exercising conversion rights, TAC stockholders should verify the market price of TAC’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Shares of TAC’s common stock are quoted on the Over-the-Counter Bulletin Board under the symbol “TACA.” On November 14, 2006, the last sale price of TAC’s common stock was $5.60.

TAC stockholders who presently own the 5,000,000 shares of common stock issued prior to TAC’s IPO, or approximately 18.5% of the outstanding shares of TAC common stock, have agreed to vote all of such shares on the merger proposal in accordance with the vote of the majority of the votes cast by the holders of shares issued in the IPO. TAC’s initial stockholders who purchased their shares of common stock prior to its IPO, and presently own and are eligible to vote an aggregate of approximately 10.0% of the outstanding shares of TAC common stock, have also indicated that they intend to vote “FOR” the adoption of the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal.

After careful consideration, TAC’s board of directors has determined that the merger proposal is fair to and in the best interests of TAC and its stockholders. TAC’s board of directors has also determined that the name change amendment, certificate of incorporation amendment and the long-term incentive plan proposal are in the best interests of TAC’s stockholders. TAC’s board of directors unanimously recommends that you vote or give instruction to vote “FOR” the adoption of the merger proposal, the name change amendment proposal, the certificate of incorporation amendment proposal and the long-term incentive plan proposal.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Jonathan H. Cohen

Chairman of the Board and

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

SEE “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE MERGER.

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, Connecticut 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2006

TO THE STOCKHOLDERS OF TAC ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of TAC Acquisition Corp. (“TAC”), a Delaware corporation, will be held at     :00 a.m. eastern time, on             , 2006, at             for the following purposes:

(1)	to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of June 9, 2006, as amended July 28, 2006, among TAC, AVIEL Systems, Inc., a Virginia corporation (“AVIEL”), and R. John Chapel, the sole stockholder of AVIEL (“Mr. Chapel”), and the transactions contemplated thereby. AVIEL’s board of directors and sole stockholder have already approved and adopted the merger agreement;

(2)	to consider and vote upon an amendment to the certificate of incorporation of TAC to change the name of TAC from “TAC Acquisition Corp.” to “AVIEL Systems, Inc.;”

(3)	to consider and vote upon an amendment and restatement of the certificate of incorporation of TAC to remove certain provisions no longer applicable to TAC, to reset the classification of the board of directors and to add certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings; and

(4)	to consider and vote upon the approval of the 2006 Long-Term Incentive Plan (an equity-based long-term incentive plan).

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of TAC’s common stock at the close of business on December 1, 2006 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of TAC common stock on that date are entitled to have their votes counted at the TAC special meeting and any adjournments or postponements of it. TAC will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement of it by TAC’s board of directors.

A complete list of TAC stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of TAC for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. Your vote is important regardless of the number of shares you own. The first, second and third proposals must be approved by the holders of a majority of the outstanding shares of TAC common stock. The fourth proposal must be approved by the holders of a majority of the shares of TAC common stock present in person or represented by proxy and entitled to vote at the meeting.

All TAC stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of TAC common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger, the name change amendment, and the certificate of incorporation amendment.

The board of directors of TAC unanimously recommends that you vote “FOR” each of the proposals, which are described in detail in the accompanying proxy statement.

By Order of the Board of Directors

Jonathan H. Cohen Chairman of the Board and Chief Executive Officer	, 2006

S UMMARY OF THE MATERIAL TERMS OF THE MERGER

•	The parties to the merger agreement are TAC Acquisition Corp., AVIEL Systems, Inc., and R. John Chapel. See the section entitled “The Merger Proposal.”

•	AVIEL Systems, Inc. is a Virginia corporation that provides information technology and management consulting services to the U.S. federal government. Its principal offices are located in McLean, Virginia with other locations in the District of Columbia and Silver Spring, Maryland. See the section entitled “Business of AVIEL.”

•	On closing of the merger, AVIEL will merge into TAC, and TAC will be the surviving company. See the section entitled “The Merger Proposal—General Description of the Merger.”

•	The total merger consideration to be paid is approximately $100.0 million, consisting of cash, stock and the repayment of debt and certain obligations. In return for all of his stock in AVIEL, Mr. Chapel, the sole stockholder of AVIEL, will receive from TAC $24.0 million in the form of shares of TAC common stock and cash equal to $33.6 million. In addition, outstanding liabilities of AVIEL and TAC in the aggregate amount of approximately $41.5 million will be paid immediately following the closing. See the section entitled “The Merger Agreement—Merger Consideration.”

•	As a result of the merger and assuming that no TAC stockholder demands that TAC convert its shares to cash, as permitted by TAC’s certificate of incorporation, and assuming there is $123.3 million of cash in the trust account (net of obligations) at closing and 27.0 million shares of TAC common stock outstanding, then upon closing, Mr. Chapel will own approximately 16.3% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 83.7% of the outstanding TAC common stock. “The Merger Agreement—Merger Consideration.”

•	$9.0 million in the form of shares of TAC common stock to be received by Mr. Chapel will be placed in escrow until 18 months from the consummation of the merger as a fund for the payment of indemnification claims that may be made by TAC as a result of breaches of AVIEL’s and Mr. Chapel’s covenants and representations and warranties in the merger agreement. See the section entitled “The Merger Agreement—Escrow Agreement.”

•	The merger agreement provides for certain permitted distributions to (i) Mr. Chapel of a negotiated amount of $880,000 at or prior to the closing, and (ii) for the sole purpose of (a) paying the recipients’ (including Mr. Chapel) taxes arising from the earnings of AVIEL, OPTIMUS and PMC as a result of such recipients’ status as a present or former stockholder of AVIEL and/or OPTIMUS to the extent such tax liability shall have been incurred by the respective recipient as a result of the S corporation status of any of the foregoing corporations and (b) compensating former stockholders of OPTIMUS for having to pay their 2006 tax liability sooner than they would have otherwise paid such liability had OPTIMUS not converted in 2005 from the cash to the accrual method of accounting. See the section entitled “The Merger Agreement—Permitted Distributions.”

•

In connection with the merger, a $14.5 million loan made by Technology Investment Capital Corp, or TICC, to AVIEL will be repaid in accordance with its terms, and an accompanying warrant to purchase 50 shares of AVIEL common stock currently held by TICC will be assumed by TAC, and, in accordance with the terms of the warrant relating to a merger or change of control, TICC shall have the right to acquire and receive, at such time as the warrant is exercised, $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50. See the section entitled “The Merger Agreement—Merger Consideration.” TICC has an independent board of directors but is managed by an investment advisor owned by our president, Saul B. Rosenthal, our chairman and CEO, Jonathan H. Cohen and Royce & Associates, LLC, whose president is Charles

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M. Royce, one of our initial stockholders and chairman of the board of directors of TICC. Messrs. Cohen, Rosenthal and Royce, as well as Steven Novak, who serves on the board of directors of both TICC and TAC, also each own less than 1% of TICC’s outstanding common stock. TICC’s investment in AVIEL creates a conflict of interest with respect to TAC’s proposed merger with AVIEL.

•	In addition to voting on the merger, the stockholders of TAC will vote on proposals to change its name to AVIEL Systems, Inc., to amend and restate its certificate of incorporation to, among other things, delete certain provisions that will no longer be applicable after the merger and adopt certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings, and to approve a long-term incentive plan. See the sections entitled “Name Change Amendment Proposal,” “Certificate of Incorporation Proposal” and “2006 Long-Term Incentive Plan Proposal.” The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated.

•	After careful consideration, TAC’s board of directors, including each of its independent directors in a separate vote, determined unanimously (i) that the fair market value of the business of AVIEL to be acquired pursuant to the terms of the merger agreement is equal to at least 80% of the net assets of TAC, and (ii) that each of the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan is fair to and in the best interests of TAC and its stockholders. TAC’s board of directors has approved and declared advisable the merger, the amendments to TAC’s certificate of incorporation, and the long-term incentive plan, and recommends that TAC stockholders vote FOR each of (i) the merger, (ii) the name change amendment, (iii) the certificate of incorporation amendment and (iv) the long-term incentive plan. For a description of both the positive and negative factors considered by TAC’s board of directors in making its determination, see the section entitled “The Merger Proposal—TAC’s Board of Directors’ Reasons for Approval of the Merger.” Among other factors, TAC’s board of directors reviewed an opinion obtained from Capitalink, L.C. that the merger consideration is fair, from a financial perspective, to the unaffiliated stockholders of TAC and that the merger satisfies the requirement that the value of AVIEL is at least 80% of TAC’s net assets. See “The Merger Proposal—Fairness Opinion.”

•	Mr. Chapel, the sole stockholder of AVIEL, has agreed not to sell any of the shares of TAC common stock received in the merger for twelve months following the completion of the merger. TAC has agreed to register his shares with the Securities and Exchange Commission on request in certain circumstances. See the sections entitled “The Merger Agreement—Lock-Up Agreement” and “The Merger Agreement—Registration Rights Agreement.”

•	With the exception of Jonathan H. Cohen and Steven P. Novak, who will serve as directors following the merger, none of TAC’s present officers and directors will continue in such positions after the merger. After the merger, the directors of TAC will be Dr. Jan D. Eakle and Messrs. Chapel, Cohen, Novak, Roger A. Gurner, David C. Karlgaard and Todd Stottlemyer. The compensation of each of the members of the board of directors who will serve subsequent to consummation of the merger will not be determined until the merger has been completed.

•	After the merger, all of the officers of TAC will be persons who presently hold similar positions with AVIEL. At the closing of the merger, Mr. Chapel, AVIEL’s Chief Executive Officer and President, will enter into a two-year employment agreement with TAC, effective upon the merger, pursuant to which he will hold similar positions with TAC. See the section entitled “The Merger Agreement—Employment Agreement.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?

A.	TAC and AVIEL have agreed to a business combination under the terms of the Agreement and Plan of Merger dated June 9, 2006, as amended July 28, 2006, which we refer to as the merger agreement, that is described in this proxy statement. This agreement is referred to as the merger agreement. A copy of the merger agreement, as amended, is attached to this proxy statement as Annex A.

In order to complete the merger, TAC stockholders must vote to approve the merger agreement and the name change amendment. TAC stockholders will also be asked to approve the amended and restated certificate of incorporation and the long-term incentive plan, but these approvals are not conditions to the merger. The long-term incentive plan has been approved by TAC’s board of directors and will be effective upon consummation of the merger, subject to stockholder approval of the plan. TAC’s amended and restated certificate of incorporation and amended and restated bylaws, as they will appear if all amendments to its certificate of incorporation are approved, are attached as Annex B hereto. The long-term incentive plan is attached as Annex C hereto.

TAC will hold a special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the proposed merger, the other proposals and the meeting of TAC stockholders. You should read this proxy statement together with all of the annexes carefully.

Your vote is important. TAC encourages you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why is TAC proposing the merger?

A.	TAC was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the technology-related sector. AVIEL is a full-service provider of information technology and management consulting services to the U.S. federal government. TAC believes that AVIEL’s existing strong federal government customer base and its ability to encourage and further develop its relationships with significant customers and develop new customers make AVIEL an attractive merger candidate, and believes that a business combination with AVIEL will provide TAC stockholders with an opportunity to participate in a company with significant growth potential.

Q.	On what are we voting?

A.	There are four proposals on which the TAC stockholders are being asked to vote. The first proposal is to adopt and approve the merger agreement and the transactions contemplated thereby. We refer to this proposal as the merger proposal.

The second proposal is to approve an amendment to the certificate of incorporation to change the name of TAC from “TAC Acquisition Corp.” to “AVIEL Systems, Inc.” We refer to this proposal as the name change amendment. The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated.

The third proposal is to approve an amendment and restatement of the certificate of incorporation to delete certain provisions no longer relevant to TAC and to add certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings. The items being removed will no longer be operative upon consummation of the merger; therefore, this amendment is being proposed to revise the certificate of incorporation on a going-forward basis. We refer to this proposal as the certificate of incorporation amendment. The amended and restated certificate of incorporation and the amended and restated bylaws, as they will appear if all of the amendments are approved, are attached as Annex B hereto.

The fourth proposal is to approve the 2006 Long-Term Incentive Plan. We refer to this proposal as the long-term incentive plan proposal. The proposed long-term incentive plan is attached as Annex C hereto.

Q.	What vote is required in order to adopt the merger proposal?

A.	The approval of the merger will require the affirmative vote of holders of a majority of the outstanding shares of TAC’s common stock as of the record date and the affirmative vote of a majority of the shares purchased in the IPO. If the holders of 20% or more of the shares of the common stock issued in TAC’s IPO pursuant to its prospectus, dated June 28, 2005, vote against the merger and demand that TAC convert their shares into a pro rata portion of TAC’s trust account, then the merger will not be consummated. No vote of the holders of TAC’s warrants is necessary to adopt the merger proposal or any of the other proposals, and TAC is not asking the warrant holders to vote on the merger proposal or any of the other proposals. The long-term incentive plan has been approved by TAC’s board of directors and will be effective upon consummation of the merger, subject to stockholder approval of the plan. The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated. If the merger proposal is not approved, none of the other proposals will be presented for approval.

Q.	What vote is required in order to adopt the name change amendment?

A.	The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of TAC’s common stock.

Q.	What vote is required in order to adopt the certificate of incorporation amendment?

A.	The approval of the certificate of incorporation amendment will require the affirmative vote of the holders of a majority of the outstanding shares of TAC’s common stock.

Q.	What vote is required in order to adopt the long-term incentive plan?

A.	The approval of the long-term incentive plan proposal will require the affirmative vote of the holders of a majority of the shares of TAC common stock represented in person or by proxy and entitled to vote at the special meeting. TAC is proposing the long-term incentive plan to enable it to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives. The long-term incentive plan has been approved by TAC’s Board of Directors and will be effective upon consummation of the merger, subject to stockholder approval of the plan.

Q.	Does the TAC board recommend voting in favor of the merger proposal, the name change amendment, the Certificate of Incorporation amendment and the long-term incentive plan?

A.	Yes. After careful consideration of the terms and conditions of the merger agreement, the amendments to the certificate of incorporation and the long-term incentive plan, the board of directors of TAC has determined that the merger and the transactions contemplated thereby, each of the name change amendment, the certificate of incorporation amendment and the long-term incentive plan are fair to and in the best interests of TAC and its stockholders. The board of directors also determined that the fair market value of the business of AVIEL to be acquired pursuant to the terms of the merger agreement is equal to at least 80% of the net assets of TAC. The TAC board of directors recommends that TAC stockholders vote FOR each of (i) the merger, (ii) the name change amendment, (iii) the certificate of incorporation amendment and (iv) the long-term incentive plan. The members of TAC’s board of directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section entitled “The Merger Proposal—Interests of TAC Directors and Officers in the Merger.”

For a description of both the positive and negative factors considered by TAC’s board of directors in making its determination, see the section entitled “The Merger Proposal—TAC’s Board of Directors’ Reasons for Approval of the Merger.”

Among other factors, TAC’s board of directors reviewed an opinion obtained from Capitalink, L.C. that the merger consideration is fair, from a financial perspective, to the unaffiliated stockholders of TAC and that the merger satisfies the requirement that the value of AVIEL is at least 80% of TAC’s net assets. For a description of the fairness opinion and the assumptions made, matters considered and procedures followed by Capitalink, L.C. in rendering such opinion, see the section entitled “The Merger Proposal—Fairness Opinion.” The full text of the fairness opinion is attached hereto as Annex F.

Q.	What will happen in the proposed merger?

A.	As a consequence of the merger, AVIEL will be merged with and into TAC, and TAC will continue as the surviving corporation. Mr. Chapel, the sole stockholder of AVIEL, will become a stockholder of TAC and will own approximately 16.3% of the shares of TAC common stock outstanding after the merger, assuming that no TAC stockholder exercises his or her conversion rights.

Q.	How do TAC’s initial stockholders intend to vote their shares?

A.	As of November 14, 2006, the stockholders who acquired shares prior to TAC’s IPO, including the directors and officers of TAC (collectively, the “TAC Initial Stockholders”) beneficially owned and were entitled to vote 2,700,000 shares or approximately 10.0% of TAC’s outstanding common stock. In addition, as of November 14, 2006, a non-profit foundation, the American Endowment Foundation, which received 650,000 shares in the form of a gift from each of Jonathan H. Cohen and Saul B. Rosenthal in September 2006, and 1,000,000 shares in the form of a gift from Charles M. Royce in October 2006, owned and was entitled to vote 2,300,000 shares or approximately 8.5% of TAC’s outstanding common stock.

In connection with its IPO, TAC and Wedbush Morgan Securities, Inc., the managing underwriter of the IPO, entered into agreements with each of the TAC Initial Stockholders pursuant to which each TAC Initial Stockholder agreed to vote the shares he acquired prior to the IPO on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. In connection with its receipt of the gifted shares from Messrs. Cohen, Rosenthal and Royce, the American Endowment Foundation also agreed to be bound by the voting obligations of the TAC Initial Stockholders with respect to the shares each acquired prior to the IPO. As a result, stockholders who own and are entitled to vote 5,000,000 shares, or approximately 18.5% of TAC’s outstanding common stock, have agreed to vote such shares in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. The TAC Initial Stockholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The TAC Initial Stockholders have not acquired any warrants or additional shares in or following TAC’s IPO, other than Charles M. Royce , who purchased approximately $2.0 million of warrants in open market transactions subsequent to TAC’s IPO.

Q.	What will TAC stockholders receive in the proposed merger?

A.	TAC stockholders will receive nothing in the merger. TAC stockholders will continue to hold the shares of TAC common stock that they owned prior to the merger.

Q.	What will the sole stockholder of AVIEL receive in the proposed merger?

A.	Mr. Chapel, the sole stockholder of AVIEL, will receive $24.0 million in the form of shares of TAC common stock, which would equal approximately 5.2 million shares as of September 30, 2006 assuming no stockholders exercise their conversion rights, or approximately 5.5 million shares, assuming conversion of 19.99% of the shares outstanding (the exact amount to be determined using the TAC Stock Consideration calculation as defined below), and $33.6 million in cash. Of the shares to be issued to Mr. Chapel, $9.0 million in the form of TAC shares of common stock (as determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock), will be placed in escrow to secure TAC’s indemnity rights under the merger agreement. See the section entitled “The Merger Proposal—Merger Consideration.”

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Q.	How did Mr. Chapel become the sole stockholder of AVIEL?

A.	AVIEL currently serves as the holding company for OPTIMUS Corporation (OPTIMUS) which, in turn, holds all of the outstanding capital stock of Performance Management Consulting, Inc. (PMC). In August 2005, OPTIMUS sold to Mr. Chapel 1,320,000 shares of common stock in exchange for a promissory note in the principal amount of $856,812. The promissory note was secured by the shares acquired by Mr. Chapel and bore interest at 3.49% per annum. In September 2005, OPTIMUS acquired all of PMC’s outstanding capital stock for an aggregate purchase price of $26.2 million, using the proceeds from the sale of a $7.0 million senior note to TICC and bank borrowings. As a result of the acquisition, PMC became a wholly-owned subsidiary of OPTIMUS. In January 2006, OPTIMUS completed the redemption of all outstanding capital stock of OPTIMUS from its then stockholders, except for Mr. Chapel, for $14.5 million, using the proceeds of a $7.5 million loan from TICC, a $1.0 million contribution to capital by Mr. Chapel and issuance of $6.0 million in notes payable to the former stockholders of OPTIMUS. After the redemption, Mr. Chapel became the sole stockholder of OPTIMUS. In March 2006, Mr. Chapel contributed to AVIEL, a company which Mr. Chapel formed in January 2006, all of the outstanding capital stock of OPTIMUS for all of the outstanding stock of AVIEL, and Mr. Chapel repaid in full the outstanding principal and accrued interest on the promissory note in the amount of $875,000. As a result of this restructuring, OPTIMUS became a wholly-owned subsidiary of AVIEL, PMC remains a wholly-owned subsidiary of OPTIMUS and Mr. Chapel remains the sole stockholder of AVIEL.
Q.	How much did Mr. Chapel pay for OPTIMUS and PMC and how much debt, incurred for OPTIMUS’ stock redemption and acquisition of PMC, will be paid off upon consummation of the merger?

A.	In August 2005, OPTIMUS sold to Mr. Chapel 1,320,000 shares of common stock in exchange for a promissory note in the principal amount of $856,812. The promissory note was secured by the shares acquired by Mr. Chapel and bore interest at 3.49% per annum. In March 2006, Mr. Chapel repaid in full the outstanding principal and accrued interest on the promissory note in the amount of $875,000. In September 2005, OPTIMUS acquired all of PMC’s outstanding capital stock for an aggregate purchase price of $26.2 million (including contingency payments of $7.4 million, of which $6.0 million remained outstanding as of September 30, 2006). OPTIMUS financed the acquisition through the sale of a $7.0 million senior note to TICC, a $7.0 million secured note to Citizens Bank of Pennsylvania and $5.5 million in borrowing under the company’s revolving line of credit.

In January 2006, OPTIMUS completed the redemption of all outstanding capital stock of OPTIMUS from its then stockholders, except for Mr. Chapel, for $14.5 million. Mr. Chapel made a $1.0 million capital contribution to OPTIMUS in January 2006 in connection with OPTIMUS’ stock redemption. OPTIMUS paid for the remaining $13.5 million of the consideration through issuance of $6.0 million in notes payable to the former stockholders of OPTIMUS and borrowings under a $7.5 million loan from TICC. As of September 30, 2006, $2.7 million of the original $40.2 million of debt incurred as a result of OPTIMUS’ stock redemption and acquisition of PMC has been repaid. The remaining $37.5 million of debt will be paid off upon consummation of the merger. The aggregate consideration Mr. Chapel paid for OPTIMUS and PMC, not including the $40.2 million debt incurred, consisted of (i) $875,000 he paid for the 1,320,000 shares of OPTIMUS common stock in August 2005; and (ii) $1.0 million of capital contribution he made to OPTIMUS in January 2006. The merger consideration to be paid by TAC in connection with its proposed merger with AVIEL is approximately $100.0 million, of which Mr. Chapel will receive $24.0 million in the form of TAC common stock and cash equal to $33.6 million.

Q.	How much debt currently owed to related parties will be paid off as a result of this merger?

A.

As of September 30, 2006, there was an aggregate amount of outstanding debt of approximately $41.5 million that is expected to be paid off in connection with the closing of the merger, including approximately $26.8 million which will be paid to related parties. In September 2005, TICC loaned OPTIMUS $7.0 million for OPTIMUS’ acquisition of PMC. In December 2005, TICC loaned OPTIMUS an additional

$7.5 million for the redemption of certain then outstanding capital stock of OPTIMUS. Both notes with accrued interest are expected to be paid off upon consummation of the merger. Included in the PMC purchase price are three contingency payments in the aggregate amount of $7.4 million, of which $6.0 million remained outstanding as of September 30, 2006. All contingency payments have been earned and will be paid to the former owner of PMC at closing. In connection with OPTIMUS’ stock redemption, OPTIMUS issued four promissory notes to three of its former stockholders. These four notes in the aggregate principal amount of approximately $6.2 million plus accrued interest will be paid to the former stockholders of OPTIMUS upon consummation of this merger.

Q.	What are interests of TAC’s directors and officers in the merger?

A.	TAC’s directors and officers have interests in the merger transaction that are different from, or in addition to, the interest of TAC’s other stockholders. See “The Merger Proposal—Interest of TAC Directors and Officers in the Merger.” For example, AVIEL is a portfolio company of TICC, for which Messrs. Cohen, Rosenthal and Novak serve as chief executive officer, president, and a director, respectively, and TICC will receive a portion of the merger consideration paid by TAC as a result of its equity position in AVIEL. In addition, TICC’s investment adviser, which is owned by Messrs. Cohen and Rosenthal and Royce & Associates, LLC, whose president is Charles M. Royce, one of our initial stockholders, receives fees attributable to TICC’s portfolio investments, including its investment in AVIEL. Messrs. Cohen and Novak are also expected to remain on TAC’s board of directors subsequent to the consummation of the merger with AVIEL, and their respective compensation for such board service will not be determined until the merger has been completed.

Q.	Why does TAC’s board of directors believe the merger consideration is reasonable?

A.	TAC’s board of directors reviewed certain industry and financial data and also considered the due diligence materials provided by AVIEL to TAC in order to make its determination (i) that the fair market value of the business of AVIEL to be acquired pursuant to the terms of the merger agreement is equal to at least 80% of the net assets of TAC, and (ii) that the merger transaction was fair, from a financial perspective, and in the best interests of TAC and its stockholders. In addition, TAC’s board of directors received an opinion from Capitalink, L.C. that, in its opinion, the merger consideration is fair, from a financial perspective, to TAC’s unaffiliated stockholders and that the merger satisfies the requirement that the value of AVIEL is at least 80% of TAC’s net assets. The full text of Capitalink’s opinion is attached hereto as Annex F.

Q.	How much of TAC will existing TAC stockholders collectively own after the merger?

A.	After the merger, if no TAC stockholder demands that TAC convert its shares into a pro rata portion of the trust account, then existing TAC stockholders will collectively own approximately 83.7% of the outstanding common stock of TAC. Existing TAC stockholders would collectively own less than that percentage of shares if one or more TAC stockholders vote against the merger proposal and demand conversion of their shares into a pro rata portion of the trust account.

Q.	Do I have conversion rights?

A.	If you hold shares of common stock issued in TAC’s IPO, then you have the right to vote against the merger proposal and demand that TAC convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of TAC’s IPO are held. TAC sometimes refers to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	How do I exercise my conversion rights?

A.

If you wish to exercise your conversion rights, you must vote against the merger proposal and at the same time demand that TAC convert your shares into cash. Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to TAC at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to TAC to exercise your conversion rights, or (iii) initially vote against the merger but later wish to vote for it, you may request TAC to send you another proxy card on which you may indicate your intended vote and, if that vote is against the merger proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting TAC at the phone number or address listed at the end of this section. Any corrected or changed proxy card or written demand of conversion rights must be received by TAC prior to the special meeting.

If, notwithstanding your negative vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. As of September 30, 2006, you would be entitled to convert each share of common stock that you hold into approximately $5.66. If you exercise your conversion rights, then you will be exchanging your shares of TAC common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the merger and then tender your stock certificate.

Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock.

Q.	What if I object to the proposed merger? Do I have appraisal rights?

A.	TAC stockholders do not have appraisal rights in connection with the merger under the General Corporation Law of the State of Delaware (“DGCL”).

Q.	What happens to the funds deposited in the trust account after consummation of the merger?

A.	Upon consummation of the merger, TAC stockholders who have voted against the merger proposal and elected to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be released to TAC for payment of the cash portion of the merger consideration to Mr. Chapel, payment of TAC and AVIEL’s outstanding liabilities as of September 30, 2006 in the total amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders) and approximately $1.75 million of transaction expenses payable at closing, with the remainder to be used for working capital.

Q.	Who will manage TAC?

A.	R. John Chapel, Jonathan H. Cohen, Steven P. Novak, Jan D. Eakle, Roger A. Gurner, David C. Karlgaard and Todd A. Stottlemyer will serve on TAC’s board of directors after the merger. After the merger, R. John Chapel will serve as the president and chief executive officer of TAC, Vincent J. Kiernan III will serve as chief financial officer, Richard E. Bodson will serve as chief operations officer and Jodee E. McGrath will serve as General Counsel. Each of Messrs. Chapel, Kiernan and Bodson and Ms. McGrath currently is an executive officer of AVIEL and will continue in such position after the merger. With the exception of Jonathan H. Cohen and Steven P. Novak, none of TAC’s current officers and directors will continue in their positions after the merger.

Q.	What will the business strategy of AVIEL be after the merger?

A.

Following the consummation of the merger and after repayment of outstanding liabilities of AVIEL and TAC in the aggregate amount of approximately $41.5 million, and assuming no TAC stockholders exercise their conversion rights, the company is expected to have approximately $49.4 million in cash to use as working capital. AVIEL intends to continue its organic growth by leveraging its portfolio of specialized technical expertise into other federal government agencies. A portion of the working capital may be used to acquire other companies in the government service industry. However, there can also be no assurance that AVIEL will be able to successfully complete any acquisition in the future.

Q.	What happens if the merger is not consummated?

A.	TAC must liquidate if it does not consummate its proposed merger with AVIEL in the manner contemplated herein by January 1, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, less the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes, will be distributed pro rata to the holders of TAC’s common stock acquired in TAC’s IPO.

We anticipate that, promptly following January 1, 2007, assuming that we are unable to complete the proposed business combination prior to such date, our board would adopt a specific plan of dissolution and liquidation pursuant to the provisions of the Delaware General Corporation Law. Pursuant to the terms of our certificate of incorporation, only holders of shares issued in our IPO will be entitled to receive liquidation distributions. Shares issued to TAC’s initial stockholders prior to the IPO will not be entitled to receive any liquidation distributions. The plan of dissolution would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC which could be subject to review by the SEC. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to three to six months or possibly even longer.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation. For example, stockholders may fail to approve our initial plan of dissolution and liquidation, which may require us to seek stockholder approval of a revised plan of dissolution and liquidation. In the event we are unable to consummate our proposed merger with AVIEL by January 1, 2007, our ongoing operations thereafter would be limited in accordance with our certificate of incorporation to activities relating to obtaining shareholder approval of and implementing a plan of dissolution and liquidation. See the section entitled “Other Information Related to TAC—Effecting a Business Combination—Liquidation if No Business Combination” for further information about the dissolution and liquidation of TAC in the event that the merger is not approved.

The placement of funds in the trust account will not protect those funds from third party claims, however. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon TAC’s dissolution, it will be required to pay or make reasonable provisions to pay all of its claims and obligations, including all contingent, conditional, or unmatured claims. These amounts must be paid or provided for before TAC can make any distributions to its stockholders. TAC had accrued and unpaid liabilities of approximately $2.7 million as of September 30, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $778,000 of accrued and unpaid federal and state taxes.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

The foregoing obligations of Messrs. Cohen and Rosenthal are set forth in letter agreements entered into by and between TAC and each of Messrs. Cohen and Rosenthal at the time of TAC’s IPO. In the event of TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations.

As of September 30, 2006, TAC had approximately $126.3 million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less the amount outstanding under TAC’s unsecured credit facility which was used for the purpose of paying federal and state taxes and approximately $778,000 of accrued and unpaid federal and state taxes as of such date, would have been distributed to the holders of the shares of common stock purchased in TAC’s initial public offering. Thus, TAC estimates that the total amount available for distribution would have been $124.7 million or approximately $5.66 per share.

Separately, TAC estimates that dissolution would result in approximately $100,000 of costs and expenses, which ultimately will be borne by Messrs. Cohen and Rosenthal, assuming that all such costs are comprised of vendor claims. That amount, coupled with the approximately $1.06 million of liabilities which would currently be indemnified by Messrs. Cohen and Rosenthal, would result in an aggregate of approximately $1.16 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of such a dissolution. In the event that Messrs. Cohen and Rosenthal are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which Messrs. Cohen and Rosenthal have no indemnification obligation, the amount ultimately distributed to shareholders may be reduced even further. However, TAC currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities.

Q.	If the merger is consummated, what will happen to the TAC Units and Warrants?

A.	The merger will have no effect on the TAC units and warrants. They will continue to remain outstanding and to trade on the over-the-counter bulletin board.

Q.	When do you expect the merger to be completed?

A.	It is currently anticipated that the merger will be consummated promptly following the TAC special meeting on , 2006.

For a description of the conditions to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Closing of the Merger.”

Q.	What do I need to do now?

A.	TAC urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the merger will affect you as a stockholder of TAC. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.

If you are a holder of record of TAC common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and

x

returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.	What will happen if I abstain from voting or fail to vote?

A.	An abstention or failure to vote by a TAC stockholder will have the same effect as a vote against the merger, but will not have the effect of converting your shares of common stock into a pro rata portion of the trust account. An abstention or failure to vote will also have the effect of voting against the name change amendment and the certificate of incorporation amendment. An abstention will have the effect of voting against the long-term incentive plan proposal, but failure to vote will have no effect on the long-term incentive plan proposal.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	Can I change my vote after I have mailed my signed proxy or direction form?

A.	Yes. Send a later-dated, signed proxy card to TAC’s secretary at the address of TAC’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to TAC’s secretary.

Q.	Do I need to send in my stock certificates?

A.	No. TAC stockholders who do not elect to have their shares converted into the pro rata share of the trust account should not submit their stock certificates now or after the merger, because their shares will not be converted or exchanged in connection with the merger. TAC stockholders who vote against the merger and elect to have their shares converted into a pro rata share of the trust account should continue to hold their shares through the closing of the merger and then tender their stock certificates in accordance with subsequent instructions received from TAC.

Q.	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your TAC shares.

Q.	What are the federal income tax consequences of the merger to TAC and its stockholders?

A.	The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and no gain or loss will be recognized by TAC as a result of the merger.

A stockholder of TAC who exercises conversion rights and effects a termination of the stockholder’s interest in TAC will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of TAC for cash, if such shares were held as a capital asset on the date of the merger. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of TAC common stock.

No gain or loss will be recognized by TAC stockholders who either vote for the merger proposal or who vote against the merger proposal but elect not to exercise their conversion rights.

For a description of the material federal income tax consequences of the merger, please see the information set forth in “The Merger Proposal—Material Federal Income Tax Consequences of the Merger.”

Q.	Who can help answer my questions?

A.	If you have questions about the merger or the other proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, Connecticut 06830

ATTN: Jonathan H. Cohen

Tel: (203) 983-5276

You may also obtain additional information about TAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

Annex A – Agreement and Plan of Merger, as amended

Annex B – Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Annex C – 2006 Long Term Incentive Plan

Annex D – Escrow Agreement

Annex E – Employment Agreement

Annex F – Fairness Opinion of Capitalink, L.C.

Annex G – Registration Rights Agreement

Annex H – Lock-Up Agreement

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the merger, you should read this entire document carefully, including the merger agreement, attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully. It is the legal document that governs the merger and the other transactions contemplated by the merger agreement. It is also described in detail elsewhere in this proxy statement. Unless the context requires otherwise, the terms “we,” “us” and “our” refer to TAC Acquisition Corp.

The Parties

TAC

TAC is a blank check company organized as a corporation under the laws of the State of Delaware on March 3, 2005. It was formed to effect a business combination with one or more operating businesses in the technology-related sector. On July 1, 2005, it consummated an IPO of its equity securities from which it received net proceeds of approximately $122.1 million, including the proceeds from the exercise of the over-allotment option by the underwriters. Approximately $121.2 million of the net proceeds of the IPO were placed in a trust account.

The total amount of consideration to be paid in the merger is approximately $100.0 million consisting of stock, cash and the repayment of debt and certain obligations. The funds held in trust, with the interest earned thereon, will be released to TAC upon consummation of the merger, and used to pay the cash portion of the merger consideration to R. John Chapel, the sole stockholder of AVIEL, whom we refer to as Mr. Chapel, to repay liabilities of AVIEL and TAC in the amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders), to make payments owed to TAC stockholders who exercise conversion rights, and to pay for approximately $1.75 million of transaction expenses payable at closing, with the balance being used for working capital for the combined company after the merger.

If TAC does not complete the proposed business combination transaction by January 1, 2007, it will dissolve and promptly distribute to its public stockholders the amount in its trust account plus remaining net assets after payment of its liabilities from non-trust account funds.

The TAC common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbols TACA for the common stock, TACAW for the warrants and TACAU for the units.

The mailing address of TAC’s principal executive office is TAC Acquisition Corp., 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, and its telephone number is (203) 983-5276.

AVIEL

AVIEL currently serves as the holding company for OPTIMUS Corporation (OPTIMUS) which, in turn, holds all of the outstanding capital stock of Performance Management Consulting, Inc. (PMC). AVIEL was formed in January 2006 and became the holding company of OPTIMUS as a result of a corporate restructuring that occurred in March 2006. OPTIMUS acquired all of the outstanding capital stock of PMC in September 2005. AVIEL, OPTIMUS and PMC are each Virginia corporations.

AVIEL is a full-service provider of information technology and management consulting services to the federal government. Revenue generated from contracts performed for services to federal government agencies represents substantially all of AVIEL’s total revenue. AVIEL’s two largest customers are the Department of Homeland Security (DHS) and the Federal Aviation Administration (FAA). For the nine months ended

September 30, 2006 and the year ended December 31, 2005 on a pro forma basis (assuming the acquisition of Performance Management Consulting, Inc. had taken place on January 1, 2005), DHS and FAA, including all of the component organizations within DHS and FAA, collectively accounted for approximately 84.8% and 81.1% of AVIEL’s total revenue. Almost all of AVIEL’s revenue came from contracts where AVIEL was the prime contractor. During the fiscal years ended December 31, 2005 and 2004, AVIEL’s pro forma revenue (including PMC’s revenue for all applicable prior periods) grew by 35.9% and 85.4%, respectively.

In this proxy statement, unless the context indicates otherwise, “AVIEL” refers to AVIEL Systems, Inc. and its subsidiaries, OPTIMUS and PMC.

The Merger

The merger agreement provides for a business combination transaction by means of a merger of AVIEL with and into TAC in which TAC will be the surviving entity. This will be accomplished through an exchange of all the issued and outstanding shares of capital stock of AVIEL for cash and shares of common stock of TAC plus the repayment of debt and certain obligations for total consideration of approximately $100.0 million. Of the merger consideration to be paid to Mr. Chapel, $9.0 million in the form of TAC common stock will be placed in escrow as a potential remedy for TAC’s rights to indemnity subject to the terms set forth in the merger agreement.

TAC and AVIEL plan to complete the merger promptly after the TAC special meeting, provided that:

•	TAC’s stockholders have approved the merger proposal and name change amendment proposal;

•	holders of 20% or more of the shares of common stock issued in TAC’s IPO have not voted against the merger proposal and demanded conversion of their shares into cash; and

•	the other conditions specified in the merger agreement have been satisfied or waived.

TAC’s Recommendations to Stockholders; Reasons for the Merger

After careful consideration of the terms and conditions of the merger agreement, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan, the board of directors of TAC has determined that the merger and the transactions contemplated thereby, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan are fair to and in the best interests of TAC and its stockholders. In reaching its decision with respect to the merger and the transactions contemplated thereby, the board of directors of TAC reviewed various industry and financial data and considered the due diligence and evaluation materials provided by AVIEL in order to determine that the consideration to be paid in connection with the merger was reasonable. Further, the board of directors of TAC has received an opinion from Capitalink, L.C. that, in its opinion, the merger consideration is fair to TAC’s unaffiliated stockholders from a financial point of view. Accordingly, TAC’s board of directors recommends that TAC stockholders vote:

•	FOR the merger proposal;

•	FOR the name change amendment;

•	FOR the certificate of incorporation amendment; and

•	FOR the long-term incentive plan proposal.

The Name Change Amendment

If approved by stockholders, TAC will be named “AVIEL Systems, Inc.” after the merger. The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated.

The Certificate of Incorporation Amendment

The amendments to TAC’s certificate of incorporation are being proposed, upon consummation of the merger, to eliminate certain provisions that are applicable to TAC only prior to its completion of a business combination, to reset the classification of TAC’s board of directors, and to add certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings.

The Proposed 2006 Long-Term Incentive Plan

The 2006 Long-Term Incentive Plan reserves approximately 4.0 million shares of TAC common stock (12.5% of the outstanding TAC common stock upon the closing of the merger) for issuance in accordance with the plan’s terms. The purpose of the plan is to provide the company’s employees, directors and consultants with the opportunity to receive stock-based and other long-term incentive grants in order to attract, retain and motivate key individuals and to align their interests with those of stockholders. The plan is attached as Annex C to this proxy statement. We encourage you to read the plan in its entirety.

Management of TAC and AVIEL

TAC

As a result of the merger, AVIEL will cease to exist. TAC will survive the merger. After the consummation of the merger, the board of directors of TAC will consist of R. John Chapel, Jonathan H. Cohen, Steven P. Novak, Jan D. Eakle, Roger A. Gurner, David C. Karlgaard and Todd A. Stottlemyer. Mr. Chapel is currently a director and officer of AVIEL. Mr. Cohen and Mr. Novak are currently directors and Mr. Cohen is also an officer of TAC.

After the consummation of the merger, the executive officers of TAC will be R. John Chapel, president and chief executive officer, Richard E. Bodson, chief operations officer, Vincent J. Kiernan III, chief financial officer and Jodee McGrath, general counsel, each of whom currently is an executive officer of AVIEL. With the exception of Jonathan H. Cohen and Steven P. Novak who will continue to serve on the board of directors, none of TAC’s current officers and directors will continue in his position after the merger. The respective compensation of Messrs. Cohen and Novak for their continuing board service subsequent to the consummation of the merger will not be determined until after the merger has been completed.

TAC Initial Stockholders

As of November 14, 2006, the stockholders who acquired shares prior to TAC’s IPO, including the directors and officers of TAC (collectively, the “TAC Initial Stockholders”) beneficially owned and were entitled to vote 2,700,000 shares or approximately 10.0% of TAC’s outstanding common stock. In addition, as of November 14, 2006, a non-profit foundation, the American Endowment Foundation, which received 650,000 shares in the form of a gift from each of Jonathan H. Cohen and Saul B. Rosenthal in September 2006, and 1,000,000 shares in the form of a gift from Charles M. Royce in October 2006, owned and was entitled to vote 2,300,000 shares or approximately 8.5% of TAC’s outstanding common stock.

In connection with its IPO, TAC and Wedbush Morgan Securities, Inc., the managing underwriter of the IPO, entered into agreements with each of the TAC Initial Stockholders pursuant to which each TAC Initial Stockholder agreed to vote the shares he acquired prior to the IPO on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. In connection with its receipt of the gifted shares from Messrs. Cohen, Rosenthal, and Royce, the American Endowment Foundation also agreed to be bound by the voting obligations of the TAC Initial Stockholders with respect to the shares each acquired prior to the IPO. As a result, stockholders who own and are entitled to vote 5,000,000 shares, or approximately 18.5% of TAC’s outstanding common stock, have agreed to vote such shares in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. The TAC Initial Stockholders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. The TAC Initial Stockholders have not acquired any additional shares in or following TAC’s IPO.

Merger Consideration

The total consideration to be paid in the merger is approximately $100.0 million. Mr. Chapel, the holder of all of the outstanding shares of common stock of AVIEL immediately before the merger, will receive from TAC $24.0 million in the form of shares of TAC common stock, which would equal approximately 5.2 million shares as of September 30, 2006 assuming no shareholders exercise their conversion rights or approximately 5.5 million shares assuming conversion of 19.99% of the shares outstanding, and $33.6 million in cash. In addition, outstanding liabilities of AVIEL and TAC in the total amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders) together with approximately $1.75 million of transaction expenses payable at closing, will be paid immediately following the closing. The actual number of shares of TAC common stock to be delivered to Mr. Chapel will be determined at closing by calculating the quotient of (a) $24.0 million and (b) the adjusted book value per share of TAC’s common stock as of the closing date. The adjusted book value of TAC’s common stock is equal to the quotient of (a) the amount of cash held in TAC’s trust account at the close of business on the day immediately preceding the closing date inclusive of accrued interest, less the amount of TAC’s outstanding loan to Wachovia Bank and less payments to TAC stockholders who vote against the merger and demand that their shares be converted into cash, and (b) the number of shares of TAC common stock outstanding at the close of business on the day immediately preceding the closing date, reduced by the number of shares of TAC common stock held by TAC stockholders who exercise their conversion rights. This calculation is referred to in this proxy statement as the TAC Stock Consideration calculation.

As a result of the merger and assuming that no TAC stockholder demands that TAC convert its shares to cash, as permitted by TAC’s certificate of incorporation, and assuming there is $123.3 million of cash in the trust account (net of obligations) at closing and 27.0 million shares of TAC common stock outstanding, then upon closing, Mr. Chapel will own approximately 16.3% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 83.7% of the outstanding TAC common stock. Under this scenario and using the adjusted book value per share of TAC’s common stock as of September 30, 2006, the shares of TAC common stock to be owned by Mr. Chapel had an aggregate value of approximately $29.3 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006. Assuming that 19.99% of TAC stockholders demand that TAC convert their shares to cash, then upon closing, Mr. Chapel will own approximately 19.5% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 80.5% of the outstanding TAC common stock. Under this scenario, and using the adjusted book value per share of TAC’s common stock as of September 30, 2006, the shares of TAC common stock to be owned by Mr. Chapel had an aggregate value of approximately $30.7 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006.

Escrow Agreement—Indemnification of TAC

$9.0 million in the form of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value per share of TAC’s common stock) to be received by Mr. Chapel will be placed in escrow until 18 months from the consummation of the merger as a fund for the payment of indemnification claims that may be made by TAC as a result of potential breaches of AVIEL’s and Mr. Chapel’s covenants and representations and warranties in the merger agreement. The escrow agreement is attached as Annex D hereto. We encourage you to read the escrow agreement in its entirety.

The determination to assert a claim for indemnification by TAC against the escrow shares will be made by a committee of TAC’s board of directors consisting initially of Jonathan H. Cohen.

The escrow agreement will not be the sole remedy for the obligations of Mr. Chapel to indemnify and hold harmless TAC for any damages that may arise as a result of or in connection with the breach of covenants or the breach of certain representations and warranties or fraud or willful misconduct. However, in no event will the aggregate liability of Mr. Chapel to TAC exceed the total merger consideration.

Lock-Up Agreement

Mr. Chapel will enter into a lock-up agreement at the closing of the merger that provides that he not sell or otherwise transfer any of the shares of common stock of TAC that he will receive as a result of the merger until twelve months after the consummation of the merger, subject to the following exceptions: (i) in case of death, by way of testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift, whose donee agrees to be bound by the terms of the lock-up agreement or (iii) to a trust for the benefit of Mr. Chapel or his immediate family, where the trustee agrees to be bound by the terms of the lock-up agreement. The lock-up agreement will be entered into to ensure that the shares of TAC common stock received by Mr. Chapel in the merger will not offer the potential to impact upon the market price during the period the restrictions apply. The lock-up agreement is attached to this proxy statement as Annex H hereto.

Registration Rights Agreement

Upon consummation of the merger, TAC and Mr. Chapel shall enter into a registration rights agreement to provide Mr. Chapel with certain “piggy back” and demand rights relating to the registration of the shares of TAC common stock that he will receive as a result of the merger. The form of registration rights agreement is attached as Annex G hereto. We encourage you to read the registration rights agreement in its entirety.

Date, Time and Place of Special Meeting of TAC Stockholders

The special meeting of the stockholders of TAC will be held at     :00 a.m., eastern time, on             , 2006, at                              to consider and vote upon the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of TAC common stock at the close of business on December 1, 2006, which is the record date for the special meeting. You will have one vote for each share of TAC common stock you owned at the close of business on the record date. TAC warrants do not have voting rights. On November 14, 2006, there were 27,000,000 shares of TAC common stock outstanding.

Approval of R. John Chapel

Mr. Chapel, as the sole stockholder and director of AVIEL, has approved the merger and the transactions contemplated thereby by consent action for purposes of the Virginia Stock Corporation Act. Accordingly, no further action by Mr. Chapel is needed to approve the merger.

Quorum and Vote of TAC Stockholders

A quorum of TAC stockholders is necessary to hold a valid meeting. A quorum will be present at the TAC special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•	The approval of the merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of TAC common stock on the record date, and the affirmative vote of a majority of the shares issued in the IPO. The merger will not be consummated if the holders of 20% or more of the common stock issued in TAC’s IPO (4,400,000 shares or more) exercise their conversion rights.

•	The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of TAC common stock on the record date.

•	The approval of the certificate of incorporation amendment will require the affirmative vote of the holders of a majority of the outstanding shares of TAC common stock on the record date.

•	The approval of the long-term incentive plan will require the affirmative vote of the holders of a majority of the shares of TAC common stock represented in person or by proxy and entitled to vote at the meeting.

Abstentions will have the same effect as a vote “AGAINST” the merger proposal, the name change proposal and the proposal to amend the certificate of incorporation. Broker non-votes, while considered present for the purposes of establishing a quorum, will have the effect of votes against the merger proposal and the proposals to amend the certificate of incorporation, but will have no effect on the long-term incentive plan. Please note that you cannot seek conversion of your shares unless you affirmatively vote against the merger.

Relation of Proposals

The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated. The approval of the certificate of incorporation amendment and the long-term incentive plan proposal are not conditions to the consummation of the merger, but if the merger proposal is not approved, the other proposals will not be presented at the meeting for adoption. The long-term incentive plan has been approved by TAC’s board of directors and will take effect upon consummation of the merger, subject to stockholder approval of the plan.

Conversion Rights

Pursuant to TAC’s certificate of incorporation, a holder of shares of TAC’s common stock issued in its IPO may, if the stockholder affirmatively votes against the merger, and at the same time demands that TAC convert such shares into cash. Demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided. Demand may also be made in any other writing that clearly states that conversion is demanded and is delivered so that it is received by TAC at any time up to the special meeting. If properly demanded, TAC will convert each share of common stock into a pro rata portion of the trust account as of the record date, after giving effect to the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes. As of September 30, 2006, this would amount to approximately $5.66 per share of TAC’s common stock. If you exercise your conversion rights, then you will be exchanging your shares of TAC common stock for cash and will no longer own the shares after the merger. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the merger and then tender your stock certificate to TAC. If the merger is not completed, these shares will not be converted into cash. However, if we are unable to complete the merger, we will be forced to liquidate and all public stockholders will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the merger.

The merger will not be consummated if the holders of 20% or more of the common stock issued in TAC’s IPO (4,400,000 shares or more) exercise their conversion rights.

Appraisal Rights

TAC stockholders do not have appraisal rights in connection with the merger under the DGCL.

Proxies

Proxies may be solicited by mail, telephone or in person. TAC has engaged Morrow & Co., Inc. to assist in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Interests of TAC Directors and Officers in the Merger

When you consider the recommendation of TAC’s board of directors in favor of adoption of the merger proposal, you should keep in mind that TAC’s executive officers and members of TAC’s board have interests in the merger transaction that are different from, or in addition to, your interests as a stockholder. These interests include:

•	If the merger is not approved, TAC will be required to liquidate. In such event, the 3,700,000 shares of common stock held by the TAC Initial Stockholders, including the officers and directors of TAC, that were acquired prior to the IPO will be worthless because the TAC’s Initial Stockholders are not entitled to receive any liquidation proceeds. Such shares had an aggregate value of approximately $20.7 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006.

•	TAC had accrued and unpaid liabilities of approximately $2.7 million as of September 30, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $778,000 of accrued and unpaid federal and state taxes. If TAC is forced to liquidate, Jonathan H. Cohen, the chairman of our the board of directors and our chief executive officer, and Saul B. Rosenthal, our president, will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of vendors or target businesses. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006. The foregoing obligations of Messrs. Cohen and Rosenthal are set forth in letter agreements entered into by and between TAC and each of Messrs. Cohen and Rosenthal at the time of TAC’s IPO. In the event of TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations.

•

In connection with the merger, TAC will assume the warrant to purchase shares of AVIEL common stock currently held by TICC, and the $14.5 million loan made by TICC to AVIEL will be repaid in accordance with its terms relating to a change in control of AVIEL. TICC has an independent board of directors but is managed by an investment advisor owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders and chairman of the board of directors of TICC. Messrs. Cohen, Rosenthal and Royce, as well as Steven Novak, who serves on the board of directors of both TICC and TAC, also each own less than 1% of TICC’s outstanding common stock. In accordance with the terms of the warrant relating to a merger or change of control, TICC shall have the right to acquire upon exercise of the warrant $1.0 million in the form of shares of TAC common stock (as determined in the same manner as the TAC Stock Consideration calculation using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50. In the event the merger is not consummated, the loan made by TICC to AVIEL would not be due for repayment until September 23, 2010.

•	TICC’s investment adviser, which is owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders, receives an investment advisory fee consisting of two components, a base management fee and an incentive fee, based upon the performance of TICC’s investments, including its investments in AVIEL. The base management fee is calculated at an annual rate of 2.0% of TICC’s gross assets. The incentive fee consists of an investment income and a capital gains component. The investment income component of the incentive fee entitles TICC’s investment adviser to 20.0% of pre-incentive fee net investment income earned by TICC, after satisfaction of an applicable hurdle rate. Assuming that the applicable hurdle rate is met, TICC’s investment adviser would be entitled to 20% of the interest income earned on TICC’s debt investment in AVIEL, or approximately $425,000 on an annual basis. The capital gains portion of the incentive fee entitles TICC’s investment adviser to 20% of TICC’s realized capital gains, less realized capital losses and unrealized capital depreciation. Assuming no offsetting realized capital losses or unrealized capital depreciation, TICC’s investment adviser would be entitled to 20% of the gain realized by TICC on its investment in AVIEL’s warrant upon consummation of the proposed merger with TAC, or approximately $521,000. For more details regarding the calculation of TICC’s investment advisory fee, see “Certain Relationships and Related Party Transactions.”

•	Messrs. Cohen and Novak are expected to remain on TAC’s board of directors subsequent to the consummation of the merger with AVIEL, and their respective compensation for such board service will not be determined until the merger has been completed.

•	The officers and directors of TAC who purchased stock prior to TAC’s initial public offering will not receive any portion of the liquidation proceeds if TAC fails to consummate the proposed business combination by January 1, 2007 and is forced to liquidate.
•	TAC estimates that as of September 30, 2006, it has accrued an aggregate of approximately $1.06 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of TAC’s dissolution.

Risk Factors

In casting your vote with respect to the merger proposal and the related proposals, you should take into account not only the risks associated with the proposed merger between TAC and AVIEL, but also the special risks associated with the current operations of AVIEL. For example, AVIEL relies heavily upon U.S. government contracts for almost all of its revenue. In addition, the Department of Transportation has initiated an investigation into contracting practices of AVIEL. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20.

Merger Agreement

•	The parties to the merger agreement are TAC Acquisition Corp., AVIEL Systems, Inc., and R. John Chapel. See the section entitled “The Merger Proposal.”

•	AVIEL Systems, Inc. is a Virginia corporation that provides information technology and management consulting services to the U.S. federal government. Its principal offices are located in McLean, Virginia with other locations in the District of Columbia and Silver Spring, Maryland. See the section entitled “Business of AVIEL.”

•	On closing of the merger, AVIEL will merge into TAC, and TAC will be the surviving company. See the section entitled “The Merger Proposal – General Description of the Merger.”

•	The total consideration to be paid in the merger is approximately $100.0 million. In return for all of his stock in AVIEL, Mr. Chapel, the sole stockholder of AVIEL, will receive from TAC $24.0 million in the form of shares of TAC common stock and cash equal to $33.6 million. The actual number of shares of TAC common stock to be delivered to Mr. Chapel will be determined at closing by the TAC Stock Consideration calculation. In addition, outstanding liabilities of AVIEL and TAC in the total amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders), together with approximately $1.75 million of transaction expenses payable at closing, will be paid immediately following the closing.

•	The merger agreement provides that outstanding debt of AVIEL held by TICC in the amount of approximately $14.5 million will be repaid and the warrant held by TICC to purchase 50 shares of AVIEL common stock will be assumed by TAC, and, in accordance with the terms of the warrant, TICC shall have the right to acquire and receive, at such time as the warrant is exercised $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value per share of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50. See the section entitled “The Merger Agreement—Merger Consideration.”

•	As a result of the merger and assuming that no TAC stockholder demands that TAC convert its shares to cash, as permitted by TAC’s certificate of incorporation, and assuming there is $123.3 million of cash in the trust account at closing (net of obligations) and 27,000,000 shares of TAC common stock outstanding, Mr. Chapel will own approximately 16.3% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 83.7% of the outstanding TAC common stock. Assuming that 19.99% of TAC stockholders demand that TAC convert their shares to cash, then Mr. Chapel will own approximately 19.5% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 80.5% of the outstanding TAC common stock. See the section entitled “The Merger Agreement—Merger Consideration.”

•	The merger agreement provides that none of the earnings generated by AVIEL and its subsidiaries since December 31, 2005 shall be distributed to Mr. Chapel except for permitted distributions of (i) a negotiated amount of $880,000 to Mr. Chapel at or prior to the Closing, and (ii) for the sole purpose of (a) paying the recipients’ (including Mr. Chapel) taxes arising from the earnings of AVIEL, OPTIMUS and PMC as a result of such recipients’ status as a present or former stockholder of AVIEL and/or OPTIMUS to the extent such tax liability shall have been incurred by the respective recipient as a result of the S corporation status of any of the foregoing corporations and (b) compensating former stockholders of OPTIMUS for having to pay their 2006 tax liability sooner than they would have otherwise paid such liability had OPTIMUS not converted in 2005 from the cash to the accrual method of accounting.

•

$9.0 million in the form of the TAC shares (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value per share of TAC’s common stock) to be received by Mr. Chapel will be placed in escrow until 18 months from the consummation of the merger as a fund for the payment of indemnification claims that may be made by

TAC as a result of potential breaches of AVIEL’s and Mr. Chapel’s covenants and representations and warranties in the merger agreement. See the section entitled “The Merger Agreement—Escrow Agreement.”

•	Mr. Chapel, the sole stockholder of AVIEL, has agreed not to sell any of the shares of TAC common stock received in the merger for twelve months following the completion of the merger. TAC has agreed to register his shares with the SEC on request in certain circumstances. See the sections entitled “The Merger Agreement—Lock-Up Agreement” and “The Merger Agreement—Registration Rights Agreement.”

Quotation or Listing

TAC’s outstanding common stock, warrants and units are quoted on the OTCBB. After the merger, AVIEL intends to seek listing for the TAC common stock on the Nasdaq Global Market but can offer no assurances that such listing will be obtained. In order to be listed on Nasdaq, AVIEL will have to meet certain quantitative and qualitative listing standards established by Nasdaq.

Generally, Nasdaq requires that a company applying for listing on the Nasdaq Global Market have stockholders’ equity of not less than $15.0 million or a market value of listed securities of $8.0 million or net income from continuing operations of not less than $1.0 million, at least 1.1 million publicly held shares, and a minimum bid price of $5.00 with over 400 round lot stockholders. There is no assurance that our application for listing our common stock on the Nasdaq Global Market will be approved, and such listing is not a condition to the consummation of the merger.

In the event TAC’s common stock is listed on Nasdaq after the merger, the symbol will change to ones determined by the board of directors of TAC and Nasdaq that are reasonably representative of the corporate name or business of AVIEL. If the listing on Nasdaq is not approved, it is expected that the TAC common stock will continue to be quoted on the OTCBB. After the merger, the outstanding units and warrants of TAC will continue to trade on the OTCBB.

Operations of TAC Subsequent to IPO

Since the completion of the IPO through September 30, 2006, TAC has paid or incurred an aggregate of approximately $3.6 million in expenditures, which have been or will be paid out of the proceeds of our initial public offering not held in trust and our bank borrowings. An itemized list of such expenditures is as follows:

•	$150,000 for repayment of the note payable to TAC’s initial stockholder, Mr. Royce, which loan was repaid in full, without interest, and cancelled;

•	$165,000 in premiums associated with TAC’s directors and officers liability insurance;

•	approximately $1.6 million for payment of federal and state taxes;

•	approximately $76,000 for expenses relating to TAC’s due diligence and investigation of prospective target businesses;

•	approximately $176,000 to Capitalink, L.C. for preparation of a fairness opinion;

•	approximately $1.3 million in legal and accounting fees relating to TAC’s SEC reporting obligations and its investigation of and negotiations with prospective target businesses; and

•	approximately $133,000 for miscellaneous expenses.

TAC’s actual expenditures subsequent to completion of its IPO exceeded its estimated expenditures by approximately $2.5 million as a result of (i) the payment of federal and state taxes in the amount of approximately $1.6 million and (ii) legal and accounting fees associated with TAC’s SEC reporting obligations and its investigation of and negotiations with prospective target businesses, which exceeded estimates by approximately $994,000. The increase in legal and accounting fees was primarily attributable to the extensive investigation of and negotiations with several prospective target businesses with which TAC ultimately opted not to pursue a business combination.

As of September 30, 2006, approximately $125.9 million was held in trust and TAC had approximately $59,000 of unrestricted cash remaining and available to it for its activities in connection with the completion of a business combination with AVIEL, and for general corporate matters.

On November 8, 2005, TAC executed a promissory note establishing a $1 million unsecured revolving credit facility with Wachovia in order to ensure that the Company had sufficient funds to pay taxes on interest income earned on funds held in the trust account and to allow TAC to operate through January 1, 2007, assuming that a business combination is not consummated during such time. As of May 15, 2006, TAC had fully drawn down the $1 million facility. On June 23, 2006, TAC executed an amended and restated promissory note with Wachovia Bank, N.A., which increased the amount available under the unsecured revolving credit facility to $2 million. As of September 30, 2006, TAC has drawn down approximately $1.3 million under the unsecured revolving credit facility.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or for claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

Consequences if the Merger is Not Consummated

TAC must liquidate if it does not consummate its proposed merger with AVIEL in the manner contemplated herein by January 1, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, less the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes, will be distributed pro rata to the holders of TAC’s common stock acquired in TAC’s IPO. Holders of TAC common stock acquired prior to the IPO, including all of TAC’s officers and directors, have waived any right to any liquidation distribution with respect to those shares. The TAC warrants currently outstanding will expire and become worthless if TAC is required to liquidate.

We anticipate that, promptly following January 1, 2007, assuming that we are unable to complete the proposed business combination prior to such date, our board would adopt a specific plan of dissolution and liquidation pursuant to the Delaware General Corporation Law. Pursuant to the terms of our certificate of incorporation, only holders of shares issued in our IPO will be entitled to receive liquidation distributions. Shares issued to TAC’s initial stockholders prior to the IPO will not be entitled to receive any liquidation distributions.

The plan of dissolution would be submitted to stockholders for approval. The submission of the plan for approval by the stockholders would require the filing of a proxy statement with the SEC which could be subject to review by the SEC. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to three to six months or possibly even longer.

We will not liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in our trust account and any remaining net assets as part of our plan of dissolution and liquidation. For example, stockholders may fail to approve our initial plan of dissolution and liquidation, which may require us to seek stockholder approval of a revised plan of dissolution and liquidation. In the event we are unable to consummate our proposed merger with AVIEL by January 1, 2007, our ongoing operations thereafter would be limited in accordance with our certificate of incorporation to activities relating to obtaining shareholder approval of and implementing a plan of dissolution and liquidation. See the section entitled “Other Information Related to TAC—Effecting a Business Combination—Liquidation if

No Business Combination” for further information about the dissolution and liquidation of TAC in the event that the merger is not approved.

The placement of funds in the trust account will not protect those funds from third party claims, however. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon its dissolution, TAC will be required to pay or make reasonable provisions to pay all of its claims and obligations, including all contingent, conditional, or unmatured claims. These amounts must be paid or provided for before TAC can make any distributions to its stockholders. TAC had accrued and unpaid liabilities of approximately $2.7 million as of September 30, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $778,000 of accrued and unpaid federal and state taxes.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal or state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

The foregoing obligations of Messrs. Cohen and Rosenthal are set forth in letter agreements entered into by and between TAC and each of Messrs. Cohen and Rosenthal at the time of TAC’s IPO. In the event of TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations.

As of September 30, 2006, TAC had approximately $126.3 million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less the amount outstanding under TAC’s unsecured credit facility which was used for the purpose of paying federal and state taxes and approximately $778,000 of accrued and unpaid federal and state taxes as of such date, would have been distributed to the holders of the shares of common stock purchased in TAC’s initial public offering. Thus, TAC estimates that the total amount available for distribution would have been $124.7 million or approximately $5.66 per share.

Separately, TAC estimates that dissolution would result in approximately $100,000 of costs and expenses, which ultimately will be borne by Messrs. Cohen and Rosenthal, assuming that all such costs are comprised of vendor claims. That amount, coupled with the approximately $1.06 million of liabilities which would currently be indemnified by Messrs. Cohen and Rosenthal, would result in an aggregate of approximately $1.16 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of such a dissolution. In the event that Messrs. Cohen and Rosenthal are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which Messrs. Cohen and Rosenthal have no indemnification obligation, the amount ultimately distributed to shareholders may be reduced even further. However, TAC currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities.

Tax Consequences of the Merger

TAC believes that, for federal income tax purposes:

•	A stockholder of TAC who exercises conversion rights and effects a termination of the stockholder’s interest in TAC will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of TAC for cash, if such shares were held as a capital asset on the date of the merger. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of TAC common stock; and

•	No gain or loss will be recognized by TAC stockholders who either vote for the merger proposal or vote against the merger proposal but elect not to exercise their conversion rights.

For a description of the material federal income tax consequences of the merger, please see the information set forth in “The Merger Proposal—Material Federal Income Tax Consequences of the Merger.”

Accounting Treatment

The merger will be accounted for using the purchase method of accounting with TAC treated as the acquiror. Under this method of accounting, AVIEL’s assets and liabilities will be recorded by TAC at their respective fair value as of the closing date of the merger (including any identifiable intangible assets). Any excess of purchase price over the net fair values of AVIEL’s assets and liabilities will be recorded as goodwill. The financial statements of TAC after the merger will reflect these values but will not be restated retroactively to reflect the historical financial position or results of operations of AVIEL prior to the merger. The results of operations of AVIEL will be included in the results of operations of TAC beginning on the effective date of the merger.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are subject to certain federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act and filings with the State of Delaware and the Commonwealth of Virginia necessary to effectuate the transactions contemplated by the merger agreement. On July 14, 2006, we filed an application with the Federal Trade Commission pursuant to the requirements of the HSR Act. On July 24, 2006, we received notice of the early termination of the HSR waiting period from the Federal Trade Commission.

Market Price for TAC Securities

TAC consummated its IPO on July 1, 2005. In the IPO, TAC sold 22,000,000 units, which include all of the 2,000,000 units that were subject to the underwriters’ over allotment option. Each unit consists of one share of TAC’s common stock and two redeemable common stock purchase warrants, each to purchase one share of TAC’s common stock at an exercise price of $5.00 exercisable upon the closing of the merger. TAC common stock, warrants and units are quoted on the OTCBB under the symbols TACA, TACAW and TACAU, respectively. TAC’s units commenced public trading on June 28, 2005, and its common stock and warrants commenced separate public trading on September 1, 2005. The closing price for each share of common stock, warrant and unit of TAC on June 9, 2006, the last trading day before announcement of the execution of the merger agreement, as amended, was $5.60, $0.45 and $6.51, respectively.

Holders

As of November 14, 2006, there were 3 holders of record of the units, 15 holders of record of the common stock and 5 holders of record of the warrants.

Dividends

TAC has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations, and accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of any dividends subsequent to the merger will be within the discretion of the then board of directors and will be contingent upon revenues and earnings, if any, capital requirements and general financial condition of the company.

TAC’S SELECTED SUMMARY HISTORICAL FINANCIAL DATA

We are providing the following selected financial information to assist in your analysis of the financial aspects of the acquisition. The TAC historical financial data as of December 31, 2005 and for the period from March 3, 2005 (date of inception) through December 31, 2005 are taken from the TAC financial statements audited by Eisner LLP, independent registered public accountants, included elsewhere in this proxy statement, and from the unaudited financial statements as of and for the nine-month period ended September 30, 2006.

The selected financial information of TAC is only a summary and should be read in conjunction with its historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of TAC, AVIEL or the combined company resulting from the acquisition.

	Nine months ended September 30, 2006	Period from March 3, 2005 (inception) through December 31, 2005
Income statement data
Loss from operations	$(1,298,527)	$(477,215)
Other income – interest	3,458,287	1,680,501

Income before provision for income taxes	2,159,760	1,203,286
Provision for income taxes	(755,916)	(458,000)

Net Income	$1,403,844	$745,286

Weighted average number of common shares outstanding – basic	27,000,000	18,039,474

Net income per share – basic	$0.05	$0.04

Weighted average number of common shares outstanding – diluted	30,894,530	19,926,448

Net income per share – diluted	$0.05	$0.04

	September 30, 2006	December 31, 2005
Balance sheet data
Cash and cash equivalents	$58,561	$163,023
Investments held in trust account	125,891,091	122,529,424
Total assets	126,898,377	123,279,778
Total liabilities	2,682,541	467,786
Common stock, subject to redemption	24,873,483	24,428,927
Total stockholders’ equity	99,342,353	98,383,065
Total liabilities and stockholders’ equity	$126,898,377	$123,279,778

AVIEL’S CONSOLIDATED SELECTED SUMMARY HISTORICAL AND

OPTIMUS HISTORICAL CONSOLIDATED FINANCIAL DATA

AVIEL is providing the following selected historical and pro forma financial data to assist you in your analysis of the financial aspects of the merger. OPTIMUS’ balance sheet and statement of operations data for 2005 are taken from OPTIMUS’ December 31, 2005 consolidated financial statements which were audited by McGladrey & Pullen, LLP, independent registered public accountants. The historical unaudited financial statements as of and for the nine-month period ended September 30, 2006 and 2005 are taken from the unaudited financial statements of AVIEL included elsewhere in the proxy statement. The OPTIMUS 2005 audited financial statements are included elsewhere in this proxy statement. OPTIMUS’ balance sheet and statement of operations data for 2004, 2003, 2002 and 2001 are taken from OPTIMUS’ December 31, 2004, 2003, 2002 and 2001 financial statements all of which were audited by Cherry, Bekaert & Holland, LLP, independent registered public accountants. PMC’s financial statements for the period from January 1 to September 22, 2005 were audited by McGladrey & Pullen, LLP, independent registered accountants, and are included elsewhere in this proxy statement. PMC’s financial statements for the years ended December 31, 2004 and 2003 were audited by Cherry, Bekaert & Holland, LLP, and are included elsewhere in this proxy statement.

The selected financial information of AVIEL and OPTIMUS and the pro forma information of AVIEL are only summaries and should be read in conjunction with each company’s audited financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included in this proxy statement may not be indicative of the future performance of AVIEL, its subsidiaries or the combined company resulting from the merger.

AVIEL Systems, Inc.

Nine months ended September 30, ($ in Thousands, except for share and per share data)
2006
Unaudited
Consolidated Statement of Operations:
Contract revenue	$61,153
Direct costs	40,332
Indirect expenses	14,581

Operating income	6,240
Interest income and other income	314
Interest expense	3,274
Change in fair value of warrant	1,567

Income before state income taxes	1,713
Provision for state income taxes	220

Net income	$1,493

Weighted average number of common shares outstanding—basic (1)	1,200

Net income per share—basic (1)	$1,244

Weighted average number of common shares outstanding—diluted (1)	1,250

Net income per share—diluted (1)	$1,194

Other Financial and Operating Data:
Cash dividends	$3,077
Cash dividends per share (1)	2,564
Cash flows from (used in) operating activities	10,362
Cash flows from (used in) investing activities	977
Cash flows from (used in) financing activities	(18,701)
Capital expenditures	60
Depreciation and amortization	240
Amortization of intangibles	1,241

Nine months ended September 30, ($ in Thousands)
2006
Unaudited
Balance Sheet Data:
Cash and cash Equivalents	$—
Working Capital	(4,325)
Total Assets	40,594
Long term debt, including current portion	38,191
Total Stockholders’ equity (deficit)	(10,808)

(1)	In 2006, all of the outstanding shares of OPTIMUS were exchanged for 1,200 shares of AVIEL representing all of the AVIEL common stock issued and outstanding. All references to share information have been adjusted to give effect to this stock exchange.

OPTIMUS

	Year Ended December 31 ($ in Thousands, except for share and per share data)					Nine Months Ended September 30, ($ in Thousands, except for share and per share data)
	2005 (1)	2004	2003	2002	2001	2005 (4)
						Unaudited
Consolidated Statement of Operations:
Contract revenue	$47,811	$35,353	$19,405	$15,481	$11,463	$25,797
Direct costs	34,065	26,442	12,884	9,569	7,369	18,958
Indirect expenses	11,276	8,182	6,263	4,949	3,583	6,447

Operating income	2,470	729	258	963	511	392
Interest income and other income	92	—	—	—	—	42
Interest expense	669	76	15	14	48	124

Income before state income taxes	1,893	653	243	949	463	310
Provision for state income taxes	215	—	—	—	—	—

Net Income	$1,678	$653	$243	$949	$463	$310

Weighted average number of common shares outstanding—basic (3)	2,708	2,242	2,250	2,193	2,136	2,494

Net income per share—basic (3)	$620	$291	$108	$433	$217	$124

Weighted average number of common shares outstanding—diluted (3)	2,758	2,242	2,250	2,193	2,136	2,494

Net income per share—diluted (3)	$608	$291	$108	$433	$217	$124

Other Financial and Operating Data:
Cash dividends	$157	$—	$—	$227	$474	$—
Cash dividends per share (3)	58	—	—	103	222	—
Cash flows from (used in) operating activities	(5,441)	892	245	(132)	149	4,121
Cash flows from (used in) investing activities	(18,749)	(255)	(288)	(225)	(206)	(19,784)
Cash flows from (used in) financing activities	31,387	(612)	117	237	130	15,973
Capital expenditures	297	179	171	191	206	73
Depreciation and amortization	323	266	269	181	182	223
Amortization of intangibles	483	—	—	—	—	—

	Year Ended December 31, ($ in Thousands)					Nine Months Ended September 30, ($ in Thousands)
	2005 (2)	2004	2003	2002	2001	2005 (5)
						Unaudited
Balance Sheet Data:
Cash and Cash Equivalents	$7,362	$164	$139	$65	$185	$1,157
Working Capital	4,795	1,315	962	928	413	2,759
Total Assets	55,020	12,044	7,707	5,036	3,457	38,711
Long term debt, including current portion	38,225	1,615	2,063	1,940	1,024	21,011
Total Stockholders’ equity (deficit)	4,238	2,398	1,910	1,668	821	3,565

(1)	Includes PMC’s results of operations for the period September 23, 2005 through December 31, 2005.
(2)	Includes balance sheet data for OPTIMUS and PMC consolidated as of December 31, 2005.
(3)	All references to share information have been adjusted to give effect to the exchange of OPTIMUS stock for AVIEL stock in 2006 and the 100 for 1 stock split in 2004.
(4)	Includes PMC’s results of operations for the period September 23, 2005 through September 30, 2005.
(5)	Includes balance sheet data for OPTIMUS and PMC consolidated as of September 30, 2005.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The merger will be accounted for under the purchase method of accounting. For a more detailed description of purchase accounting, see “The Merger Proposal—Anticipated Accounting Treatment.”

The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined balance sheet and related notes thereto included elsewhere in this proxy statement.

The following unaudited pro forma condensed combined statement of operations combines (i) the historical balance sheets of TAC and AVIEL as of September 30, 2006 giving pro forma effect to the merger of TAC and AVIEL as if it had occurred on September 30, 2006, (ii) the historical statements of operations of TAC and AVIEL for the nine months ended September 30, 2006 giving pro forma effect to the merger of TAC and AVIEL as if it had occurred in the beginning of the period, and (iii) the historical operations of TAC and pro forma results of operations of OPTIMUS and PMC for the year ended December 31, 2005 as if (a) the acquisition of PMC by OPTIMUS; (b) the OPTIMUS stock redemption; and (c) the TAC merger had occurred at the beginning of that period.

The unaudited pro forma condensed combined statement of operations does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or results of operations for any future date or period. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition.

AVIEL Systems, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Assuming No Conversions(1)		Assuming Maximum Conversions(2)
	Year Ended December 31, 2005	Nine months ended September 30, 2006	Year Ended December 31, 2005	Nine months ended September 30, 2006
Contract revenues	$76,481,023	$61,153,343	$76,481,023	$61,153,343
Direct costs	52,492,964	40,332,642	52,492,964	40,332,642

Gross profit	23,988,059	20,820,701	23,988,059	20,820,701
Indirect expenses	23,456,706	17,490,116	23,514,467	17,533,438

Income from operations	531,353	3,330,585	473,592	3,287,263
Interest expense	—	(510,000)	—	(510,000)
Change in fair value of warrant	—	(440,199)	—	(497,961)
Interest income and other income	676,241	1,537,245	335,602	836,248

Income before income taxes	1,207,594	3,917,631	809,193	3,115,550
Provision for income taxes	211,459	1,363,368	52,099	1,042,536

Net income	$996,135	$2,554,262	$757,095	$2,073,014

Shares outstanding	32,239,200	32,239,200	28,092,084	28,092,084
Earnings per share	$0.03	$0.08	$0.03	$0.07

(1)	Assumes that no TAC shareholder seeks conversion of TAC stock into a pro rata share of the trust account.
(2)	Assumes that 4,397,800 shares of TAC common stock were converted into a pro rata share of the trust account.

AVIEL Systems, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Unaudited At September 30, 2006
	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
Assets
Current Assets
Cash and cash equivalents	$49,379,162	$24,505,679
Accounts receivable	12,077,430	12,077,430
Unbilled receivables	9,429,564	9,429,564
Other current assets	1,128,158	1,128,158

Total current assets	72,014,314	47,140,831
Property and equipment, net	500,265	500,265
Goodwill	79,474,035	80,744,794
Other intangible assets, net	18,763,303	19,052,112
Other assets	508,497	508,497

Total assets	$171,260,414	$147,946,498

Liabilities
Current Liabilities
Accounts payable	$3,795,480	$3,795,480
Accrued expenses	7,248,296	7,248,296
Deferred tax liability, current portion	884,165	907,270

Total current liabilities	11,927,941	11,951,046
Warrant liability	2,607,199	2,664,961
Deferred tax liability	3,536,659	3,629,078

Total liabilities	18,071,799	18,245,085

Stockholders’ equity	153,188,614	129,701,414

Total liabilities and stockholders’ equity	$171,260,414	$147,946,498

(1)	Assumes that no TAC shareholder seeks conversion of TAC stock into a pro rata share of the trust account.
(2)	Assumes that 4,397,800 shares of TAC common stock were converted into a pro rata share of the trust account.

TAC AND AVIEL SYSTEMS PER SHARE DATA

The following table sets forth the selected historical per share data of TAC and AVIEL that have been derived from, and should be read in conjunction with, the financial statements and related notes included elsewhere in this proxy statement.

	September 30, 2006	December 31, 2005
TAC Acquisition Corp(1)
Book Value per Share — Basic	$4.37	$4.35
Book Value per Share — Diluted	3.84	3.82
Cash Dividends per Share	—	—
Net Income per Share — Basic	0.02	0.04
Net Income per Share — Diluted	0.02	0.04

AVIEL(2)
Book Value per Share — Basic	$(9,007)	n/a
Book Value per Share — Diluted	(8,647)	n/a
Cash Dividends per Share	2,564	n/a
Net Income per Share — Basic	1,244	n/a
Net Income per Share — Diluted	1,194	n/a

OPTIMUS(2)
Book Value per Share — Basic	n/a	$1,279
Book Value per Share — Diluted	n/a	1,260
Cash Dividends per Share	n/a	58
Net Income per Share — Basic	n/a	620
Net Income per Share — Diluted	n/a	608

(1)	Book value per share information is net of the effect of 4,397,800 shares of TAC common stock subject to redemption.
(2)	All references to share information have been adjusted to give effect to the exchange of OPTIMUS stock for AVIEL stock in 2006.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal. Unless the context indicates otherwise, the term “AVIEL” refers to both AVIEL Systems, Inc. and its subsidiaries, and the terms “we, “us” and “our” refer to TAC Acquisition Corp.

Risks Related to the Merger

Our working capital will be reduced if our stockholders exercise their right to convert their stock into a pro rata share of the trust account. This would reduce our cash reserve after the merger.

Pursuant to our Amended and Restated Certificate of Incorporation, holders of shares issued in our initial public offering in June 2005 may vote against the merger and demand that we convert their shares, as of the record date, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Pursuant to the Agreement and Plan of Merger, we will not consummate the merger if public stockholders owning 20.0% or more shares of common stock issued in our IPO exercise these conversion rights. To the extent the merger is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger. As of September 30, 2006, assuming the merger is approved by holders of a majority of our common stock and holders of less than 20% of our shares of common stock exercise their conversion rights, the maximum amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $5.66, or approximately 20% of the funds then held in the trust account. Any payment upon exercise of conversion rights will reduce our cash after the merger, which may limit our ability to implement our business plan.

If the merger is not approved by our stockholders, we will not be able to consummate an alternate business combination with AVIEL within the time frame required by our charter, and we would be forced to liquidate.

Pursuant to our Amended and Restated Certificate of Incorporation, we must complete a business combination by January 1, 2007 since a definitive agreement was executed with AVIEL prior to July 1, 2006. If the merger is not approved by holders of a majority of our public stockholders at the special meeting, or public stockholders owning 20% or more of our shares exercise their conversion rights, we will not consummate the merger and will not be able to complete an alternate business combination within the required time frame. If we fail to consummate a business combination within the time frame stated in our Amended and Restated Certificate of Incorporation, we will be forced to liquidate our assets. The per-share liquidation price will be less than the $6.00 you originally paid for our units in the IPO because of the expenses related to the IPO, general and administrative costs, the costs incurred in connection with the business combination activities and third party claims, if any.

Stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

If we do not complete the proposed business combination by January 1, 2007, we will dissolve and distribute to our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets, less the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the company is dissolved and the trust account is paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

Sections 280 and Section 281(b) of the Delaware General Corporation Law set forth two procedures that a dissolved corporation may follow when winding up its affairs. We cannot predict at this time which procedure we would comply with in the event of liquidation. If we elect to comply with Section 280 of the Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or a successor entity to us, may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a creditor who receives actual notice of our dissolution, as required by Section 280, would be barred from receiving payment if the claimant failed to present the claim within the required timeframes. Specifically, if we comply with certain procedures intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us and a 90-day period during which we may reject any claims brought, any liability of stockholders with respect to a liquidation distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against us. Our stockholders could therefore potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate, and distribute our assets to our public stockholders.

We will promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination with AVIEL by January 1, 2007. However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to three to six months or possibly even longer.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders’ meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering, and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution.

Our current directors and executive officers have interests in the merger that are different from yours because if the merger is not approved, the securities held by them will become worthless, and our CEO and President will be personally liable to pay some of our debt.

In considering the recommendation of our board of directors to vote for the proposal to approve the merger and adopt the merger agreement, you should be aware that members of our board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of our stockholders generally. Our executives and directors are not entitled to receive any of the net proceeds of our IPO that may be distributed upon our liquidation. Jonathan H. Cohen, our chief executive officer and Saul B. Rosenthal, our president, each hold 1,206,000 shares of our common stock. Messrs. Cohen and Rosenthal paid $0.0002 per share for each of their 1,206,000 shares and as of November 14, 2006, they are worth approximately $13.5 million in the aggregate. If the merger is not approved and we are forced to liquidate, all the shares and warrants owned by our officers and directors will be worthless. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of the merger are appropriate and in our stockholders’ best interest.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of vendors and prospective target business. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

The foregoing obligations of Messrs. Cohen and Rosenthal are set forth in letter agreements entered into by and between TAC and each of Messrs. Cohen and Rosenthal at the time of TAC’s IPO. In the event of TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations. See “The Merger Proposal – Interests of TAC Directors and Officers in the Merger” and “Other Information Related to TAC – Liquidation if No Business Combination.”

Potential conflicts of interest may exist because TICC has an investment in AVIEL and some of our executive officers and directors are also executive officers or directors of TICC.

Jonathan H. Cohen, our chief executive officer, Saul B. Rosenthal, our president, and Steven P. Novak, one of our directors, each serve in similar capacities for TICC, a publicly-traded business development company that invests primarily in the debt of technology-related companies. TICC is also managed by an investment adviser owned by Messrs. Cohen and Rosenthal and Royce & Associates, LLC, whose president is Charles M. Royce, one of our initial stockholders and the chairman of the board of directors of TICC. Messrs. Cohen, Rosenthal, Royce and Novak also each own less than 1% of TICC’s outstanding common stock. AVIEL is a portfolio company of TICC, which may cause a conflict of interest to arise. Specifically, in September 2005, TICC loaned OPTIMUS $7.0 million for OPTIMUS’ acquisition of PMC. In December 2005, TICC loaned OPTIMUS an additional $7.5 million for the redemption of certain then outstanding securities of OPTIMUS. In connection with the financing, OPTIMUS issued and sold to TICC a warrant initially exercisable to purchase 55,920 shares of OPTIMUS’ common stock at an exercise price of $0.01 per share. In March 2006, in connection with AVIEL’s restructuring, TICC’s warrant was exchanged for a warrant to purchase 50 shares of AVIEL’s common stock at an exercise price of $0.01 per share.

In connection with the merger, AVIEL will repay the loan made by TICC in accordance with its terms, and the warrant to purchase shares of AVIEL common stock currently held by TICC will be assumed by TAC, and, in accordance with the terms of the warrant related to a change of control or merger, TAC shall have the right to acquire and receive, at such time as the warrant is exercised, $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010. In the event the merger is not consummated, the loan made by TICC to AVIEL would not be due for repayment until September 23, 2010. In addition, during the third quarter of 2006 AVIEL failed to meet certain covenants with respect to TICC’s debt investment relating to AVIEL’s income and profitability. In accordance with its practice with respect to the violation of such covenants by other portfolio companies in similar circumstances, TICC agreed to waive AVIEL’s violation of such covenants for the third quarter of 2006.

Despite the opinion we have obtained from Capitalink, L.C., an independent investment banking firm, that the merger consideration in the merger with a portfolio company of TICC is fair to our unaffiliated stockholders from a financial point of view, potential conflicts of interest may still exist, and, as a result, the terms of the merger may not be as advantageous to our public stockholders as it would have been absent any conflicts of interest. Specifically, while TICC’s investments in AVIEL and its predecessor, OPTIMUS, were completed prior to the initiation of discussions between TAC and AVIEL in January 2006, the members of management of TAC, including Messrs. Cohen and Rosenthal, were aware of the effect the proposed merger would have on TICC’s investment in AVIEL, including triggering a prepayment obligation that would require AVIEL to pay off the full amount of its existing debt held by TICC, while negotiating the merger agreement with AVIEL. Messrs. Cohen and Rosenthal were also aware of the increase in the value of the warrant for AVIEL common stock held by TICC that could result from the proposed merger while considering a business combination with AVIEL.

TICC’s investment adviser, which is owned by Messrs. Cohen and Rosenthal and Royce & Associates, LLC, whose president is Charles M. Royce, receives an investment advisory fee consisting of two components, a base management fee and an incentive fee, based upon the performance of TICC’s investments, including its investments in AVIEL, which may lead to a conflict of interest among Messrs. Cohen and Rosenthal when evaluating the advisability of a merger with AVIEL. The base management fee is calculated at an annual rate of 2.0% of TICC’s gross assets. The incentive fee consists of an investment income and a capital gains component. The investment income component of the incentive fee entitles TICC’s investment adviser to 20.0% of pre-incentive fee net investment income earned by TICC, after satisfaction of an applicable hurdle rate. Assuming that the applicable hurdle rate is met, TICC’s investment adviser would be entitled to 20% of the interest income earned on TICC’s debt investment in AVIEL, or approximately $425,000 on an annual basis. The capital gains portion of the incentive fee entitles TICC’s investment adviser to 20% of TICC’s realized capital gains, less realized capital losses and unrealized capital depreciation. Assuming no offsetting realized capital losses or unrealized capital depreciation, TICC’s investment adviser would be entitled to 20% of the gain realized by TICC on its investment in AVIEL’s warrant upon consummation of the proposed merger with TAC, or approximately $521,000. For more details regarding the calculation of TICC’s investment advisory fee, see “Certain Relationships and Related Party Transactions.”

In addition, Messrs. Cohen and Novak are expected to remain on TAC’s board of directors subsequent to the consummation of the merger with AVIEL, and their respective compensation for such board service will not be determined until the merger has been completed, which may cause a conflict of interest to arise with respect to their evaluation of the proposed merger with AVIEL. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “The Merger Proposal – Interests of TAC Directors and Officers in the Merger.”

Profitable operation of the combined company’s business will depend on the efforts of AVIEL’s, not TAC’s, management.

Except for Messrs. Cohen and Novak who will continue to serve on our board of directors following the merger, TAC’s current directors and officers will have no role in the management of the combined company after the merger. Instead, the current management of AVIEL will remain in place. Although we have researched and assessed AVIEL’s management, we cannot assure you that our assessment of AVIEL’s management will prove to be correct and that AVIEL’s management will be successful in its operation of the combined company after the merger. Besides, while AVIEL’s management is experienced in the government contracting industry, certain individuals may not be familiar with the corporate governance and other requirements of operating a publicly held company as well as the requirements of the federal securities laws.

TAC and AVIEL expect to incur significant costs associated with the merger, whether or not the merger is completed, which will reduce the amount of cash otherwise available for other corporate purposes.

Both TAC and AVIEL expect to incur significant costs associated with the merger, whether or not the merger is completed. These costs will reduce the amount of cash otherwise available for other corporate purposes. Transaction costs will be expensed by the respective parties if the merger is not consummated. TAC estimates that it will incur transaction costs of approximately $2.2 million in connection with pursuing a business combination, including the proposed merger with AVIEL. AVIEL estimates that it will incur direct transaction costs estimated to be $1.4 million. There is no assurance that the actual costs may not exceed these estimates. In addition, the combined company may incur additional material charges reflecting additional costs associated with the merger in fiscal quarters subsequent to the quarter in which the merger was consummated. There is no assurance that the significant costs associated with the merger will prove to be justified in light of the benefits ultimately realized.

The pro forma financial statements are not an indicator of the combined company’s financial condition or results of operations following the merger.

The pro forma financial statements contained in this proxy statement are not an indicator of the combined company’s financial condition or results of operations following the merger. The pro forma financial statements have been derived from the historical financial statements of TAC and AVIEL and many adjustments and assumptions have been made regarding the combined company after giving effect to the merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. As a result, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements.

In addition, the actual earnings per share, which is referred to as EPS, of the combined company following the merger may decrease below that reflected in the pro forma financial information for several reasons. The assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the combined company’s actual EPS following the merger. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Our outstanding options and warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding redeemable warrants to purchase an aggregate of 44,000,000 shares of common stock issued in our IPO will become exercisable after the consummation of the merger. These warrants will be exercised only if the $5.00 per share exercise price is below the market price of our common stock. In connection with our IPO in June 2005, we have agreed to sell Wedbush Morgan Securities Inc. an option to purchase 1,000,000 units (with an exercise price of $7.50) that, if exercised, would result in the issuance of 1,000,000 shares of common stock and warrants to purchase an additional 2,000,000 shares of our common stock. These warrants will also become exercisable after the consummation of the merger and will be exercised only if the $6.65 per share exercise price is below the market price of our common stock. In the event that any significant number of outstanding options or warrants are exercised, additional shares of our common stock will be issued, which will increase the number of shares eligible for resale in the public market and result in significant dilution to our stockholders. In addition, we plan to reserve approximately 4.0 million shares of common stock (12.5% of the outstanding common stock upon closing of the merger, assuming no conversion) for issuance under the proposed long-term incentive plan (See “2006 Long-Term Incentive Plan Proposal.”). Sales of a substantial number of any of such shares in the public market could adversely affect the market price of our common stock.

If our initial stockholders and Mr. Chapel exercise their registration rights after the consummation of the merger, it may have an adverse effect on the market price of our common stock.

Our initial stockholders are entitled to demand that we register the resale of their shares of common stock at any time six months following the consummation of the merger, pursuant to the terms of their respective lock-up agreements. Mr. Chapel is entitled to similar registration rights anytime after the consummation of the merger, except that his shares will be subject to a lock-up of twelve months following the consummation of the merger. If our initial stockholders and Mr. Chapel exercise their registration rights with respect to all of their shares, there will be between 5.2 and 5.5 million additional shares of common stock eligible for trading in the public market after the expiration of the lock-up period. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock after the merger.

If AVIEL is unable to obtain a listing of its securities on Nasdaq or any stock exchange, it will be more difficult for stockholders to sell their securities.

TAC’s units, common stock and warrants are currently traded in the over-the-counter market and quoted on the OTCBB. AVIEL plans to apply for listing of the common stock on the Nasdaq Global Market after the consummation of the merger. Generally, Nasdaq requires that a company applying for listing on the Nasdaq Global Market have stockholders’ equity of not less than $15.0 million or a market value of listed securities of $8.0 million or net income from continuing operations of not less than $1.0 million, at least 1.1 million publicly held shares, and a minimum bid price of $5.00 with over 400 round lot stockholders. There is no assurance that our application for listing our common stock on the Nasdaq Global Market will be approved, and such listing is not a condition to the consummation of the merger. If AVIEL is unable to obtain a listing or approval of trading of the securities on Nasdaq Global Market or any other stock exchange, it may be more difficult for stockholders to sell their securities in the public market.

The price of the common stock after the merger may be volatile and less than what you originally paid for your shares of common stock prior to the merger.

The price of the common stock after the merger may be volatile, and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in quarterly and annual results;

•	mergers, consolidations and strategic alliances in the government contracting industry;

•	market conditions in the government contracting and homeland security industry;

•	earnings estimates and those of our publicly held competitors; and

•	the general state of the stock markets.

The government contracting industry has been highly unpredictable and volatile. The market for common shares of companies in this industry may be equally volatile. Our common stock after the merger may trade at prices lower than what you originally paid for your corresponding shares of our common stock prior to the merger.

As a result of the merger, the combined company’s stockholders will be solely dependent on a single business.

As a result of the merger, the combined company’s stockholders will be solely dependent upon the performance of AVIEL and its business. AVIEL will be subject to a number of risks that relate generally to the government contracting industry and other risks that specifically relate to AVIEL.

Risks Related to Business and Operations Following the Merger with AVIEL

The value of your investment in TAC following consummation of the merger will be subject to the significant risks inherent in the government contracting business. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, the business and financial results of the combined company could be materially adversely affected. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

AVIEL relies heavily on contracts with the U.S. government agencies, particularly Department of Homeland Security and the Federal Aviation Administration, for a substantial portion of its revenue, and if AVIEL’s relationships with these agencies were impaired, its business could be materially adversely affected.

Almost all of AVIEL’s revenues are derived from contracts with U.S. government agencies. The Department of Homeland Security (the “DHS”) is one of AVIEL’s principal U.S. government customer. DHS accounted for approximately $37.7 million, or 61.6% of AVIEL’s total revenue for the nine months ended September 30, 2006, and approximately $40.9 million, or 53.4% of its total revenue for the fiscal year ended December 31, 2005 on a pro forma basis. The Federal Aviation Administration (the “FAA”) is also a significant customer of AVIEL. FAA generated approximately $14.2 million, or 23.2% of AVIEL’s total revenue for the nine months ended September 30, 2006, and approximately $21.2 million, or 27.7% of its total revenue for the fiscal year ended December 31, 2005 on a pro forma basis. For the fiscal year ended December 31, 2005, approximately 65.5% of AVIEL’s pro forma revenue came from 46 task order contracts under two prime contract vehicles, one with DHS and the other with FAA. These task orders, taken together, accounted for approximately 67.5% of AVIEL’s total revenue for the nine months ended September 30, 2006. We expect that federal government contracts will be the source of substantially all of the revenue of the combined company after the merger for the foreseeable future. AVIEL’s business, operating results, financial condition and business prospects could be materially adversely affected if:

•	OPTIMUS or PMC were suspended or debarred from contracting with the federal government and in particular, DHS or FAA;

•	AVIEL’s reputation or relationship with government agencies were impaired; or

•	the government otherwise ceased doing business with AVIEL or significantly decreased the amount of business it does with AVIEL.

AVIEL’s success will depend on its continued ability to develop and manage relationships with significant customers. There is no assurance that AVIEL will be able to diversify its customer base and curtail revenue concentration in the near future, if at all. AVIEL’s dependence on large orders from a relatively small number of customers makes its relationship with each customer critical to its business. There is also no assurance that after the merger, AVIEL will be able to retain its largest customers, that it will be able to attract new customers, or that its customers will continue to buy its services in the same or greater volume than in prior years. In addition, almost all of AVIEL’s contracts with the U.S. government contain provisions that allow the government to terminate or modify the terms of the contract, including solely at the government’s convenience. The loss of one or more of its largest customers, any reduction or delay in sales to these customers, AVIEL’s inability to successfully develop relationships with new customers, or future price concessions that AVIEL may have to make could significantly harm AVIEL’s business.

A Department of Transportation investigation of contracting practices under one of OPTIMUS’ contracts could materially adversely affect the operating results of OPTIMUS and AVIEL.

In May 2006, OPTIMUS received a subpoena from the Office of the Inspector General of the U.S. Department of Transportation (“DOT”). The subpoena seeks the production of business records related to the Broad Information Technology and Telecommunication Support Services Contract (the “BITS II contract”). OPTIMUS responded to the subpoena in May and June 2006, and has received additional work under this contract since the date of the subpoena. In June 2006, OPTIMUS received a related letter from its FAA contracting officer stating that certain personnel that OPTIMUS assigned to the BITS II contract did not meet contract qualifications and requesting a response from OPTIMUS. OPTIMUS responded to the letter and submitted to FAA all the requested records in July and August 2006. The government is currently reviewing the records of OPTIMUS and may conclude that certain personnel that OPTIMUS or its subcontractors assigned to the BITS II contract do not fully meet the labor category requirement of the contract. The government has indicated that it intends to demand OPTIMUS’ payment of the difference between what the government has previously paid OPTIMUS under the contract and what the government thinks it should have paid OPTIMUS if such personnel were properly categorized. At this time, OPTIMUS does not believe that the outcome of the investigation into the qualifications of its personnel will have a material adverse effect on its business, prospects, financial condition or operating results and AVIEL has considered any possible exposure related to this matter when establishing the allowance for doubtful accounts at September 30, 2006. If the government concludes that OPTIMUS breached its contract or committed some other wrongdoing in connection with the contract, the government could adopt a number of different positions that could materially adversely affect the operating results of OPTIMUS and its parent company, AVIEL. For example, the government could demand OPTIMUS’ payment of monetary damages to the government, terminate the contract, and/or suspend and seek debarment of OPTIMUS and AVIEL from government contracting. A negative finding by the government could adversely affect AVIEL’s ability to collect the full invoiced amount for the work done under the BITS II contract, its relationship with its existing federal government customers and damage AVIEL’s reputation in the government contracting industry as a whole. This investigation may also create a substantial diversion of management’s attention and resources.

Since AVIEL no longer meets the size standard based on revenue of a “small business” under the Small Business Administration’s (“SBA’s”) regulations, it can no longer bid on certain restricted award contracts and could lose all or a portion of the future revenue expected to be generated from the follow-on or renewal of its current restricted awards set aside for small businesses.

The government reserves certain programs and preferences for “small business” concerns. Following AVIEL’s corporate restructuring in March 2006, AVIEL can no longer bid on certain restricted award contracts reserved for “8(a) certified businesses,” “small disadvantaged businesses,” or “woman-owned small businesses.” If any work arising under a current restricted award set aside for small businesses is re-competed under the same or similar size standard, AVIEL will no longer be able to bid for the renewal of such contracts. The Broad Information Technology and Telecommunications Services contract that AVIEL currently has with FAA (the “BITS II” contract) was initially awarded to AVIEL based on its status at the time as a small business and will expire in 2011. Because AVIEL no longer meets the eligibility criteria relating to revenue for being a “small business” under the SBA’s regulations and under the standards set forth for the BITS II contract, there is a risk that future renewal options arising under the BITS II contract will not be exercised. While we are not aware of any indications from FAA that it will terminate existing task orders under the BITS II contract due to AVIEL’s change in status, there is a risk that AVIEL may not receive additional task orders from FAA through the BITS II contract. Accordingly, unless AVIEL can successfully transition the work under its current restricted award contracts, such as the BITS II contract, to a qualifying team of which it is an acceptable partner, or to other unrestricted contract vehicles before the current restricted award contracts expire, AVIEL may lose the work under such contracts. However, there is no assurance that AVIEL will be successful in its efforts to either transition the work under its current restricted award contracts, such as the BITS II contract, to other contract vehicles or find a small business firm to subcontract the work with before the contracts expire. If AVIEL is unsuccessful in doing either, its future revenue may be impaired.

AVIEL’s quarterly operating results may vary widely and its operating expenses after the merger are expected to increase significantly.

AVIEL’s quarterly revenues and operating results may fluctuate significantly. A number of factors could cause AVIEL’s revenue, cash flow and operating results to vary from quarter to quarter, including:

•	fluctuations in revenues earned on fixed-price contracts;

•	commencement, completion or termination of contracts during any particular quarter;

•	variable purchasing patterns under government General Services Administration schedule contracts, blanket purchase agreements and indefinite delivery, indefinite quantity contracts;

•	fluctuations in use of subcontractors; and

•	changes in policy or budgetary measures that adversely affect federal government contracts in general.

In addition, after the merger, AVIEL will incur substantial costs in connection with creating and maintaining standards, controls, procedures and policies required of publicly-held companies under the Sarbanes-Oxley Act and other applicable SEC and stock exchange rules. These costs include, but are not limited to, expenses incurred to meet the requirements relating to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. The operating expenses with respect to internal controls and other securities laws and corporate governance compliance AVIEL will actually incur in the future may be significant.

U.S. government contracts are generally not fully funded at inception, and funding may be terminated or reduced at any time.

AVIEL acts as a prime contractor or subcontractor for U.S. government programs, all of which are subject to significant changes in contract scheduling. Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The termination or reduction of funding for a government program would result in a loss of anticipated future revenues attributable to that program. Many of AVIEL’s government contracts span one or more base years with multiple option terms. Government agencies generally have the right not to exercise these option terms. If an option term on a contract is not exercised, AVIEL will not be able to recognize the full value of the contract awarded.

Changes in the spending priorities of the federal government can materially adversely affect AVIEL’s business.

The funding of U.S. government programs is dependent on Congressional appropriations and administrative allotment of funds and is subject to uncertain future funding levels that can result in the termination of programs. While spending authorizations for defense-related programs and homeland security have increased in recent years, and in particular after the September 11, 2001 terrorist attacks, future levels of expenditures and authorizations for these programs may decrease, remain constant or shift to programs in areas in which neither OPTIMUS nor PMC is involved. A reduction in government spending on information technology and management consulting services generally could adversely affect AVIEL’s operating results. AVIEL’s business, prospects, financial condition or operating results could also be materially harmed by any of the following factors which affect the government contracting industry in general:

•	budgetary constraints affecting federal government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding;

•	changes in federal government programs or requirements;

•	federal government shutdowns (such as that which occurred during the federal government’s 1996 fiscal year) and other potential delays in the government appropriations process;

•	curtailment of the federal government’s use of professional service providers;

•	competition and consolidation in the information technology industry;

•	delays in the payment of contractors’ invoices by federal government offices due to problems with, or upgrades to, federal government information systems, or for other reasons; and

•	an increase in the number of contracts reserved for small businesses, or small business set asides, which could result in our inability to compete directly for these prime contracts since AVIEL no longer meets certain eligibility criteria for small businesses, or other restricted set asides.

U.S. government contracts generally may be terminated at anytime at the government’s convenience or for the contractor’s default.

Generally, U.S. government contracts contain provisions permitting termination, in whole or in part, at any time at the government’s convenience or for the contractor’s default. If a contract is terminated at the convenience of the government, a contractor is entitled to receive payments for its allowable costs and, in general, the proportionate share of fees or earnings for the work completed through the date of termination. Contracts which are terminated for default generally provide that the government only pays for the work it has accepted and may require the contractor to pay for the incremental cost of reprocurement and may hold the contractor liable for damages. As substantially all of AVIEL’s revenues are dependent on the procurement, performance and payment under its U.S. government contracts, the termination of one or more critical government contracts could have a negative impact on AVIEL’s results of operations and financial condition. Termination arising out of AVIEL’s default could expose it to liability and have a material adverse effect on its ability to re-compete for future contracts and orders.

As a U.S. government contractor, AVIEL is subject to a number of procurement rules and regulations with respect to negotiated contracts.

AVIEL must comply with and is affected by laws and regulations relating to the formation, administration and performance of U.S. government contracts, including but not limited to the Federal Acquisition Regulation. These laws and regulations, among other things:

•	require certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	impose accounting rules that define allowable and unallowable costs and otherwise govern AVIEL’s right to reimbursement under certain cost-based U.S. government contracts; and

•	restrict the use and dissemination of information classified for national security purposes.

These laws and regulations affect how AVIEL does business with its customers and, in some instances, imposes added costs on its business. A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of its contracts, and suspension or debarment, for cause, from U.S. government contracting or subcontracting for a period of time.

AVIEL’s U.S. government contracts contain provisions that may be unfavorable to AVIEL.

AVIEL’s U.S. government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies not typically found in commercial contracts, including rights and remedies that:

•	allow the government to terminate any contract at any time for convenience;

•	allow the government to unilaterally suspend AVIEL from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	reduce the value of existing contracts; and

•	issue modifications to a contract.

If any of these contract provisions are enforced by AVIEL’s customers, its financial condition and operating results could be materially adversely affected.

AVIEL’s business could be adversely affected by a negative audit by the U.S. government.

U.S. government agencies, including the Defense Contract Audit Agency, routinely audit and investigate government prime contractors and subcontractors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The U.S. government also may review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit conducted on AVIEL’s business uncovers improper or illegal activities,

AVIEL may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, AVIEL could suffer serious harm to AVIEL’s reputation if allegations of impropriety or illegal acts were made against AVIEL, whether or not true.

If AVIEL’s subcontractors fail to perform their contractual obligations, AVIEL’s prime contract performance and AVIEL’s ability to obtain future business could be materially and adversely affected.

AVIEL subcontracts with other companies upon which it relies to perform a portion of the services AVIEL must provide to its government customers. For the nine months ended September 30, 2006, subcontractor costs represented approximately 35.5% of AVIEL’s total revenues. Failure by one or more of AVIEL’s subcontractors to satisfactorily provide on a timely basis the agreed-upon services could materially and adversely affect AVIEL’s ability to perform its obligations as the prime contractor. Subcontractor performance deficiencies could result in a customer terminating AVIEL’s contract for default. A default termination could expose AVIEL to liability and have a material adverse effect on AVIEL’s ability to compete for future contracts and orders. In the event that AVIEL needs to find an alternate subcontractor, there is no assurance that qualified subcontractors would be readily available.

AVIEL’s success is dependent upon its ability to recruit and retain highly skilled employees to succeed in a competitive and labor-intensive business.

AVIEL believes that an integral part of its success is its ability to provide employees who have advanced information technology, management consulting and technical services skills and who work well with its customers in a government-related environment. These employees are in great demand and are likely to remain a limited resource in the foreseeable future. If the labor market continues to tighten, AVIEL could be required to engage a larger number of subcontractor personnel which may or may not be readily available. In the event that the labor costs continue to rise or AVIEL were forced to engage a larger number of subcontractor personnel, that could cause AVIEL’s profit margins to suffer. If AVIEL is unable to recruit and retain a sufficient number of these employees, its ability to maintain its competitiveness and grow its business could be negatively affected. In addition, some of AVIEL’s contracts contain provisions requiring AVIEL to staff a program with certain personnel the customer considers key to its successful performance under the contract. In the event AVIEL is unable to provide these key personnel or acceptable substitutions, the government customer may terminate the contract, and AVIEL may not receive its projected revenue in the event the contract is terminated.

Failure of AVIEL’s employees to obtain and maintain security clearances could greatly limit AVIEL’s ability to perform work involving the handling of classified information, which could cause AVIEL to lose business.

Many of AVIEL’s U.S. government contracts require its employees to maintain various levels of security clearances or to pass various national agency checks. In addition, AVIEL is required to maintain certain facility security clearances complying with Department of Defense requirements. Department of Homeland Security and the Department of Defense have strict security clearance requirements for personnel who work with classified information. Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit and retain employees who already hold such security clearances or checks. If AVIEL’s employees are unable to obtain security clearances or to pass national agency checks in a timely manner, or at all, or if its employees who hold such clearances are unable to maintain the clearances or terminate employment with AVIEL, the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. In addition, AVIEL expects that many of the contracts on which it will bid will require employees who perform the work to hold specified types of security clearances. To the extent AVIEL is unable to engage employees with the required security clearances for a particular contract, it may not be able to bid on or win new contracts, or effectively rebid on expiring contracts.

AVIEL may not accurately estimate its expenses, time and resources necessary to satisfy its contractual obligations, and cost over-runs on its contracts could subject it to losses or adversely affect its future business.

AVIEL enters into three types of federal government contracts: time-and-materials, fixed-price and cost-reimbursable. Under time-and-materials contracts, AVIEL is paid for labor at negotiated hourly billing rates and for certain expenses. AVIEL assumes the financial risk on time-and-materials contracts because it assumes the risk of performing those contracts at negotiated hourly billing rates. Time-and-materials contracts represented approximately 88.6%, 82.3% and 69.8% of AVIEL’s revenues for the nine months ended September 30, 2006, fiscal year ended December 31, 2005 and 2004 on a pro forma basis, respectively. Under fixed-price contracts, AVIEL receives a fixed amount irrespective of the actual costs it incurs and, consequently, it absorbs any costs in excess of the fixed amount. Fixed-price contracts represented approximately 11.3%, 17.2% and 30.1% of AVIEL’s revenues for the nine months ended September 30, 2006, fiscal year ended December 31, 2005 and 2004 on a pro forma basis, respectively. Under cost-reimbursable contracts, AVIEL is subject to a contract ceiling amount, but is reimbursed for allowable costs and paid a fixed fee. However, if the costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, AVIEL may not be able to obtain reimbursement for all such costs. Under each type of contract, if AVIEL is unable to control costs, it will incur a loss in performing under the contract. Cost over-runs also may adversely affect AVIEL’s ability to sustain existing programs and obtain future contract awards.

AVIEL derives significant revenues from contracts awarded through a competitive bidding process.

AVIEL derives significant revenues from U.S. government contracts that were awarded through a competitive bidding process. Much of the business that AVIEL expects to seek in the foreseeable future likely will be awarded through competitive bidding. Competitive bidding presents a number of risks, including:

•	the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost over-runs;

•	the effects of being no longer eligible to bid on small business set asides or other restricted award contracts;

•	the substantial cost and managerial time and effort that AVIEL spends to prepare bids and proposals for contracts that may not be awarded to it;

•	the need to accurately estimate the resources and cost structure that will be required to service any contract AVIEL is awarded; and

•	the expense and delay that may arise if AVIEL’s competitors protest or challenge contract awards made to AVIEL pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

AVIEL may not be provided the opportunity to bid on contracts that are held by other companies and are scheduled to expire if the government determines to extend the existing contract. If AVIEL is unable to win particular contracts that are awarded through a competitive bidding process, AVIEL may not be able to operate in the market for services that are provided under those contracts for a number of years. If AVIEL is unable to consistently win new contract awards over any extended period, its business and prospects will be adversely affected.

Many of AVIEL’s federal government customers execute their procurement budgets through multiple award contracts under which AVIEL is required to compete for post-award orders, or for which AVIEL may not be eligible to compete, potentially limiting its ability to win new contracts and increase revenue.

Budgetary pressures and reforms in the procurement processes have caused many federal government customers to increasingly purchase goods and services through multiple award indefinite delivery/indefinite quantity (ID/IQ) contracts, General Services Administration (GSA) Federal Supply Schedule contracts and other multiple award and/or Government Wide Acquisition Contracts (GWAC) vehicles. These contract vehicles have resulted in increased competition and pricing pressure requiring that AVIEL make sustained post-award efforts to realize revenues under the relevant contract. There can be no assurance that AVIEL’s revenue will increase or that AVIEL will be able to continue to sell its services successfully under these contract vehicles. AVIEL’s failure to compete effectively in this procurement environment could have a material adverse effect on AVIEL’s results of operations.

AVIEL’s success is dependent on its management’s ability to identify and execute acquisitions and effectively manage growth.

A substantial portion of the growth in AVIEL’s revenue in 2005 was the result of OPTIMUS’ acquisition of PMC in September 2005. One of AVIEL’s strategies is to continue to grow by acquiring businesses that complement or expand its current capabilities. These businesses are especially in demand in the current market, and other prospective purchasers who have substantially greater resources than AVIEL does may offer to acquire such businesses upon such economic terms that are hard for AVIEL to match. AVIEL may not be able to acquire candidates at prices that AVIEL considers appropriate or to finance acquisitions on terms that are satisfactory to AVIEL. AVIEL may desire to use its common stock as consideration in acquisitions, and therefore any decline in the market price of our common stock or any unwillingness of owners of businesses AVIEL wishes to acquire to accept its common stock as part of the purchase price could adversely affect AVIEL’s ability to complete acquisitions or require it to use more of our cash or incur additional financing to do so.

For the nine months ended September 30, 2006, AVIEL’s operating profit margin was 10.2%, compared to a median operating profit margin of 8.2% for its publicly traded peers, including CACI International, Inc., Dynamics Research Corp., ManTech International Corporation, MTC Technologies, Inc., SI International, Inc., and SRA International, Inc., whose business is also primarily from the U.S. government at the federal rather than state or local level. There is no assurance that AVIEL will be able to maintain its profit margin at the current level after the merger. In addition, AVIEL’s success will depend on management’s ability to effectively manage growth and successfully integrate acquired businesses into AVIEL’s existing business. Integration of businesses may result in unforeseen events or operating difficulties and absorb significant management attention. Sustaining AVIEL’s growth through acquisition or otherwise could place significant demands on management, as well as its administrative, operational and financial resources. To successfully grow through acquisitions, AVIEL must improve its operational, financial and management information systems and expand, motivate and manage the workforce. If AVIEL is unable to manage its growth while maintaining its quality of service and profit margins, or if new systems that AVIEL implements to assist in managing its growth do not produce the expected benefits, AVIEL’s business, prospects, financial condition or operating results could be adversely affected.

AVIEL may need to raise additional capital to fund future acquisitions and may be unable to raise such additional capital.

AVIEL may need to seek additional capital to fund future acquisitions by incurring debt, issuing additional equity securities, or by other means. There is no assurance that additional financing could be obtained when needed. If additional financing is raised through sale of equity securities, there could be a significant dilutive effect on the ownership interests and voting rights of existing stockholders. AVIEL’s ability to obtain additional financing after the merger will depend on a number of factors, including market conditions, operating performance and investor interests. These factors may make the timing, amount, terms and conditions of any financing unattractive.

AVIEL faces competition from other firms, many of which have substantially greater resources.

AVIEL operates in highly competitive markets and generally encounters intense competition to win contracts. AVIEL competes with many other firms, including but not limited to, Lockheed Martin Corporation, SI International, Inc., Kforce Government Solutions (successor to Pinkerton Computer Consultants, Inc.) SRA

International and Booz Allen Hamilton, many of which have substantially greater financial, management and marketing resources than AVIEL has. AVIEL’s competitors may be able to provide customers with different or greater capabilities or benefits than it can provide in areas such as technical qualifications, past contract performance, geographic presence, price and the availability of key professional personnel. In order to successfully secure contracts when competing with larger, well-financed companies, AVIEL may be forced to agree to contractual terms which provide for lower aggregate payments to it over the life of the contract, which could adversely affect its margins. In addition, larger diversified competitors serving as prime contractors may be able to supply underlying products and services from affiliated entities, which would prevent AVIEL from competing for subcontracting opportunities on these contracts. AVIEL’s failure to compete effectively with respect to any of these or other factors could have a material adverse effect on its business, prospects, financial condition or operating results. In addition, AVIEL’s competitors have established or may establish relationships among themselves or with third parties to increase their ability to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge.

AVIEL’s employees or subcontractors may engage in misconduct or other improper activities.

AVIEL is exposed to the risk that employee fraud or other misconduct could occur. In addition, from time to time, AVIEL enters into arrangements with subcontractors to bid on and execute particular contracts or programs, and AVIEL is exposed to the risk that fraud or other misconduct or improper activities by subcontractor personnel may occur. Misconduct by AVIEL’s employees or subcontractors could include intentional failures to comply with federal laws, federal government procurement regulations or the terms of contracts that AVIEL receives. Misconduct by its employees or subcontractors could also involve the improper collection, handling or use of its customers’ sensitive or classified information, which could result in regulatory sanctions and serious harm to AVIEL’s reputation. As a result of employee or subcontractor misconduct, AVIEL could face fines and penalties, loss of security clearance, suspension and/or debarment from performing U.S. government contracts. It is not always possible to deter or detect misconduct by employees or subcontractors. The precautions AVIEL takes to prevent and detect such activity may not be effective in controlling unknown or unmanaged risks or losses and such misconduct by employees or subcontractors could result in serious civil or criminal penalties or sanctions and greatly harm AVIEL’s reputation.

Security breaches by AVIEL could adversely affect AVIEL’s business.

On many government programs, AVIEL works with information classified for national security purposes. A security breach by AVIEL or its employees in the course of its development, production or service activities could cause serious harm to AVIEL’s business, damage AVIEL’s reputation and prevent AVIEL from being eligible for further work on programs involving the handling of classified information.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or AVIEL in such forward-looking statements, including among other things:

•	the number and percentage of our stockholders voting against the merger proposal and seeking conversion;

•	the amount of cash on hand available to the surviving company after the merger;

•	AVIEL’s business strategy;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the business in which AVIEL is engaged;

•	fluctuations in customer demand;

•	management of rapid growth; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of TAC, AVIEL or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, TAC and AVIEL undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on the business, prospects, financial condition or operating results of TAC and/or AVIEL.

SPECIAL MEETING OF TAC STOCKHOLDERS

General

We are furnishing this proxy statement to TAC stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of TAC stockholders to be held on             , 2006, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about             , 2006 in connection with the vote on the merger proposal, the name change proposal, the certificate of incorporation amendments and long-term incentive plan proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting. Unless the context requires otherwise, the terms “we,” “us,” and “our” refer to TAC Acquisition Corp.

Date, Time and Place

The special meeting of stockholders will be held on             , 2006, at         :00 a.m., eastern time, at             .

Purpose of the TAC Special Meeting

At the special meeting, we are asking holders of TAC common stock to:

•	approve the merger agreement and the transactions contemplated thereby (merger proposal);

•	approve an amendment to our certificate of incorporation to change our name from “TAC Acquisition Corp.” to “AVIEL Systems, Inc.” (name change amendment proposal);

•	approve an amendment and restatement of our certificate of incorporation to remove certain provisions from the certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to us, to reset the classification of the board of directors and to add certain provisions relating to the removal of directors, bylaw amendments and stockholders’ meetings (certificate of incorporation proposal); and

•	approve the adoption of the 2006 Long-Term Incentive Plan (long-term incentive plan proposal).

Recommendation of TAC Board of Directors

Our board of directors:

•	has unanimously determined that each of the merger proposal, the name change amendment proposal, the certificate of incorporation proposal and the long-term incentive plan proposal is fair to and in the best interests of us and our stockholders;

•	has unanimously approved the merger proposal, the name change amendment proposal, the certificate of incorporation proposal and the long-term incentive plan proposal;

•	unanimously recommends that our common stockholders vote “FOR” the merger proposal;

•	unanimously recommends that our common stockholders vote “FOR” the proposal to adopt the name change amendment proposal;

•	unanimously recommends that our common stockholders vote “FOR” the proposal to adopt the certificate of incorporation proposal; and

•	unanimously recommends that our common stockholders vote “FOR” the proposal to approve the long-term incentive plan proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on December 1, 2006, as the “record date” for determining TAC stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on November 14, 2006, there were 27,000,000 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting. Holders of warrants are not entitled to vote at the special meeting.

Pursuant to agreements with us, the 2,700,000 shares, or approximately 10.0%, of our common stock held by the TAC Initial Stockholders, as well as 2,300,000 shares, or approximately 8.5%, of our outstanding common stock held by the American Endowment Foundation, for a total of 5,000,000 shares, or approximately 18.5% of our outstanding common stock, will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting. The TAC Initial Stockholders have also indicated that they intend to vote “FOR” the other proposals presented at the special meeting. The TAC Initial Stockholders have not acquired any warrants or additional shares in or following TAC’s IPO, other than Charles M. Royce, who purchased approximately $2.0 million of warrants in open market transactions subsequent to TAC’s IPO.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the merger may exercise their conversion rights. See the information set forth in “Special Meeting of TAC Stockholders—Conversion Rights.”

Vote of Our Stockholders Required

The approval of the merger proposal, the name change amendment and the certificate of incorporation amendment will require the affirmative vote of the holders of a majority of TAC common stock outstanding on the record date. In addition the merger requires the affirmative vote of a majority of the shares purchased in our IPO. Because each of these proposals requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

For the name change amendment to be implemented, the merger proposal must be approved by the stockholders. The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated.

The approval of the long-term incentive plan will require the affirmative vote of the holders of a majority of our common stock represented and entitled to vote at the meeting in person or by proxy. Abstentions are deemed entitled to vote on the proposals. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on the proposal and, therefore, they will have no effect on the vote on the proposal.

Voting Your Shares

Each share of TAC common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of TAC common stock at the special meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board “FOR” the adoption of the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF OUR COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND FOR CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF OUR IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Jonathan H. Cohen, our chairman and chief executive officer, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call Morrow & Co., Inc., our proxy solicitor, at (312) 236-8600, or Jonathan H. Cohen, our chairman and chief executive officer, at (203) 983-5276.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan proposal. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any of our stockholders holding shares of TAC common stock issued in our IPO who affirmatively votes against the merger proposal may, at the same time, demand that we convert his shares into a pro rata portion of the trust account as of the record date, after giving effect to the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes. If demand is made and the merger is consummated, we will convert these shares into a pro rata portion of funds held in the trust account plus interest. TAC stockholders who seek to exercise this conversion right must affirmatively vote against the merger. Abstentions and broker non-votes do not satisfy this requirement.

The closing price of our common stock as of November 14, 2006 was $5.60 and the per-share conversion value on September 30, 2006 was approximately $5.66. Prior to exercising conversion rights, our stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

If the holders of at least 4,400,000 or more shares of common stock issued in our IPO (an amount equal to 20% or more of those shares), vote against the merger and demand conversion of their shares, we will not be able to consummate the merger.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion, continue to hold those shares through the effective time of the merger and then tender your stock certificate to us. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated.

Appraisal Rights

Stockholders of TAC do not have appraisal rights in connection the merger under the DGCL.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

We have hired Morrow & Co., Inc. to assist in the solicitation of proxies. We will pay Morrow & Co., Inc. a fee of approximately $5,500 plus reimbursement for certain expenses. Such fee will be paid with non-trust account funds.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

TAC Initial Stockholders

At the close of business on the record date, the stockholders who acquired shares prior to TAC’s IPO, including the directors and officers of TAC, to whom we collectively refer as the TAC Initial Stockholders, beneficially owned and were entitled to vote 2,700,000 shares or approximately 10.0% of the then outstanding shares of our common stock, which includes all of the shares held by our directors and officers. In addition, as of November 14, 2006, a non-profit foundation, the American Endowment Foundation, which received 650,000 shares in the form of a gift from each of Messrs. Cohen and Rosenthal in September 2006, and 1,000,000 shares in the form of a gift from Charles M. Royce in October 2006, owned and was entitled to vote 2,300,000 shares or approximately 8.5% of TAC’s outstanding common stock. Mr. Cohen is currently the chairman of our board of directors and our chief executive officer, and Mr. Rosenthal is currently our president and a director. Each of Messrs. Forni, Moore and Novak is a director.

Each of the TAC Initial Stockholders has agreed to vote the shares he acquired prior to the IPO on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in our IPO. In connection with its receipt of the gifted shares from Messrs. Cohen, Rosenthal, and Royce, the American Endowment Foundation, also agreed to be bound by the voting obligations of the TAC Initial Stockholders with respect to the shares each acquired prior to the IPO. As a result, stockholders who own and are entitled to vote 5,000,000 shares acquired prior to IPO, or approximately 18.5% of TAC’s outstanding common stock, have agreed to vote such shares in accordance with the majority of the votes cast by the holders of shares issued in connection with the IPO. The TAC Initial Stockholders have also indicated that they intend to vote their shares in favor of the other proposals to be considered at the special meeting. The TAC Initial Stockholders have not acquired any warrants or additional shares in or following TAC’s IPO, other than Charles M. Royce, who purchased approximately $2.0 million of warrants in open market transactions subsequent to TAC’s IPO.

TAC Fairness Opinion

Pursuant to an engagement letter dated April 28, 2006, TAC’s board engaged Capitalink, L.C. to provide a fairness opinion as to whether our merger with AVIEL on the terms and conditions set forth in the merger agreement is fair to our unaffiliated stockholders from a financial perspective and that the fair market value of AVIEL is at least equal to 80% of our net assets. Capitalink, L.C. is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. Our board of directors determined to use the services of Capitalink, L.C. because it is a recognized investment banking firm that has substantial experience in similar matters. The engagement letter provided that we would pay Capitalink, L.C. a fee of $175,000 and would reimburse Capitalink, L.C. for its reasonable out-of-pocket expenses, including attorneys’ fees. The amount of such fee was determined pursuant to negotiations between us and Capitalink, L.C and has been paid. TAC has also agreed to indemnify Capitalink, L.C. against certain liabilities that may arise out of the rendering of the opinion.

Capitalink, L.C. delivered its written opinion on June 9, 2006, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by us in the merger is fair to our unaffiliated stockholders from a financial point of view, and (ii) the fair market value of AVIEL is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between TAC and AVIEL and not pursuant to recommendations of Capitalink, L.C. The full text of Capitalink’s written opinion is attached hereto as Annex F. You are urged to read the opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink, L.C. in rendering its opinion. The summary of the Capitalink, L.C. opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion attached hereto as Annex F. Capitalink’s opinion is addressed to our board of directors and does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to the merger proposal and the transactions contemplated thereby. Capitalink has consented to the inclusion of its report in this proxy statement.

THE MERGER PROPOSAL

The discussion in this document of the merger and the principal terms of the merger agreement by and among TAC, AVIEL and Mr. Chapel is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

General Description of the Merger

Pursuant to the merger agreement, AVIEL, will merge with and into TAC and TAC will be the surviving entity. The separate corporate existence of AVIEL shall cease. It is anticipated that TAC will be renamed AVIEL Systems, Inc. after completion of the merger. The total consideration to be paid in the merger is approximately $100.0 million. Mr. Chapel, the sole stockholder of AVIEL, will receive from TAC $24.0 million in the form of shares of TAC common stock, which would equal approximately 5.2 million shares as of September 30, 2006 assuming no shareholders exercise their conversion rights or approximately 5.5 million shares assuming conversion of 19.99% of the shares outstanding, and cash equal to $33.6 million. In addition, outstanding liabilities of AVIEL and TAC in the total amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders) together with approximately $1.75 million of transaction expenses payable at closing, will be paid immediately following the closing. The merger agreement provides that the warrant held by TICC to purchase shares of AVIEL common stock will be assumed by TAC, and, in accordance with the terms of the warrant, TICC shall have the right to acquire and receive, at such time as the warrant is exercised, $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50. In addition, outstanding debt of AVIEL held by TICC in the amount of $14.5 million will be repaid in connection with the closing of the merger. In the event the merger is not consummated, the loan made by TICC to AVIEL would not be due for repayment until September 23, 2010.

The actual number of shares of TAC common stock to be delivered to Mr. Chapel will be determined at closing by calculating the quotient of (a) $24.0 million and (b) the adjusted book value per share of TAC’s common stock as of the closing date. The adjusted book value of TAC’s common stock is equal to the quotient of (a) the amount of cash held in TAC’s trust account at the close of business on the day immediately preceding the closing date inclusive of accrued interest, less the amount of TAC’s outstanding loan to Wachovia Bank and less payments to TAC stockholders who vote against the merger and demand that their shares be converted into cash, and (b) the number of shares of TAC common stock outstanding at the close of business on the day immediately preceding the closing date, reduced by the number of shares of TAC common stock held by TAC stockholders who exercise their conversion rights. This calculation is referred to in this proxy statement as the TAC Stock Consideration calculation.

As a result of the merger and assuming that no TAC stockholder demands that TAC convert its shares to cash, as permitted by TAC’s certificate of incorporation, and assuming there is $123.3 million of cash in the trust account (net of obligations) at closing and 27.0 million shares of TAC common stock outstanding, then upon closing, Mr. Chapel will own approximately 16.3% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 83.7% of the outstanding TAC common stock. Under this scenario, using the adjusted book value per share of TAC’s common stock as of September 30, 2006, the shares of TAC common stock to be owned by Mr. Chapel had an aggregate value of $29.3 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006. Assuming that 19.99% of TAC stockholders demand that TAC convert their shares to cash, then upon closing, Mr. Chapel will own approximately 19.5% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 80.5% of the outstanding TAC common stock. Under this scenario, using the adjusted book value per share of TAC’s common stock as of September 30, 2006, the shares of TAC common stock to be owned by Mr. Chapel had an aggregate value of approximately $30.7 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of TAC and Mr. Chapel. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

TAC was formed on March 3, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. TAC completed its IPO on July 1, 2005, raising net proceeds of approximately $122.1 million (including the net proceeds received from the exercise of the over-allotment option by the underwriters). Of these net proceeds, $121.2 million were placed in a trust account immediately following the IPO and, in accordance with TAC’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of TAC. TAC must liquidate unless it has consummated a business combination with AVIEL by January 1, 2007. As of September 30, 2006, approximately $125.9 million was held in deposit in the trust account.

Promptly following the closing of our IPO, we contacted several investment bankers, private equity and venture capital firms, public and private companies, legal and accounting firms and other firms specializing in our target industries, as well as current and former senior executives of private equity and venture capital funds with whom we have worked in the past. Additionally, since TAC’s officers and directors are affiliated with entities engaged in the technology-related sector, we became aware of other acquisition opportunities utilizing our internal resources. Through these efforts, we identified and reviewed information with respect to more than 50 acquisition opportunities.

We entered into an engagement agreement with RBC Capital Markets in October 2005 to assist us with respect to one potential transaction. Two companies (one of which was the company that RBC Capital Markets was engaged to help TAC evaluate) were provided by us with preliminary letters of intent and draft merger agreements, which included specified levels of merger consideration. We performed preliminary due diligence on both companies throughout the fall and winter of 2005. We were not able to reach agreement on price and valuation with either of these companies and discontinued negotiations on both transactions in February 2006. Accordingly, none of these opportunities proved to be a satisfactory candidate for a merger. Although members of our management advised our board of directors regarding the status of our ongoing discussions with these prospective target businesses at each quarterly board meeting, no formal proposals were submitted to our board of directors for consideration other than with respect to the AVIEL merger.

Previous Contacts with AVIEL

In May 2005, two former TICC employees first contacted Mr. Chapel as a result of a referral from Citizens Bank of Pennsylvania with respect to a proposed debt financing. Citizens Bank had interacted with TICC in connection with a previous debt investment in which both Citizens Bank and TICC participated. As a result of that previous interaction, Citizens Bank referred Mr. Chapel to TICC in May 2005. Citizens Bank was, and currently still is, the senior secured lender to AVIEL. At the time when Citizens Bank approached TICC, it was looking for an unsecured lender to participate in the OPTIMUS transaction. Neither TICC nor TAC were evaluating AVIEL as a potential merger target at such time.

In May and June 2005, the parties started negotiating TICC’s initial investment of $7.0 million in senior notes issued by OPTIMUS, the predecessor to AVIEL, which was completed on September 23, 2005. Messrs. Cohen and Rosenthal participated in these negotiations. Subsequently, on November 14, 2005, after Mr. Chapel had decided to exercise his option to purchase the remaining shares of OPTIMUS, Mr. Chapel approached TICC regarding the possibility of obtaining additional financing. On December 30, 2005, TICC completed an investment in an additional $7.5 million of senior notes accompanied by a warrant. According to TICC’s quarterly report on Form 10-Q as filed with the SEC on August 9, 2006, the estimated fair value of TICC’s investment in AVIEL on June 30, 2006 was approximately $15.0 million. At the time of TICC’s investments in AVIEL and its predecessor,

OPTIMUS, in December 2005 and September 2005, respectively, neither Mr. Cohen nor Mr. Rosenthal contemplated an acquisition of AVIEL by TAC, either as a means of repaying AVIEL’s outstanding debt to TICC or otherwise. Messrs. Cohen and Rosenthal only first began considering AVIEL as a potential acquisition candidate for TAC in late January 2006, after determining that two potential target businesses TAC had been considering were not viable candidates for an acquisition transaction.

Merger Negotiations with AVIEL

On January 31, 2006, Jonathan H. Cohen, our Chairman and CEO, contacted Mr. Chapel, Chairman, CEO and sole shareholder of AVIEL regarding our interest in a business combination with AVIEL. AVIEL was at the time of the contact with Mr. Chapel, and presently is a portfolio company of TICC, a publicly-traded business development company that invests primarily in the debt of technology-related companies. Mr. Cohen and Mr. Rosenthal are shareholders and officers of TICC. Mr. Cohen, Charles M. Royce, one of our initial stockholders, and Steven P. Novak, a member of the board of directors of TAC, are also members of the Board of Directors of TICC; however, TICC does have a majority of independent members. Mr. Chapel was not aware of TAC’s formation or its proposed business at the time of either TICC’s initial investment in OPTIMUS, or its subsequent investment in support of the formation of AVIEL. Mr. Chapel only first became aware of TAC when Mr. Cohen contacted him on January 31, 2006. Other than negotiating investments by TICC in AVIEL and its predecessor, OPTIMUS, Mr. Chapel had no pre-existing relationships with TICC or any of TAC’s officers, directors or Initial Stockholders. In addition, Mr. Chapel was not seeking an acquisition transaction similar to the proposed merger at the time he was approached by Mr. Cohen.

Subsequent to Mr. Cohen’s initial conversation with Mr. Chapel on January 31, 2006, Messrs. Cohen and Rosenthal evaluated the appropriateness of AVIEL as an acquisition vehicle for TAC. It was not until then that Mr. Chapel was made aware of TAC’s formation and business. It was determined, subject to consideration by the TAC board of directors, that AVIEL is an appropriate acquisition vehicle for TAC primarily because:

•	AVIEL’s operating businesses are in the technology-related sector.

•	AVIEL’s operating businesses have a fair market value of at least 80% of TAC’s net assets.

•	AVIEL’s historic and prospective consolidated annual revenues are within the $60 million–$600 million range that we have targeted for acquisition candidates.

•	AVIEL’s recent and potential consolidated annual earnings before interest, taxes, depreciation and amortization are within the $8 million–$40 million range that we have targeted for acquisition candidates.

•	AVIEL satisfies other criteria that we set for acquisition candidates such as positive growth potential and experienced and skilled management.

Mr. Cohen and Mr. Rosenthal, together with other members of our management developed valuation parameters for AVIEL based on their experience in analyzing, investing in and financing companies in technology-related industries. During their initial discussion with Mr. Chapel in early February 2006 and at a meeting with Mr. Chapel at TAC’s offices in Greenwich, Connecticut on February 8, 2006, Mr. Cohen and Mr. Rosenthal discussed the valuation parameters of a potential acquisition of AVIEL, along with the structure of a potential acquisition, and Mr. Chapel indicated an interest in exploring the possibility of a transaction with TAC.

Soon thereafter Mr. Chapel, Mr. Cohen and Mr. Rosenthal arranged to meet, and on February 16, 2006 a meeting was held at the offices of Mr. Chapel’s counsel, Womble Carlyle, Sandridge and Rice (“WCSR”) in Vienna, Virginia. Messrs. Chapel, Cohen and Rosenthal, and certain officers and key employees of AVIEL and its operating businesses, and TAC’s and Mr. Chapel’s respective legal and financial advisors attended the meeting (with certain of TAC’s and Mr. Chapel’s advisors attending by telephone conference call). At the February 16, 2006 meeting, Mr. Chapel made a presentation, which included a brief history of AVIEL and its operating businesses, a description of the AVIEL management team, a description of the company’s business strategy, service offerings, clients, and certain financial information. Mr. Cohen and Mr. Rosenthal agreed at the meeting to prepare a draft of a preliminary non-binding summary of transaction terms reflecting the significant terms of a proposed acquisition by TAC of AVIEL.

TAC’s legal counsel, Sutherland Asbill & Brennan LLP (“SAB”) worked with Mr. Cohen, Mr. Rosenthal and TAC’s auditor, Eisner LLP (“Eisner”) to prepare a preliminary summary of transaction terms reflecting the significant terms of a proposed acquisition of AVIEL by TAC, including consideration and valuation, structure, timing of the transaction, including completion of an audit of the financial statements of AVIEL and its subsidiaries and due diligence prior to the execution of a definitive agreement, preparation of an employment agreement for Mr. Chapel, development of a new stock option plan, mutual no-shop provisions, indemnification rights and other significant agreement terms. A draft of the preliminary non-binding summary of transaction terms was delivered to Mr. Chapel and his advisors on February 20, 2006. After several weeks of negotiations, the preliminary summary of transaction terms, including structure of the transaction and consideration to be paid, was finalized on March 14, 2006, and made subject to completion of an audit of the financial statements of AVIEL and its subsidiaries by McGladrey & Pullen LLP, completion of due diligence by TAC, and the negotiation and execution of a definitive agreement. The structure of the transaction was determined to be in the form of a merger of AVIEL with and into TAC, intending to qualify for federal income tax purposes as a reorganization as described in Section 368(a) of the Internal Revenue Code. The consideration paid for all of the outstanding equity of AVIEL was determined to be $25.0 million of TAC common stock (the exact number of shares to be issued to be determined using the TAC Stock Consideration calculation) and $35.0 million in cash. In addition, it was agreed that outstanding liabilities of AVIEL in the total amount of approximately $38.8 million as of September 30, 2006 would be paid immediately following the closing.

Over the course of completing the preliminary summary of transaction terms, Mr. Cohen and Mr. Rosenthal contacted our other three directors to discuss the transaction and to describe the summary of transaction terms. Following finalization of the preliminary summary of transaction terms, we began work immediately with SAB to prepare an initial draft of the definitive merger agreement. Additionally, SAB and Eisner presented due diligence request lists to Mr. Chapel and his advisors on March 3, 2006 and March 21, 2006, respectively. Shortly thereafter, we began conducting due diligence, and Mr. Chapel retained accounting firms to perform audits of the financial statements for AVIEL’s operating subsidiaries, OPTIMUS and PMC.

During the course of the negotiations leading to the preliminary summary of transaction terms, and thereafter through the negotiations regarding the merger agreement, Mr. Cohen and Mr. Rosenthal, along with other members of our management, together with their advisors, conducted a variety of valuation analyses of AVIEL, including public company comparable sale transactions and discounted cash flows. We retained Capitalink, L.C. on April 28, 2006, to render an opinion that the consideration to be paid in the merger is fair, from a financial point of view to our unaffiliated stockholders. We also requested Capitalink to opine that the fair market value of AVIEL is at least equal to 80% of our net assets since we agreed in connection with our IPO to obtain an opinion from an independent investment banking firm that a business combination with a portfolio company of TICC is fair to our stockholders from a financial point of view.

On April 4, 2006, a management presentation was held at the offices of AVIEL’s advisor, BB&T Capital Markets/Windsor Group (“BB&T/Windsor”). A confidentiality agreement was executed by TAC and AVIEL in advance of AVIEL’s management presentation. The management presentation was attended by Mr. Cohen, Mr. Rosenthal, other members of TAC’s management, representatives of SAB and Eisner, Mr. Chapel, certain officers and key employees of AVIEL, and representatives of WCSR, Holland & Knight LLP, securities counsel to Mr. Chapel and AVIEL, and BB&T/Windsor. The management presentation was provided by Mr. Chapel and the officers and key employees present, and included a history of AVIEL and its operating businesses, a description of the management team and their experience, a report on AVIEL’s business strategy, service offerings and clients, a report on AVIEL’s key programs with the Department of Homeland Security, the Department of Defense, and the Federal Aviation Administration, a report on business development, including select proposals submitted and pending awards, and major target opportunities, and a report on AVIEL’s financial condition, including historic and projected revenues and earnings. Following the meeting, documents were provided in response to items requested in our due diligence request lists. Due diligence was conducted by our management team and legal counsel and accounting professionals. These due diligence efforts accelerated by mid-April 2006 following receipt of several more of the documents requested by our advisors. We and our advisors continued to gather, review and evaluate due diligence information up until June 9, 2006, the day that the merger agreement was executed.

On April 5, 2006, we delivered the first draft of the merger agreement to Mr. Chapel, which resulted in additional discussions and negotiations of various aspects of the proposed business combination. Succeeding drafts of the merger agreement and the various ancillary documents were prepared in response to comments and suggestions of the parties and their counsel, with management and counsel for both companies engaging in numerous conferences and negotiating sessions. Included in the various ancillary documents were an Escrow Agreement, Lock-Up Agreement, Registration Rights Agreement, the 2006 Long Term Incentive Plan, the amended and restated Certificate of Incorporation of TAC and an Employment Agreement for Mr. Chapel. The terms of each of these ancillary documents were negotiated individually.

During the remainder of April and throughout the month of May, negotiations of the terms of the merger agreement and the various ancillary documents, as well as our due diligence efforts, continued. During this time frame, Mr. Cohen and Mr. Rosenthal continued to have conversations with our other three directors about the merger transaction and to keep them informed of the status of negotiations.

On June 2, 2006, we held a telephonic meeting of our board of directors to discuss the proposed business combination with AVIEL. Messrs. Cohen, Rosenthal, Steven P. Novak, David J. Moore and Frederick P. Forni, constituting all of our directors, were present at the meeting. Also present telephonically, by invitation were members of management of TAC, and representatives of SAB. Prior to the meeting, a copy of an investment presentation for the merger transaction prepared by TAC’s management was delivered to the directors. Mr. Rosenthal, Mr. Cohen and the members of TAC management present at the meeting reviewed the investment presentation provided to the directors, which included a valuation analysis of AVIEL, a description of AVIEL’s business, an analysis of its customer relationships, the competitive position of AVIEL, an analysis of the federal IT services industry, and the prospects for AVIEL’s growth. Mr. Rosenthal and the SAB representative reported on the due diligence findings, including a report on customer visits made by TAC’s management as part of its due diligence process. Our board asked questions of Mr. Cohen, Mr. Rosenthal and the SAB representative and had discussion concerning the merger transaction and the due diligence findings.

The audits of AVIEL’s operating subsidiaries were completed on June 6, 2006 and copies of the audit reports were distributed to us on that date (other than the audit of PMC for the portion of the calendar year 2005 prior to its acquisition by OPTIMUS, which was distributed to us on June 16, 2006). We, along with our advisors, analyzed the audit reports. We continued to negotiate and finalize the merger agreement and the various ancillary documents.

On June 9, 2006, we held another meeting of our board of directors to discuss the proposed business combination with AVIEL. Messrs. Cohen, Rosenthal, Steven P. Novak, David J. Moore and Frederick P. Forni, constituting all of our directors, were present at the meeting. Also present, by invitation, were members of management of TAC, and representatives of SAB, Eisner and Capitalink. Mr. Chapel was also present for a portion of the meeting. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to the directors in connection with their consideration of the proposed business combination with AVIEL, including the Agreement and Plan of Merger, Escrow Agreement, Lock-Up Agreement, the Registration Rights Agreement, the 2006 Long-Term Incentive Plan, and the Parent Charter Amendment. In addition, memoranda prepared by SAB containing the legal due diligence findings were distributed to the directors in advance of the meeting.

At the June 9th meeting, the directors were provided with a copy of the merger agreement in execution form with all exhibits and the disclosure schedules to the merger agreement. The following is a synopsis of what transpired at the June 9th meeting:

•	The meeting began with a presentation by Mr. Chapel, which included information regarding his background and experience, the history of AVIEL and a discussion regarding AVIEL’s business and prospects. Following a question and answer period, Mr. Chapel departed from the meeting.

•	Capitalink’s representatives made a presentation regarding the fairness of the consideration to be paid in the merger. They advised the board that it was the opinion of Capitalink that the consideration to be paid in the merger was fair to our unaffiliated stockholders, and that the fair market value of AVIEL is at least equal to 80% of our net assets. The Capitalink representatives detailed for the board the analysis performed by Capitalink and made a presentation concerning how Capitalink had arrived at its opinion. They discussed at length with our Board the different analyses used to determine whether or not the merger consideration to be paid by us was fair from a financial point of view to our stockholders, as well as to determine the fair market value of AVIEL. Our board engaged in a discussion with the representatives of Capitalink and the members of management in attendance at the meeting with respect to the matters covered in Capitalink’s presentation.

•	Presentations regarding accounting and legal due diligence findings were made by the representatives of Eisner and SAB, respectively.

•	The SAB representative reviewed with the directors the terms of the merger agreement and the ancillary agreements.

•	After considerable discussion, review and consideration by our board, the merger transaction with AVIEL and the merger agreement and ancillary agreements were unanimously authorized and approved by a vote of Messrs. Forni, Moore and Novak, the independent TAC directors, and by separate vote of the full board.

•	The Board determined (i) that the fair market value of the business of AVIEL to be acquired pursuant to the terms of the merger agreement is equal to at least 80% of the net assets of TAC, (ii) that the merger agreement and the transactions contemplated thereby are fair to TAC’s stockholders from a financial perspective, and in the best interests of TAC and its stockholders, and (iii) to recommend the approval of the merger agreement, the amendment and restatement of the certificate of incorporation of TAC and the 2006 Long-term Incentive Plan to the stockholders.

For a more detailed description of the Capitalink fairness opinion, see “ The Merger Proposal – Fairness Opinion.”

The merger agreement was signed on June 9, 2006. On June 12, 2006, TAC issued a press release and filed a Current Report on Form 8-K announcing the execution of the merger agreement and discussing the terms of the merger agreement. The merger agreement was amended on July 28, 2006 to clarify that the consummation of the merger is contingent upon the adoption of the name change amendment proposal.

TAC’s Board of Directors’ Reasons for the Approval of the Merger

The final agreed-upon consideration in the merger agreement was determined by several factors. TAC’s board of directors considered various industry and financial data, including a valuation analysis compiled by TAC’s management, as well as a fairness opinion prepared by Capitalink, L.C., in order to determine (i) that the fair market value of the business of AVIEL to be acquired pursuant to the terms of the merger agreement is equal to at least 80% of the net assets of TAC, (ii) that the merger transaction was fair, from a financial perspective, and in the best interests of TAC and its stockholders.

TAC conducted a due diligence review of AVIEL that included an industry analysis, a description of AVIEL’s existing business model, a valuation analysis and financial projections in order to enable the board of directors to ascertain the reasonableness of the consideration to be paid by TAC. During its negotiations with AVIEL, TAC did not receive services from any financial advisor. The TAC board of directors obtained a fairness opinion from Capitalink, L.C. prior to approving the merger agreement.

The TAC board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the TAC board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the TAC board may have given different weight to different factors. The TAC board of directors determined that the merger agreement with AVIEL and the transactions contemplated thereby are fair to TAC’s stockholders, from a financial perspective, and in the best interests of TAC and its stockholders.

In considering the merger, the TAC board of directors gave considerable weight to the following factors:

Valuation

TAC is able to acquire the business of AVIEL at an attractive valuation. Specifically, TAC’s board of directors reviewed an opinion obtained from Capitalink, L.C. that the merger consideration is fair, from a financial perspective, to the unaffiliated stockholders of TAC and that the merger satisfies the requirement that the value of AVIEL is at least 80% of TAC’s net assets. In considering the relative valuation of AVIEL, TAC’s board of directors did not independently quantify the value of AVIEL, given the difficulty in assigning a specific dollar value in view of the numerous factors that the board of directors considered. Rather, TAC’s board of directors considered the range of potential fair market values for AVIEL, as expressed in the Capitalink opinion. TAC’s board of directors also considered the relative valuation of AVIEL as a whole, rather than the relative value of each of OPTIMUS and PMC. For an explanation of the analyses performed by Capitalink in preparing its fairness opinion, see “The Merger Proposal – Fairness Opinion.”

AVIEL’s stable business operations and potential for future growth

Important criteria to TAC’s board of directors in identifying an acquisition target were that the company have established business operations, that it was generating current revenues and EBITDA, and that it have what the board believes to be the potential to experience additional growth. AVIEL’s record of revenue and EBITDA growth was impressive to TAC’s board of directors (see “Business of AVIEL”). TAC’s board of directors believes that AVIEL has the ability to continue its growth because of:

•	AVIEL’s existing strong federal government customer base;

•	AVIEL’s ability to manage and further develop its relationships with significant customers and develop new customers; and

•	AVIEL’s ability to target potential acquisition candidates that will expand its existing capabilities.

The experience of AVIEL’s management

Another important criteria to TAC’s board of directors in identifying an acquisition target was that the company have a skilled and experienced management team (along with the ability to add to such team) with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. TAC’s board of directors believes that AVIEL’s management has significant experience in the government service provider industry, as demonstrated by AVIEL’s ability to develop and manage profitable business opportunities and operations.

Also important to the board was AVIEL’s ability to execute its business plan after the merger using available resources since the majority of the cash held in our trust account will be used to pay a part of the merger consideration to the AVIEL stockholder, to TAC’s public stockholders who vote against the merger and exercise their conversion rights, and to pay in full the existing debt and certain other obligations of AVIEL. TAC’s board of directors believes that AVIEL has the financial capabilities to execute its business plan after the merger using its own available cash resources.

The competitive position of AVIEL

Another important criteria to TAC’s board of directors in identifying an acquisition target was that the company have a competitive advantage when customers are looking at outsourcing opportunities. TAC’s board of directors believes that AVIEL has a significant competitive advantage in the government service provider industry due to its expertise in providing the full range of IT management consulting and technology infrastructure outsourcing services, and the technical capability and ability to deliver quality services in a timely and cost effective manner, and the excellent reputation and strong presence within the industry. TAC’s board of directors believes that as a mid-tier federal IT services provider, AVIEL has the flexibility and entrepreneurial spirit of a small, agile consulting firm and yet also the longevity, back-office, and financial resources that inspire confidence from customers that projects will not experience mismanagement, disruptions, or personnel shortages.

Satisfaction of 80% Test

It is a requirement that any business acquired by TAC have a fair market value equal to at least 80% of TAC’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the range of potential fair market values for AVIEL, as expressed in the Capitalink opinion, the TAC board of directors determined that this requirement was met. The TAC board of directors believes, because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of AVIEL met this requirement. However, TAC’s board of directors did not independently quantify the value of AVIEL, given the difficulty in assigning a specific dollar value in view of the numerous factors that the board of directors considered. Rather TAC’s board of directors considered the range of potential fair market values for AVIEL, as expressed in the Capitalink opinion. TAC’s board of directors also considered the relative valuation of AVIEL as a whole, rather than considering the relative value of each of AVIEL’s components, including OPTIMUS and PMC. The opinion from Capitalink also states that the 80% test has been met.

Negative Factors

The board of directors of TAC also considered potentially negative factors, including the disclosure in the “Risk Factors” section of this proxy statement, as well as the fact that certain members of the TAC board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of TAC stockholders generally. In particular:

•	TAC’s directors and officers have interests in the merger transaction that are different from, or in addition to, the interest of TAC’s other stockholders. See “The Merger Proposal—Interest of TAC Directors and Officers in the Merger.”

•	AVIEL relies heavily on contracts with U.S. government agencies, particularly Department of Homeland Security and the Federal Aviation Administration, for a substantial portion of its revenue, and if AVIEL’s relationships with these agencies were impaired, its business could be materially adversely affected;

•	the Department of Transportation has initiated an investigation of AVIEL’s contracting practices under one of OPTIMUS’ contracts, and any adverse finding by the government could materially adversely affect the operating results of OPTIMUS and AVIEL;

•

the merger consideration of approximately $100.0 million to be paid by TAC in connection with its proposed merger with AVIEL exceeds the aggregate consideration of approximately $42.1 million, including an aggregate of approximately $40.2 million attributable to debt financing, paid in connection with the recent acquisitions of both OPTIMUS and PMC, which form AVIEL. While TAC’s board of directors noted the relative difference in consideration between the acquisitions that formed AVIEL and

TAC’s proposed merger with AVIEL, it determined that the relatively low consideration paid in connection with the prior acquisitions of both OPTIMUS and PMC was outweighed by the opinion from Capitalink indicating that (i) the proposed merger with AVIEL was fair, from a financial perspective, to the unaffiliated stockholders of TAC, and (ii) the merger satisfies the requirement that the value of AVIEL is at least 80% of TAC’s net assets. TAC’s board of directors also noted the circumstances surrounding the sale of PMC, including the fact that a motivated seller was involved and no independent valuation was performed; and

•	as of March 31, 2006, AVIEL’s current liabilities and total liabilities exceeded its current assets and the book value of its total assets, respectively.

Recommendation of TAC’s Board of Directors

After careful consideration, TAC’s board of directors, including each of its independent directors in a separate vote, determined unanimously that each of the merger proposal, the name change amendment, the certificate of incorporation amendment and the long-term incentive plan is fair to and in the best interests of TAC and its stockholders. TAC’s board of directors has approved and declared advisable the merger, the amendments to TAC’s certificate of incorporation, and the long-term incentive plan and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals.

The foregoing discussion of the information and factors considered by the TAC board of directors is not meant to be exhaustive, but includes the material information and factors considered by the TAC board of directors.

Interests of TAC Directors and Officers in the Merger

When you consider the recommendation of TAC’s board of directors in favor of adoption of the merger proposal, you should keep in mind that TAC’s executive officers and members of TAC’s board have interests in the merger transaction that are different from, or in addition to, your interests as a stockholder. These interests include:

•	If the merger is not approved, TAC will be required to liquidate. In such event, the 2,700,000 shares of common stock held by the TAC Initial Stockholders, including the officers and directors of TAC, that were acquired prior to the IPO will be worthless because the TAC Initial Stockholders are not entitled to receive any liquidation proceeds pursuant to agreements entered into by and between TAC and each of the TAC Initial Stockholders at the time of TAC’s IPO. Such shares had an aggregate value of $15.1 million based on the last sale price of $5.60 on the OTCBB on November 14, 2006.

•

TAC had accrued and unpaid liabilities of approximately $2.7 million as of September 30, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes. If TAC is forced to liquidate, Jonathan H. Cohen, the chairman of our the board of directors and our chief executive officer, and Saul B. Rosenthal, our president, will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of vendors or target businesses. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006. The foregoing obligations of Messrs. Cohen and Rosenthal are set forth in letter agreements entered into by and between TAC and each of Messrs. Cohen and Rosenthal at the time of TAC’s IPO. In the event of

TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations.

•	AVIEL is a portfolio company of TICC, a business development company. TICC has an independent board of directors but is managed by an investment advisor owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders and chairman of the board of directors of TICC. Messrs. Cohen, Rosenthal and Royce, as well as Steven Novak, who serves on the board of directors of both TICC and TAC, also each own less than 1% of TICC’s outstanding common stock.

•	Pursuant to the terms of the merger agreement, TAC will assume the warrant to purchase shares of AVIEL common stock currently held by TICC. Upon a change of control or merger, the terms of the warrant provide that TICC shall have the right to acquire upon exercise of the warrant, $1.0 million in the form of shares of TAC common stock (as determined in the same manner as the TAC Stock Consideration calculation using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50.

•	Pursuant to its terms, upon a change in control of AVIEL, outstanding debt of AVIEL held by TICC in the amount of approximately $14.5 million will be repaid in connection with the closing of the merger. In the event the merger is not consummated, the loan made by TICC to AVIEL would not be due for repayment until September 23, 2010.

•	TICC’s investment adviser which is owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders, receives an investment advisory fee consisting of two components, a base management fee and an incentive fee, based upon the performance of TICC’s investments, including its investments in AVIEL. The base management fee is calculated at an annual rate of 2.0% of TICC’s gross assets. The incentive fee consists of an investment income and a capital gains component. The investment income component of the incentive fee entitles TICC’s investment adviser to 20.0% of pre-incentive fee net investment income earned by TICC, after satisfaction of an applicable hurdle rate. Assuming that the applicable hurdle rate is met, TICC’s investment adviser would be entitled to 20% of the interest income earned on TICC’s debt investment in AVIEL, or approximately $425,000 on an annual basis. The capital gains portion of the incentive fee entitles TICC’s investment adviser to 20% of TICC’s realized capital gains, less realized capital losses and unrealized capital depreciation. Assuming no offsetting realized capital losses or unrealized capital depreciation, TICC’s investment adviser would be entitled to 20% of the gain realized by TICC on its investment in AVIEL’s warrant upon consummation of the proposed merger with TAC, or approximately $521,000. For more details regarding the calculation of TICC’s investment advisory fee, see “Certain Relationships and Related Party Transactions.”

•	Messrs. Cohen and Novak are expected to remain on TAC’s board of directors subsequent to the consummation of the merger with AVIEL, and their respective compensation for such board service will not be determined until the merger has been completed.

•	The officers and directors of TAC who purchased stock prior to TAC’s initial public offering will not receive any portion of the liquidation proceeds for such shares if TAC fails to consummate the proposed business combination by January 1, 2007 and is forced to liquidate.

•	TAC estimates that as of September 30, 2006, it has accrued an aggregate of approximately $1.06 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of TAC’s dissolution.

Fairness Opinion

Capitalink made a presentation to our board of directors on June 9, 2006 and subsequently delivered its written opinion to the board of directors, which stated that, as of June 9, 2006, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, that (i) the merger consideration is fair, from a financial point of view, to our unaffiliated stockholders and (ii) the fair market value of AVIEL is at least equal to 80% of our net assets. The amount of the merger consideration was determined pursuant to negotiations between us and AVIEL and not pursuant to recommendations of Capitalink. The full text of the written opinion of Capitalink is attached as Annex F and is incorporated by reference into this proxy statement.

You are urged to read the Capitalink opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Capitalink in rendering its opinion. The summary of the Capitalink opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

The Capitalink opinion is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the merger.

Capitalink was not requested to opine as to, and the opinion does not in any manner address, the relative merits of the merger as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the merger and other alternatives to the merger that might exist for us. Capitalink has consented to the use of its opinion in this proxy statement.

In arriving at its opinion, Capitalink took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Capitalink:

•	Reviewed the merger agreement.

•	Reviewed publicly available financial information and other data with respect to us, including the Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and the Registration Statement on Form S-1 filed on June 28, 2005.

•	Reviewed financial and other information with respect to AVIEL, and the subsidiaries of AVIEL, (including OPTIMUS and PMC), including (i) the audited financial statements of OPTIMUS as of and for the years ended December 31, 2003 and December 31, 2004, (ii) the audited financial statements of PMC as of and for the years ended December 31, 2003, December 31, 2004 and the unaudited financial statements as of and for the partial calendar year ended September 22, 2005, (iii) the consolidated audited financial statements for AVIEL as of and for the year ended December 31, 2005, (iv) the consolidated unaudited financial statements of AVIEL as of and for the quarter ended March 31, 2006, and (v) other financial information and projections prepared by AVIEL management.

•	Reviewed and analyzed the merger’s pro forma impact on our securities outstanding and stockholder ownership and capitalization.

•	Considered the historical financial results and present financial condition of AVIEL.

•	Reviewed certain publicly available information concerning the trading of, and the market for our common stock.

•	Reviewed and analyzed the indicated value range of the merger consideration and the investment consideration.

•	Reviewed and analyzed the free cash flows of AVIEL and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to AVIEL.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of AVIEL.

•	Reviewed and compared our net asset value to the indicated fair market value of AVIEL.

•	Reviewed and discussed with representatives of our company and AVIEL certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of AVIEL.

•	Performed such other analyses and examinations as were deemed appropriate.

•	Capitalink also performed such other analyses and examinations as it deemed appropriate and held discussions with TAC and AVIEL management in relation to certain financial and operating information furnished to Capitalink, including financial analyses with respect to their respective business and operations.

In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information. Further, Capitalink relied upon the assurances of TAC and AVIEL management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Capitalink assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion. Capitalink did not make a physical inspection of the properties and facilities of TAC or AVIEL and did not make or obtain any evaluations or appraisals of either company’s assets and liabilities (contingent or otherwise). In addition, Capitalink did not attempt to confirm whether TAC and AVIEL had good title to their respective assets. Capitalink assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Capitalink assumes that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to our stockholders. In addition, based upon discussions with our management, Capitalink assumed that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

Capitalink’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, June 9, 2006. Accordingly, although subsequent developments may affect its opinion, Capitalink has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Capitalink performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Capitalink was carried out to provide a different perspective on the merger and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger consideration to TAC’s stockholders. Further, the summary of Capitalink’s analyses described below is not a complete description of the analyses underlying Capitalink’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Capitalink made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Capitalink may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Capitalink’s view of the value of AVIEL’s assets. The estimates contained in Capitalink’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Capitalink’s analyses and estimates are inherently subject to substantial uncertainty. Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

The analyses performed were prepared solely as part of Capitalink’s analysis of the fairness, from a financial point of view, of the merger consideration to our unaffiliated stockholders and were provided to our board of directors in connection with the delivery of Capitalink’s opinion. The opinion of Capitalink was just one of the many factors taken into account by our board of directors in making its determination to approve the merger, including those described elsewhere in this proxy statement.

Merger Consideration Analysis

Capitalink estimated a range of indicated values for the merger consideration based on the merger agreement and discussions with our management.

Capitalink noted that based on our adjusted book value per share, the number of shares to be issued to the AVIEL stockholders would range from approximately 5.5 million shares (assuming none of the public stockholders convert and vote against the merger) to approximately 5.8 million shares (assuming 19.99% of the public stockholders convert and vote against the merger).

The indicated value range of share consideration was estimated using a range of indicated values for our common stock where (i) the low range was based on the adjusted book value per share and implied an indicated value of the share consideration of $25.0 million, and (ii) the high range was based on the highest closing price of our common stock (June 2, 2006) of $5.65, and implied an indicated value of the share consideration of approximately $32.7 million.

Based on the indicated value range of the share consideration, and after including the $35.0 million cash consideration, Capitalink calculated the indicated equity value of the merger consideration (excluding debt assumed) to be between approximately $60.0 million and approximately $68.0 million.

After taking into account AVIEL’s estimated net debt and earnout obligations of approximately $42.9 million, Capitalink calculated the indicated value of the merger consideration (including such net debt and earnout obligation) to be between approximately $103.0 million and approximately $111.0 million. Such earnout obligations relate to $1.0 million in future contingent payments that are not yet earned but are likely to be paid by AVIEL with respect to the acquisition of PMC in 2005.

Valuation Overview

Capitalink generated an indicated valuation range for AVIEL based on the following approaches:

•	A review and analysis of AVIEL’s projected unlevered free cash flows and the preparation of a discounted cash flow analysis.

•	A review and comparison of certain financial characteristics and trading multiples of companies that were deemed to have characteristics comparable to those of AVIEL.

•	A review and analysis of transaction multiples in transactions where such target company was deemed to have characteristics comparable to those of AVIEL.

Capitalink weighted the three approaches equally and arrived at an indicated equity value range of approximately $67.0 million and approximately $91.0 million. Capitalink noted that the indicated equity value range of AVIEL is higher than the range of indicated equity value of the merger consideration of between approximately $60.0 million and approximately $68.0 million.

Capitalink then added AVIEL’s estimated net debt and earnout obligations of approximately $42.9 million as of March 31, 2006, to determine a range of indicated value or fair market value of the Company of approximately $110.0 million to approximately $134.0 million. Capitalink noted that the indicated or fair market value of the Company is higher than the range of indicated value of the merger consideration (including net debt and earnout obligations) of between approximately $103.0 million and approximately $111.0 million.

Capitalink’s fairness opinion and its underlying valuation analyses were as of June 9, 2006. Capitalink did not perform a separate valuation analysis reflecting the prior consideration paid in connection with the separate acquisitions of OPTIMUS and PMC, which form AVIEL. Any such valuation analysis would have been based on the facts and circumstances known or knowable at that time.

In preparation of its analyses, Capitalink utilized forecasts provided by AVIEL management, which project revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) from 2006 to 2008. In addition, Capitalink also utilized pro forma 2005 and LTM March 31, 2006 revenue and EBITDA numbers prepared assuming the PMC purchase took place as of January 1, 2005.

The 2005 and LTM EBITDA were also normalized to exclude unusual and non-recurring items, primarily transaction costs and bonus expenses related to the combination of OPTIMUS and PMC. Removing these items provides a more accurate portrayal of AVIEL’s underlying operating earnings and financial performance without the effects of one time or unusual expenses that are not expected to recur in the future.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

The projections used by Capitalink were prepared by AVIEL management and are not to be interpreted as projections of future performance (or “guidance”) by AVIEL or TAC. Capitalink noted the projections assume continued growth in revenues from 2005 to 2008 from approximately $76.5 million (on a pro forma basis) to approximately $115.1 million, respectively. This represents a compound annual growth rate (“CAGR”) of approximately 14.6% over the period. Capitalink also noted that the CAGR of AVIEL’s revenue (on a pro forma basis) from 2003 to the LTM period ended March 31, 2006, was approximately 55.3%.

Capitalink also noted that the projections project an improvement in EBITDA from 2005 to 2008, from approximately $11.5 million to approximately $20.1 million, respectively. This represents an improvement in AVIEL’s EBITDA margin from 15.0% to 17.4% and a CAGR of 20.5%. Capitalink noted that the projections seem reasonable given AVIEL’s strong historical growth (i.e., CAGR in EBITDA from FY2003 to the LTM period ended March 31, 2006 of approximately 50.6%), and opportunities to improve margins through the full integration of the operations of PMC and OPTIMUS.

In order to arrive at a present value, Capitalink utilized appropriate discount rates ranging from 18.0% to 20.0% that reflects the risk related to the cash flows of AVIEL. This was based on an estimated weighted average cost of capital of 18.5% (based on AVIEL’s estimated weighted average cost of debt of 10.3% and 20.1% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate industry risk and size premiums and a company specific risk reduction of 4.0% (reflecting the lower risk associated with dealing with federal and state government clients as compared to the general corporate sector), and a 1.0% risk premium (reflecting risk related to the change in management and the projected increase in EBITDA margins).

Capitalink presented a range of terminal values at the end of the forecast period by applying a range of terminal exit multiples based on revenue and EBITDA as well as long term perpetual growth rates. Terminal value refers to a valuation of the cash flows expected to be received subsequent to a point in time in which unique annual cash flows cannot be forecasted with reasonable accuracy. The terminal value can be calculated either based on the value of the business if liquidated or as an ongoing concern. For a business that has an indefinite life, like AVIEL, use of a terminal value minimizes the need to build cash flow projections for an indeterminate period into the future to assess its value. The terminal exit multiples were selected based on a review of the comparable companies and comparable transactions, and taking into account the significant expected growth of AVIEL over the forecast period.

Utilizing terminal revenue multiples of between 1.00 times and 1.40 times, terminal EBITDA multiples of 7.0 times and 9.0 times and long term perpetual growth rates of between 8.0% and 10.0%, Capitalink calculated a range of indicated enterprise values weighting the above indications equally.

The total enterprise values above were then decreased by net debt as of March 31, 2006 of approximately $42.9 million (which includes a line of credit of approximately $9.1 million, approximately $20.9 million in term loans, approximately $6.3 million in seller notes, approximately $6.4 million in recorded PMC earnout obligations, $1.0 million in contingent PMC earnout obligations, offset by approximately $0.7 million in notes receivable) to derive an indicated equity value range of approximately $57.1 million to approximately $92.1 million.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to AVIEL with respect to business and revenue model, operating sector, size and target customer base.

Capitalink located eleven companies that it deemed comparable to AVIEL with respect to their industry sector and operating model (the “Comparable Companies”), including CACI International Inc., SRA International Inc., ManTech International Corporation, MTC Technologies Inc., SI International Inc., Dynamics Research Corp., MAXIMUS Inc., Tyler Technologies Inc., SYS, Paradigm Holdings Inc., and Analex Corp. All of the Comparable Companies provide IT consulting services to the Federal and State Government. Most of the Comparable Companies are substantially larger then AVIEL with LTM revenue ranging from approximately $52.2 million to approximately $1.7 billion, compared with approximately $81.9 million for AVIEL on a pro forma basis. Based on publicly available information as of June 2, 2006, the enterprise value for the Comparable Companies ranged from approximately $43.8 million to approximately $2.1 billion.

Comparable Company Statistics (as of June 2, 2006)

(all $ in thousands) Company	Enterprise Value	Market Value	LTM Revenue	LTM EBITDA	EBITDA Margin%
CACI International, Inc.	$2,144,754	$1,849,924	$1,707,773	$194,341	11.4%
SRA International, Inc.	1,572,832	1,732,414	1,123,172	121,304	10.8%
ManTech International Corporation	1,146,052	1,098,855	1,038,135	100,274	9.7%
MTC Technologies, Inc.	484,410	436,801	376,377	45,311	12.0%
SI International, Inc.	493,964	410,496	421,434	41,545	9.9%
Dynamics Research Corp.	155,744	129,543	295,111	27,024	9.2%
MAXIMUS Inc.	507,657	678,393	683,491	80,541	11.8%
Tyler Technologies, Inc.	398,926	427,791	174,656	27,516	15.8%
Analex Corp.	108,949	39,551	150,113	14,311	9.5%
SYS	43,832	43,854	52,186	2,711	5.2%
Paradigm Holdings, Inc.	74,206	66,635	65,198	2,222	3.4%

AVIEL	N/A	N/A	$81,890	$11,621	14.2%

Capitalink noted that LTM EBITDA margin for AVIEL was significantly higher than most of the Comparable Companies, with EBITDA margins ranging from approximately 3.4% to approximately 15.8%, compared with approximately 14.2% for AVIEL. Capitalink noted that unlike the Comparable Companies, the EBITDA for AVIEL does not include public company costs.

Capitalink generated a number of multiples worth noting with respect to the Comparable Companies:

•	The enterprise value to LTM revenue multiple ranged from 0.53 times to 2.28 times, with a mean of 1.13 times.

•	The enterprise value to CY2006 revenue multiple ranged from 0.58 times to 2.05 times, with a mean of 1.06 times.

•	The enterprise value to CY2007 revenue multiple ranged from 0.57 times to 1.83 times, with a mean of 0.95 times.

•	The enterprise value to LTM EBITDA multiple ranged from 5.8 times to 16.2 times, with a mean of 10.8 times.

•	The enterprise value to CY2006 EBITDA multiple ranged from 7.7 times to 12.6 times, with a mean of 10.2 times.

•	The enterprise value to CY2007 EBITDA multiple ranged from 6.6 times to 11.0 times, with a mean of 8.8 times.

Capitalink also reviewed the historical multiples generated for the Comparable Companies, and noted that the mean enterprise value to LTM EBITDA multiple over the last ten years was 10.5 times.

Capitalink selected an appropriate multiple range for AVIEL by examining the range indicated by the Comparable Companies and taking into account certain company-specific factors. Capitalink expects AVIEL’s valuation multiples to be higher than the mean of the Comparable Companies with respect to the revenue multiples (due to its higher historical and projected EBITDA margins), and slightly lower than the mean of the Comparable Companies with respect to EBITDA multiples (due to its smaller size, and risks relating to its recent change in ownership and management).

Based on the above factors, Capitalink applied the following multiple range to AVIEL’s pro forma LTM revenue, CY2006 revenue, CY2007 revenue, pro forma LTM EBITDA, CY2006 EBITDA, and CY2007 EBITDA.

•	Between 1.30 and 1.50 times pro forma LTM revenue.

•	Between 1.20 and 1.40 times CY2006 revenue.

•	Between 1.10 and 1.30 times CY2007 revenue.

•	Between 9.0 and 10.0 times pro forma LTM EBITDA.

•	Between 8.5 and 9.5 times CY2006 EBITDA.

•	Between 7.0 and 8.0 times CY2007 EBITDA.

Based on the selected multiple ranges, Capitalink calculated a range of enterprise values for AVIEL and then deducted net debt as of March 31, 2006 of approximately $42.9 million to derive an indicated equity value range of approximately $74.5 million to approximately $91.5 million.

None of the Comparable Companies have characteristics identical to AVIEL. An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to AVIEL. The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Capitalink located eighteen transactions announced since April, 2003 involving target companies providing IT services to federal and state government agencies (the “Comparable Transactions”) and for which detailed financial information was available.

The Comparable Transactions include:

Comparable Transactions Statistics

Target	Acquiror	LTM Revenue ($m)	LTM EBITDA ($m)	EBITDA Margin %
Aerospace Integration	MTC Technologies Inc.	$34.00	N/A	N/A
Zen Technology	SI International Inc.	38.00	N/A	N/A
Anteon International Corp.	General Dynamics Corp.	1,450.87	$137.56	9.5%
Milestone Group, LLC	Anteon International Corp.	21.00	N/A	N/A
Galaxy Scientific Corp.	SRA International Inc.	90.00	N/A	N/A
Titan Corp.	L-3 Communications	2,151.40	174.45	8.1%
Gray Hawk Systems Inc.	ManTech International Corporation	70.02	2.62	3.7%
PEC Solutions, Inc.	Nortel Networks	226.29	34.86	15.4%
Shenandoah Elec. Intelligence	SI International Inc.	73.90	N/A	N/A
Systems Management Engineering	Science Dynamics Corp.	3.71	N/A	N/A
Impact Government	Dynamics Research Corp.	47.00	N/A	N/A
DigitalNet Holdings, Inc.	BAE Systems N.A.	354.24	37.91	10.7%
Simulation Technologies, Inc.	Anteon International Corp.	20.00	N/A	N/A
Command Technologies, Inc.	MTC Technologies, Inc.	48.99	4.29	8.8%
Defense Group, AMS	CACI International Inc.	249.60	5.37	2.2%
MATCOM International Corp.	SI International Inc.	67.80	7.00	10.3%
Premier Technology Group, Inc.	CACI International Inc.	43.40	6.33	14.6%
Information Spectrum Inc.	Anteon International Corp.	132.91	10.10	7.6%

AVIEL		$81.9	$11.6	14.2%

Based on the information disclosed with respect to the targets in the each of the Comparable Transactions, Capitalink calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

Capitalink noted the following with respect to the multiples generated:

•	The enterprise value to LTM revenue multiple ranged from 0.68 times to 2.09 times, with a mean of 1.33 times.

•	The enterprise value to LTM EBITDA multiple ranged from 8.0 times to 15.9 times, with a mean of 12.7 times.

Capitalink expects AVIEL to be valued above the mean of the Comparable Transactions with respect to the LTM revenue multiple (due to its high EBITDA margin), and slightly below the mean of the Comparable Transactions with respect to the LTM EBITDA multiple (due to its smaller size and risks relating to its recent change in ownership and management).

Capitalink determined a range of indicated enterprise values for AVIEL by selecting the following range of valuation multiples based on the Comparable Transactions, and then applied them to AVIEL’s pro forma LTM revenue and pro forma LTM EBITDA:

•	Between 1.30 and 1.50 times pro forma LTM revenue.

•	Between 10.0 and 12.0 times pro forma LTM EBITDA.

Based on the selected multiple ranges, Capitalink calculated a range of enterprise values for AVIEL and then deducted net debt as of March 31, 2006 of approximately $42.9 million to derive an indicated equity value range of approximately $68.4 million to approximately $88.2 million.

None of the target companies in the Comparable Transactions have characteristics identical to AVIEL. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the Comparable Transactions and other factors that could affect the respective acquisition values.

80% Test

TAC’s initial business combination must be with a target business whose fair market value is at least equal to 80% of TAC’s net assets at the time of such acquisition (the “80% Test”).

Capitalink reviewed and estimated TAC’s net assets at the close of the merger in comparison to AVIEL’s indicated range of fair market value. Capitalink noted that the fair market value of AVIEL of between $110.0 million and $134.0 million exceeds 80% of TAC’s net asset value of approximately $123.3 million. For the purposes of this analysis, Capitalink assumed that fair market value is equivalent to enterprise value or total invested capital value.

For the purposes of the 80% Test, Capitalink utilized the stockholders’ equity of TAC as of March 31, 2006.

Based on the information and analyses set forth above, Capitalink delivered its written opinion, which stated that, as of June 9, 2006 based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the merger consideration is fair, from a financial point of view, to our unaffiliated stockholders, and (ii) the fair market value of AVIEL is at least equal to 80% of our net assets. Capitalink is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. We determined to use the services of Capitalink because it is a recognized investment banking firm that has substantial experience in similar matters. Capitalink has received a fee in connection with the preparation and issuance of its opinion and will reimburse Capitalink for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, we have agreed to indemnify Capitalink for certain liabilities that may arise out of the rendering of its opinion. Capitalink does not beneficially own any interest in either TAC or AVIEL and has not provided either company with any other services.

Material Federal Income Tax Consequences of the Merger

The following section is a summary of the material United States federal income tax consequences of the merger to holders of TAC common stock. This discussion addresses only those TAC security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the Code), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold TAC common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	persons who are not citizens or residents of the United States.

This summary is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

Neither TAC nor AVIEL intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

No gain or loss will recognized by TAC or by the stockholders of TAC if their conversion rights are not exercised.

A stockholder of TAC who exercises conversion rights and effects a termination of the stockholder’s interest in TAC will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of TAC for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of TAC common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of TAC common stock is more than one year.

This discussion is not a complete analysis or description of all potential United States federal tax consequences of the merger. It does not address tax consequences that may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Anticipated Accounting Treatment

The merger will be accounted for using the purchase method of accounting with TAC treated as the acquiror. Under this method of accounting, AVIEL’s assets and liabilities will be recorded by TAC at their respective fair values as of the closing date of the merger (including any identifiable intangible assets). Any excess of purchase price over the net fair values of AVIEL’s assets and liabilities will be recorded as goodwill. Financial statements of TAC after the merger will reflect these values but will not be restated retroactively to reflect the historical financial position or results of operations of AVIEL prior to the merger. The results of operations of AVIEL will be included in the results of operations of TAC beginning on the effective date of the merger.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are subject to certain federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act and filings with the State of Delaware and the Commonwealth of Virginia necessary to effectuate the transactions contemplated by the merger agreement. On July 14, 2006, we filed an application with the Federal Trade Commission pursuant to the requirements of the HSR Act. On July 24, 2006, we received notice of early termination of the HSR waiting period from the Federal Trade Commission.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General; Structure of Merger

On June 9, 2006, TAC entered into a merger agreement with AVIEL and Mr. Chapel, the sole AVIEL stockholder. TAC will be the surviving corporation in the merger and, as a result, the separate existence of AVIEL will cease. The parties amended the merger agreement on July 28, 2006 to amend certain definitions. We refer to the merger agreement, as amended, as the merger agreement. Mr. Chapel’s shares of AVIEL common stock will be automatically converted into the right to receive cash and shares of common stock of TAC.

Mr. Chapel, as the sole stockholder of AVIEL approved and adopted the merger agreement and the transactions contemplated thereby by virtue of the execution of the merger agreement. Accordingly, no further stockholder action is required to be taken by AVIEL to approve the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place on the later of August 21, 2006 or the second business day following the satisfaction of the conditions described below under “The Merger Agreement—Conditions to Closing of the Merger,” unless TAC, AVIEL and Mr. Chapel agree in writing to another time. The merger is expected to be consummated promptly after the special meeting of TAC’s stockholders described in this proxy statement.

Name; Headquarters

After completion of the merger:

•	the name of TAC will be AVIEL Systems, Inc.; and

•	the corporate headquarters and principal executive offices of TAC will be located at 7926 Jones Branch Drive, Suite 900, McLean Virginia 22102, which is AVIEL’s corporate headquarters.

Merger Consideration

The total consideration to be paid in the merger is approximately $100.0 million. Pursuant to the merger agreement, Mr. Chapel, the sole stockholder of common stock of AVIEL outstanding immediately before the merger will receive, in exchange for such securities, $24.0 million in the form of shares of TAC common stock, which would equal approximately 5.2 million shares as of September 30, 2006 assuming no shareholders exercise their conversion rights or approximately 5.5 million shares assuming conversion of 19.99% of the shares outstanding, and $33.6 million in cash. The actual number of shares of TAC common stock to be delivered to Mr. Chapel will be determined at closing by the TAC Stock Consideration calculation.

In addition, outstanding liabilities of AVIEL and TAC in the total amount of approximately $41.5 million (including approximately $6.0 million of contingency payments earned but not yet paid to former stockholders), together with approximately $1.75 million of transaction expenses payable at closing, will be paid immediately following the closing.

As a result of the merger, and assuming that no TAC stockholder demands that TAC convert its shares to cash, as permitted by TAC’s certificate of incorporation, and assuming there is $123.3 million of cash in the trust account at closing (net of obligations) and 27,000,000 shares of TAC common stock outstanding, Mr. Chapel will own approximately 16.3% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 83.7 % of the outstanding TAC common stock. Assuming that 19.99% of TAC stockholders demand that TAC convert their shares to cash, then Mr. Chapel will own approximately 19.5% of the outstanding TAC common stock and the present stockholders of TAC (or their transferees) will own approximately 80.5% of the outstanding TAC common stock.

The merger agreement provides that outstanding debt of AVIEL held by TICC in the amount of approximately $14.5 million will be repaid and the warrant held by TICC to purchase 50 shares of AVIEL common stock will be assumed by TAC, and, in accordance with the terms of the warrant, TICC shall have the right to acquire and receive, at such time as the warrant is exercised, $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $0.50.

Permitted Distributions

The merger agreement provides that none of the earnings generated by AVIEL and its subsidiaries since December 31, 2005 shall be distributed to Mr. Chapel except for permitted distributions. Permitted distributions are (i) a distribution to Mr. Chapel at or prior to the Closing in the negotiated amount of $880,000 and (ii) the following distributions for the sole purpose of paying the recipients’ taxes arising from the earnings of AVIEL, OPTIMUS and PMC as a result of such recipients’ status as a present or former stockholder of AVIEL, a Subchapter S corporation and/or OPTIMUS, formerly a Subchapter S corporation and currently a qualified Subchapter S subsidiary, to the extent such tax liability shall have been incurred by the respective recipient: (a) distributions to Mr. Chapel for federal and state income tax obligations arising from 2006 taxable income or 2005 taxable income to the extent such 2005 taxes attributable to such 2005 taxable income exceed amounts previously distributed by AVIEL to Mr. Chapel with respect to such 2005 taxable income, (b) distribution to Mr. Chapel in the amount of $135,000 on January 20, 2006, for federal and state income tax obligations for the year 2005, (c) distribution in the amount of $25,000 paid directly to Maryland for Maryland withholding tax obligations of non-resident stockholders for the year 2005, and (d) distributions to Mr. Chapel, Eric Adolphe, Carole Davis and Chris Dougherty in an aggregate amount of $761,102 on April 11, 2006, for federal and state income tax obligations for the years 2005 and 2006, and (iii) distributions to Eric Adolphe, Carole Davis and Chris Dougherty required pursuant to the section entitled “Tax Payments” of the Redemption Agreements dated January 4, 2006 between OPTIMUS and each of Eric Adolphe, Carole Davis and Chris Dougherty.

Escrow Agreement

$9.0 million in the form of shares of TAC common stock to be received by Mr. Chapel as part of the merger consideration (the exact number of shares to be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) will be placed in escrow to secure the indemnity rights of TAC under the merger agreement and will be governed by the terms of an escrow agreement. The escrow agreement is attached as Annex D hereto. We encourage you to read the escrow agreement in its entirety.

Lock-Up Agreement

Upon closing, Mr. Chapel will enter into a lock-up agreement that provides that he not sell or otherwise transfer any of the shares of common stock of TAC that he will receive as a result of the merger until the one year anniversary of the consummation of the merger, subject to the following exceptions: (i) in case of death, by way of testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift, whose donee agrees to be bound by the terms of the lock-up agreement or (iii) to a trust for the benefit of Mr. Chapel or his immediate family, where the trustee agrees to be bound by the terms of the lock-up agreement. The lock-up agreement will be entered into to ensure that the shares of TAC common stock received by Mr. Chapel in the merger will not offer the potential to impact upon the market price during the period the restrictions apply. The lock-up agreement is attached as Annex H hereto. We encourage you to read the lock-up agreement in its entirety.

Employment Agreement

A condition to the closing of the merger agreement is that Mr. Chapel shall enter into an employment agreement with AVIEL upon the consummation of the merger. The employment agreement is attached as Annex E hereto. For a summary of the employment agreement, see the section entitled “Directors and Executive Officers Following the Merger—Employment Agreement.” We encourage you to read the employment agreement in its entirety.

Election of Directors

Pursuant to the merger agreement, the TAC board of directors following the merger will consist of Jonathan Cohen and Steven P. Novak who are currently members of TAC’s board of directors, Mr. Chapel, Jan D. Eakle, Roger A. Gurner, David C. Karlgaard and Todd A. Stottlemyer. See “Directors and Executive Officers of TAC After the Merger.” Mr. Cohen will initially also serve as the sole member of the board committee to be formed for the purpose of taking all necessary actions and making all decisions regarding TAC’s right to indemnification pursuant to the merger agreement.

TAC’s directors do not currently receive any cash compensation for their services as members of the board of directors. However, in the future, non-employee directors may receive certain cash fees and stock awards that the board of directors of the combined company following the merger may determine to pay.

Registration Rights Agreement

Pursuant to the merger agreement, TAC and Mr. Chapel will enter into a registration rights agreement to provide Mr. Chapel with certain rights relating to the registration of shares of TAC common stock that he will receive upon consummation of the merger. Under the registration rights agreement, Mr. Chapel is afforded both demand and piggyback registration rights. The registration rights agreement is attached as Annex G hereto. We encourage you to read the registration rights agreement in its entirety.

Representations and Warranties

The merger agreement contains representations and warranties of each of AVIEL, Mr. Chapel and TAC relating, among other things, to:

•	proper corporate organization and similar corporate matters; these representations and warranties provide, among other things, that AVIEL and TAC are corporations duly incorporated, validly existing and in good standing under the laws of Virginia and Delaware, respectively, and have the requisite corporate power and authority to own, lease and operate their respective assets and properties and to carry on their respective businesses as they are now being conducted.

•	subsidiaries and capital structure of each constituent company; these representations and warranties relate to, among other things, whether AVIEL and TAC have any subsidiaries, the ownership of the capital stock of such subsidiaries, and the amount of authorized, issued and outstanding capital stock of AVIEL and its subsidiaries and TAC.

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the authorization, performance and enforceability of the merger agreement; these representations and warranties provide, among other things, that AVIEL, Mr. Chapel and TAC have all requisite power or corporate power and authority or corporate authority to execute and deliver the transaction agreements, the execution and delivery of the transaction agreements and the consummation of the transaction have been duly authorized by all necessary action or corporate action on the part of AVIEL, Mr. Chapel and TAC, and each transaction agreement will, subject to certain exceptions, constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms.

•	no conflicts and required consents; these representations and warranties provide, among other things, that the execution, delivery and performance by AVIEL, Mr. Chapel and TAC of each transaction agreement, and the consummation of the transaction will not conflict with or violate, or give rise to a right of novation or termination of, AVIEL’s or TAC’s respective bylaws or certificates of incorporation, contracts or applicable laws, other than such items that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; no further consents are required to be obtained in connection with the transaction.

•	necessary permits; these representations and warranties provide, among other things, that AVIEL has all necessary permits required or necessary for the conduct of its businesses as currently operated, except for the lack of any such permits that, individually and in the aggregate, could not reasonably be expected to have a material adverse effect.

•	taxes; these representations and warranties relate to, among other things, the timely filing by AVIEL and TAC of their respective tax returns, the timely payment of all taxes due and owing, the withholding and payment of employment taxes, and the “S corporation” status with respect to AVIEL and its subsidiaries.

•	financial statements, accounts receivables, absence of undisclosed liabilities, internal controls and procedures; these representations and warranties provide, among other things, that AVIEL’s financial statements (as defined) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, and fairly and accurately present the financial condition and results of operations, changes in stockholders’ equity and cash flows of AVIEL and its subsidiaries, that, with certain exceptions, neither AVIEL nor any of its subsidiaries have incurred any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet, that the accounts and notes receivable of AVIEL and its subsidiaries arose from bona fide sales transactions in the ordinary course of business and are legal, valid and binding obligations, and that AVIEL and its subsidiaries maintain accurate records reflecting their assets and liabilities and maintain procedures in all material respects that provide reasonable assurance relating to the execution of transactions with management’s authorization, the recording of transactions to permit preparation of financial statements, access to assets, and the accurate recording of accounts, notes and other receivables and inventory; TAC’s financial statements fairly present the financial condition and results of operations, and cash flow of TAC, and such financial statements have been prepared in accordance with GAAP.

•	information supplied for proxy statement; this representation and warranty provides that none of the information supplied by Mr. Chapel or AVIEL for inclusion in the proxy statement will, to the knowledge of Mr. Chapel and AVIEL, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

•	bank accounts; this representation and warranty provides for a list of the names and locations of all bank and financial institutions with which AVIEL and its subsidiaries maintain an account.

•	broker fees; these representations and warranties provide that, except as disclosed, no broker, investment banker, financial advisor or other person is entitled to any fee in connection with this transaction based upon arrangements made by or on behalf of AVIEL or TAC.

•	real property and other assets; these representations and warranties provide that neither AVIEL nor its subsidiaries own any real property, and relate to AVIEL’s and its subsidiary’s leased properties.

•

related party transactions; these representations and warranties provide, subject to certain exceptions, that none of AVIEL’s directors, officers, employees, shareholders or affiliates has borrowed money from AVIEL or its subsidiaries, is a party to any contract to which AVIEL or any of its subsidiaries is a party, or has any business dealings or a financial interest in any material transaction with AVIEL or any of its subsidiaries.

•	labor relations; these representations and warranties provide, among other things, that AVIEL and its subsidiaries have no obligations under any collective bargaining agreement, has not been charged with any unfair labor practice, and has not committed any act or failed to take any required action with respect to any of its employees which has resulted in a violation of any employment or labor laws.

•	insurance coverage; these representations and warranties set forth a list of the insurance policies maintained by AVIEL and its subsidiaries and that all premiums have been paid, no lapse of coverage has occurred and no notice of cancellation or termination has been received on such policies.

•	environmental liability; these representations and warranties provide, among other things, that neither AVIEL nor any of its subsidiaries is in violation of any environmental law or has any liability or remedial obligations associated with any hazardous materials.

•	intellectual property; these representations and warranties set forth a list of intellectual property that is owned, or licensed by AVIEL and its subsidiaries. They further provide, among other things, that AVIEL and any of its subsidiaries owns, or is licensed or otherwise possesses legally sufficient rights to the intellectual property to carry out its business as currently conducted, and, to the knowledge of AVIEL and Mr. Chapel, there are no claims with respect to the use of the intellectual property currently pending or threatened.

•	suppliers and customers; these representations and warranties set forth a list of the ten largest government contracts of the AVIEL and its subsidiaries, determined by gross revenue, and the ten largest suppliers of goods and services to AVIEL and its subsidiaries, determined by the direct costs incurred. They further provide, among other things, that to the knowledge of AVIEL and Mr. Chapel, no customer or supplier listed has, within the last twelve months, threatened to cancel or otherwise terminate, or intends to cancel or otherwise terminate any relationships of such customer or supplier with the company.

•	government contracts, government audits, and other material contracts; these representations and warranties set forth a list, with certain exceptions, of all government contracts, task orders and pending bids for government contracts and task orders of AVIEL and its subsidiaries. These representations and warranties also relate to, among other things, any knowledge of certain facts that could reasonably result in claims against AVIEL and its subsidiaries, compliance by AVIEL and its subsidiaries with all material terms and conditions of each government contract, compliance by AVIEL and its subsidiaries in all material respects with all statutory and regulatory requirements, receipt of show cause, cure, default or similar notice relating to the government contracts, receipt of notice of any outstanding claims or contract disputes, no suspension or debarment proceedings, no notice of any administrative, civil or criminal investigation or indictment by any governmental authority with respect to the conduct of the business of AVIEL and its subsidiaries, the billing of all indirect and general and administrative (G&A) expense rates consistent with Defense Contract Audit Agency approved rates or provisional rates, no events or omissions that would, to the knowledge of AVIEL and Mr. Chapel reasonably be expected to result in a material claim against AVIEL or its subsidiaries or a material dispute between AVIEL or any of its subsidiaries and a government authority or third party, and no claims existing or threatened against AVIEL or its subsidiaries with respect to express warranties and guarantees contained in government contracts on products or services provided by AVIEL and its subsidiaries.

•	complete disclosure; these representations and warranties provide, among other things that none of the statements or information contained in any of the representations, warranties or covenants of Mr. Chapel, AVIEL and its subsidiaries, and TAC contains any untrue statement of a material fact or omits to state, when read in conjunction with all of the information contained in the merger agreement, any fact necessary to make the statements or facts contained therein not misleading.

•	no other agreement to sell; these representations and warranties provide, among other things that none of AVIEL, any of its subsidiaries or Mr. Chapel have any legal obligation to any other person to sell, encumber or otherwise transfer the company, any of its subsidiaries, AVIEL’s common stock, the assets of AVIEL or its subsidiaries, or the business of AVIEL or its subsidiaries (in whole or in part).

•	absence of certain changes or events; these representations and warranties provide, among other things and with certain exceptions, that the business of AVIEL and its subsidiaries (since December 31, 2005) has been conducted only in the ordinary course and during such period with respect to AVIEL and its subsidiaries, (and, with respect to TAC, since the date of its inception) there has been no agreement, commitment or understanding entered into, or occurrence with respect to the following, among other things: any material adverse effect, except for permitted distributions, any declaration, setting aside or payment of any dividend or other payment or distribution with respect to any shares of its capital stock (AVIEL only), any changes in accounting methods, principles or practices (AVIEL only), any sale, lease or other disposition of a material portion of assets, any establishment or adoption or amendment of any benefit plans, any incurrence of indebtedness, any amendment to or restatement of the charter or bylaws, any acquisition of or agreement to acquire any equity interest in or business of any entity, and any entering into a contract or agreement (other than in the ordinary course of business with respect to AVIEL, and other than non-material contracts with respect to TAC).

•	benefit plans, employee matters and contractors; these representations and warranties set forth a list of all employee benefit plans, employees and independent contractors of AVIEL and its subsidiaries. They further provide, among other things, that all employee benefit plans have been operated and administered in accordance with their terms and the applicable requirements of all applicable laws, there are no suits, audits, examinations, actions, litigation or claims with respect to any employee benefit plans,

•	compliance with laws; these representations and warranties provide, among other things that Mr. Chapel, AVIEL and its subsidiaries, and TAC have complied with and are not in default under any applicable laws, except for such non-compliance as did not, or will not have a material adverse effect.

•	litigation; these representations and warranties set forth a list of all claims, suits, actions, proceedings or known investigations pending or, to the knowledge of Mr. Chapel and AVIEL, threatened against AVIEL or any of its subsidiaries. Further, these representations and warranties provide, among other things, that there is no claim, suit, action or proceeding, or known investigation pending, or, to the knowledge of TAC, threatened against TAC, and there have been no litigation claims against AVIEL and its subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect; and

•	trust funds and liquidation. these representations and warranties provide, among other things, that upon consummation of the merger and notice thereof to the trustee of the trust, proceeds held in the trust account maintained by TAC shall be eligible for release and the trustee shall be obligated to release as promptly as practicable the proceeds held in the trust account, free of any lien whatsoever.

•	title to AVIEL common stock and shareholder matters. these representations and warranties provide, among other things, that Mr. Chapel owns good, valid and marketable title to 100% of the issued and outstanding common stock of AVIEL, free and clear of any and all liens, other than permitted liens, and that Mr. Chapel is either an “accredited investor” or a person possessing sufficient knowledge and experience in financial and business matters to enable him to evaluate the merits and risks of an investment in TAC.

Covenants

TAC, AVIEL and Mr. Chapel have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. AVIEL has also agreed (and Mr. Chapel has agreed to take all reasonable actions necessary to cause AVIEL and any subsidiary), subject to certain exceptions, to continue to conduct its business in the ordinary course prior to the closing and not to take the following actions without the prior written consent of TAC:

•	declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, or property) to or on behalf of Mr. Chapel or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except that Mr. Chapel is entitled to payment of his salary and reimbursement of documented business expenses as well as certain permitted distributions (of a negotiated amount of $880,000 and certain distributions for the sole purpose of paying Mr. Chapel’s taxes arising from the earnings of AVIEL and its subsidiaries as a result of Mr. Chapel’s status as a stockholder of AVIEL and its subsidiaries);

•	pledge, issue, deliver, sell or grant or otherwise dispose of, or modify or amend any right of any holder of (A) any shares of its capital stock, (B) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares of its capital stock, or (C) any “phantom” stock or “phantom” stock rights, stock appreciation rights or stock-based performance units of AVIEL or any subsidiary;

•	amend or restate its charter or bylaws or the articles of incorporation or bylaws of any subsidiary, or convert into a different form of entity;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

•	sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow (other than permitted liens) any lien on, any of its assets (including any intellectual property) other than (A) in the ordinary course of business, but in no event shall such dispositions exceed $50,000 individually or $100,000 in the aggregate for AVIEL and all of its subsidiaries taken as a whole, or (B) as required pursuant to the terms of material contracts;

•	(A) enter into or amend any agreement, other than in the ordinary course of business, that if entered into or amended prior the date of the agreement would be a material contract; or (B) modify, amend, transfer, terminate or waive any rights under any material contract in any manner adverse to AVIEL or any subsidiary;

•	pay, discharge, satisfy or settle any litigation, except any settlement that would not: (A) impose any injunctive or similar order on AVIEL or any subsidiary, or restrict in any way the business of AVIEL or any subsidiary; or (B) exceed $100,000 in cost or value to AVIEL or any subsidiary;

•	enter into or amend any contract, transaction, indebtedness or other arrangement in which any of its directors, officers, stockholders or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

•	except with respect to continued advances pursuant to the terms of AVIEL’s senior bank loan facility, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other person, or (C) create, incur, assume or guarantee any material capitalized lease obligations;

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file any amended tax return, enter into any closing agreement, settle or compromise any tax claim or assessment relating to AVIEL or any subsidiary, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to AVIEL or any subsidiary, or take any other similar action relating to the filing of any material tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of AVIEL or any subsidiary or decreasing any tax attribute of AVIEL or any subsidiary;

•	establish, adopt, enter into or amend, modify or terminate any company benefit plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control, indemnification, retention bonus or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, stockholder, employee, consultant or other individual performing services for AVIEL or any subsidiary, (ii) agree to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, stockholder or consultant or salaried employee (other than for non-management employees in the ordinary course of business), (iii) pay any benefit not required by any company benefit plan or other plan or agreement, (iv) establish, adopt, enter into or amend in any respect any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union, (v) make any determinations under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any company benefit plan, or (vi) terminate without cause the employment of any key employee;

•	incur any loss or impairment of any right, title or interest held by AVIEL or any subsidiary in any company intellectual property, or loss of any license necessary for the use of any company intellectual property;

•	pay, discharge or satisfy any liabilities, other than payment, discharge or satisfaction in the ordinary course of business of liabilities that are not to or on behalf of a director, officer, stockholder or other affiliates of AVIEL or any subsidiary;

•	conduct any material reevaluation of any asset, including any write-down of inventory or writing-off of accounts receivable except as permitted by GAAP;

•	make or agree to make any new capital expenditure (or series of related capital expenditures), or any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, or acquisitions) in amounts in excess of $100,000 in the aggregate;

•	do or omit to take any action, or permit any omission to act, that would cause a breach or default under, or the termination, modification or amendment of, any material contract, or any government license, material permit or other material authorization;

•	amend, modify, extend, renew or terminate any lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property requiring rental and other payments in excess of $100,000 annually;

•	grant any irrevocable power of attorney;

•	terminate, cancel or amend, or cause the termination, cancellation or amendment of, any insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage) maintained by AVIEL that is not replaced by comparable coverage;

•	make any change in accounting methods, principles or practices by AVIEL or any subsidiary affecting the consolidated assets, liabilities, liquidity, cash flows or results of operations of AVIEL, except to the extent required by GAAP;

•	make any change in the lines of business in which AVIEL or any subsidiary participates or is engaged;

•	make or omit to take any action which would be reasonably anticipated to have a company material adverse effect;

•	form, establish or acquire any subsidiary; or

•	take, authorize, commit or agree to take any of the foregoing actions.

TAC has agreed to not take any of the following actions without the prior written consent of AVIEL and Mr. Chapel:

•	(A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization of, or alter through merger, liquidation, reorganization or restructuring or in any other fashion its corporate structure;

•	amend its charter or bylaws other than as contemplated herein;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

•	sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow any lien, other than permitted liens;

•	(A) enter into or amend any material contract; or (B) modify, amend, transfer, terminate or waive any rights under any material contract; or (C) enter into or amend any material contract, transaction, indebtedness or other arrangement in which any of its officers, directors, stockholders or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

•	(A) except with respect to continued advances pursuant to the terms of its senior bank loan facility, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other person or (C) create, incur, assume or guarantee any material capitalized lease obligations;

•	(i) establish, adopt, enter into or amend, modify or terminate any of its benefit plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control, indemnification, retention bonus or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, stockholder, employee, consultant or other individual performing services for it, (ii) agree to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, stockholder or consultant or salaried employee (iii) pay any benefit not required by any of its benefit plans or other plan or agreement, (iv) establish, adopt, enter into or amend in any respect any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union, or (v) make any determination under any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union or any of its benefit plans;

•	do or omit to take any action, or permit any omission to act, that would cause a breach or default under, or the termination, modification or amendment of, any material contract, or any government license, material permit or other material authorization;

•	amend, modify, extend, renew or terminate any lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

•	make or omit to take any action which would be reasonably anticipated to have a material adverse effect;

•	form, establish or acquire any subsidiary; or

•	take, authorize, commit or agree to take any of the foregoing actions.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•	TAC to prepare and file with the SEC this Proxy Statement in preliminary form for the purpose of soliciting TAC stockholder approval in favor of the merger, the charter amendments and the stock option plan; Mr. Chapel to cause AVIEL to deliver to TAC for the purpose of preparing this Proxy Statement and in a form sufficient to allow TAC to satisfy all requirements under the law, AVIEL’s consolidated financial statements and other information relating to AVIEL;

•	AVIEL to, and Mr. Chapel to take all reasonable steps to cause AVIEL to, comply at the time of the merger with all applicable federal securities laws, and cause TAC as the surviving company at the time of the merger to comply with all applicable federal securities laws, including, but not limited to satisfying all of the applicable requirements of the Sarbanes-Oxley Act of 2002.

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•	the parties to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger;

•	AVIEL and Mr. Chapel on the one hand, and TAC on the other hand to give prompt notice to the other, of (i) its or his knowledge of any representation or warranty made by it or him contained in the merger agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

•	payment of all fees and expenses incurred in connection with the merger by Mr. Chapel or AVIEL by the surviving company upon the closing of the merger, or by the party incurring such expenses, if the merger is not consummated; provided, however that in the event the merger is not consummated, then TAC shall reimburse Mr. Chapel and AVIEL for all reasonable expenses that are incurred and paid by him or it that are directly related to the merger and evidenced by written invoices or other documentation satisfactory to TAC if: (a) the merger agreement is terminated as a result of (i) a material breach by TAC of any of the representations, warranties, covenants or agreements contained herein that has not been waived in writing by Mr. Chapel, or (ii) the failure to obtain the approval of TAC’s stockholders, and (b) TAC consummates a business combination transaction as defined in TAC’s charter;

•	survival of all rights to indemnification for acts or omissions occurring through the closing date now existing in favor of the current directors and officers of TAC as provided in TAC’s charter or in any indemnification agreements and maintenance for a period of six (6) years after the closing date of the current policies of directors’ and officers’ liability insurance maintained by TAC (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous, and issued by a insurer rated of comparable financial strength and stability) with respect to claims arising from facts and events that occurred prior to the closing date;

•	the parties to consult with each other before issuing, and provide each other the opportunity to comment upon and approve or disapprove in writing, any press release or other public statements with respect to the merger transaction and not issue any such press release or make any such public statement prior to such written approval, except as may be required by applicable law or court process or pursuant to any requirement of a stock exchange where TAC’s common stock is traded;

•	the parties to not take any action and not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the merger transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	Mr. Chapel agreeing to not, prior to the date that is one (1) year after the closing date, sell, transfer or otherwise dispose of an interest in the stock consideration other than as permitted pursuant to the terms of the lock-up letter executed by Mr. Chapel concurrently with the closing;

•	TAC and Mr. Chapel agreeing to enter into a registration rights agreement concurrently with the closing, entitling Mr. Chapel to demand registration of the resale of his stock consideration;

•	TAC and Mr. Chapel agreeing to enter into an employment agreement concurrently with the closing, and Mr. Chapel agreeing to cooperate with and assist the surviving company board of directors in its efforts to cause the Chief Financial Officer of AVIEL to enter into an employment agreement with the surviving company;

•	TAC agreeing to give the trustee of its trust account the required notifications concerning the merger transaction;

•	Mr. Chapel to release and forever discharge, effective as of the closing date, AVIEL and each subsidiary from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from Mr. Chapel’s (i) status as a holder of an equity interest in AVIEL; and (ii) status as an officer, director, employee or in any other capacity with AVIEL or any subsidiary prior to closing, to the extent that the basis for claims under any such status that survives the closing arise prior to the closing, excluding claims for compensation and/or employee benefits incurred in the ordinary course of business and/or permitted distributions;

•	the delivery by each party to the other of disclosure letters;

•	the parties agreeing to not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of the capital stock of TAC or AVIEL or any subsidiary, or any part of the assets or the businesses of TAC or AVIEL or any subsidiary, or the acquisition by TAC of the capital stock of any person;

•	prior to the closing, the Board of Directors of TAC to appoint a committee consisting of one or more of its then members to act on behalf of TAC to take all necessary actions and make all decisions regarding TAC’s right to indemnification pursuant to the merger agreement and pursuant to the escrow agreement; and

•	at the closing, the surviving company to pay in full and retire all of the outstanding indebtedness to Wachovia Bank, and immediately following the closing, to pay all of the outstanding indebtedness to Citizens Bank, TICC, the former stockholders of OPTIMUS, the earn-out obligations to the seller of PMC (to the extent then earned, due and payable), and at, or promptly following the closing, the amounts due to TAC stockholders who vote against the merger and demand that their shares be converted into a pro rata share of the trust account, all with proceeds received from the trust account.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger agreement and the related transactions is conditioned on the TAC stockholders, at a meeting called for these purposes, adopting the merger agreement and approving the merger and adopting the name change amendment. The adoption of the certificate of incorporation amendment and the long-term incentive plan proposal are not conditions to the merger proposal, but if the merger is not approved, the other proposals will not be presented at the meeting for adoption.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•	no temporary restraining order, preliminary or permanent injunction or other order being issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of such merger transaction shall be in effect;

•	TAC making appropriate arrangements with the trustee of the trust account to disburse the funds in accordance with the terms of the merger agreement;

•	holders of 20% or more of the shares of TAC common stock issued in TAC’s IPO and outstanding immediately before the consummation of the merger shall not have exercised their rights to convert their shares into a pro rata share of the trust account in accordance with TAC’s certificate of incorporation;

•	any waiting period (and any extension thereof) applicable to the merger transaction under the Hart Scott Rodino Antitrust Improvements Act of 1976 shall have been terminated or shall have expired.

TAC’s Conditions to Closing

The obligations of TAC to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	the representations and warranties of Mr. Chapel and AVIEL that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the closing date as though made on the closing date;

•	Mr. Chapel and AVIEL shall have performed in all material respects all obligations required to be performed by him or it under the merger agreement at or prior to the closing date;

•	there shall not have occurred since the date of the merger agreement any material adverse effect with respect to AVIEL and its subsidiaries;

•	all required consents with respect to Mr. Chapel, AVIEL and its subsidiaries in connection with the merger transaction shall have been obtained and evidence of such shall be provided to TAC;

•	certified copies of resolutions and actions taken by Mr. Chapel and AVIEL’s board of directors in connection with the merger transaction, as well as certificates of good standing and certain tax related forms shall have been delivered by Mr. Chapel and AVIEL to TAC;

•	the registration rights agreement, the escrow agreement, the lock-up agreement, and the employment agreement with Mr. Chapel shall have been executed and delivered;

•	no action, suit or proceeding shall be pending or threatened before any Government Authority which is reasonably likely to (i) cause the merger transaction to be rescinded following consummation or (ii) affect materially and adversely AVIEL’s common stock or the right of TAC to own, operate or control any of the assets and operations of AVIEL and its subsidiaries following the merger transaction and no order to any such effect shall be in effect; and

•	TAC shall have received an opinion in form and substance satisfactory to it from Capitalink, L.C. that (i) the total merger consideration is fair, from a financial point of view, to TAC’s stockholders, and (ii) the fair market value of AVIEL’s operating business is at least equal to 80% of TAC’s net assets.

Mr. Chapel’s and AVIEL’s Conditions to Closing

The obligations of Mr. Chapel and AVIEL to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	the representations and warranties of TAC in the merger agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects as of the closing date as though made on the closing date;

•	TAC shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•	TAC shall have delivered to Mr. Chapel and AVIEL certified copies of resolutions and actions taken by TAC’s board of directors in connection with the approval of the merger agreement;

•	there shall not have occurred since the date of the merger agreement any material adverse effect with respect to TAC;

•	TAC shall have executed and delivered Mr. Chapel’s employment agreement, the registration rights agreement and the escrow agreement;

•	all officers and directors of TAC prior to closing other than Mr. Jonathan Cohen and Mr. Steven P. Novak, who shall remain as directors of TAC, shall have resigned from all of their positions and offices with TAC;

•	TAC shall have obtained any required consents in connection with the merger transaction;

•	no action, suit or proceeding shall be pending or threatened before any Government Authority which is reasonably likely to (i) cause the merger transaction to be rescinded following consummation or (ii) affect materially and adversely or otherwise encumber the title of the shares of the TAC common stock comprising the stock consideration and no order to any such effect shall be in effect; and

•	TAC shall, in all material respects, be in compliance with the requirements of the Exchange Act.

Indemnification

•	TAC will be fully indemnified, held harmless and reimbursed from and against any and all damages by Mr. Chapel (or by AVIEL and Mr. Chapel jointly and severally for claims arising out of the failure to consummate the merger transaction), caused by or arising, directly or indirectly, out of any inaccuracy in or breach of any representation or warranty made by AVIEL or Mr. Chapel, any breach by AVIEL or Mr. Chapel of any covenant or obligation contained in the merger agreement, and enforcing TAC’s indemnification rights;

•	Mr. Chapel will be fully indemnified, held harmless and reimbursed from and against any and all damages by TAC caused by or arising, directly or indirectly, out of any inaccuracy in or breach of any representation or warranty made by TAC, any breach by TAC of any covenant or obligation contained in the merger agreement, and enforcing Mr. Chapel’s indemnification rights;

•	The shares of TAC common stock held in the escrow account will be the exclusive source from which TAC may seek to satisfy the indemnification obligations of Mr. Chapel, other than for breaches of any covenants or other obligations contained in the merger agreement, breach of the representations and warranties relating to capital structure, title to AVIEL common stock, authority, execution and delivery of the merger agreement, no conflicts and consents, taxes, benefit plans, certain representations and warranties made as to AVIEL’s government contracts, and fraud or willful misconduct;

•	TAC shall deposit into the escrow account $9.0 million in the form of shares of TAC common stock to be received by Mr. Chapel as part of the merger consideration (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock). Any indemnification payments shall be paid from the escrow shares, although Mr. Chapel shall have the right to substitute, for the escrow shares that otherwise would be paid in satisfaction of a claim, cash in an amount equal to the claim. In the event of such cash substitution, the escrow agent shall return to Mr. Chapel that number of shares of TAC common stock determined by the quotient of (i) the amount of substituted cash provided by Mr. Chapel and (ii) the lower of the fair market value of TAC common stock (as defined below) and the adjusted book value of TAC common stock. For purposes of satisfying an indemnification claim, shares of TAC common stock will be valued at fair market value, which is defined in the escrow agreement as the average reported closing price per share for the three trading days ending on the last day immediately prior to the day that the claim is paid. Any shares of TAC common stock remaining in escrow on the date that is 18 months following the closing date shall be released to Mr. Chapel, except those shares reserved against any claims arising prior to that date, in such amounts and manner as prescribed in the escrow agreement.

•	In no event shall the aggregate liability of Mr. Chapel (or AVIEL if the merger transaction is not consummated) under the provisions of the merger agreement exceed the total merger consideration being paid to Mr. Chapel by TAC.

•	In no event shall the aggregate liability of TAC to Mr. Chapel under the provisions of the merger agreement exceed $25.0 million.

•	Claims for indemnification may be asserted by TAC once the damages exceed $1.0 million and are indemnifiable to the extent that damages exceed $1.0 million; provided that claims for indemnification with respect to breaches of any covenants or other obligations contained in the merger agreement, breach of the representations and warranties relating to capital structure, title to AVIEL common stock, authority, execution and delivery of the merger agreement, certain representations and warranties as to no conflicts and consents, taxes, benefit plans, certain representations and warranties made as to AVIEL’s government contracts, and fraud or willful misconduct shall not count toward meeting the $1.0 million threshold.

•	Claims for indemnification may be asserted by Mr. Chapel once the damages exceed $100,000 and are indemnifiable to the extent that damages exceed $100,000; provided that claims for indemnification with respect to breach of any covenants or other obligations contained in the merger agreement, breach of the representations and warranties relating to capital structure, authority, execution and delivery of the merger agreement, no conflicts and consents, taxes, trust funds and liquidation of the trust, and fraud or willful misconduct shall not count toward meeting the $100,000 threshold.

•	All representations, warranties, covenants, and obligations of Mr. Chapel, AVIEL and TAC contained in the merger agreement and the disclosure letters, and the certificates delivered by Mr. Chapel, AVIEL and TAC will survive the Closing. Any and all claims for indemnification must be made prior to the date eighteen (18) months following the closing except that the representations and warranties relating to capital structure and title to AVIEL common stock and any and all claims based upon fraud or willful misconduct shall survive indefinitely, the representations and warranties relating to taxes shall survive for the applicable statute of limitations and shall terminate upon the expiration of such statute of limitations period, the representations and warranties made by AVIEL and Mr. Chapel relating to authority execution and delivery of the merger agreement, certain representations and warranties as to no conflicts and consents, certain government contracts representations and warranties, and benefit plans shall survive for a period ending on the date five (5) years following the closing.

•	The board of directors of TAC will appoint Jonathan Cohen as the sole member of the TAC board of directors committee responsible for taking all necessary actions and making all decisions regarding TAC’s right to indemnification under the merger agreement and the escrow agreement. Mr. Chapel and AVIEL shall take all actions necessary to ensure that such committee shall remain in existence until all of TAC’s rights to indemnification pursuant to the indemnification agreement are extinguished. In the event of a vacancy in the committee, the Board of Directors of TAC shall appoint as a successor a person who was a director of TAC prior to the closing date. Mr. Cohen and any subsequent members of the committee shall not be personally liable for actions or decisions taken or made in good faith in managing or discharging their duties and responsibilities in accordance with the terms of the merger agreement and the escrow agreement. Mr. Chapel will cause TAC as the surviving company of the merger to make available such resources, including, without limitation, financial resources, as the committee feels are reasonably necessary to fulfill its rights and obligations.

•	Mr. Chapel shall have the right to receive shares of TAC common stock in lieu of cash in satisfaction of any indemnification claims payable to him by TAC, valued at fair market value.

Termination

The merger agreement may be terminated at any time, but not later than the closing as follows:

•	by mutual written consent of TAC, Mr. Chapel and AVIEL;

•	by either party if the merger transaction is not consummated on or before January 1, 2007;

•	by either party if any government authority issues an order, decree or ruling or takes any action permanently enjoining, restraining or otherwise prohibiting the merger transaction and such order, decree, ruling or other action shall have become final and nonappealable;

•	by either party if any condition to the obligation of such party to consummate the merger transaction becomes incapable of satisfaction prior to January 1, 2007;

•	by either party if, at the TAC meeting of stockholders (including any adjournment or postponement thereof), the TAC stockholder approval of the merger agreement is not obtained; and

•	by either party if the other party is in material violation or breach of any of its representations, warranties or covenants which violation or breach cannot be or has not been cured within 30 days of the notice of such violation or breach or January 1, 2007, if earlier, provided that the terminating party is itself not then in material breach;

Effect of Termination

In the event of proper termination by either AVIEL or Mr. Chapel on the one hand or TAC on the other hand, the merger agreement will become void and have no effect, without any liability or obligation on the part of AVIEL, Mr. Chapel or TAC, except that:

•	the obligations by TAC on the one hand, and AVIEL and Mr. Chapel on the other hand to provide each other the opportunity to comment upon and approve or disapprove in writing, any press release or other public statements with respect to the merger transaction and to not issue any such press release or make any such public statement prior to such written approval, except as may be required by law or court process or pursuant to any requirement of a stock exchange where TAC’s common stock is traded, and the general provisions relating to notices, interpretation of the agreement, severability, entire agreement, governing law, assignment, injunction and waiver of jury trial, will survive;

•	the rights of the parties to bring actions against each other for breach of the merger agreement will survive; and

•	the fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the surviving company upon the closing of the merger, or by the party incurring such expenses, if the merger transaction is not consummated, and provided that in the event the merger transaction is not consummated, then TAC shall reimburse Mr. Chapel and AVIEL for all reasonable expenses that are incurred and paid by him or it that are directly related to the merger transaction and evidenced by written invoices or other documentation satisfactory to TAC if: (a) the merger agreement is terminated as a result of (i) a material breach by TAC of any of the representations, warranties, covenants or agreements contained herein that has not been waived in writing by Mr. Chapel, or (ii) the failure to obtain the approval of TAC’s stockholders and (b) TAC consummates a business combination transaction as defined in its charter.

Confidentiality; Access to Information

AVIEL and Mr. Chapel have agreed to afford to TAC and to the officers, employees, accountants, counsel, financial advisors and other representatives of TAC, reasonable access during normal business hours during the period prior to the closing date to all their respective properties, assets, books, contracts, personnel, agents, representatives, accountants, vendors, customers and suppliers and records, business, financial, legal, regulatory, tax, compensation and other data and information concerning AVIEL and its subsidiaries. Such access shall not unreasonably interfere with the conduct of the business of AVIEL and its subsidiaries and provided further that TAC coordinates such access with Mr. Chapel. All information exchanged shall be subject to the mutual nondisclosure agreement dated March 29, 2006, between AVIEL and TAC.

Amendments

The merger agreement may be amended by the parties at any time before or after receipt of the approval of TAC’s stockholders; provided, however, that after receipt of TAC’s stockholders, there shall be made no amendment that by law requires further approval by the stockholders of TAC without the further approval of such stockholders. The transaction agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

Extension; Waiver

At any time prior to the closing, any party to the merger agreement may, in writing, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•	waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

Governing Law

The merger agreement shall be deemed to have been made in the State of New York. All issues and questions concerning the merger will be governed by Delaware law, without reference to conflicts of laws principles. All other issues and questions concerning the construction, validity, interpretation and enforceability of the merger agreement will be governed, interpreted and construed in accordance with and by the laws of the State of New York, without reference to conflicts of laws principles. Each party consents and agrees that the United States District for the Southern District of New York or New York State Supreme Court in the County of New York shall have exclusive jurisdiction for the purpose of an action to enforce the merger agreement or any dispute arising hereunder or involving the merger transaction or in connection herewith or therewith, and that no action or proceeding will be brought in any jurisdiction other than the United States District Court for the Southern District of New York or New York State Supreme Court in the County of New York to hear and determine any claims or disputes pertaining to the transaction agreements or any matter arising therefrom. Each party expressly submits and consents, in advance, to personal jurisdiction and venue in such Court solely for such matters, and expressly and irrevocably waives any claim or defense in such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information for the year ended December 31, 2005 and the nine months ended September 30, 2006 and at September 30, 2006 reflects the historical results of AVIEL and TAC, adjusted to give effect to the merger.

We are providing this information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited financial statements of AVIEL and TAC as of December 31, 2005 and the unaudited financial statements as of September 30, 2006. Neither AVIEL nor TAC assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the AVIEL audited financial statements and related notes included elsewhere in this proxy statement and the TAC audited financial statements included elsewhere in this proxy statement.

The following unaudited pro forma condensed combined statement of operations combines (i) the historical balance sheets of TAC and AVIEL as of September 30, 2006 giving pro forma effect to the merger of TAC and AVIEL as if it had occurred on September 30, 2006, (ii) the historical statements of operations of TAC and AVIEL for the nine months ended September 30, 2006 giving pro forma effect to the merger of TAC and AVIEL as if it had occurred in the beginning of the period, and (iii) the historical operations of TAC and pro forma results of operations of OPTIMUS and PMC for the year ended December 31, 2005 as if (a) the acquisition of PMC by OPTIMUS; (b) the OPTIMUS stock redemption; and (c) the TAC merger had occurred at the beginning of that period.

The unaudited pro forma condensed combined statement of operations does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or results of operations for any future date or period. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition.

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed combined statements of operations and the pro forma condensed combined balance sheet do not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

The following information, each of which are included elsewhere in this proxy statement, should be read in conjunction with the pro forma condensed combined financial information:

•	accompanying notes to the unaudited pro forma condensed combined information;

•	separate historical consolidated financial statements of OPTIMUS as of December 31, 2005;

•	separate historical consolidated financial statements of PMC for the period January 1, 2005 to September 22, 2005;

•	separate historical financial statements of TAC for the year ended December 31, 2005.

•	separate historical consolidated financial statements for the nine months ended September 30, 2006 of TAC and AVIEL.

AVIEL Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2006

						Assuming No Conversion			Assuming Maximum Conversion
	AVIEL Consolidated January 1, 2006 to September 30, 2006	Pro forma Adjustments January 1, 2006 to September 30, 2006		AVIEL Pro forma January 1, 2006 to September 30, 2006	TAC January 1, 2006 to September 30, 2006(2)	TAC Transaction Adjustments January 1, 2006 to September 30, 2006		Pro forma Combined January 1, 2006 to September 30, 2006	Additional TAC Transaction Adjustments January 1, 2006 to September 30, 2006		Pro forma Combined January 1, 2006 to September 30, 2006
Contract Revenue	$61,153,343	$—		$61,153,343	$—	$—		$61,153,343	$—		$61,153,343
Direct costs	40,332,642	—		40,332,642	—	—		40,332,642	—		40,332,642

Gross profit	20,820,701	—		20,820,701	—	—		20,820,701	—		20,820,701
Indirect expenses	14,580,844	—		14,580,844	1,298,527	1,610,745	(3)	17,490,116	43,321	(7)	17,533,438

Income from operations	6,239,857	—		6,239,857	(1,298,527)	(1,610,745)		3,330,585	(43,321)		3,287,263
Interest expense	(3,273,906)	—		(3,273,906)	—	2,763,906	(4)	(510,000)	—		(510,000)
Change in fair value of warrant	(1,567,000)	—		(1,567,000)	—	1,126,801	(5)	(440,199)	(57,762	)(8)	(497,961)
Interest income and other income	314,010	—		314,010	3,458,287	(2,235,052	)(4)	1,537,245	(700,997	)(9)	836,248

Income before income taxes	1,712,961	—		1,712,961	2,159,760	44,910		3,917,631	(802,080)		3,115,550
Provision for income taxes	219,962	261,538	(1)	481,500	755,916	125,952	(1)	1,363,368	(320,832	)(1)	1,042,536

Net income	$1,492,999	$(261,538)		$1,231,461	$1,403,844	$(81,042)		$2,554,262	$(481,248)		$2,073,014

Weighted average shares outstanding					27,000,000	5,239,200	(6)	32,239,200	(4,147,116	)(10)	28,092,084
Earnings per share					$0.05			$0.08			$0.07

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2006

(1)	To include a provision for federal and state income taxes at a combined rate of 40% for both AVIEL and TAC. AVIEL is currently an S corporation for federal income tax purposes, and as such, substantially all taxable income generated by the company is taxable to the company’s shareholders.
(2)	To reflect the historical results of operations of TAC for the period from January 1, 2006 to September 30, 2006.

(3)	To reflect a pro forma increase in indirect expenses of $1,610,745 for the period from January 1, 2006 to September 30, 2006, as detailed in the schedule below.

Pro forma adjustments for the period from January 1, 2006 to September 30, 2006
Intangibles amortization(a)	$1,573,245
John Chapel employment agreement(b)	$37,500

Total Pro Forma Adjustments to Indirect Expenses	$1,610,745

(a)	Estimated amortization adjustment amount of $1,573,245 is based upon a preliminary intangibles valuation estimate in connection with the merger of AVIEL with TAC, that is $10,488,303 in excess of the amount recorded in the acquisition of PMC by OPTIMUS, to be amortized over 5 years. The allocation of the purchase price related to the merger of AVIEL with TAC is preliminary and therefore subject to change.
(b)	Represents incremental compensation that would have been payable to Mr. John Chapel, assuming his executive employment agreement, dated June 9, 2006, became effective on January 1, 2006.
(4)	To (1) eliminate AVIEL’s pro forma interest expense; (2) eliminate a pro-rata share of TAC’s interest income, based upon the cash used to pay the purchase price, transaction expenses, and AVIEL and TAC debt and other liabilities in connection with the transaction; and (3) reflect $510,000 of accretion of the remaining discount on the TICC loan.
(5)	To reflect the increase in value of the TICC warrant liability to $2,607,199, based upon the merger consideration.
(6)	To reflect the shares to be issued to the AVIEL shareholder based upon TAC’s adjusted book value per share of $4.58 on September 30, 2006.
(7)	To reflect additional intangibles amortization expenses of $43,321 associated primarily with the increased equity value of the transaction resulting from the issuance of approximately 251,000 additional shares valued at $1,386,000 to Mr. Chapel, assuming maximum conversion.
(8)	To reflect additional increase in value associated with the increase in book value of the TICC warrant liability to $2,664,961, resulting from TICC being entitled to approximately 10,000 additional shares, valued at $55,604, upon exercise of its warrant.
(9)	To reflect the reduction of interest income resulting from the use of an additional $24.9 million in cash to satisfy conversion obligations.
(10)	To reflect approximately 251,000 additional shares issued to Mr. Chapel, reduced by 4,397,800 shares redeemed through the conversion.

AVIEL Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2005

									Assuming No Conversion			Assuming Maximum Conversion
	OPTIMUS	PMC (1)	Pro forma Adjustments January 1, 2005 to December 31, 2005		AVIEL Pro forma January 1, 2005 to December 31, 2005	OPTIMUS Stock Redemption January 1, 2005 to December 31, 2005		TAC January 1, 2005 to December 31, 2005 (6)	TAC Transaction Adjustments January 1, 2005 to December 31, 2005		Pro forma Combined January 1, 2005 to December 31, 2005	Additional TAC Transaction Adjustments January 1, 2005 to December 31, 2005		Pro forma Combined January 1, 2005 to December 31, 2005
Contract revenue	$47,810,543	$28,670,480	$—		$76,481,023	$—		$—	$—		$76,481,023	$—		$76,481,023
Direct costs	34,064,328	18,428,636	—		52,492,964	—		—	—		52,492,964	—		52,492,964

Gross profit	13,746,215	10,241,844	—		23,988,059	—		—	—		23,988,059	—		23,988,059
Indirect expenses	11,275,977	8,183,561	1,172,292	(2)	20,631,830	—		477,215	2,347,661	(7)	23,456,706	57,762	(10)	23,514,467

Income from operations	2,470,238	2,058,283	(1,172,292)		3,356,229	—		(477,215)	(2,347,661)		531,353	(57,762)		473,592
Interest expense	(668,855)	—	(1,223,908	)(3)	(1,892,763)	(1,551,042	)(5)	—	3,443,805	(8)	—	—		—
Interest income and other income	92,039	66,663	—		158,702	—		1,680,501	(1,162,962	)(8)	676,241	(340,639	)(11)	335,602

Income before state income taxes	1,893,422	2,124,946	(2,396,200)		1,622,168	(1,551,042)		1,203,286	(66,818)		1,207,594	(398,401)		809,193
Provision for state income taxes	215,000	—	162,288	(4)	377,288	(620,417	)(4)	458,000	(3,413	)(4)	211,459	(159,360	)(4)	52,099

Net income	$1,678,422	$2,124,946	$(2,558,489)		$1,244,879	$(930,625)		$745,286	$(63,405)		$996,135	$(239,040)		$757,095

Weighted average shares outstanding								27,000,000	5,239,200	(9)	32,239,200	(4,147,116	)(12)	28,092,084
Earnings per share								$0.03			$0.03			$0.03

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Fiscal Year Ended December 31, 2005

(1)	To reflect the historical results of operations of PMC for the period from January 1, 2005 to its acquisition date of September 22, 2005. The historical results of operations for PMC are included in OPTIMUS’ historical results of operations for the period from September 23, 2005 to December 31, 2005.
(2)	To reflect additional amortization expenses of $1,172,292 for the period from January 1, 2005 to September 22, 2005, based on a total intangible asset valuation of $8,275,000, to be amortized over 5 years.
(3)	To reflect additional interest expense of $1,223,908 for the period from January 1, 2005 to September 22, 2005, assuming the PMC acquisition occurred as of January 1, 2005. The average borrowing rate, if variable, represents the average prevailing applicable rate throughout the period from January 1, 2005 to September 22, 2005, and if fixed, represents the rate specified in the applicable transaction document.
(4)	To include a provision for federal and state income taxes at a combined rate of 40% for both AVIEL and TAC. AVIEL is currently an S corporation for federal income tax purposes, and as such, substantially all taxable income generated by the company is taxable to the company’s shareholders.
(5)	To reflect additional interest expense of $1,551,042 for the period from January 1, 2005 to December 31, 2005, assuming the redemption of OPTIMUS stock from certain former shareholders occurred as of January 1, 2005. The average borrowing rate, if variable, represents the average prevailing applicable rate throughout the period from January 1, 2005 to December 31, 2005, and if fixed, represents the rate specified in the applicable transaction document.

(6)	To reflect the historical results of operations of TAC for the period from March 3, 2005 (date of inception) to December 31, 2005.
(7)	To reflect a pro forma increase in indirect expenses of $2,347,661 for the period from January 1, 2005 to December 31, 2005, as detailed in the schedule below.

Pro forma adjustments for the period from January 1, 2005 to December 31, 2005
Intangibles amortization(a)	$2,097,661
John Chapel employment agreement(b)	$250,000

Total Pro Forma Adjustments to Indirect Expenses	$2,347,661

(a)	Estimated amortization adjustment amount of $2,097,661 is based upon a preliminary intangibles valuation estimate in connection with the merger of AVIEL with TAC, that is $10,488,303 in excess of the amount recorded in the acquisition of PMC by OPTIMUS, to be amortized over 5 years. The allocation of the purchase price related to the merger of AVIEL with TAC is preliminary and therefore subject to change.
(b)	Represents incremental compensation that would have been payable to Mr. John Chapel, assuming his executive employment agreement, dated June 9, 2006, became effective on January 1, 2005.
(8)	To eliminate AVIEL’s pro forma interest expense and eliminate a pro-rata share of TAC’s interest income, based upon the cash used to pay the purchase price, transaction expenses, and AVIEL and TAC debt and other liabilities in connection with the transaction.
(9)	To reflect the shares to be issued to the AVIEL shareholder based upon TAC’s adjusted book value per share of $4.58 on September 30, 2006.
(10)	To reflect additional intangibles amortization expenses of $57,762 associated primarily with the increased equity value of the transaction resulting from the issuance of approximately 251,000 additional shares, valued at $1,386,000, to Mr. Chapel, assuming maximum conversion.
(11)	To reflect the reduction of interest income resulting from the use of an additional $24.9 million in cash to satisfy conversion obligations.
(12)	To reflect approximately 251,000 additional shares issued to Mr. Chapel, reduced by 4,397,800 shares redeemed through the conversion.

AVIEL Systems, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2006

			Assuming No Conversion			Assuming Maximum Conversion
	AVIEL Consolidated as of 9/30/2006	TAC Unaudited as of 9/30/2006	Pro forma Adjustments		Pro forma Combined as of 9/30/2006	Additional Pro forma Adjustments		Pro forma Combined as of 9/30/2006
Assets
Current Assets
Cash and cash equivalents	$—	$58,561	$49,320,601	(1)	$49,379,162	$(24,873,483	)(11)	$24,505,679
Cash held in trust account	—	125,891,091	(125,891,091	)(1)	—	—		—
Accounts receivable	12,077,430	—	—		12,077,430	—		12,077,430
Unbilled receivables	9,429,564	—	—		9,429,564	—		9,429,564
Other current assets	475,171	652,987	—		1,128,158	—		1,128,158

	21,982,165	126,602,639	(76,570,490)		72,014,314	(24,873,483)		47,140,831
Property and Equipment, Net	500,265	—			500,265	—		500,265
Other assets	376,124	295,738	(163,365	)(2)	508,497	—		508,497
Goodwill	11,184,205	—	68,289,830	(3)	79,474,035	1,270,759	(12)	80,744,794
Other intangibles assets, net	6,551,042	—	12,212,261	(4)	18,763,303	288,809	(13)	19,052,112

	18,111,371	295,738	80,338,726		98,745,835	1,559,568		100,305,402

Total Assets	$40,593,801	$126,898,377	$3,768,236		$171,260,414	$(23,313,915)		$147,946,498

Liabilities
Current Liabilities
Notes payable, current portion	$9,371,187	$1,250,000	$(10,621,187	)(5)	$—	$—		$—
Accounts payable	3,795,480	—			3,795,480	—		3,795,480
Accrued expenses	7,248,296	1,432,541	(1,432,541	)(5)	7,248,296	—		7,248,296
Due to former stockholder	5,892,627	—	(5,892,627	)(2)(5)	—	—		—
Deferred tax liability, current portion	—	—	884,165	(6)	884,165	23,105	(14)	907,270

	26,307,590	2,682,541	(17,062,190)		11,927,941	23,105		11,951,046
Long-term Liabilities
Notes payable, net of current portion	22,927,500	—	(22,927,500	)(5)	—	—		—
Warrant liability	2,167,000	—	440,199	(7)	2,607,199	57,762	(15)	2,664,961
Deferred tax liability	—	—	3,536,659	(6)	3,536,659	92,419	(14)	3,629,078

	25,094,500	—	(18,950,641)		6,143,859	150,181		6,294,039
Common stock, subject to redemption	—	24,873,483	(24,873,483	)(8)	—	—		—
Stockholder’s Equity
Additional paid in capital	1,856,811	97,840,361	51,989,450	(9)(10)	151,686,622	(23,487,201	)(16)	128,199,422
Stock par value	1	2,700	(1	)(10)	2,700	—		2,700
Retained earnings (deficit)	(12,665,101)	1,499,292	12,665,101	(10)	1,499,292	—		1,499,292

	(10,808,289)	99,342,353	64,654,550		153,188,614	(23,487,201)		129,701,414

Total Liabilities and Stockholder’s Equity	$40,593,801	$126,898,377	$3,768,236		$171,260,414	$(23,313,915)		$147,946,498

Notes to Unaudited Pro Forma Combined Balance Sheet

(1)	To reflect (1) the reclassification of cash held in trust as cash and cash equivalents following the consummation of the merger and (2) the uses of cash in connection with the merger of TAC and AVIEL, including (a) $33.6 million of cash payable to the AVIEL shareholder; (b) $41.5 million of cash used to pay down AVIEL’s and TAC’s debt and other liabilities; and (c) estimated transaction related expenses of $1.75 million payable at closing, of which $295,738 has been incurred as of September 30, 2006.

(2)	To reflect the (i) payment of a note to the former shareholder of PMC of $6,025,000, payable as a result of the merger of AVIEL with TAC, and subsequent reclassification of a note due to AVIEL from the former shareholder of $132,373 as an other asset, which is not payable as a result of the merger of AVIEL with TAC and (ii) the elimination of $295,738 in deferred acquisition costs in connection with the merger of TAC with AVIEL.
(3)	To reflect incremental goodwill, based on the total equity value of the transaction involving the merger of TAC with AVIEL and the net tangible book value of AVIEL as of September 30, 2006. The required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, are made based upon preliminary valuation. Accordingly, the purchase price allocation is still in review and is subject to change. We currently believe that we have identified all significant liabilities and tangible and intangible assets acquired; however; based upon our final valuation and review, we may determine that additional liabilities or tangible assets exist, or we may determine that the preliminary value ascribed to the intangible assets or the estimated useful lives require revision. The total purchase price was allocated as follows:

Cash consideration paid	$33,600,000
Stock consideration paid	28,972,778
Estimated transaction costs	1,750,000

Total purchase price	64,322,778

Current assets	21,982,165
Property and equipment	500,265
Other assets	212,759
Intangible assets	18,763,303
Current liabilities	(27,028,390)
Noncurrent liabilities	(29,581,359)

Net assets acquired	(15,151,257)
Excess of purchase price over net assets acquired (goodwill)	79,474,035

	$64,322,778

Intangible assets:		Estimated useful life
Contracts and customer relationships	$18,763,303	5 years

(4)	To reflect the incremental purchase price allocation to identifiable intangible assets, based upon a preliminary estimate of the fair value of the identifiable intangible assets associated with the merger of AVIEL with TAC. The allocation of the purchase price related to the merger of AVIEL with TAC is preliminary and therefore is subject to change.
(5)	To reflect the repayment of debt and other liabilities required in connection with the merger of TAC with AVIEL. Total cash required to satisfy total debt and other obligations of $41.5 million in connection with the merger of TAC with AVIEL also includes $132,373 due from the former stockholder of PMC that was netted against amounts due to the former stockholder and $510,000 of accretion of the remaining debt discount related to the TICC warrant.
(6)	To reflect the deferred tax liability created by pro forma book amortization expenses that are not tax deductible.
(7)	To reflect the increase in value of the TICC warrant liability from $2,167,000 to its market value upon consummation of the merger, reflecting $1.4 million of cash and approximately 218,000 shares valued at $1,207,200.
(8)	To reflect the elimination of the liability associated with common stock subject to redemption in connection with the merger of AVIEL with TAC.
(9)	To reflect the issuance of 5.2 million common shares to the AVIEL shareholder in connection with the merger of TAC with AVIEL valued at $28,972,778, the reclassification of the liability for common stock subject to redemption as stockholders’ equity, valued at $24,873,483; and the elimination of (1,856,811) of AVIEL’s paid-in-capital deficit.
(10)	To reflect the elimination of AVIEL shareholders’ equity (deficit) in connection with the merger of TAC with AVIEL.
(11)	To reflect the use of an additional $24.9 million of cash to satisfy the conversion obligations.
(12)	To reflect additional goodwill associated primarily with the increased equity value of the transaction resulting from the issuance of approximately 251,000 additional shares valued at $1,386,000 to Mr. Chapel, assuming maximum conversion.
(13)	To reflect the incremental purchase price allocation to identifiable intangible assets, based upon a preliminary estimate of the fair value of the identifiable intangible assets associated with the merger of AVIEL and TAC. The allocation of the purchase price related to the merger of AVIEL with TAC is preliminary and therefore is subject to change.
(14)	To reflect an increase in the deferred tax liability resulting from additional identifiable intangible assets recognized as a result of the increased equity value of the transaction.
(15)	To reflect the increase in market value of the TICC warrant liability, based on TICC being entitled to approximately 10,000 additional shares, valued at $57,762, upon exercise of its warrant.
(16)	To reflect the reduction in shareholders equity associated with the maximum conversion obligation of $24,873,483, offset by an increase in shareholders equity of $1,386,000 resulting from the issuance of approximately 251,000 shares to Mr. Chapel, assuming maximum conversion.

NAME CHANGE AMENDMENT PROPOSAL

Pursuant to the merger agreement, we will change our corporate name from “TAC Acquisition Corp.” to “AVIEL Systems, Inc.” upon consummation of the merger. The adoption of the merger proposal is contingent upon the adoption of the name change amendment proposal. If the name change amendment proposal is not approved, then the merger will not be consummated. If the merger proposal is not approved, the name change amendment will not be presented at the meeting.

In the judgment of our board of directors, the change of our corporate name is desirable to reflect our merger with AVIEL. AVIEL has been devoting its resources to develop the AVIEL name as a recognized brand in the government contracting industry.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of TAC common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the approval of the Name Change Amendment.

CERTIFICATE OF INCORPORATION PROPOSAL

The Third Amended and Restated Certificate of Incorporation is being proposed to eliminate certain provisions that are applicable to TAC only prior to its completion of a business combination, to reset the classification of the board of directors and to add certain provisions in the Bylaws relating to the removal of directors, bylaw amendments and stockholders’ meetings. The proposal to approve and adopt the amended and restated certificate of incorporation will not be presented to the stockholders at the special meeting unless the merger proposal is approved.

Since the provisions relating to the operation of TAC as a blank check company prior to the consummation of the merger will no longer be applicable to the combined company after the merger, the amended and restated certificate of incorporation will not contain any such provisions. Instead, the amended and restated certificate of incorporation and bylaws will provide, among other things, the following:

•	the Board of the combined company will be divided into three classes, with the term of the first class of directors expiring at the first annual meeting of stockholders following the adoption of the amended and restated certificate of incorporation, the term of the second class expiring at the second annual meeting of stockholders, and the term of the third class expiring at the third annual meeting of stockholders.

•	directors may be removed, with or without cause, by the affirmative vote of holders of at least 66 2/3% of the then-outstanding shares of capital stock of the combined company.

•	the amended and restated bylaws may be altered, amended or repealed by the Board of Directors of the combined company and the stockholders will also have the power to adopt, amend or repeal the bylaws; provided that the affirmative vote of holders of at least 66 2/3% of then-outstanding shares of capital stock of the combined company will be required to adopt, amend or repeal certain provisions of the bylaws.

•	special meetings of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board acting pursuant to a resolution adopted by a majority of the Board and any power of stockholders to call a special meeting of stockholders is specifically denied.

•	any action required or permitted to be taken by the stockholders of the combined company must be effected at a duly called annual or special meeting of stockholders and may not effected by any written consent by such stockholders.

All these provisions could delay until the next annual stockholders’ meeting the ability of a third party to remove the directors of the combined company following the merger, which could have the effect of making it more difficult for a third party to acquire the combined company. The bylaws amendment provisions could have the effect of keeping a third party from changing the bylaws until it has acquired 66 2/3% of the voting power. The last two provisions could delay until the next stockholders’ meeting stockholder actions, which may be favored by the holders of a majority of the combined company’s shares. These provisions may also discourage another person or entity from making a tender offer for the common stock or the combined entity, because such person or entity, even if it acquired a majority of the combined company’s outstanding voting shares, would only be able to take action as a stockholders, such as electing new directors or approving a merger, only at a duly called stockholders meeting.

The complete text of the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are set forth in Annex B to this Proxy Statement, and stockholders are urged to review them together with the foregoing information, which is qualified in its entirety by reference to Annex B hereto.

General

TAC is incorporated under the laws of the State of Delaware. The following is a comparison of the material rights of the current stockholders of TAC, and the stockholders of TAC (renamed as “AVIEL”) after the merger, under the proposed amended and restated certificate of incorporation and bylaws and the statutory framework in

Delaware assuming adoption of the merger proposal and the certificate of incorporation proposal. If the certificate of incorporation amendment proposal is adopted at the special meeting, the resulting changes to TAC’s certificate of incorporation and bylaws will be reflected in TAC’s Third Amended and Restated Certificate of Incorporation and amended and restated bylaws in the form of Annex B to this document, which are incorporated in this document by reference.

Comparison of Stockholders’ Rights

Set forth below is a summary comparison of the rights of a TAC stockholder under the TAC current certificate of incorporation, bylaws, and Delaware law (left column) and the rights of a stockholder under AVIEL’s amended and restated certificate of incorporation and amended and restated bylaws and Delaware law (right column). The following summary is not intended to provide a comprehensive summary of Delaware law or of the governing documents. This summary is qualified in its entirety by reference to the full text of the TAC current certificate of incorporation and TAC bylaws, and AVIEL’s proposed amended and restated certificate of incorporation and bylaws.

TAC	AVIEL
Authorized Capital

400 million shares of common stock, par value $0.0001 per share, 1 million shares of preferred stock, par value $0.0001 per share. As of December 31, 2005, there were 27,000,000 shares of TAC common stock issued and outstanding and no shares of preferred stock issued and outstanding.	400 million shares of common stock, par value $0.0001 per share, 1 million shares of preferred stock, par value $0.0001 per share.

Number of Directors

TAC must have between 1 and 9 directors. There are currently 5 directors in office.	AVIEL fixes the required number of directors between 3 and 10 which may be determined from time to time in accordance with the terms of the certificate of incorporation.

Class of Directors

TAC’s board of directors is classified into 3 classes of directors, designated Class A, Class B and Class C. The number of directors in each class must be as nearly equal as possible. Each director serves for three successive annual meetings of stockholders, except for the first year of election, in which Class A, Class B and Class C directors will hold office until the first, second and third annual meeting, respectively.	Same, but without the specific designation of a Class A, Class B or Class C.

Vacancies and Newly Created Directorships

Filled by a majority vote of the directors then in office, whether or not less than a quorum, or by a sole remaining director. The person who fills any such vacancy holds office until the next annual meeting of stockholders at which directors are elected.	Filled by a majority vote of the directors then in office, whether or not less than a quorum. The person who fills any such vacancy holds office until the expiration of the term for which elected and until a successor is duly elected and qualified.

Special Meetings of the Board

Special meetings of the board of directors may be called by the chief executive officer or a majority of the entire	Special meetings of the board of directors may be called by the chairman of the board of directors, the

board of directors. Notice shall be given not less than (i) 48 by mail; or (ii) 24 hours if by telephone, facsimile, telegram or e-mail.	chief executive officer, the president or by a majority of the directors as long as the notice is given: (i) at least 12 hours prior to the meeting if by telephone, electronic transmission, facsimile or by hand; (ii) at least 4 calendar days if mailed; or (iii) at least 48 hours if by overnight mail, courier service company or telegraph company.

Special Meetings of the Stockholders

Special meetings of stockholders may be called by the chairman of the board, the entire board, the chief executive officer, by a majority of the board of directors or by a majority of stockholders representing a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.	Special meetings of the stockholders may be called by the chairman of the board, the chief executive officer, the president or the board by resolution adopted by a majority of directors. Any power of stockholders to call a special meeting of stockholders is specifically denied.

Cumulative Voting

No cumulative voting for election of directors is provided for stockholders of TAC.	No cumulative voting for election of directors is provided for stockholders of AVIEL.

Removal

TAC’s bylaws provide for the removal of a director at a meeting expressly called for that purpose by the affirmative vote of majority of the outstanding shares entitled to vote at such a meeting.	A director may be removed from office with or without cause only by 66 2/3% of voting stockholders entitled to vote at an election of directors.

Stockholder Approval of “Business Combinations”

“Business Combination” is subject to approval of a majority of the shares issued in TAC’s initial public offering. If TAC does not consummate a business combination by the later of July 1, 2006 or January 1, 2007 in the event that a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated by July 1, 2006, then TAC’s officers must take all actions necessary to dissolve and liquidate TAC as soon as reasonably practicable.	Holder’s of AVIEL’s common stock do not have special approval rights over any transactions (subject to the Delaware General Corporation Law, applicable securities laws and regulations of any national market on which AVIEL’s common stock may be traded in the future).

Affiliated Transaction Statute

TAC is subject to Section 203 of the Delaware General Corporation Law. This section provides that generally a corporation may not engage in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless: 1) the board of directors previously approved the transaction which lead to the stockholder becoming an interested stockholder, 2) upon completion of the transaction which made the stockholder an interested stockholder, the interested	Same.

stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced or 3) at or subsequent to the time that the board of directors approves the transaction, it must be approved by two-thirds of the voting shares of the corporation at an authorized annual or special meeting of stockholders (not by written consent) excluding shares owned by the interested stockholder.

Consent Action by Stockholders

Stockholders may take action without a meeting if the minimum number of voting stockholders required to approve such action consent to taking such action in writing.	AVIEL does not permit stockholders to take any action by written consent.

Indemnification of Directors and Officers

TAC provides indemnification of its directors and officers to the fullest extent permitted by Delaware law. Delaware law generally provides for indemnification against liability incurred because a person is a director or officer if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is successful in defense of any action by virtue of being a director or officer of the corporation shall indemnify such director or officer for expenses actually and reasonably incurred in connection with such action.

TAC provides that indemnification will not be provided to a director for any breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under Section 174 of the General Corporation Law of the state of Delaware, or for any transaction from which the director derived an improper personal benefit.

Same.

Vote Required

Approval of the adoption of the Third Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of TAC’s common stock.

The Board of Directors recommends a vote FOR approval of the adoption of the Third Amended and Restated Certificate of Incorporation.

2006 LONG-TERM INCENTIVE PLAN PROPOSAL

General

AVIEL’s 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) has been approved by TAC’s Board and will take effect upon consummation of the merger, subject to approval by our stockholders. The complete text of the Long-Term Incentive Plan is set forth in Annex C to this Proxy Statement, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Annex C.

The Long-Term Incentive Plan will not be effective absent stockholder approval. The Long-Term Incentive Plan is designed so that incentive stock option awards granted pursuant to its terms would generally be subject to the favorable tax treatment provided to recipients of incentive stock options under Section 422 of the Internal Revenue Code of 1986.

The following is a summary of the material terms of the Long-Term Incentive Plan.

Description of the Long-Term Incentive Plan

The following summary of the Long-Term Incentive Plan is qualified in its entirety by the terms of the Long-Term Incentive Plan, which is attached to this proxy as Annex C.

Purpose.

The purpose of the Long-Term Incentive Plan is to provide certain employees, directors and consultants of AVIEL and its affiliates with the opportunity to receive stock-based and other long-term incentive grants in order to attract, retain and motivate key individuals and to align their interests with those of stockholders.

Awards.

The Long-Term Incentive Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock awards.

Stock Subject to the Long-Term Incentive Plan.

The aggregate number of shares of common stock that may be subject to awards under the Long-Term Incentive Plan, subject to adjustment upon a change in capitalization, is approximately 4.0 million shares (12.5% of the shares outstanding upon closing of the merger, assuming no conversion); provided, however, that the maximum number of shares of common stock that may be issued for awards of restricted stock or restricted stock units shall not exceed 25% of the aggregate number of shares available under the plan, subject to adjustment upon a change in capitalization. Such shares of common stock may be authorized and unissued shares, shares purchased in the open market or otherwise, shares in treasury, or any combination thereof. Shares of common stock that were subject to Long-Term Incentive Plan awards that expire, are forfeited, are settled in cash, or are otherwise settled without the issuance of the full number of shares underlying the award, shall become available for future awards under the Long-Term Incentive Plan.

Administration.

The Long-Term Incentive Plan shall be administered by the compensation committee. Subject to the other provisions of the Long-Term Incentive Plan, the compensation committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

Eligibility.

The Long-Term Incentive Plan provides that the compensation committee may grant awards to employees, consultants and directors. The compensation committee may grant incentive stock options only to employees. The compensation committee selects the grantees and determines the number of shares of common stock to be subject to each award.

Maximum Term and General Terms and Conditions of Awards.

With respect to any grantee who beneficially owns stock possessing 10% or more of the voting power of all classes of stock of AVIEL (a “10% Stockholder”), the maximum term of any incentive stock option granted to such grantee must not exceed five years. The term of all other options granted under the Long-Term Incentive Plan may not exceed ten years.

Each award granted under the Long-Term Incentive Plan is evidenced by an agreement between the grantee and AVIEL and is subject to the following general terms and conditions:

(a) Termination of Employment. If a grantee’s employment terminates for any reason (other than upon the grantee’s death, Disability, or involuntary termination due to layoff or reduction in force), the grantee may exercise his unexercised option or stock appreciation right, but only within thirty (30) days from the date of such termination or such other period of time as is determined by the compensation committee (with such determination being made at the time of grant and not exceeding 3 months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement).

(b) Disability. If a grantee’s employment terminates as a result of total and permanent disability, by reason of illness or accident, to perform the duties of the grantee’s occupation or position with AVIEL, as determined by AVIEL’s Board of Directors, based upon medical evidence acceptable to the Board of Directors (“Disability”), the grantee may exercise his unexercised option or stock appreciation right, but only within one (1) year from the date of such termination, and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement).

(c) Death. In the event of a grantee’s death, the grantee’s estate or a person who acquired the right to exercise the deceased grantee’s option or stock appreciation right by bequest or inheritance may exercise the option or stock appreciation right, but only within one (1) year following the date of death, and only to the extent that the grantee was entitled to exercise it at the date of death (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement).

(d) Involuntary Termination Due to Layoff or Reduction in Force. In the event a grantee’s employment terminates involuntarily as a result of the grantee’s involuntary termination due to a layoff or reduction in force, the grantee may exercise his option or stock appreciation right within 90 days following the last day of employment, but only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement).

(e) Nontransferability of Awards. Except as described below, an award granted under the Long-Term Incentive Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. To the extent and in the manner permitted by applicable law and the compensation committee, a grantee may transfer an award to certain family members and other individuals and entities.

(f) Forfeiture of Options and Stock Appreciation Rights. If the grantee (i) is convicted of a felony, (ii) commits any act of malfeasance or wrongdoing affecting AVIEL or any parent or subsidiary, (iii) breaches any covenant not to compete or employment agreement with AVIEL, or (iv) is grossly negligent in the performance of his employment duties or willfully and continuously fails to perform substantially his duties with AVIEL (other than any failure due to the grantee’s death or Disability), any unexercised portion of the grantee’s option and stock appreciation right shall expire immediately upon the earlier of the occurrence of such event or the last day the grantee is employed by AVIEL.

Terms and Conditions of Options.

Each option granted under the Long-Term Incentive Plan is subject to the following terms and conditions:

(a) Exercise Price. The compensation committee determines the exercise price of options to purchase shares of common stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% (110% for an incentive stock option granted to a 10% Stockholder) of the fair market value of the common stock on the date the option is granted. The Long-Term Incentive Plan prohibits option repricing without prior stockholder approval. The Long-Term Incentive Plan provides exceptions for certain options granted in connection with an acquisition by AVIEL of another corporation.

(b) Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the compensation committee and may be accelerated by the compensation committee in its sole discretion. An option is exercised by giving written notice of exercise to AVIEL, specifying the number of shares of common stock to be purchased and by tendering full payment of the purchase price to AVIEL.

(c) Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option is determined by the compensation committee and set forth in the award agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, other shares of AVIEL’s common stock held for at least six (6) months or purchased on the open market, in a form acceptable to AVIEL, a broker-facilitated exercise procedure, known as a cashless exercise, or a combination of the above methods.

(d) Value Limitation. If the aggregate fair market value of all shares of common stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Long-Term Incentive Plan as may be determined by the compensation committee. Shares of common stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Long-Term Incentive Plan.

Stock Appreciation Rights.

The compensation committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Stock appreciation rights may be exercised by the delivery to AVIEL of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the percentage (not exceeding 100%) stated in the award agreement of the fair market value of a share of common stock over the exercise price for each share of common stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right will be no less than the fair market value of the common stock on the date of grant. Payment upon exercise of a stock appreciation right will be in cash or shares of common stock.

Restricted Stock Awards.

The compensation committee may grant awards of restricted shares of common stock in such amount and upon such terms and conditions as the compensation committee specifies in the award agreement. Restricted stock may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited.

Restricted Stock Units.

The compensation committee may grant awards of restricted stock units in such amounts and upon such terms and conditions as the compensation committee specifies in the award agreement. Restricted stock units may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related award agreement. The award agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted stock units will be forfeited.

Other Stock Awards.

The compensation committee may grant awards of shares of common stock or awards that are valued in whole or in part, or that are otherwise based on, shares of common stock, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local domestic or foreign taxes relating to an award that may be payable in shares of common stock, cash, other securities or any other form of property as the compensation committee shall determine (“Other Stock Awards”). The award agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the Other Stock Awards will be forfeited.

Adjustment upon Changes in Capitalization.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares of common stock or other securities of AVIEL, or similar corporate transaction, as determined by the compensation committee, the compensation committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Long-Term Incentive Plan, adjust the number and type of shares available for awards under the Long-Term Incentive Plan, the number and type of shares of common stock subject to outstanding awards, and the exercise price with respect to any award.

Change of Control.

In the event of a change of control of AVIEL, the portion of any outstanding Award that is not yet vested and/or exercisable shall become fully vested and exercisable on the date immediately prior to the date of the consummation of such change of control, or the date the participant is terminated from employment or service from AVIEL commencing on the date of such change of control and ending twelve (12) months thereafter. Notwithstanding the foregoing, in no event shall a participant who voluntarily resigns from employment or service with AVIEL or who is terminated for cause have a right of acceleration.

The effect of a change of control with respect to restricted stock awards, restricted stock units and Other Stock Awards will be contained in the award agreements.

Amendment and Termination of the Long-Term Incentive Plan.

The Board may at any time amend, alter, suspend or terminate the Long-Term Incentive Plan. However, AVIEL must obtain stockholder approval of any amendment to the Long-Term Incentive Plan that would, with limited exceptions listed in the Long-Term Incentive Plan:

•	Increase the maximum number of shares of common stock that may be issued under the Long-Term Incentive Plan;

•	Increase the limits applicable to awards under the Long-Term Incentive Plan;

•	Allow for an exercise price below the fair market value of shares on the date of grant of an option or stock appreciation right;

•	Amend the Long-Term Incentive Plan to permit the repricing of outstanding options or stock appreciation rights; or

•	Require approval of AVIEL’s stockholders under any applicable law, regulation, or rule.

Notwithstanding the foregoing, no termination or amendment of the Long-Term Incentive Plan may, without the consent of the grantee, terminate or adversely affect any material right or obligation under an award previously granted under the Long-Term Incentive Plan; provided, however, that the compensation committee may alter, amend, suspend, or terminate the Long-Term Incentive Plan or an award in whole or in part, without the consent of the grantee, to the extent necessary to conform the provisions of the Long-Term Incentive Plan or an award with Section 409A of the Code or regulations thereunder regardless of whether such alteration, amendment, suspension, or termination adversely affects the rights or obligations under the award.

In any event, the Long-Term Incentive Plan shall terminate ten years after its effective date. Any awards outstanding under the Long-Term Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Estimates of Benefits

Until and unless approved by our stockholders, no grants will be made under the Long-Term Incentive Plan. We cannot determine the benefits to be received by our officers or directors under the plan or the benefits that would have been received in 2005 if the plan had been in effect.

Federal Income Tax Consequences

Pursuant to the Long-Term Incentive Plan, AVIEL may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, restricted stock units, and Other Stock Awards.

A grantee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the grantee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the grantee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise or (b) the sale price of the shares. AVIEL will be entitled to a deduction in the same amount as the ordinary income recognized by the grantee. If the grantee does not recognize ordinary income because the holding period described above is satisfied, AVIEL will not be entitled to a deduction with respect to the incentive stock option Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. A grantee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the grantee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by a grantee who is also an employee of AVIEL will be subject to tax withholding by AVIEL. Upon the sale of such shares by the grantee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. AVIEL will be entitled to a tax deduction in the same amount as the ordinary income recognized by the grantee with respect to shares acquired upon exercise of a nonqualified option.

With respect to restricted stock awards, stock appreciation rights, restricted stock units and Other Stock Awards that may be settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. AVIEL will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the grantee.

With respect to shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the grantee will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. AVIEL will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the grantee.

At the discretion of the compensation committee, the Long-Term Incentive Plan allows a grantee to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to AVIEL already-owned Shares.

Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to AVIEL’s chief executive officer and to each of AVIEL’s other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1.0 million.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and AVIEL with respect to the grant and exercise of awards under the Long-Term Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Vote Required

Approval of the Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of TAC common stock represented in person or by proxy and entitled to vote at the special meeting.

The Board of Directors recommends a vote FOR approval of the Long-Term Incentive Plan.

OTHER INFORMATION RELATED TO TAC

General

We are a Delaware blank check company, organized in 2005, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector.

Prior to completion of a business combination, we have sought to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.

Technology Focus

We have concentrated our acquisition process on companies in technology-related industries. We believe that this focus, together with our management’s experience in analyzing, investing in and financing such companies, provides us with a strong competitive advantage. In particular, we have expertise in assessing the value of intellectual property assets, and in evaluating the operating characteristics of target technology-related companies. We believe that our expertise in advising and financing companies in particular industries within the technology sector has enabled us to identify acquisition opportunities.

Management expertise

We believe that our management’s strong combination of experience and contacts in the technology sector has attracted well-positioned prospective acquisition candidates.

Jonathan Cohen, our chief executive officer, is also currently the chief executive officer of TICC. Mr. Cohen has more than 15 years of technology-related experience. Saul Rosenthal, our president, is also currently the president and chief operating officer of TICC. Mr. Rosenthal has more than 8 years of technology-related capital markets experience. Dana Serman, our vice-president and secretary, is also currently employed by JHC Capital Management, LLC, a registered investment adviser that serves as the sub-adviser to the Royce Technology Value Fund, where he performs research on small- and mid-capitalization technology companies. Mr. Serman has more than 10 years of technology-related capital markets experience.

Experienced Board of Directors

We also believe that the experience of the members of our board of directors in the financial and technology-related sectors has aided us, and will continue to aid us, in locating and evaluating prospective acquisition candidates.

Steven P. Novak has more than 30 years of experience in investing and finance. Mr. Novak currently serves as a director of two publicly-traded companies, Technology Investment Capital Corporation, a business development company which principally invests in the debt and/or equity of technology-related companies, and CyberSource Corporation, an internet-based e-payments processor.

David J. Moore has served as Chairman since 2002 and CEO since 1998 of 24/7 Real Media, Inc. 24/7 Real Media is an interactive marketing and technology solution provider that offers online media, search, ad serving, and analytics technology solutions. In addition, Mr. Moore has held positions at companies such as Turner Broadcasting and Viacom.

Frederick P. Forni has served as an Executive Director since 1997 at Macquarie Securities (USA) Inc., a subsidiary of an Australian investment bank where he is responsible for developing, marketing and executing structured financial products transactions. Mr. Forni has also co-managed the New York office’s financial products team since 2004.

Access to Special Adviser

In addition to our board of directors, we also have access to a special adviser who has demonstrated experience in the financial and technology-related sectors.

Walter Buckley is co-founder, chief executive officer and chairman of the board of Internet Capital Group. Prior to Internet Capital Group, Mr. Buckley was vice president of acquisitions for Safeguard Scientifics, Inc., where he led many of Safeguard’s investments through the mid-1990s, including Diamond Technology; XL Vision, Inc.; ChromoVision; and Video Server. Mr. Buckley also was responsible for developing and executing Safeguard’s multimedia and Internet investment strategies. Mr. Buckley was included in Business Week’s 2000 “eBiz 25,” an exclusive listing of the most influential people in electronic business, and the Greater Philadelphia Venture Group honored him with its “Entrepreneurial Excellence Award” in June 2000.

Established Deal Sourcing Network

Through the management and directors of TAC, we believe that we have extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants.

Effecting a Business Combination

General

We intend to use cash raised from the TAC IPO to effect a business combination involving one or more operating businesses in the technology-related sector. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and the time and expense required to comply with various federal and state securities laws relating to public offerings.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination is significant. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we have not paid and will not pay any finders or consulting fees to our existing directors, officers, stockholders or special advisers, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Businesses

The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to determine on its own that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the

National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value.

Possible Lack of Business Diversification

The net proceeds from our initial public offering, including the proceeds from the exercise of the underwriters’ over-allotment option, provided us with approximately $122.1 million, which we may use to complete a business combination. We currently have the ability to complete a business combination with only a single operating business which may:

•	result in our dependency upon the performance of a single operating business; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the government contracting industry in which we will operate subsequent to the merger.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the business we acquire.

Limited Ability to Evaluate the Target Business’ Management

Although we closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Except for Mr. Cohen and Mr. Novak, who will continue to serve on our board of directors following the merger, our current directors and officers will have no role in the management of the combined company after the merger.

Conversion Rights

Stockholders have the right to convert their shares of common stock into cash if the they vote against the business combination and the business combination is nonetheless approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in our initial public offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.50, or $.50 less than the per-unit offering price of $6.00. However, to the extent an initial stockholder acquired shares during or after our initial public offering, the average per-share cost of each of the shares held by that initial stockholder will likely be less than the per-share conversion price, after taking into account the $.0002 per share price paid by the initial stockholders for their initial shares. An eligible stockholder may request conversion at any time prior to the vote taken with respect to a proposed business combination at the special meeting, but the request will not be granted unless the stockholder votes against the business combination and the business combination is nonetheless approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in our initial public offering, both vote against a business combination, and, subsequently, exercise their conversion rights.

Liquidation if No Business Combination

If we do not complete the proposed combination by January 1, 2007, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets, less the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes and the amount of any accrued and unpaid federal and state taxes. The TAC Initial Stockholders and a non-profit foundation, the American Endowment Foundation, which received 650,000 shares as a gift from each of Messrs. Cohen and Rosenthal, and 1,000,000 shares as a gift from Mr. Royce, have waived their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to our initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our initial public offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

We anticipate that, promptly following January 1, 2007, assuming that we are unable to complete the proposed business combination prior to such date, our board would adopt a specific plan of dissolution and liquidation pursuant to the Delaware General Corporation Law. However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. As such, the process from the adoption of the plan of dissolution and liquidation by the board until completion of the plan and distribution of funds to the stockholders could take up to three to six months. As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay.

Furthermore, we may need to postpone the stockholders’ meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs.

If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering, and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution.

In addition, under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.

Sections 280 and Section 281(b) of the Delaware General Corporation Law set forth two procedures that a dissolved corporation may follow when winding up its affairs. We cannot predict at this time which procedure we would comply with in the event of liquidation. If we elect to comply with Section 280 of the Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or a successor entity to us, may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a creditor who receives actual notice of our dissolution, as required by Section 280, would be barred from receiving payment if the claimant failed to present the claim in accordance with the required timeframes. Specifically, if we comply with certain procedures intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us and a 90-day period during which we may reject any claims brought, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against us. Our stockholders could therefore potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances, except as required by applicable law, will a stockholder have any right or interest of any kind to or in the trust account.

Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all of our claims and obligations, including all contingent, conditional, or unmatured claims. These amounts must be paid or provided for before we make any distributions to our stockholders. TAC had accrued and unpaid liabilities of approximately $2.7 million as of September 30, 2006, including approximately $1.3 million outstanding under its unsecured credit facility with Wachovia, approximately $812,000 of which was used for the purpose of paying federal and state taxes, and approximately $778,000 of accrued and unpaid federal and state taxes.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

As of September 30, 2006, TAC had approximately $126.3 million held in trust. If a liquidation were to have occurred by such date, TAC estimates that the amount held in trust, less the amount outstanding under TAC’s unsecured credit facility which was used for the purpose of paying federal and state taxes and approximately $778,000 of accrued and unpaid federal and state taxes as of such date, would have been distributed to the holders of the shares of common stock purchased in TAC’s initial public offering. Thus, TAC estimates that the total amount available for distribution would have been $124.7 million or approximately $5.66 per share.

Separately, TAC estimates that dissolution would result in approximately $100,000 of costs and expenses, which ultimately will be borne by Messrs. Cohen and Rosenthal, assuming that all such costs are comprised of vendor claims. That amount, coupled with the approximately $1.06 million of liabilities which would currently be indemnified by Messrs. Cohen and Rosenthal, would result in an aggregate of approximately $1.16 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of such a dissolution. In the event that Messrs. Cohen and Rosenthal are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which Messrs. Cohen and Rosenthal have no indemnification obligation, the amount ultimately distributed to shareholders may be reduced even further. However, TAC currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities.

The proceeds deposited in the trust account could become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Jonathan H. Cohen, our chief executive officer, and Saul B. Rosenthal, our president, have each entered into an agreement with us pursuant to which they have agreed that, in the event we are forced to liquidate prior to the consummation of a business combination, each of Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, we actually incur as a result of claims by vendors for services rendered or products sold to us resulting from a written agreement for such services or products, or claims by any target businesses with which we have entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or for the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

In the event of TAC’s liquidation, our board of directors will have a fiduciary obligation to our stockholders to fully enforce the terms of the respective letter agreements of Messrs. Cohen and Rosenthal, including seeking payment of certain debts and obligations to which TAC would be entitled under such letter agreements. However, we cannot assure you that Messrs. Cohen and Rosenthal will be able to satisfy TAC’s remaining obligations.

Employees

We currently have three officers, two of whom are also members of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, this annual report contains financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management has provided stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of this proxy statement to aid stockholders in assessing the merger.

Operations of TAC Subsequent to IPO

Since the completion of the IPO through September 30, 2006, TAC has paid or incurred an aggregate of approximately $3.6 million in expenditures, which have been or will be paid out of the proceeds of our initial public offering not held in trust and our bank borrowings. An itemized list of such expenditures is as follows:

•	$150,000 for repayment of the note payable to TAC’s initial stockholder, Mr. Royce, which loan was repaid in full, without interest, and cancelled;

•	$165,000 in premiums associated with TAC’s directors and officers liability insurance;

•	Approximately $1.6 million for payment of federal and state taxes;

•	Approximately $76,000 for expenses relating to TAC’s due diligence and investigation of prospective target businesses;

•	Approximately $176,000 to Capitalink, L.C. for preparation of a fairness opinion;

•	Approximately $1.3 million in legal and accounting fees relating to TAC’s SEC reporting obligations and its investigation of and negotiations with prospective target businesses; and

•	Approximately $133,000 for miscellaneous expenses.

TAC’s actual expenditures subsequent to completion of its IPO exceeded its estimated expenditures by approximately $2.5 million as a result of (i) the payment of federal and state taxes in the amount of approximately $1.6 million and (ii) legal and accounting fees associated with TAC’s SEC reporting obligations and its investigation of and negotiations with prospective target businesses, which exceeded estimates by approximately $994,000. The increase in legal and accounting fees was primarily attributable to the extensive investigation of and negotiations with several prospective target businesses with which TAC ultimately opted not to pursue a business combination.

As of September 30, 2006, approximately $125.9 million was held in trust and TAC had approximately $59,000 of unrestricted cash remaining and available to it for its activities in connection with the completion of a business combination with AVIEL, and for general corporate matters.

On November 8, 2005, TAC executed a promissory note establishing a $1.0 million unsecured revolving credit facility with Wachovia in order to ensure that the Company had sufficient funds to pay taxes on interest income earned on funds held in the trust account and to allow TAC to operate through January 1, 2007, assuming that a business combination is not consummated during such time. As of May 15, 2006, TAC had fully drawn down the $1 million facility. On June 23, 2006, TAC executed an amended and restated promissory note with Wachovia Bank, N.A., which increased the amount available under the unsecured revolving credit facility to $2.0 million. As of September 30, 2006, TAC had drawn down approximately $1.3 million under the unsecured revolving credit facility.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or for claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or for the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position	Year Appointed/Elected
Jonathan H. Cohen	41	Chief Executive Officer and Chairman of the Board	2005
Saul B. Rosenthal	38	President and Director	2005
Dana Serman	35	Vice President and Secretary	2005
Steven P. Novak*	59	Director	2005
David J. Moore*	54	Director	2005
Frederick P. Forni*	41	Director	2005

*	Member of the Audit Committee

Jonathan H. Cohen is our chairman and chief executive officer. In addition, Mr. Cohen has served as Chief Executive Officer of TICC, a business development company that focuses on providing debt capital to small- and medium-sized technology-related companies and TIM, the investment adviser for TICC, and as the Managing Member of BDC Partners, since 2003. Mr. Cohen has also served since 2005 as the Chief Executive Officer of T2 Advisers, LLC, which serves as the investment adviser to T2 Income Fund Limited, a fund established and operated in Guernsey for the purpose of investing primarily in the debt and equity securities of foreign companies operating in the technology sector. Mr. Cohen is also the owner, Managing Member, and a Principal of JHC Capital Management, a registered investment adviser that serves as the sub-adviser to the Royce Technology Value Fund, and was previously a Managing Member and Principal of Privet Financial Securities, LLC, a registered broker-dealer, from 2003 to 2004. Prior to founding JHC Capital Management in 2001, Mr. Cohen managed technology research groups at Wit SoundView from 1999 to 2001. He has also managed securities research groups at Merrill Lynch & Co. from 1998 to 1999.

Saul B. Rosenthal is our president. Mr. Rosenthal has also served as president since 2004 and chief operating officer since 2003 of TICC and its investment adviser, Technology Investment Management. Mr. Rosenthal currently serves as President of T2 Advisers, LLC, an investment adviser to T2 Income Fund Limited, a Guernsey fund, established and operated for the purpose of investing primarily in the debt and equity securities of foreign companies operating in the technology-related sector. Mr. Rosenthal also serves as a non-independent director of T2 Income Fund Limited. Mr. Rosenthal was previously president of Privet Financial Securities, LLC from 2003 to 2004. Mr. Rosenthal managed the private financing/public company group at SoundView Technology Group, an investment bank, from 2000 to 2002, where he co-founded SoundView’s Private Equity Group. Previously, Mr. Rosenthal was a vice president and co-founder of the Private Equity Group at Wit Capital from 1998 to 2000. Mr. Rosenthal was formerly an attorney at Sherman & Sterling LLP from 1996 to 1997. Mr. Rosenthal received a Bachelor of Science degree magna cum laude from the Wharton School of the University of Pennsylvania, a J.D. from Columbia University Law School, where he was a Harlan Fiske Stone Scholar, and a LL.M. (Taxation) from New York University School of Law.

Dana Serman is our vice president and secretary. In addition, Mr. Serman has been employed since 2003 by JHC Capital Management, LLC, a registered investment adviser, where he performs research on small- and mid-capitalization technology companies. From 2002 to 2003, Mr. Serman served as an independent consultant to JHC Capital Management, LLC. From 1999 to 2001, Mr. Serman worked as a vice president in equity research at Lazard LLC, where he followed Internet infrastructure and enterprise software companies. Previously, Mr. Serman worked at Schroders Investment Management Limited from 1994 to 1999, spending his first three years on the buy side analyzing technology, media, and telecommunications companies, before moving to the sell side in 1997 to research telecommunications and Internet companies, as a research analyst. Mr. Serman is a Chartered Financial Analyst. Mr. Serman received a Bachelor of Arts degree in Economics magna cum laude from Brandeis University.

Steven P. Novak is one of our directors. In addition, Mr. Novak currently serves as president of Palladio Capital Management, LLC and as the principal and managing member of the General Partner of Palladio Partners, LP, an equities hedge fund that commenced operations in July 2002. Prior to founding Palladio, Mr. Novak was a Managing Director of C.E. Unterberg, Towbin from February 1993 through December 2001. Mr. Novak serves on the board of directors of TICC, CyberSource Corporation, a publicly traded internet-based epayments processor company. Mr. Novak received a Bachelor of Science degree from Purdue University and an M.B.A. from the Harvard Business School. He is a Chartered Financial Analyst.

David J. Moore is one of our directors. In addition, Mr. Moore has served as Chairman since 2002 and CEO since 1998 of 24/7 Real Media, Inc. 24/7 Real Media is an interactive marketing and technology solution provider that offers online media, search, ad serving, and analytics technology solutions. Mr. Moore has led 24/7 Real Media’s growth from start-up to its current position as a leader in interactive marketing. Throughout his career, Mr. Moore has held positions at companies such as Turner Broadcasting from 1979 to 1982 and Viacom from 1982 to 1993. Mr. Moore also co-founded Petry Interactive, which eventually became 24/7 Real Media. Mr. Moore received a Bachelor of Arts degree in Communications from Northern Illinois University.

Frederick P. Forni is one of our directors. Mr. Forni also serves as a director of T2 Income Fund Limited. In addition, Mr. Forni has served as an Executive Director since 1997 at Macquarie Securities (USA) Inc, a subsidiary of an Australian investment bank where he is responsible for developing, marketing and executing structured financial products transactions. Mr Forni has also co-managed the New York office’s financial products team since 2004. From 1995 to 1997 Mr. Forni worked as a Tax Associate for Morgan, Lewis & Bockius LLP where he negotiated and drafted indemnities and “tax sensitive” documentation, drafted opinions of the firm and performed the underlying research and analysis. Mr. Forni received a Bachelor of Arts degree in Economics from Connecticut College, a J.D. from Georgetown University Law Center, and a LL.M. (Taxation) from New York University School of Law.

Executive Compensation

No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors prior to or after a business combination by any target businesses. Certain of our executive officers and directors, including Messrs. Novak and Serman, have agreed to serve in their respective positions, despite their lack of compensation or any equity interest in us, due to pre-existing relationships with Messrs. Cohen and Rosenthal.

Number and Terms of Directors

Our board of directors has five directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Moore, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Cohen and Forni, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Rosenthal and Novak, will expire at the third annual meeting. Each of our current directors has served on our board since our inception in March 2005.

Committee of the Board of Directors

Our Board of Directors has established an Audit Committee, which reports to the Board of Directors. Messrs. Novak, Moore and Forni serve as members of our Audit Committee. In addition, our Board of Directors has determined that Mr. Novak is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.

The Audit Committee is required to be composed entirely of at least three independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, TAC’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and TAC. Specific due dates for those reports have been established, and TAC is required to report herein any failure to file such reports by those due dates. Based on TAC’s review of Forms 3, 4 and 5 filed by such persons, it believes that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Code of Ethics

We have adopted a code of ethics that applies to directors, officers and employees. You may obtain a copy of TAC’s code, free of charge, by contacting our corporate secretary, Mr. Dana Serman, at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830. TAC intends to disclose amendments to or waivers from a required provision of the code on Form 8-K.

TAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 3, 2005 as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology-related sector. We intend to use cash derived from the net proceeds of our initial public offering, which closed on July 1, 2005, and the exercise by the underwriters of their over-allotment option, which closed on August 12, 2005, together with any additional financing arrangements that we undertake, to effect a business combination.

The net proceeds from our initial public offering on July 1, 2005 was approximately $110,800,000, after deducting offering expenses of approximately $800,000 and underwriting discounts of $8,400,000, including $1,200,000 attributable to the lead underwriter’s non-accountable expense allowance of 1% of the gross proceeds of the initial public offering. Of this amount, $109,900,000 was placed in trust, with approximately $900,000 remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

The net proceeds from the exercise of the underwriters’ over-allotment option on August 12, 2005 was approximately $11,280,000, after deducting underwriting discounts of $720,000. All the net proceeds from the exercise of the over-allotment option have been placed in trust.

As of September 30, 2006, approximately $125,891,000 was held in trust and we had approximately $59,000 of unrestricted cash remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

We will use substantially all of the net proceeds discussed above to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination, including the making of a down payment or the payment of exclusivity or similar fees and expenses, if any. However, we may not use all of the proceeds held in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with capital stock or debt securities that we can issue. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.

We may issue additional capital stock or debt securities to finance a business combination. The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

For the quarter ended September 30, 2006, our efforts were limited to activities relating to this transaction and activities relating to general corporate matters; we have neither engaged in any operations nor generated any revenues to date, other than interest income earned on the proceeds of our initial public offering. As of September 30, 2006, approximately $125,891,000 was held in trust and we had approximately $59,000 of unrestricted cash remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

On November 8, 2005, we executed a promissory note establishing a $1 million revolving credit facility with Wachovia Bank, N.A., or Wachovia, in order to ensure that we have sufficient funds to allow us to operate through January 1, 2007, assuming that a business combination is not consummated during that time. On June 23, 2006, we executed an amended and restated promissory note with Wachovia Bank, N.A., which served to increase the amount available under our revolving credit facility to $2 million. As of September 30, 2006, we had approximately $1.25 million of borrowings outstanding under our current revolving credit facility.

Amounts borrowed under the promissory note will bear interest based upon one month LIBOR, plus 1.50%. All amounts borrowed under the promissory note will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) the date that funds are withdrawn from the trust account for any purpose and (ii) January 1, 2007. The promissory note also contains customary representations, warranties, covenants and events of default.

Based upon our currently available funds, we believe that we have sufficient funds to allow us to operate through January 1, 2007, assuming that a business combination is not consummated during that time. We cannot ensure you that we will have sufficient funds available to continue to operate in the event we expend our currently available funds. Over this time period, we currently anticipate incurring expenses for the following purposes:

•	payment of premium associated with our director’s and officer’s insurance;

•	payment of estimated taxes incurred as a result of interest income earned on funds currently held in the trust account;

•	legal and accounting fees relating to our SEC reporting obligations and general corporate matters;

•	structuring and negotiating a business combination, and soliciting shareholder approval of that business combination; and

•	other miscellaneous expenses.

For the nine months ended September 30, 2006, we earned approximately $3,458,000 in interest income. As of September 30, 2006, approximately 61% of the funds held in the trust account were invested in the Goldman Sachs Financial Square Treasury Instruments Fund, a money market fund that invests primarily in short-term securities issued or guaranteed by the United States, and approximately 39% of the funds held in the trust account were invested in the J.P. Morgan Tax Free Money Market Fund, a money market fund that invests primarily in tax-exempt municipal bonds.

For the quarter ended September 30, 2006, we paid or incurred an aggregate of approximately $325,000 for the following purposes:

•	premiums associated with our directors and officers liability insurance;

•	payment of state taxes;

•	expenses in legal and accounting fees relating to our SEC reporting obligations and the filing of our proxy materials; and

•	miscellaneous expenses.

On August 18, 2006, the Company entered into a First Supplemental Warrant Agreement with The Bank of New York. The First Supplemental Warrant Agreement supplements the Company’s existing Warrant Agreement with The Bank of New York for the purpose of clarifying that in no event will any holder of the Company’s outstanding warrants be entitled to receive a net cash settlement upon exercise of such warrants. If, at the time of exercise, a registration statement is not effective for the common stock issuable upon exercise of such warrants, the warrants could expire worthless.

We have also sold to Wedbush Morgan Securities Inc., for $100, an option to purchase up to a total of 1,000,000 units, consisting of one share of common stock and two warrants, at $7.50 per unit, from the consummation of the business combination until up to five years after July 1, 2005, the date we completed our initial public offering. The warrants underlying such units will have terms that are identical to those issued in our initial public offering, with the exception of the exercise price, which will be set at $6.65 per warrant. The purchase option may be transferred, in whole or in part, to any subsidiary or affiliate of Wedbush Morgan Securities Inc. upon notice to the Company, or to any third party transferee, subject to the Company’s consent. The purchase option also contains a cashless exercise feature that allows the holder of the purchase option to receive units on a net exercise basis. In addition, the purchase option provides for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of July 1, 2005, the date we completed our initial public offering. Further, the holder of the purchase option is entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of June 28, 2005, the date of the prospectus relating to our initial public offering. In addition, Wedbush Morgan Securities Inc. has agreed to supplement the UPO for the purpose of clarifying that in no event will the holder of such option be entitled to receive a net cash settlement upon the exercise of the option or the exercise of the warrants thereunder.

Entry into Definitive Merger Agreement

On June 9, 2006, we entered into a definitive merger agreement with AVIEL Systems, Inc., a Virginia corporation, or AVIEL, and R. John Chapel, the sole stockholder of AVIEL, pursuant to which AVIEL has agreed to merge with and into us with us remaining as the surviving corporation. Assuming completion of the merger, we will change our name to AVIEL Systems, Inc. Pursuant to the terms of the merger agreement, the merger transaction will close on the later of (i) August 21, 2006, or (ii) two business days following the satisfaction of the closing conditions as set forth in the merger agreement.

The total merger consideration to be paid is approximately $100.0 million consisting of cash, stock and the repayment of certain debt obligations. The merger agreement provides that at the closing of the merger, Mr. Chapel will receive $24.0 million in our common stock calculated in accordance with the terms of the merger agreement and $33.6 million in cash. Mr. Chapel will be required to place $9.0 million of our common stock received as merger consideration into escrow until eighteen months following closing. Technology Investment Capital Corp., or TICC, the holder of a warrant to purchase shares of AVIEL common stock, will have the right to acquire and receive, upon exercise of the its warrant, $1.0 million of our common stock, calculated in accordance with the merger agreement, and $1.4 million in cash pursuant to the terms of the existing warrant agreement relating to TICC’s warrant. TICC also holds approximately $14.5 million in outstanding debt securities issued by AVIEL that will be repaid upon closing of the merger. There are no other securityholders of AVIEL.

Consummation of the merger is subject to customary regulatory approvals, the approval of our shareholders and certain other conditions, including that in the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of our common stock issued prior to our initial public offering on July 1, 2005) vote against our proposed merger with AVIEL and exercise their conversion rights, the proposed merger will not be consummated. On October 6, 2006, the Company filed amended proxy materials concerning the proposed merger with the SEC. The Company plans to set the date for the special meeting at which holders of the Company’s common stock as of the close of business on December 1, 2006 may vote on the merger and to mail definitive proxy materials concerning the merger, upon gaining clearance from the SEC. In light of such conditions, and the fact that we must complete a business combination by no later than January 1, 2007, we cannot assure you that we will be able to complete the proposed business combination with AVIEL.

For a more complete discussion of our proposed business combination, see our Current Report on Form 8-K (File No. 000-51340) filed on June 12, 2006, and our amended preliminary proxy statement on Schedule 14A (File No. 000-51340) filed with the Securities and Exchange Commission on October 6, 2006.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported consolidated amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have determined that we currently are not subject to any critical accounting policies.

Quantitative and Qualitative Disclosures about Market Risk.

To date, our efforts have been limited to organizational activities and activities relating to our initial public offering and the identification of and execution of a merger agreement with a target business; we have neither engaged in any operations nor generated any revenues. As the proceeds from our initial public offering held in trust have been invested in short term investments, our only market risk exposure relates to fluctuations in interest rates.

As of September 30, 2006, approximately $125,891,000 of the net proceeds of our initial public offering was held in trust for the purposes of consummating a business combination. As of September 30, 2006, the proceeds held in trust have been invested in a money market fund that invests primarily in short-term securities issued or guaranteed by the United States, and a money market fund that invests primarily in tax exempt municipal bonds. As of September 30, 2006, the effective annualized interest rate payable on our investment was approximately 4%. Assuming no other changes to our holdings as of September, 2006, a 1% decrease in the underlying interest rate payable on our investments as of September 30, 2006 would result in a decrease of approximately $1,259,000 in the interest earned on our investments for the following 90-day period, and a corresponding decrease in our net increase in stockholders’ equity resulting from operations, if any, for that period.

We have not engaged in any hedging activities since our inception on March 3, 2005. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

BUSINESS OF AVIEL

Company Overview

AVIEL is a full-service provider of information technology and management consulting services to the federal government. It designs, integrates, maintains and upgrades information systems that support high priority government missions. It also provides government customers with the systems analysis, integration and program management skills necessary to manage their systems development and operations. AVIEL considers its core competencies to be in the following areas of professional services:

•	IT and Professional Services

•	systems design and integration

•	network operations and desktop support

•	information assurance

•	certification and accreditation

•	professional call center services

•	Management Consulting Solutions

•	acquisition and contract management

•	business optimization

•	IT program management

•	financial management

Revenue generated from contracts performed for services to federal government agencies represents substantially all of AVIEL’s revenue. AVIEL’s two largest customers are the Department of Homeland Security (DHS) and the Federal Aviation Administration (FAA). For the nine months ended September 30, 2006 and the year ended December 31, 2005 on a pro forma basis (assuming the acquisition of PMC had taken place on January 1, 2005), DHS and FAA, collectively, accounted for approximately 84.8% and 81.1% of AVIEL’s total revenue. Many component organizations of DHS, including Immigration and Customs Enforcement, Citizenship and Immigration Services, Office of Security, the U.S. Coast Guard and Customs and Border Protection, are also AVIEL’s customers. Typically, these component organizations exercise their independent contracting authorities and enter into separate task order contracts with AVIEL. Sometimes, even offices or sectors within an agency or department may directly contract for AVIEL’s services using the same contract vehicle but a separate task order contract as a separate customer. As a result, AVIEL generally considers sales to its federal government customers such as DHS and FAA under multiple task order contracts as sales to multiple customers. AVIEL also serves agencies under the Department of Defense (DoD) and other federal civilian agencies such as Defense Information Systems Agency (DISA), Environmental Protection Agency (EPA) and National Labor Relations Board (NLRB). As of September 30, 2006, AVIEL served approximately 27 U.S. federal government customers in more than 11 government agencies. Like all federal government contracts, AVIEL’s contracts with DHS and FAA contain provisions that permit termination, in whole or in part, at any time at the government’s convenience or for the contractor’s default. Many of these contracts span one base year with multiple option terms. Government agencies generally have the right not to exercise these option terms. If an option term on a contract is not exercised, AVIEL will not be able to recognize the full value of the contract awarded.

Many of AVIEL’s customers require that AVIEL’s employees obtain and maintain various levels of security clearances and technical certifications, which limits the available pool of eligible candidates for such positions to those who can satisfy the prerequisites to obtaining these clearances and certifications. As of September 30, 2006, over 53% of AVIEL’s employees (i.e. 204 of AVIEL’s 379 employees) held high-level security clearances. AVIEL’s ability to provide experienced professionals with active clearances is paramount to its ability to win and retain contracts that involve handling information classified for national security purposes. Together with AVIEL’s Top Secret facility clearance, AVIEL is among those pre-qualified vendors who can submit proposals to compete for contracts under certain sensitive government programs.

AVIEL’s senior management has extensive experience supporting federal government customers. Many of AVIEL’s managers have long tenures in the government marketplace. AVIEL believes that its past performance on existing contracts, access to highly skilled technical professionals with security clearances, long-standing valued relationships with government customers, its experienced management team and customer-centric culture will continue to play a key role in AVIEL’s ability to build and maintain its customer base.

History

OPTIMUS Corporation (“OPTIMUS”), a Virginia company formed in 1992, is a technology-focused professional services firm that specializes in leading-edge technology, information engineering and IT management. In May 2005, Mr. Chapel became President and Chief Operating Officer of OPTIMUS. In August 2005, OPTIMUS sold Mr. Chapel 1,320,000 shares of common stock in exchange for a secured promissory note of $856,812. Mr. Chapel repaid in full the outstanding principal and accrued interest on the promissory note in the amount of $875,000 in March 2006. In December 2005, TICC made a loan of $7.5 million to OPTIMUS for the redemption of the 2,325,000 outstanding shares of common stock of OPTIMUS held by all of its then existing stockholders, except for Mr. Chapel. In January 2006, OPTIMUS completed the redemption for $14.5 million using the proceeds of the TICC loan, a $1.0 million contribution to capital by Mr. Chapel and the issuance of $6.0 million in notes payable to the former shareholders. After the redemption, Mr. Chapel became the sole stockholder of OPTIMUS. In connection with the $7.5 million loan, a warrant to purchase 55,920 shares of OPTIMUS’ common stock at an exercise price of $0.01 per share was issued to TICC.

Performance Management Consulting, Inc. (“PMC”) was formed in 1998, in the Commonwealth of Virginia. PMC is a provider of information technology, workforce and knowledge management services for federal government agencies. In September 2005, OPTIMUS acquired all of PMC’s then outstanding capital stock for an aggregate purchase price of $26.2 million, including acquisition related costs. As a result of the acquisition, PMC became a wholly-owned subsidiary of OPTIMUS. OPTIMUS financed the acquisition through the sale of a $7.0 million senior note to TICC, a $7.0 million secured note to Citizens Bank of Pennsylvania and $5.5 million in borrowings under the company’s revolving line of credit. The purchase price also included a post-closing purchase price downward adjustment of $0.8 million due to a shortfall in the working capital target, of which all but $0.1 million had been received by AVIEL as of September 30, 2006. Also included in the purchase price are three contingency payments. The first contingency payment of $4.3 million was earned when PMC’s revenues exceeded $23.0 million in any consecutive twelve month period beginning January 1, 2005. This condition was met during the period ended December 31, 2005. The second contingency payment of $2.1 million was earned when PMC’s revenues exceeded $33.0 million in any consecutive twelve month period beginning January 1, 2005. This condition was met during the period ended December 31, 2005. The purchase agreement also includes a third contingency of $1.0 million that is earned if revenues for the calendar year 2006 exceed $38.0 million. PMC’s revenues for the nine months ended September 30, 2006 were $40.1 million and as such, it appears probable that the conditions of the third contingency payment of $1.0 million will have been met during the year ending December 31, 2006, and the purchase price has therefore increased from the initial $25.2 million to $26.2 million. In connection with the acquisition of PMC, a one-time bonus of $4.8 million was paid to James Lindstrom, an officer and family member of the then sole stockholder of PMC.

All debt incurred is secured by the assets of the Company including receivables, stock, and other collateral. Bank loans and the revolving line of credit have a first lien position. The loan payable to TICC has a second lien position and all other debt has a third lien position.

In January 2006, Mr. Chapel formed AVIEL. In March 2006, he contributed to AVIEL all of the outstanding capital stock of OPTIMUS for all of the outstanding capital stock of AVIEL. In connection with the restructuring, the TICC warrant was exchanged for a warrant to purchase 50 shares of AVIEL’s common stock at an exercise price of $0.01 per share. As a result of this restructuring, OPTIMUS became a wholly-owned subsidiary of AVIEL, PMC remains a subsidiary of OPTIMUS and Mr. Chapel remains the sole stockholder of AVIEL.

The merger consideration of approximately $100.0 million to be paid by TAC in connection with its proposed merger with AVIEL exceeds the aggregate consideration of approximately $42.1 million paid for the companies that form AVIEL in part because by combining OPTIMUS and PMC, AVIEL has increased its value over that of the two companies’ values added together. For example, for the six months ended June 30, 2005, OPTIMUS had revenues of $16.7 million and its overhead, general and administrative expenses were $2.4 million, compared to PMC which had revenues of $18.2 million and its overhead, general and administrative expenses were $0.7 million. As a holding company of OPTIMUS and PMC, AVIEL has real opportunities to improve margins through integration of the operations of both companies. The difference between the current merger consideration negotiated by AVIEL and the aggregate amount paid as consideration in connection with Mr. Chapel’s acquisition of OPTIMUS, as well as OPTIMUS’ subsequent acquisition of PMC, is attributable to a number of factors, including the following:

•	Prior to Mr. Chapel’s involvement with OPTIMUS in 2005, OPTIMUS was a relatively small company with low profit margins yet it had developed an infrastructure, with 38 administrative employees, capable of supporting future growth opportunities. PMC, on the other hand, was a relatively small company with higher profit margins, but lacked the necessary infrastructure to support its operations or future growth having only 3 administrative employees. By taking the two companies, both of which had complementary strengths, and combining them together under common leadership, Mr. Chapel was able to turn the combined business, AVIEL, into a significantly larger company that was both profitable and had a solid infrastructure for future growth.

•	In May 2005 when Mr. Chapel started his employment with OPTIMUS, Mr. Chapel negotiated and entered into an Option Agreement with certain of the then stockholders of OPTIMUS whereby Mr. Chapel was granted an option to purchase all the remaining outstanding shares of OPTIMUS for $15.0 million. At the time the Option Agreement was executed, OPTIMUS had completed its fiscal year 2004 with approximately $35.4 million in revenue and approximately $0.7 million in operating income. For the same fiscal year of 2004, PMC had approximately $20.9 million in revenue and approximately $6.0 million in operating profit. OPTIMUS’ acquisition of PMC in September 2005 added significant revenue and profitability to the combined entity.

•	The $26.2 million acquisition price of PMC was the product of negotiations between Mr. Chapel and a motivated seller. The price was negotiated between the parties and neither the seller nor Mr. Chapel obtained an independent valuation to ascertain PMC’s equity value range.

•	At the time PMC was acquired by OPTIMUS in September 2005, over 66.3% of its revenue for the period from January 1 through September 22, 2005 came from contracts that were scheduled for renewal within 6 months. Additionally, PMC certified itself as a woman-owned business. With a change in ownership, there was a risk that PMC would lose a portion of its business if it could not continue its certification as a woman-owned business. Both factors have created uncertainty and significant risk to future revenue and profitability prospects that, in turn, decreased the value attributable to PMC as a stand-alone business.

•	Mr. Chapel was able to negotiate with the sole stockholder of PMC at the time for a purchase price of $26.2 million, of which $7.4 million would be contingency payments payable only if certain revenue targets were met. In May 2006, PMC was successful in its renewal bids and was awarded a Blanket Purchase Agreement with DHS with a contract ceiling value of up to $187.5 million. This award not only eliminates the previous uncertainty of future revenue stream but has the potential to bring in significantly more work to AVIEL than the volume of work awarded under PMC’s prior contract, which was initially awarded to PMC in February 2000. This award has greatly enhanced AVIEL’s prospects.

•	Since Mr. Chapel’s involvement with OPTIMUS in 2005, he has restructured key support functions such as its contracts, human resources and accounting functions. He has re-aligned the focus of the business from product development to business development and efforts to build a backlog. He acquired PMC within months after his involvement with OPTIMUS and has therefore added significant revenue and profitability to the combined entity. He has strengthened the management team by retaining over twenty additional executives, managers and other experienced personnel, many of whom had previously worked with Mr. Chapel, to help build the business. These additional personnel have significant experience within the government contracting sector in general, as well as with business development, mergers and acquisitions, and the implementation of efficient processes and procedures. The inclusion of these additional personnel with significant government contracting and acquisition experience has enhanced the growth prospects of AVIEL, and therefore contributed to an increase in the value of AVIEL.

Industry Overview—Federal IT Market

The U.S. federal government is the largest single consumer of information technology (IT) in the world, as determined by the Office of Management and Budget (OMB). According to the Federal IT Market Forecast, FY 2006–FY 2011, (the INPUT Report), INPUT, an independent federal government market research firm, projects that total federal spending on outsourced IT systems and services will grow from $63.3 billion in fiscal year 2006 to $80.5 billion in fiscal year 2011 at a compound annual growth rate of 5.0%. IT remains key to the administration’s war on terror as well as the defense agencies’ ability to perform their assigned missions.

AVIEL believes that the war on terror and homeland security will continue to be drivers of federal spending on IT for fiscal year 2007, but the forces of IT systems consolidation, IT security initiatives and Lines of Business (LoB) initiatives have begun to dominate new budget requests from the federal government. AVIEL believes that the following industry trends will continue to be important in the government IT market:

IT Systems Consolidation

AVIEL believes that identification and consolidation of redundant IT systems will continue to be the government’s top priority for the next few years. OMB’s goals to consolidate redundant systems and share systems are aimed largely at opening up information flow between agencies at federal, state and local levels. Historically, the federal government has relied on its own highly customized systems with programming and computer standards unique to the government. Those legacy systems often are expensive to maintain, lack scalability and are incompatible with current technologies. The government therefore requires IT services providers with domain expertise to integrate and transition legacy systems and to consolidate redundant IT systems.

Earned Value Management

OMB is placing a growing emphasis on managing program performance. At the heart of OMB’s efforts is the requirement for agencies to implement Earned Value Management in each of the programs for which funding is requested. Earned Value Management is a program management measurement tool that allows agencies to keep track of contract performance, and project future performance trends. OMB’s focus on Earned Value Management has caused many federal agencies to adopt procurement criteria that give more consideration to companies that have past performance on similar projects.

Increased Use of Indefinite Delivery/Indefinite Quantity (“ID/IQ”) Contracts

An ID/IQ contract is a contract between a federal government agency and a contractor for the indefinite delivery of an indefinite quantity of services. It outlines the basic terms and conditions under which federal government agencies may order products or services. ID/IQ contracts are typically managed by one sponsoring agency and may be used by a number of federal agencies. Timing and delivery of the products or services is determined through individual contracts known as “task orders” or “delivery orders” completed by individual agencies. Under this type of contract vehicle, providers compete to be pre-selected to perform the services or supply the products. Once pre-selected, the companies compete only among themselves to provide the services or products at pre-negotiated rates and terms, allowing the tasks to be awarded more quickly. As federal government contracting agencies continue to look for increasing flexibility and responsiveness in its procurement practices, the federal government is expanding its use of ID/IQ contracts as a contract vehicle.

IT Security

System vulnerabilities continue to be an issue for federal agencies. OMB continues to search for new ways to compel agencies to secure their IT systems. However, many federal agencies still fall short of meeting the IT security requirements imposed upon them, leaving agency networks vulnerable. Many agencies turn to private sector contractors to offer secure technology solutions and introduce commercial best practices.

Lines of Business Initiative

OMB’s Line of Business (LoB) initiative is centered around the idea that specific services, such as HR management and financial management, are necessary in each agency, but that each agency need not operate its own system around a specific function. OMB identified the LoBs as areas where significant overlap was present and where agencies can share services and systems. The initial six LoBs have progressed beyond the conceptual phase, and agencies are expected to focus on developing standards, running agency competitions, and migrating to service centers over the next few years. AVIEL believes OMB will continue to pressure agencies to bundle services and systems, which should create additional market opportunities for professional services providers in the private sector.

Outsourcing

Federal deficit pressures and an aging IT workforce all help to cause an increased demand for outsourced IT services. Outsourcing can help agencies infuse new technology, introduce commercial best practices, supplement internal technical resources, and standardize and streamline operations. It also provides agencies a solution to workforce shortages in key areas such as IT. As a larger number of agencies utilize early employee buy-outs as a cost-saving measure, and as the first large wave of federal workers are prepared to retire, reliance on commercial vendors to fill the gaps is expected to grow.

Competitive Strengths

Focus on Federal IT Market, with Niche in the Attractive Homeland Security Sector

AVIEL has an established reputation among, and long-standing relationships with, many of its federal government agency customers. AVIEL has been supporting DHS since its creation in 2002, and some of its component agencies as early as 1998. In the INPUT Report, INPUT estimates that federal funding for DHS’ IT budget will grow at 22%, from $3.6 billion in 2006 to $4.4 billion in 2007. Other than DHS, certain federal agencies with significant homeland security functions, such as FAA, are also expected to have a significant growth in their IT spending. INPUT in the INPUT Report estimates that spending on IT services and solutions at DOT will increase from $2.2 billion in 2006 to $2.7 billion in 2011. This growth is expected to come primarily from the growth of FAA’s IT spending, which according to INPUT, comprises 84% of DOT’s total IT spending. With its past performance and technical capabilities, AVIEL believes that it is well positioned to capitalize on the growing budgetary requirements of DHS and FAA, and continue to grow the volume and scope of its work with them. Because AVIEL’s IT services and solutions address challenges common to many federal government agencies, AVIEL believes it is also well positioned to leverage its experience and knowledge for other agencies. However, there is no assurance that the federal funding for IT budget will in fact increase. Even if it does increase, there is no assurance that it will result in an increase in the government’s use of AVIEL’s services.

Experienced Management Team

AVIEL’s senior management has extensive experience supporting federal government customers. Mr. Chapel, AVIEL’s Chief Executive Officer, has 30 years of management experience in the government contracting industry. He has proven operational expertise, with significant experience in helping emerging growth companies plan and execute successful strategies through acquisitions and by fostering dynamic organic growth. Mr. Vincent J. Kiernan III, AVIEL’s Chief Financial Officer, was Senior Vice President of Finance at Anteon International until its recent acquisition by General Dynamics. Ms. Jodee E. McGrath, AVIEL’s General Counsel, held in-house legal positions at a number of privately and publicly held IT companies serving government customers.

Many of AVIEL’s managers have long tenures in the government marketplace, and several are former military officers or government executives. Mr. Richard E. Bodson, who joined AVIEL as its Chief Operations Officer in August 2006, has more than 28 years of IT experience at various IT services companies supporting diverse government customers. Mr. Guy Taylor, Senior Vice President of PMC, has more than 35 years of experience working at the US Navy and US Customs and Border Protection. Mr. Emanuel Babounakis, Vice President of OPTIMUS, has more than 40 years of experience managing government IT projects and providing IT services and solutions to the FAA and other agencies of the Department of Defense. Mr. Mark Russo, Vice President of PMC, has more than ten years of experience working in a contractor capacity for DHS and its component agencies. With their knowledge, valued relationships and reputations, AVIEL’s management plays a key role in building and maintaining its customer base.

Facility and Personnel Clearances

As of September 30, 2006, over 53% of AVIEL’s employees (i.e. 204 of AVIEL’s 379 employees) held high-level security clearances. These clearances allow AVIEL to bid on and perform work involving handling information classified for national security purposes for the federal government. This is particularly important as the ability to acquire clearances is becoming more and more challenging due to the recent backlog and high volume of security clearance applications. AVIEL’s ability to provide experienced professionals with active clearances is paramount to its ability to support sensitive government programs. AVIEL also has a Top Secret facility clearance, which allows authorized personnel to perform classified work at its corporate office. Often, a vendor is required to hold a facility clearance before it can submit a proposal to compete for a contract. Together, these clearances give AVIEL the ability to compete for certain government contracts with only a limited number of pre-qualified vendors.

Highly Skilled Employees with Technical Certifications

To be qualified to bid on a desired contract, AVIEL must submit resumes of individuals who possess the skills and experience required. AVIEL’s ability to provide its customers with technically qualified professionals with security clearances to address their requirements is the key to AVIEL’s success. AVIEL makes significant investment each year in providing training for its employees to ensure that they stay current in the rapidly evolving IT marketplace. AVIEL’s professionals hold a variety of industry-recognized technical certifications, many of which are necessary for AVIEL to compete for the work required of their customers.

Customer-Centric Culture and Commitment to Quality

AVIEL has made a substantial investment to develop program management and quality control processes that are repeatable, reliable, and meet the highest national and international standards. For instance, AVIEL earned its certification from the International Organization for Standardization (ISO) for the ISO 9001:2000 Quality Management System (QMS) Standard. This certification is given to contractors who have developed the required internal and external processes for the way their work is done for government customers. Using performance metrics based on ISO 9001:2000, AVIEL can also identify, diagnose, and resolve problems often before end-users are even aware of a need for correction. In addition, AVIEL has a customer-centric corporate culture that is based on respect for clients, personnel, subcontractors, business partners and management. Management believes the commitment to this culture helps AVIEL build customer loyalty.

Strategy

AVIEL’s mission is to be a leading preferred provider of IT and management consulting services to the federal government by providing customers with dedicated professionals, best-value services and solutions based on innovative applications of technology that deliver tangible business results. AVIEL’s strategy for continued growth is based upon the following initiatives:

Capitalize on Growing Budgetary Requirements for DHS and Other Agencies

The federal government’s increasing reliance on outsourcing and the increased emphasis on homeland security and national defense have increased AVIEL’s market opportunity. AVIEL has been working with FAA since 1995 and with DHS since its creation in 2002, and some of its component agencies as early as 1998. Management of AVIEL plans to continue to leverage these long-term customer relationships to capitalize on the growing budgetary requirements for DHS, FAA and other agencies that have homeland security responsibilities.

Leverage Record of Past Performance to Grow Existing Customer Base

AVIEL intends to leverage its record of past performance to expand both the volume and scope of services it provides to its existing customers. With AVIEL’s in-depth knowledge of its customers and understanding of the government acquisition process, together with its commitment to serve customers’ mission-critical functions, AVIEL believes it is well positioned to identify opportunities to cross-sell existing capabilities and service offerings. For instance, the annual Federal Information Security Management Act (FISMA) scorecard released by the House Government Reform Committee in March 2006 shows that federal government agencies earned an overall D+ for their efforts to secure their computer networks. AVIEL intends to leverage its success with its existing customers such as the United States Coast Guard and United States Geological Survey, to provide these services for other agencies. Similarly, AVIEL plans to use its qualifications gained from its work for the E-Gov LoB to pursue similar work on the budget and IT infrastructure LoBs.

Continue to Diversify Customer Base

AVIEL remains particularly focused on expanding its customer base among its DoD customers by growing the business with existing DoD customers and leveraging its past performance to gain new DoD customers. Client referrals have become an important component of expedited procurement processes and are instrumental to AVIEL’s ability to win new contracts. AVIEL plans to continue to build a network of customers and leverage its relationships with its existing customers to gain access to potential new customers.

Continue to Implement Disciplined Acquisition Strategy

AVIEL has implemented and plans to continue to implement a disciplined process for reviewing and selecting acquisition candidates. AVIEL has completed one acquisition since current CEO and President, John Chapel, joined AVIEL in May 2005. AVIEL’s acquisition of PMC more than doubled the company’s revenue in 2005 on a pro forma basis, and added a significant presence within DHS. Key management personnel have either led, or been involved with, the acquisition and integration of more than 15 companies in the federal technology services market. AVIEL plans to continue to target acquisition candidates that could complement its existing capabilities and expand its customer base.

Develop Relationships with Chief Information Officers (CIOs) and Agency Decision Makers

AVIEL understands that the federal government is a relationship-oriented customer. AVIEL believes that CIOs in the federal government are taking on a leadership role and will influence not only future procurements, but also the fate of existing projects. AVIEL seeks to continue to develop meaningful relationships with CIOs and other key decision makers in each agency, including program and business executives from such agencies, through (i) established relationships that AVIEL’s experienced business development team and outside consultants already have with certain agency decision makers, (ii) regular attendance of CIO IT Summits and similar conferences where federal agencies CIOs congregate, and (iii) active participation in advisory councils or special interest groups where agency CIOs and service providers collaborate on important IT challenges facing the federal government. Furthermore, AVIEL plans to develop a public relations campaign to enhance its government customers’ awareness of its wide array of technical capabilities.

Acquire New ID/IQ Contract Vehicles

With the enactment of the Clinger-Cohen Act, federal government agencies are required to streamline their IT acquisition procedures and minimize layered approvals for IT procurement. The government’s use of ID/IQ contracts is expected to continue to increase. To effectively conduct business with its customers, it is imperative that contractors have access to these umbrella contract vehicles. For instance, AVIEL currently holds several blanket purchase agreements (BPAs) with the DHS allowing it to be one of a select few vendors to market its services agency-wide using these types of streamlined contracting vehicles. AVIEL plans to continue to work toward acquiring similar contract vehicles with other targeted agencies.

Services and Solutions

AVIEL provides a wide variety of technology and operations support services in support of its customers’ missions. AVIEL works collaboratively with its customers to optimize their business performance and achieve measurable results. AVIEL considers its core competencies to be in the following areas:

IT and Professional Services

Systems design and integration. AVIEL provides end-to-end systems and technology design and integration services. For instance, AVIEL designed and installed a display and lighting technology or an “LED” system that would improve airport runway safety and overall pilot awareness. Since the LED system is more energy-efficient, long-term savings can be significant. It is estimated that the LED system could reduce energy use by as much as 50% to 80% each year. It helps customers integrate technical infrastructure, application software, operational and business support systems and networks. AVIEL also provides seat management to its federal customers, managing over 7,500 seats for them nationwide. Seat management is a method of coordinating all the workstations in an enterprise network by overseeing the installation, operation, and maintenance of hardware and software at each workstation.

Network operations and desktop support. AVIEL provides on-site help desk personnel who offer services in network operations support, help desk, and end user support. The help desk is the primary point of contact for anyone requiring problem resolution, technical assistance, knowledge of hardware and software, or answers to information systems questions. Major tasks include supporting, deploying and repairing enterprise servers, network hardware and software, computers, laptops, and other IT equipment; performing technical evaluations of proposed new hardware, software and networking technologies; performing network performance analysis, trend analysis, and root cause analysis of the network to ensure system reliability, availability, and maintainability; and operating the help desk, including responding to specific hardware/software problems and questions and providing assistance on approved software applications or hardware features.

Information assurance. AVIEL protects and defends mission-critical information and information systems by ensuring their availability, integrity, authentication, confidentiality, and non-repudiation. AVIEL provides firewalls and systems with multiple levels of security, ensuring the access reliability and integrity of customer data.

Certification and accreditation. AVIEL develops certification and accreditation (C&A) packages for IT systems to ensure that such systems comply with all relevant/required security policies and procedures. Government agencies are required by law to have their systems certified and AVIEL has developed the expertise to help agencies comply with this requirement. Government agencies are coming under increasing internal scrutiny in this area and AVIEL has identified it as one of the potential growth areas.

Professional Call Center Services. AVIEL provides call center services to support various customer missions ranging from the implementation of new environmental standards to advocating partnering opportunities for federal, state and local governments. Using knowledge-based databases and subject matter experts, AVIEL personnel respond to calls, emails, fax, and written correspondence regarding any issue relating to the assigned mission. AVIEL’s outsourced professional support services help its customers streamline their operations and save costs.

Management Consulting Solutions

Program management and purchase support. AVIEL provides program management and purchase support throughout the purchase lifecycle, from purchase planning and strategy development to implementation and source selection to post-award contract administration and completion. AVIEL’s capabilities in this area include the following:

Acquisition and Contract Management. AVIEL has experience supporting a wide range of procurements from small to multi-billion dollar procurements throughout the purchase lifecycle. It provides pre-solicitation studies and purchase planning support; develops performance work statements and quality assurance surveillance plans; and measures contractor performance. In addition, AVIEL provides contract administration support, including contract compliance and oversight, invoice processing, preparation of contract change orders and funding modification, and development of procurement packages.

Business Optimization. AVIEL helps customers optimize the performance of their organizations responsible for acquisition and procurement by performing acquisition organizational assessments and evaluations; measuring acquisition performance; identifying and implementing IT acquisition process improvements; and implementing best practices.

IT Program Management. AVIEL assists customer organizations in designing and implementing processes for maximizing the value and assessing and managing the risks of the agency’s IT investments, decreasing IT costs, and increasing operational efficiency. AVIEL also assists customers in developing strategies to improve IT investment management in accordance with federal legislation and policy and aids in the implementation of these strategies by establishing and maintaining IT investment management charters, processes, and operating procedures.

Financial management. AVIEL characterizes financial management services as those that validate that an organization conforms, or is in the process of conforming, to established regulations, guidelines, or specifications. AVIEL provides a comprehensive range of financial management support for its customers. In this capacity, AVIEL provides performance management and reporting; budget formulation and execution support; capital planning and investment control; investment review support; and activity-based costing and total ownership cost studies.

Customers and Contracts

Customers

The source of AVIEL’s revenue, measured as a percentage of total revenue to each period, appears in the table below. As shown below, AVIEL’s revenue is dominated by its work with DHS and FAA. The reason these customers represent such a high concentration of AVIEL’s business is because one customer can represent many sub-agencies or component agencies, each exercising its own independent contracting authority to enter into separate task order contracts with AVIEL. For example, AVIEL’s contracts with DHS represent a mixture of direct award contracts and BPAs. The work under these contracts are typically awarded by the specific sub-agency, division or office of the various component agencies, each with their own purchasing authority. This trend is expected to increase in part due to AVIEL’s recent award by DHS of an agency-wide BPA for acquisition support services available to all of the component organizations of DHS including: Immigration and Customs Enforcement, Citizenship and Immigration Services, Office of Security, the U.S. Coast Guard, Customs and Border Protection, U.S. Secret Service and the Transportation Security Administration.

Similarly, most of the business with FAA is performed under an ID/IQ contract for the provision of comprehensive IT technical support and telecommunications services. The various offices or divisions with the FAA compete and issue individual task orders under the contract.

Percentage of Total Revenue(1)

	Fiscal year ended December 31,		Nine months ended September 30,
	2005	2004	2006	2005
Department of Homeland Security (DHS)	53.4%	33.7%	61.6%	51.1%
Federal Aviation Administration (FAA)	27.7%	35.3%	23.2%	28.0%
Others	18.9%	31.0%	15.2%	20.9%

TOTAL	100.0%	100.0%	100.0%	100.0%

(1)	The percentages presented for the fiscal years ended December 31, 2005 and 2004, and for the nine months ended September 30, 2005 represent the pro forma combined percentages of revenue of OPTIMUS and PMC for the respective periods assuming that the PMC acquisition took place at the beginning of each respective period.

Types of Contracts

As of September 30, 2006, AVIEL had approximately 97 active contracts and/or task orders, each employing one of three types of price structures: time-and-materials, fixed-price, and cost-plus. Like all federal government contracts, AVIEL’s contracts with DHS and FAA contain provisions that permit termination, in whole or in part, at any time at the government’s convenience or for the contractor’s default. Many of these contracts span one base year with multiple option terms. Government agencies generally have the right not to exercise these option terms. If an option term on a contract is not exercised, AVIEL will not be able to recognize the full value of the contract awarded.

Time-and-materials contracts. Under time-and-materials contracts, AVIEL is reimbursed for labor at fixed hourly rates and generally reimbursed separately for allowable materials, other direct costs and out-of-pocket expenses. AVIEL’s actual labor costs may vary from the negotiated hourly rates if, in a constricted labor market, AVIEL needs to hire additional employees at higher wages or increase the compensation paid to existing employees, or in a weak labor market, AVIEL is able to hire employees at lower than expected rates. To the extent that AVIEL’s actual labor costs under a time-and-materials contract vary significantly from the negotiated hourly rates, it can generate more or less than the targeted amount of profit.

Fixed-price contracts. Under fixed-price contracts, AVIEL performs specific tasks for a predetermined price. Compared to time-and-materials and cost-plus contracts, fixed-price contracts generally offer higher profit margin opportunities but involve greater financial risk because AVIEL bears the impact of potential cost overruns in return for the full benefit of any cost savings. However, most of AVIEL’s fixed price contracts are level of effort type contracts in which AVIEL commits to providing a certain number of labor hours at a fixed labor hour rate over a certain time frame thereby reducing the risk of cost overruns.

Cost-plus contracts. Under cost-plus contracts, AVIEL is reimbursed for costs that are determined to be allowable and allocable to the contract and receives a fee. Cost-plus fixed fee contracts specify the contract fee in dollars. Cost-plus incentive fee and cost-plus award fee contracts provide for increases or decreases in the contract fee, within specified limits, based upon actual results as compared to contractual targets for factors such as cost, quality, schedule and performance. To date, AVIEL has no cost-plus contracts that provide an incentive or award fee.

AVIEL’s historical contract mix, measured as a percentage of total revenue for each period, appears in the table below.

Percentage of Total Revenue(1)

	Fiscal year ended December 31,		Nine months ended September 30,
	2005	2004	2006	2005
Time-and-materials	82.3%	69.8%	88.6%	79.9%
Fixed-price	17.2%	30.1%	11.3%	19.3%
Cost-plus	*	*	*	*

TOTAL	100.0%	100.0%	100.0%	100.0%

*	Less than 1%
(1)	The percentages presented for the fiscal years ended December 31, 2005 and 2004, and for the nine months ended September 30, 2005 represent the pro forma combined percentages of revenue of OPTIMUS and PMC for the respective periods assuming that the PMC acquisition took place at the beginning of each respective period.

AVIEL subcontracts with other companies upon which it relies to perform a portion of the services AVIEL must provide its government customers. For the nine months ended September 30, 2006, subcontractor costs represented approximately 35.5% of AVIEL’s total revenues. All of AVIEL’s contracts are either directly with the U.S. government or a prime contractor whose contract is with the federal government. The division of AVIEL’s contracts between prime contracts and subcontracts is as follows:

Percentage of Total Revenue(1)

	Fiscal year ended December 31,		Nine months ended September 30,
	2005	2004	2006	2005
Prime Contracts	98.3%	97.7%	99.0%	98.7%
Subcontracts	1.7%	2.3%	1.0%	1.3%

TOTAL	100.0%	100.0%	100.0%	100.0%

(1)	The percentages presented for the fiscal years ended December 31, 2005 and 2004, and the nine months ended September 30, 2005 represent the pro forma combined percentages of revenue of OPTIMUS and PMC for the respective periods assuming that the PMC acquisition took place at the beginning of each respective period.

The preponderance of AVIEL’s services with DHS and FAA are obtained through competitive procurements and follow-on services relating to existing business. Set forth below are AVIEL’s largest contracts by revenue for the fiscal year ended December 31, 2005 on a combined pro forma basis:

Contract Name	Agency	Period of Performance(2)	Role	2005 Revenue ($Millions)
Immigration and Customs Enforcement (“ICE”)(1)	DHS	03/01/00 – 2/28/06	Prime	$29.9
Broad Information Technology and Telecommunications Services (“BITS II”)	FAA	09/30/03 – 09/30/11	Prime	$20.1

(1)	While the previous ICE Blanket Purchase Agreement (BPA) expired in February 2006, AVIEL expects all new work from DHS will be placed in DHS’ agency-wide ICE BPA, which was awarded to AVIEL in May 2006 and will not expire until 2011.

(2)	Includes unexercised option periods.

Representative Projects

Set forth below are recent representative projects under which AVIEL has been engaged to render its services for its government customers:

DHS Immigration and Customs Enforcement (ICE) Office of Acquisition Management

Service Offering: Acquisition Management and Program Management.

Objective: To help streamline the operations of the ICE Office of Acquisition Management, one of the major procurement offices of DHS responsible for planning, managing, directing, and coordinating a $1.9 billion procurement program for the acquisition of all products and services required for ICE to execute its law enforcement mission.

Services Solution: AVIEL provides the full range of both acquisition and program management support services to the Office of Acquisition Management, including full acquisition lifecycle support from acquisition planning and strategy development stages to implementation, source selection, and post-award contract administration and closeout activities. AVIEL supports the ICE Contracting Officers in all aspects of planning, developing, and managing acquisitions from small purchases to major multi-million dollar acquisitions to support the ICE law enforcement mission, including IT, telecommunications, weapons, and highly specialized law enforcement support services. AVIEL assisted with the development of operating policies and procedures, and established a tool to track and report on the ICE Advance Acquisition Plans. This tool was later presented to the DHS Chief Procurement Officer (CPO) who selected the tool to be used by all DHS component organizations for the reporting and tracking of DHS Advance Acquisition Plans.

DHS Office of the Chief Information Officer

Service Offering: Acquisition Management, Program Management, and Financial Management.

Objective: To assist DHS in implementing the mission critical Homeland Secure Data Network (HSDN), which will provide DHS officials with a modern IT infrastructure for securely communicating classified information.

Services Solution: AVIEL provides a broad range of program and contract management, budget formulation, and financial management services to support the implementation of the Homeland Secure Data Network (HSDN) program. AVIEL monitors contractor performance, including deliverables, to ensure that program objectives and milestones are met and available funds are spent in an efficient manner. AVIEL tracks the HSDN Program schedule, cost, and performance to develop reports for DHS senior management, OMB and Congress. AVIEL also produced the HSDN Future Year Homeland Security Program document to ensure a steady source of funding for fiscal years 2006 through 2011, and supported the establishment of the HSDN Working Capital Fund. The HSDN Working Capital Fund has been instrumental to the agency’s efforts to more efficiently collect funding from other government organizations to support HSDN operations.

DHS Citizenship and Immigration Services (CIS) Office of the Chief Information Officer (OCIO)

Service Offering: IT Program Management, Business Optimization, Financial Management and Enterprise Architecture.

Objective: To support the establishment of the first U.S. Citizenship and Immigration Services Office of the Chief Information Officer (OCIO), which is responsible for Citizenship and Immigration Services enterprise IT solutions, and to participate in Citizenship and Immigration Services Transformation Program planning and initiatives.

Services Solution: AVIEL has been an integral partner in substantially all Office of the Chief Information Officer key initiatives and transformation projects, providing a full range of IT program management, technical advisory, and acquisition support services to the US Citizenship and Immigration Services Office of the Chief Information

Officer. AVIEL also developed and maintains the Citizenship and Immigration Services business and technical reference models in accordance with Federal Enterprise Architecture (FEA) standards and represents that agency’s office at DHS Enterprise Architecture Board meetings.

AVIEL developed an IT transformation Request for Information to survey the vendor community’s ideas on best practices for the implementation of IT transformation. AVIEL consolidated responses from the vendor community and facilitated a requirements gathering session with Office of the Chief Information Officer’s senior managers; engaged technical experts to develop the IT transformation framework; briefed the framework to the customer’s senior management; and facilitated review of the requirements. AVIEL has developed the acquisition strategy, acquisition plan, and solicitation documents, and participated in the development of processes and procedures for the management of IT transformation, including change management procedures, governance, and performance management.

DHS U.S. Coast Guard, Cost and Organizational Analysis and Support Service to the Deepwater and Other Programs.

Service Offering: Acquisition Management, Program Management, Financial Management and Enterprise Architecture.

Objective: To provide IT acquisition and life cycle management support for the US Coast Guard’s Deepwater Program Office. The Deepwater Program is an innovative mission-based performance acquisition in excess of $15 billion with a scope that includes the entire range of the US Coast Guard’s Deepwater assets, including cutters, aircraft, sensors, C4ISR, and logistics.

Services Solution: The initial work performed by AVIEL encompassed IT acquisition and life cycle management support for the Deepwater Program Office. AVIEL developed project management artifacts such as the Deepwater Program Management Plan components; Deepwater Phase 2 acquisition documents, including the Best Value Evaluation Plan; a white paper titled “Analysis of Alternative Contract Strategies for the US Coast Guard’s Integrated Deepwater System,” submitted to the Government Accountability Office; and a white paper titled “Review and Assessment of Risks Associated with the Deepwater Phase II Solicitation,” developed for the Deepwater Program Manager.

AVIEL also assists in the identification of process gaps related to the efficient execution of operating expense funding within the Deepwater Program, and the development, implementation and management of the process improvements to close these gaps. In addition, AVIEL prepared input to appropriation-specific budget justifications, reprogramming decisions and responses to internal and external program inquiries, particularly those related to the federal fiscal year 2003, 2004, and 2005 budget requests. AVIEL also provides integrated total ownership cost support to gather, track, and analyze financial data to compare projected to actual costs.

Federal Aviation Administration (FAA) Local Area Network and Wide Area Network (LAN/WAN) Support

Service Offering: Network Operations and Desktop Support, Call Center, Information Assurance and Systems Design and Integration.

Objective: To help Federal Aviation Administration (FAA) Headquarters streamline operations by consolidating the organization’s technologies into a standard operation and providing managed services for over 4,000 users.

Services Solution: AVIEL initially consolidated five independent help desks, incorporating new services and procedures into a standard operation. AVIEL provides user support and help desk services, network administration, desktop environment standardization, electronic messaging support, configuration and documentation management, training, and inventory (asset management) support. With AVIEL’s support and consolidation of the operations, FAA was able to perform the tasks with significantly fewer personnel, thereby reducing cost.

Defense Information Security Agency (DISA) Network Operations Center

Service Offering: Network Operations and Desktop Support, Information Assurance, Systems Design and Integration and Call Center.

Objective: To provide Defense Information Security Agency (DISA) Network Operations Center 24/7/365 support for secure video teleconferencing system networks and crisis management networks comprised of secure telecommunications links within a state-of-the-art Network Operations Center. The team operated the DISA Network Operations Center and provided help desk and secure teleconferencing services in support of The White House, Cabinet, and numerous federal government agencies.

Services Solution: AVIEL performed customer support through the management and operation of a call center and help desk. AVIEL’s personnel ensured efficient link continuity and continuous system availability. AVIEL performed troubleshooting for equipment and system failures, applications settings, and configurations; rapidly interacted with remote sites and support agencies; monitored communications networks to ensure quality connectivity throughout the secure network; and promptly resolved technology issues.

Office of Personnel Management (OPM) Enterprise Human Resources Initiative

Service Offering: Acquisition Management, Program Management, Financial Management, Enterprise Architecture.

Objective: To establish and manage a contractor support team for the Office of Personnel Management (OPM) Enterprise Human Resources Initiative Program Office, which is in the process of transforming all federal employee records (over 1.8 million) from paper to electronic files. The Enterprise Human Resources Initiative is a collaborative, e-Government initiative under direct OMB oversight, and in direct support of the President’s Management Agenda.

Services Solution: AVIEL’s support encompasses developing and managing system requirements; developing acquisition documentation; developing and maintaining the program management plan; and providing specialized expertise to supplement Enterprise Human Resources Initiative program staff in IT architecture and infrastructure support, system operations, security and privacy, data warehouse and web enabling technologies, and system lifecycle management. AVIEL’s support of Enterprise Human Resources Initiative is particularly complex due to the variety of requirements from multiple federal agencies.

National Labor Relations Board (NLRB) IT Infrastructure and End User Support

Service Offering: Network Operations, Helpdesk, and End User Support

Objective: To provide the National Labor Relations Board (NLRB) regional, resident and Judges’ offices throughout the United States a primary point of contact for problem resolution and technical assistance.

Services Solution: AVIEL’s support encompasses providing microcomputer support; creating and maintaining end user documentation; installing, upgrading, and repairing microcomputer hardware components; supporting, deploying and repairing all NLRB enterprise servers, network hardware and software; performing NLRB hardware, software and networking technology evaluations; performing network performance, trend, and root cause analyses; and operating the help desk—responding to specific hardware/software problems and questions. The AVIEL NLRB help desk team also helps the NLRB support its diverse mission in a wide range of development and maintenance activities by keeping all documentation up to date and accessible in a variety of media and locations to suit the particular needs of specific groups within the NLRB.

Competition

AVIEL believes the major competitive factors in the government IT market are its ability to provide innovative business solutions and superior services with highly skilled cleared personnel, successful past contract performance, reputation for quality and key management personnel with domain expertise. AVIEL competes with both large and small businesses in the government contracting industry. Many of AVIEL’s competitors have significantly more resources and longer operating histories that may benefit them when competing with AVIEL. AVIEL expects the competition in the federal IT market to continue to increase in the foreseeable future.

AVIEL competes with different companies within different agencies and within different practice areas. AVIEL views its primary competition in these areas to be:

IT Professional Services	Management Consulting Services
QSS Group, Inc.	Accenture, Ltd.

NCI Information Systems, Inc.	BearingPoint, Inc.

STG, Inc.	Booz Allen Hamilton

Lockheed Martin Corporation SI International, Inc. Kforce Government Solutions (successor to Pinkerton Computer Consultants, Inc.) SRA International, Inc.	Robbins-Gioia Inc.

Employees

As of September 30, 2006, AVIEL had 379 employees, of whom over 53%, or 204, held high-level security clearances.

Legal Proceedings

AVIEL is not a party to any material legal proceedings. It is subject to litigation from time to time, in the ordinary course of business including, but not limited to, allegations of wrongful termination or discrimination.

As a government contractor, AVIEL may be subject to investigations by the U.S. government for alleged violations of procurement or other federal laws. Under the current government procurement regulations, if found in violation of procurement or other federal civil laws, AVIEL could be suspended or barred from eligibility for awards of new government contracts.

In May 2006, OPTIMUS received a subpoena from the Office of the Inspector General of the U.S. Department of Transportation (“DOT”). The subpoena seeks the production of business records related to the BITS II contract. OPTIMUS responded to the subpoena in May and June 2006, and has received additional work awarded under this contract since the date of the subpoena. In June 2006, OPTIMUS received a related letter from its FAA contracting officer stating that certain personnel that OPTIMUS assigned to the BITS II contract did not meet contract qualifications and requested a response from OPTIMUS. OPTIMUS responded to the letter and submitted to FAA all the requested records in July and August 2006. The government is currently reviewing the records of OPTIMUS and may conclude that certain personnel that OPTIMUS or its subcontractors assigned to the BITS II contract do not fully meet the labor category requirement of the contract. The government has indicated that it intends to demand OPTIMUS’ payment of the difference between what the government has previously paid OPTIMUS under the contract and what the government thinks it should have paid OPTIMUS if such personnel were properly categorized. At this time, OPTIMUS does not believe that the outcome of the investigation into the qualifications of its personnel will have a material adverse effect on its business, prospects, financial condition or operating results, and AVIEL has considered any possible exposure related to this matter when establishing the allowance for doubtful accounts at September 30, 2006. A negative finding by the government could adversely affect AVIEL’s ability to collect the full invoiced amount for the work done under the BITS II contract, its relationship with its existing federal government customers and damage AVIEL’s reputation in the government contracting industry as a whole. AVIEL and OPTIMUS are cooperating fully with the DOT and FAA. See “Risk Factors—A Department of Transportation investigation of contracting practices under one of OPTIMUS’ contracts could materially adversely affect the operating results of OPTIMUS and AVIEL.”

Facilities

AVIEL’s headquarters are located in leased facilities in McLean, Virginia. AVIEL leases approximately 30,000 square feet of office space in four facilities in the Metropolitan Washington, D.C. region. Approximately 90% of its employees work at customer sites.

AVIEL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

AVIEL is a full service provider of information technology and management consulting solutions to the federal government. It designs, integrates, maintains and upgrades information systems that support high priority government missions. It also provides government customers with the systems analysis, integration and program management skills necessary to manage their systems development and operations.

Revenue generated from contracts performed for services to federal government agencies represents substantially all of AVIEL’s total revenue. DHS and FAA, including all their component organizations, accounted for approximately 84.8% and 81.1% of AVIEL’s total revenue for the nine months ended September 30, 2006 and the year ended December 31, 2005 on a pro forma basis (assuming the acquisition of PMC had taken place on January 1, 2005), respectively. For the fiscal year ended December 31, 2005, approximately 65.5% of AVIEL’s pro forma revenue came from 46 task order contracts under two contract vehicles. No other single contract accounted for more than 5.0% of AVIEL’s revenue for 2005 or the nine months ended September 30, 2006. These 46 task orders, taken together, accounted for approximately 67.5% of AVIEL’s total revenue for the nine months ended September 30, 2006. AVIEL also serves agencies under DoD and other federal civilian agencies such as DISA, EPA and NLRB. As of September 30, 2006, AVIEL served approximately 27 U.S. federal government customers in more than 11 government agencies. AVIEL continues to seek opportunities to expand its customer base throughout the federal government.

As of September 30, 2006, AVIEL had approximately 97 active contracts and task orders. For the nine months ended September 30, 2006 and the year ended December 31, 2005 on a pro forma basis, approximately 99.0% and 98.3% of AVIEL’s total revenue, respectively, came from contracts where AVIEL was the lead, or “prime,” contractor. As a prime contractor, AVIEL has higher visibility to the end customers, better customer relationships, greater control over work performance and usually higher profit margins. AVIEL will continue to seek opportunities where it can be the prime contractor. However, depending upon the opportunity, positioning and competition, AVIEL may also serve as a subcontractor to other prime contractors when deemed appropriate.

During the fiscal years ended December 31, 2005 and 2004, AVIEL’s revenue increased by 35.2% and 82.8%, respectively. The key component to growth is AVIEL’s ability to expand the scope of work on existing contracts as well as winning new contracts or task orders with the same customers for different work or for other new customers identified as part of the business development process. Key drivers to the growth of AVIEL’s scope of work are AVIEL’s ability to continue to perform at a very high level for its customers which in turn typically leads to more opportunities for work being presented to AVIEL by those same customers. As to growth from new business, it is important that AVIEL has an effective method to identify opportunities that AVIEL aggressively targets and pursues. Qualified opportunities are projects in which AVIEL has prior experience and personnel to perform the work. AVIEL must also be able to effectively manage the bid and proposal process to insure that it produces high quality bids that meet the customers’ needs and are competitively priced. Once the work is awarded, AVIEL’s ability to recruit, hire and retain skilled, cleared personnel to perform the required work on the contracts becomes the key.

For the nine months ended September 30, 2006 and the year ended December 31, 2005 on a pro forma basis, approximately 88.6% and 82.3% of AVIEL’s revenue was derived from time-and-materials contracts, respectively. Approximately 11.3% and 17.2% was derived from fixed-price contracts, with less than 1% derived from cost-plus contracts during those same periods. Compared to time-and-materials and cost-plus contracts, fixed-price contracts generally offer higher profit margin opportunities but involve greater financial risk because AVIEL bears the impact of potential cost overruns in return for the full benefit of any cost savings. AVIEL generally does not pursue fixed-price software development contracts that may create material financial risk.

In May 2006, OPTIMUS received a subpoena from the Office of the Inspector General of the U.S. Department of Transportation (“DOT”). The subpoena seeks the production of business records related to the BITS II contract. OPTIMUS responded to the subpoena in May and June 2006, and has received additional work awarded under this contract since the date of the subpoena. In June 2006, OPTIMUS received a related letter from its FAA contracting officer stating that certain personnel that OPTIMUS assigned to the BITS II contract did not meet contract qualifications and requested a response from OPTIMUS. OPTIMUS responded to the letter and submitted to FAA all the requested records in July and August 2006. A negative finding by the government could adversely affect AVIEL’s relationship with its exiting federal government customers and damage AVIEL’s reputation in the government contracting industry as a whole. AVIEL and OPTIMUS are cooperating fully with DOT and FAA.

AVIEL’s History

OPTIMUS Corporation (“OPTIMUS”) was formed in 1992 in the Commonwealth of Virginia. OPTIMUS is a technology-focused professional services firm that specializes in leading-edge technology, information engineering and IT management. In May 2005, Mr. Chapel became President and Chief Operating Officer of OPTIMUS. In August 2005, OPTIMUS sold Mr. Chapel 1,320,000 shares of common stock in exchange for a secured promissory note of $856,812. Mr. Chapel repaid in full the outstanding principal and accrued interest on the promissory note in the amount of $875,000 in March 2006. In December 2005, TICC made a loan of $7.5 million to OPTIMUS for the redemption of the 2,325,000 outstanding shares of common stock of OPTIMUS held by all of its then existing stockholders, except for Mr. Chapel. In January 2006, OPTIMUS completed the redemption for $14.5 million using the proceeds of the TICC loan, a $1.0 million contribution to capital by Mr. Chapel and the issuance of $6.0 million in notes payable to the former shareholders. After the redemption, Mr. Chapel became the sole stockholder of OPTIMUS. In connection with the $7.5 million loan, a warrant to purchase 55,920 shares of OPTIMUS’ common stock at an exercise price of $0.01 per share was issued to TICC.

Performance Management Consulting, Inc. (“PMC”) was formed in 1998, in the Commonwealth of Virginia. PMC is a provider of information technology, workforce and knowledge management services for federal government agencies. In September 2005, OPTIMUS acquired all of PMC’s then outstanding capital stock for an aggregate purchase price of $26.2 million, including acquisition related costs. As a result of the acquisition, PMC became a wholly-owned subsidiary of OPTIMUS. OPTIMUS financed the acquisition through the sale of a $7.0 million senior note to TICC, a $7.0 million secured note to Citizens Bank of Pennsylvania and $5.5 million in borrowings under the company’s revolving line of credit. The purchase price also included a post-closing purchase price downward adjustment of $0.8 million due to a shortfall in the working capital target, of which all but $0.1 million had been received by AVIEL as of September 30, 2006. Also included in the purchase price are three contingency payments. The first contingency payment of $4.3 million was earned when PMC’s revenues exceeded $23.0 million in any consecutive twelve month period beginning January 1, 2005. This condition was met during the period ended December 31, 2005. The second contingency payment of $2.1 million was earned when PMC’s revenues exceeded $33.0 million in any consecutive twelve month period beginning January 1, 2005. This condition was met during the period ended December 31, 2005. The purchase agreement also includes a third contingency of $1.0 million that is earned if revenues for the calendar year 2006 exceed $38.0 million. PMC’s revenues for the nine months ended September 30, 2006 were $40.1 million and as such, it appears probable that the conditions of the third contingency payment of $1.0 million will have been met during the year ending December 31, 2006, and the purchase price has therefore increased from the initial $25.2 million to $26.2 million. In connection with the acquisition of PMC, a one-time bonus of $4.8 million was paid to James Lindstrom, an officer and family member of the then sole stockholder of PMC.

All debt incurred is secured by the assets of the Company including receivables, stock, and other collateral. Bank loans and the revolving line of credit have a first lien position. The loan payable to TICC has a second lien position and all other debt has a third lien position. The Company has met all debt obligations as they have become due and expects to meet its ongoing debt obligations as they will become due using income and cash generated from future operations.

In January 2006, Mr. Chapel formed AVIEL. In March 2006, he contributed to AVIEL all of the outstanding capital stock of OPTIMUS for all of the outstanding capital stock of AVIEL. In connection with the restructuring, the TICC warrant was exchanged for a warrant to purchase 50 shares of AVIEL’s common stock at an exercise price of $0.01 per share. As a result of this restructuring, OPTIMUS became a wholly-owned subsidiary of AVIEL, PMC remains a subsidiary of OPTIMUS and Mr. Chapel remains the sole stockholder of AVIEL.

The merger consideration of approximately $100.0 million to be paid by TAC in connection with its proposed merger with AVIEL exceeds the aggregate consideration of approximately $42.1 million paid for the companies that form AVIEL because by combining OPTIMUS and PMC, AVIEL has increased its value over that of the two companies’ values added together. For example, for the six months ended June 30, 2005, OPTIMUS had revenues of $16.7 million and its overhead, general and administrative expenses were $2.4 million, compared to PMC which had revenues of $18.2 million and its overhead, general and administrative expenses were $0.7 million. As a holding company of OPTIMUS and PMC, AVIEL has real opportunities to improve margins through integration of the operations of both companies. The difference between the current merger consideration negotiated by AVIEL and the aggregate amount paid as consideration in connection with Mr. Chapel’s acquisition of OPTIMUS, as well as OPTIMUS’ subsequent acquisition of PMC, is attributable to a number of factors, including the following:

•	Prior to Mr. Chapel’s involvement with OPTIMUS in 2005, OPTIMUS was a relatively small company with low profit margins, yet it had developed an infrastructure, with 38 administrative employees, capable of supporting future growth opportunities. PMC, on the other hand, was a relatively small company with higher profit margins, but which lacked the necessary infrastructure to support its operations or future growth having only 3 administrative employees. By taking the two companies, both of which had complementary strengths, and combining them together under common leadership, Mr. Chapel was able to turn the combined business, AVIEL, into a significantly larger company that was both profitable and had a solid infrastructure for future growth.

•	In May 2005 when Mr. Chapel started his employment with OPTIMUS, Mr. Chapel negotiated and entered into an Option Agreement with certain of the then stockholders of OPTIMUS whereby Mr. Chapel was granted an option to purchase all the remaining outstanding shares of OPTIMUS for $15 million. At the time the Option Agreement was executed, OPTIMUS had completed its fiscal year 2004 with approximately $35.4 million in revenue and approximately $0.7 million in operating income. For the same fiscal year of 2004, PMC had approximately $20.9 million in revenue and approximately $6.0 million in operating profit. OPTIMUS’ acquisition of PMC in September 2005 added significant revenue and profitability to the combined entity.

•	The $26.2 million acquisition price of PMC was the product of negotiations between Mr. Chapel and a motivated seller. The price was negotiated between the parties and neither the seller nor Mr. Chapel obtained an independent valuation to ascertain PMC’s equity value range.

•	At the time PMC was acquired by OPTIMUS in September 2005, over 66.3% of its revenue for the period from January 1 through September 22, 2005 came from contracts that were scheduled for renewal within 6 months. Additionally, PMC certified itself as a woman-owned business. With a change in ownership, there was a risk that PMC would lose a portion of its business if it could not continue its certification as a woman-owned business. Both factors have created uncertainty and significant risk to future revenue and profitability prospects that, in turn, decreased the value attributable to PMC as a stand-alone business.

•

Mr. Chapel was able to negotiate with the sole stockholder of PMC at the time for a purchase price of $26.2 million, of which $7.4 million would be contingency payments payable only if certain revenue targets were met. In May 2006, PMC was successful in its renewal bids and was awarded a Blanket Purchase Agreement with DHS with a contract ceiling value of up to $187.5 million. This award not only eliminates the previous uncertainty of future revenue stream but has the potential to bring in significantly more work to AVIEL than the volume of work awarded under PMC’s prior contract, which was initially awarded to PMC in February 2000. This award has greatly enhanced AVIEL’s prospects.

•	Since Mr. Chapel’s involvement with OPTIMUS in 2005, he has restructured key support functions such as its contracts, human resources and accounting functions. He has re-aligned the focus of the business from product development to business development and efforts to build a backlog. He has acquired PMC within months after his involvement with OPTIMUS and has therefore added significant revenue and profitability to the combined entity. He has strengthened the management team by retaining over twenty additional executives, managers and other experienced personnel, many of whom had previously worked with Mr. Chapel, to help build the business. These additional personnel have significant experience within the government contracting sector in general, as well as with business development, mergers and acquisitions, and the implementation of efficient processes and procedures. The inclusion of these additional personnel with significant government contracting and acquisition experience has enhanced the growth prospects of AVIEL, and therefore contributed to an increase in the value of AVIEL.

Description of Critical Accounting Policies

AVIEL’s consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates including those related to uncollected accounts receivable, contingent liabilities, revenue recognition, goodwill and other intangible assets. Management bases its estimates on historical experience and on various other factors that are believed to be reasonable at the time the estimates are made. Actual results may differ from these estimates under different assumptions or conditions. Management believes that AVIEL’s critical accounting policies, which require more significant judgments and estimates in the preparation of AVIEL’s consolidated financial statements, are revenue recognition, stock-based compensation, goodwill impairment, identifiable intangible asset impairment and business combinations.

Revenue Recognition

During the year ended December 31, 2005, AVIEL estimates that substantially all of its revenues were derived from services. Services are performed under contracts that may be categorized into three primary types: time-and-materials, cost-plus reimbursement and firm fixed-price. Revenues for time-and-materials contracts are recognized as time is spent at hourly rates, which are negotiated with the customer plus the cost of any allowable material costs and out-of-pocket expenses. Time-and-materials contracts are typically more profitable than cost-plus contracts because of AVIEL’s ability to negotiate rates and effectively manage costs on those contracts. Revenues are recognized for the few cost-plus contracts on the basis of direct and indirect costs incurred plus a negotiated profit calculated as a percentage of costs or a fixed amount. To date, AVIEL has no cost-plus contract that provides an incentive fee. Fixed-price contracts that involve a defined number of hours or a defined category of personnel are referred to as “level of effort” contracts. Under fixed-price level of effort contracts, AVIEL commits to providing a certain number of hours of various types of labor categories during a specified time frame. Substantially all of AVIEL’s fixed-price contracts are level of effort contracts. Revenue for these contracts is recognized using the labor dollar rate for hours of service provided multiplied by the hours worked, similar to time and materials contracts. AVIEL evaluates contracts for multiple deliverables which may require the segmentation of each deliverable into a separate accounting unit for proper revenue recognition as defined by EITF 00-21. The appropriate revenue recognition method based on applicable accounting guidance is then applied for each separate unit.

AVIEL recognizes revenue on its government contracts when a contract is executed, the contract price is fixed and determinable, delivery of the services or products has occurred and collectability of the receivable is considered probable. AVIEL’s contracts with federal government agencies are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or periodically throughout the term of the contract as the services are provided. From time to time, AVIEL may proceed with work on unfunded portions of existing contracts based on customer direction pending finalization and signing of contractual funding documents. Revenue is recognized during periods in which funding is not received if AVIEL has determined that receipt of funding is highly probable. Revenue recognized for situations in which funding has not yet been provided by the government is considered to be “at-risk” work. In evaluating the probability of funding being received, AVIEL considers its previous experiences with the customer, communications with the customer regarding funding status, and AVIEL’s knowledge of available funding for the contract or program. If funding is not assessed as probable, costs are expensed as they are incurred and no revenue is recognized above the funded ceiling amount. Historically, AVIEL has not recorded any significant write-offs because funding was not ultimately received.

Contract revenue recognition inherently involves estimation. Examples of such estimates include the level of effort needed to accomplish the tasks under the contract, the cost of those efforts, and a continual assessment of AVIEL’s progress toward the completion of the contract. From time to time, circumstances may arise which require AVIEL to revise its estimated total revenue or costs. Typically, these revisions relate to contractual changes. To the extent that a revised estimate affects contract revenue or profit previously recognized, AVIEL records the cumulative effect of the revision in the period in which it becomes known. In addition, the full amount of an anticipated loss on any type of contract is recognized in the period in which it becomes known.

AVIEL generally does not pursue fixed-price software development work that may create material financial risk. AVIEL does, however, provide services under fixed-price labor hour and fixed-price level of effort contracts, which represent similar levels of risk as time-and-materials contracts. For the year ended December 31, 2005 on a pro forma basis, approximately 82.3%, 17.2% and 0.5% of revenue were derived from time-and-materials contracts, fixed-price contracts (with a substantial majority of which as firm fixed- price level of effort contracts) and cost-plus contracts, respectively. This contract mix can change over time depending on contract awards and acquisitions. Under cost-plus contracts with the federal government, operating profits typically range from 5% to 7% but are statutorily limited to 10% on cost-plus-fixed-fee contracts. Although the operating profits for fixed-price and time-and-materials contracts are not subject to any statutory limits, the federal government’s objective in negotiating such contracts is to seldom allow for operating profits in excess of 15%.

AVIEL maintains reserves for uncollectible accounts receivable which may arise in the normal course of business. Historically, AVIEL has not had significant write-offs of uncollectible accounts receivable. However, AVIEL does perform work on many contracts and task orders, where on occasion, issues may arise, which would lead to accounts receivable not being fully collected.

Stock-Based Compensation

On January 1, 2006, AVIEL adopted Statement of Financial Accounting Standards or “SFAS,” No. 123R, Share Based Payments which revises the method of accounting for stock based compensation. The standard requires that equity compensation be valued and expensed using the fair value method. Under the fair value method recognition provisions of this statement compensation expense is measured at the grant date based on the fair value of the award at the time of grant. The Company plans on issuing stock options or, potentially other forms of equity compensation, beginning in the first half of 2007. In 2004 and 2005, OPTIMUS had a stock option plan which was terminated in January 2006. All outstanding options were purchased for $13,000 and other valuable consideration.

Under FAR, compensation expense as related to stock options will be considered an unallowable cost and not recoverable through AVIEL’s contracts. However, compensation expense related to restricted shares is allowable and will be allocated to the contracts and tasks.

Goodwill Impairment

Goodwill relating to AVIEL’s acquisitions represents the excess of cost over the fair value of net tangible and separately identifiable intangible assets acquired, and had a carrying amount of approximately $10.2 million as of December 31, 2005 and $0 as of December 31, 2004. The increase in goodwill in 2005 was attributable to the acquisition of PMC in September 2005. Under SFAS No. 142 Goodwill and Other Intangibles the Company is required to test goodwill for impairment at least annually using a fair value approach. Due to the fact that the PMC acquisition occurred in September and there were no significant events that required that the goodwill be tested for impairment, no impairment test was done at the end of 2005. The Company will test goodwill for impairment at least annually beginning in 2006.

Identifiable Intangible Asset Impairment

The net carrying amount of identifiable intangible assets was approximately $7.8 million and $0 at December 31, 2005 and 2004, respectively. The increase in 2005 was attributable to the acquisition of PMC in September 2005. Identifiable intangible assets, excluding goodwill, are evaluated for impairment when events occur that suggest that such assets may be impaired. Such events could include, but are not limited to, the loss of a significant customer or contract, decreases in U.S. federal government appropriations or funding of certain programs, or other similar events. None of these events occurred for the year ended December 31, 2005. AVIEL determines if an impairment has occurred based on a comparison of the carrying amount of such assets to the future undiscounted net cash flows, excluding charges for interest. If considered impaired, the impairment is measured as the amount by which the carrying value of the assets exceeds their estimated fair value, as determined by an analysis of discounted cash flows using a discount rate based on AVIEL’s cost of capital and the related risks of recoverability.

In evaluating impairment, AVIEL considers, among other things, its ability to sustain current financial performance on contracts and tasks, its access to and penetration of new markets and customers and the duration of, and estimated amounts from, its contracts. Any uncertainty of future financial performance is dependent on AVIEL’s ability to retain its customers and the continued funding of AVIEL’s contracts and task orders by the government. Over the past two years, AVIEL has been able to win the majority of its contracts that have been re-competed. In addition, AVIEL has been able to sustain financial performance through indirect cost savings from its acquisition of PMC, which has generally resulted in either maintaining or improving margins on AVIEL’s contracts and task orders. If AVIEL is required to record an impairment charge in the future, it would have an adverse impact on its results of operations.

Business Combinations

AVIEL applies the provisions of SFAS No. 141, Business Combinations, whereby the net tangible and separately identifiable intangible assets acquired and liabilities assumed are recognized at their estimated fair market values at the acquisition date. The purchase price in excess of the estimated fair market value of the net tangible and separately identifiable intangible assets acquired represents goodwill. The allocation of the purchase price related to AVIEL’s business combinations involves significant estimates and management judgment that may be adjusted during the allocation period, but in no case beyond one year from the acquisition date. Costs incurred related to successful business combinations are capitalized as costs of business combinations, while costs incurred by us for unsuccessful or terminated acquisition opportunities are expensed when AVIEL determines that such opportunities will no longer be pursued. Costs incurred related to probable business combinations are deferred.

Fair Value of Financial Instruments

The carrying amounts reported on the consolidated balance sheets for cash, receivables, notes receivable, accounts payable, accrued expenses, due to former stockholders, advances from stockholders, notes payable and warrant liability, approximate their fair values. The fair value of AVIEL’s notes receivable and long term debt approximate the carrying amounts based on loans with similar terms and average maturities.

All derivative financial instruments are recognized as either assets or liabilities at their fair value in the balance sheet with the changes in the fair value reported in current-period earnings. The fair value of these instruments was determined by management to be immaterial.

Statements of Operations

The following is a description of certain line items from AVIEL’s audited consolidated statements of operations:

Direct Costs are those that can be identified with and assigned to specific contracts and tasks. They include direct labor for program personnel and direct expenses incurred to complete contracts and task orders. Direct costs also include other direct contract costs such as subcontractors, consultants, and materials.

Indirect Expenses are either fringe, overhead, general and administrative expenses or material handling. Indirect costs cannot be identified with specific contracts or tasks, and to the extent that they are allowable, they are allocated to contracts and tasks using appropriate government-approved methodologies. Fringe costs include vacation time, medical/dental, 401K plan matching contribution, tuition assistance, employee welfare, worker’s compensation and other benefits provided to AVIEL’s employees. Costs determined to be unallowable under the Federal Acquisition Regulation (“FAR”) cannot be assigned or allocated to projects. AVIEL’s principal unallowable costs are interest expense, amortization expense for separately identifiable intangibles from acquisitions, bad debt expense and certain general and administrative expenses. In addition, indirect expenses include rent/facilities, administration, travel and other non-contract specific expenses such as management, legal, finance and accounting, contracts and administration, human resources, company management information systems, depreciation, and other unallowable costs such as marketing, certain legal fees and reserves. A key element to AVIEL’s success has been the company’s ability to control indirect and unallowable costs, enabling AVIEL to profitably execute on existing contracts and successfully bid for new contracts. In addition, it is anticipated that with any future acquisition of companies or contracts, AVIEL would attempt to identify and capture savings of indirect costs which would improve operating margins by integrating the indirect cost structures and realizing opportunities for cost synergies. Because AVIEL will become an SEC reporting company following the merger, management expects that indirect costs related to the reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC will increase AVIEL’s indirect expenses. In addition, management expects to make several key hires in 2006 to provide infrastructure support to the business in anticipation of future growth. Indirect expenses also include amortization expenses related to the costs associated with identifiable intangible assets from AVIEL’s acquisition of PMC. These intangible assets represent the fair value assigned to contract backlog and customer relationships as part of AVIEL’s acquisition.

Other income is from non-core business items such as interest paid on late invoices pursuant to the Prompt Payment Act. PMC treated these payments as other income.

Interest expense is primarily related to AVIEL’s credit facilities and amortization of deferred financing fees. Interest income, which is netted against interest expense by OPTIMUS, primarily relates to the interest earned on the late payment of accounts receivable in which AVIEL’s customers failed to pay AVIEL’s invoices in a timely manner in accordance with the Prompt Payment Act. On a going forward basis, it is AVIEL’s intent to treat interest received for the late payment of its invoices as interest income to be netted against interest expense.

Funded Backlog and Total Estimated Remaining Contract Value

Each year a significant portion of AVIEL’s revenues are derived from existing contracts with its government clients, and a portion of the revenues represents work related to maintenance, upgrade or replacement of systems under contracts or projects for which AVIEL is the incumbent provider. Proper management of contracts is critical to AVIEL’s overall financial success and AVIEL believes that effective management of costs makes it competitive on price. AVIEL’s total estimated remaining contract value, excluding new ID/IQ and multiple award contracts, represents the aggregate contract revenues it estimates will be earned over the remaining life of its contracts including all option years. For ID/IQ and multiple award contracts, AVIEL computes the total estimated remaining contract value by calculating the three month rolling average run rate on each of these contracts and extrapolating it over the life of the contract. Because the U.S. federal government operates under annual appropriations, agencies of the U.S. federal government typically fund contracts on an incremental basis. Accordingly, the majority of the total estimated remaining contract value is not funded backlog. Funded backlog is based upon amounts actually authorized by a customer for payment of goods and services. AVIEL estimates that the majority of its funded backlog will be recognized as revenues during the next twelve months. AVIEL’s total estimated remaining contract value is based on its experience under contracts and AVIEL believes its estimates are reasonable. However, there can be no assurance that its existing contracts will result in actual revenues in any particular period or at all. These amounts could vary depending upon government budgets and appropriations. As of September 30, 2006, AVIEL’s total estimated remaining contract value was $187.4 million, consisting of funded backlog and unfunded backlog of $26.0 million and $161.4 million, respectively.

Results of Operations

AVIEL’s historical consolidated financial statements do not reflect the full-year impact of the operating results of OPTIMUS’ acquisition of PMC, since its operating results are only included in AVIEL’s results from the date of acquisition (September 23, 2005).

The following table sets forth AVIEL’s consolidated results of operations based on the amounts and percentage relationship of the items listed to revenues during the period shown:

For the nine months ended September 30, 2006 compared with the nine months ended September 30, 2005

	Unaudited Nine Months Ended September 30,
	2006		2005
	(in thousands)
Contract revenues	$61,153	100.0%	$25,797	100.0%
Direct costs	40,332	66.0	18,958	73.5

Gross profit	20,821	34.0	6,839	26.5
Indirect expenses	14,581	23.8	6,447	25.0

Total operating income	6,240	10.2	392	1.5

Interest income and other income	314	0.5	42	0.2
Interest expense	3,274	5.4	124	0.5
Change in fair value of warrant	1,567	2.6	—	—

Income before provision for income taxes	1,713	2.8	310	1.2
Provision for income taxes	220	0.4	—	—

Net income	$1,493	2.4%	$310	1.2%

The following table sets forth the results of operations for OPTIMUS and PMC for the nine months ended September 30, 2006 and the nine months ended September 30, 2005.

	Unaudited Nine Months Ended September 30,
	2006		2005
	OPTIMUS	PMC	OPTIMUS(1)	PMC(2)
	(in thousands)
Contract revenues	$21,075	$40,078	$25,797	$28,670
Direct costs	14,442	25,890	18,958	18,428

Gross profit	6,633	14,188	6,839	10,242
Indirect expenses	5,950	8,631	6,447	8,184

Total operating income	683	5,557	392	2,058

Interest income and other income	163	151	42	67
Interest expense	1,341	1,933	124	—
Change in fair value of warrant	644	923	—	—

Income before provision for income taxes	(1,139)	2,852	310	2,125
Provision for income taxes	44	176	—	—

Net income	$(1,183)	$2,676	$310	$2,125

(1)	Includes PMC’s results of operations for the period of September 23, 2005 through September 30, 2005.
(2)	Includes PMC’s results of operations through September 22, 2005, date of acquisition.

Contract Revenues

For the nine months ended September 30, 2006, revenue increased by $35.4 million, or 137.1% to $61.2 million from $25.8 million for the nine months ended September 30, 2005. The increase in revenue was attributable to the acquisition of PMC in September 2005 which added $40.1 million in revenue. OPTIMUS revenue decreased by $4.7 million, primarily due to the completion of fixed price contracts with the Department of Commerce, Environmental Protection Agency, and the Department of Labor of approximately $2.0 million, and the completion of subcontractor tasks under FAA BITS II contract of $0.6 million and the inclusion of PMC revenue of $1.3 million for the period September 23, 2005 through September 30, 2005. The Company has recently received additional work under the FAA BITS II contract which is expected to offset some of the reductions in work due to the completion of subcontractors’ tasks. For the nine months ended September 30, 2006, PMC’s revenue increased by approximately $11.4 million, or 39.8% to $40.1 million from $28.7 million for the nine months ended September 30, 2005. The increase in PMC’s revenue was attributable to the expansion of several key programs at DHS, including Immigration and Customs Enforcement, which grew approximately $9.8 million from $27.9 million for the nine months ended September 30, 2005 to $37.7 million for the nine months ended September 30, 2006.

Direct Costs

For the nine months ended September 30, 2006, direct costs increased by $21.4 million, or 112.7%, to $40.3 million from $19.0 million for the nine months ended September 30, 2005. The increase in direct costs was due to the acquisition of PMC which added $25.9 million in direct costs. OPTIMUS direct costs decreased by $4.5 million, or 23.8%, to $14.4 million from $18.9 million for the nine months ended September 30, 2006 in comparison to the nine months ended September 30, 2005. During this period, OPTIMUS direct labor decreased by approximately $1.0 million and subcontractor labor decreased by approximately $2.8 million. These decreases were primarily associated with the completed fixed price contracts noted above. For the nine months ended September 30, 2006, PMC’s direct costs increased by approximately $7.5 million, or 40.5% to $25.9 million from $18.4 million for the nine months ended September 30, 2005. This increase in PMC’s direct costs was attributable to increase in direct labor of approximately $3.1 million and an increase of approximately $3.6 million in subcontractor costs incurred in relation to the program expansion experienced in the DHS programs noted above.

Gross Profit

For the nine months ended September 30, 2006, gross profit increased by $14.0 million, or 204.4%, to $20.8 million from $6.8 million for the nine months ended September 30, 2005. The increase in gross profit was attributable to the acquisition of PMC which added $14.2 million. Gross profit as a percentage of revenues increased to 34.0% from 26.5% principally due to the higher profit margin of the contracts acquired as a result of the PMC acquisition. PMC’s gross profit increased approximately $3.9 million, or 38.5%, to $14.2 million for the period ended September 30, 2006 from $10.2 million for the period ended September 30, 2005. Gross profit as a percentage of revenues decreased from 35.7% for the period ended September 30, 2005 to 35.4% for the period ended September 30, 2006. This slight decrease reflects the lower gross profit margin obtained on labor provided by subcontractors as compared to PMC’s own employees.

Indirect Expenses

For the nine months ended September 30, 2006, indirect expenses increased $8.1 million, or 126.2%, to $14.6 million from $6.4 million for the nine months ended September 30, 2005 due to the acquisition of PMC which added $8.6 million in indirect expenses. Indirect expenses, as a percentage of revenue, decreased from 25.0% for the nine months ended September 30, 2005 to 23.8% for the nine months ended September 30, 2006. The decrease as a percentage of revenue was attributable to PMC’s lower indirect cost structure. OPTIMUS indirect expenses decreased approximately $497,000, or 7.7%, to $6.0 million for the period ended September 30, 2006 from $6.5 million for the period ended September 30, 2005. This decrease was due to the allocation by OPTIMUS of approximately $2.5 million in certain support functions for such things as executive management, human resources, contracting services, and finance and accounting to PMC. One time costs during the nine months ended September 30, 2006, included (i) $171,000 in professional fees related to the OPTIMUS stock redemption and the formation of AVIEL; (ii) $207,000 for the buyout of certain employee agreements; (iii) $1.1 million in professional fees associated with the proposed TAC merger; (iv) $600,000 as an estimate of uncollectible accounts receivable, including amounts related to the FAA BITS II contract; and (v) $116,000 in costs related to the early facility and auto lease terminations. PMC’s indirect expenses increased approximately $0.5 million, or 5.5%, to $8.6 million for the period ended September 30, 2006 from $8.1 million for the period ended September 30, 2005. This increase was due to the increase in some support functions required to support the growth in the business as well as the $2.5 million allocation from OPTIMUS and an increase of $1.2 million in amortization expense relating to PMC’s acquired identifiable intangible assets. In addition, PMC’s indirect expenses for the period ending September 30, 2005 also include several one time expenses including (i) a $4.8 million bonus paid to an officer of PMC in connection with the acquisition, (ii) $305,000 in retention payments made to certain PMC employees and consultants after its acquisition by OPTIMUS and (iii) $172,000 in professional fees related to the acquisition by OPTIMUS.

Operating Income

For the nine months ended September 30, 2006, operating income increased by $5.8 million from $392,000, 1.5% of revenue, for the nine months ended September 30, 2005 to $6.2 million, 10.2% of revenue, for the nine months ended September 30, 2006. The increase in operating income was primarily as a result of the PMC acquisition which added $5.6 million in operating income. OPTIMUS operating income decreased approximately $0.1 million, to $0.7 million for the period ended September 30, 2006 from $0.8 million for the period ended September 30, 2005. This change was due to the decrease in direct costs and indirect costs described above. PMC’s operating income increased approximately $3.5 million, or 170.0%, to $5.6 million for the period ended September 30, 2006 from $2.1 million for the period ended September 30, 2005. This increase is attributed to the increase in the gross profit of approximately $4.0 million and the decreased indirect expenses described above.

Other Income

For the nine months ended September 30, 2006, other income was $314,000 as compared to $42,000 for the nine months ended September 30, 2005. OPTIMUS other income for the nine months ended September 30, 2006 was comprised of $141,000 in a rebate received from the Commonwealth of Virginia for the relocation of our corporate headquarters to Virginia; and $18,000 in interest income received on a note receivable. OPTIMUS other income for the nine months ended September 30, 2005 of $42,000 was due to late payment fees for invoices that were not paid on time and in accordance with contractual terms. PMC’s other income increased approximately $85,000, or 125.4%, to $151,000 for the period ended September 30, 2006 from $67,000 for the period ended September 30, 2005. This increase is attributed to the late payment fees received for invoices not paid on time and in accordance with contractual terms.

Interest Expense

For the nine months ended September 30, 2006, interest expense increased to $3.3 million from $124,000 for the nine months ended September 30, 2005. The increase in interest expense was principally due to the borrowings made to purchase PMC in September 2005 and the stock redemption in January 2006. In addition, the increase was due to approximately $90,000 in interest expense related to the accretion of debt discount and higher interest rates paid during the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005. PMC’s interest expense increased to approximately $1.9 million for the period ended September 30, 2006 from $0 for the period ended September 30, 2005. Interest related to the PMC acquisition is reported on PMC’s financial statements. PMC had no debt prior to the acquisition by OPTIMUS in September 2005.

Change in Fair Value of Warrant

For the nine months ended September 30, 2006, the Company recognized $1.6 million in expense for the increase in fair value of the TICC warrant from $600,000 at December 31, 2005 to $2.2 million at September 30, 2006.

Provision for Income Taxes

AVIEL’s effective tax rate for the nine months ended September 30, 2006 was 12.8%, compared with 0% for the nine months ended September 30, 2005. OPTIMUS provision for income taxes increased from $0 for the nine months ended June 30, 2005 to $44,000 for the nine months ended September 30, 2006. The reason for the increase is that the $90,000 of accretion of debt discount and the $1.6 million increase in fair value related to the warrants issued in 2005 is not tax deductible for District of Columbia franchise tax purposes. PMC’s provision for income taxes increased to $176,000 for the period ended September 30, 2006 from $0 for the period ended September 30, 2005. The provision was $0 as the entire provision for the period ended September 30, 2005 was offset by the reversal of the prior year tax liability that was assumed personally by the former sole shareholder of PMC. OPTIMUS and PMC’s provision for income taxes was for the District of Columbia franchise tax which was due to work performed by OPTIMUS and PMC in the District of Columbia. Since OPTIMUS and PMC are Subchapter S corporations, all income was passed through to the shareholders for federal income tax purposes.

Fiscal year ended December 31, 2005 compared with fiscal year ended December 31, 2004

The following table sets forth AVIEL’s (OPTIMUS for 2005, 2004 and 2003 including PMC for the period September 23, 2005 through December 31, 2005) consolidated results of operations based on the amounts and percentage relationship of the items listed to revenues during the period shown:

	Fiscal Year Ended December 31,
	2005		2004		2003
	(in thousands, except percentages)
Contract revenues	$47,811	100.0%	$35,353	100.0%	$19,405	100.0%
Direct costs	34,065	71.2	26,442	74.8	12,884	66.4

Gross profit	13,746	28.8	8,911	25.2	6,521	33.6
Indirect expenses	11,276	23.6	8,182	23.1	6,263	32.3

Total operating income	2,470	5.2	729	2.1	258	1.3

Interest income and other income	92	0.2	—	—	—	—
Interest expense	669	1.4	76	0.2	15	0.1

Income before provision for income taxes	1,893	4.0	653	1.9	243	1.2
Provision for income taxes	215	0.4	—	—	—	—

Net income	$1,678	3.6%	$653	1.9%	$243	1.2%

The following table sets forth the results of operations for OPTIMUS and PMC for the fiscal years ended December 31, 2005 and 2004:

	Fiscal Year Ended December 31,
	2005		2004
	OPTIMUS	PMC	OPTIMUS	PMC
	(in thousands)
Contract revenues	$32,596	$43,885	$35,353	$20,939
Direct costs	24,082	28,411	26,442	11,889

Gross profit	8,514	15,474	8,911	9,050
Indirect expenses	9,319	10,141	8,182	3,085

Total operating income (Loss)	(805)	5,333	729	5,965

Other income	42	117	—	—
Interest expense	295	374	76	—

Income before provision for income taxes	(1,058)	5,076	653	5,965
Provision for income taxes	—	215	—	200

Net income (Loss)	($1,058)	$4,861	$653	$5,765

Contract Revenues

For the year ended December 31, 2005, revenue increased by $12.5 million, or 35.2% to $47.8 million from $35.4 million for the year ended December 31, 2004. The increase in revenue was attributable to the acquisition of PMC in September 2005 which added $15.2 million in revenue for the period subsequent to acquisition. OPTIMUS revenue decreased by $2.8 million, or 7.8%, from $35.4 million to $32.6 million for the year ended December 31, 2004 and 2005, respectively. The decrease in OPTIMUS revenue was attributable to a reduction in work by the company’s subcontractors supporting the FAA BITS II program. PMC’s revenue increased by $23.0 million, or 109.6%, from $20.9 million to $43.9 million for the twelve months ended December 31, 2004 and 2005, respectively. This increase was due to expansion of several key programs within DHS including Immigration and Customs Enforcement, which grew by $14.6 million to $29.9 million in 2005 from $15.3 million in 2004, and work on the Project Management Support Services program.

Direct Costs

For the year ended December 31, 2005, direct costs increased by $7.6 million, or 28.8%, to $34.1 million from $26.4 million for the year ended December 31, 2004. The increase in direct costs was due to the acquisition of PMC which added $10.0 million in direct costs for the period subsequent to acquisition. OPTIMUS direct costs decreased by $2.3 million, or 8.9%, for the year ended December 31, 2004 to $24.1 million from $26.4 million for the year ended December 31, 2005. During the year ended December 31, 2005, OPTIMUS direct labor increased approximately $1.0 million and direct subcontractor costs decreased by approximately $3.3 million. This was due to the decrease in subcontractor work performed on the FAA’s BITS II contract. PMC’s direct costs increased by $16.5 million, or 139.0%, to $28.4 million from $11.9 million for the years ended December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, PMC’s direct labor increased approximately $5.1 million and subcontractor costs increased approximately $11.4 million. This increase was attributable to the expansion of work on the Immigration and Customs Enforcement and Project Management Support Services programs.

Gross Profit

For the year ended December 31, 2005, gross profit increased by $4.8 million, or 54.3%, to $13.7 million from $8.9 million for the year ended December 31, 2004 due to the acquisition of PMC, which added $5.2 million in gross profit for the period subsequent to acquisition. Gross profit as a percentage of revenues increased to 28.8% from 25.2% principally due to the higher profit margin of the contracts acquired as a result of the PMC acquisition. Gross profit margins on the PMC contracts are generally higher than on the OPTIMUS contracts due to the fact that PMC contracts have a higher percentage of direct labor in comparison to subcontractors and consultants than the OPTIMUS contracts, principally the BITS II contract. The company earns higher gross margins on its own employees than on labor provided by subcontractors. OPTIMUS gross profit decreased by $396,000, or 4.4%, from $8.9 million to $8.5 million for the twelve months ended December 31, 2004 and 2005, respectively. However, the gross margin percent increased from 25.2% to 26.1% for the same periods principally as a result of a reduction in the usage of subcontractors. PMC’s gross profit for the twelve months ended December 31, 2004 and 2005, respectively, increased 71.0% from $9.1 million to $15.5 million. PMC’s gross margin decreased from 43.2% to 35.3% for the twelve months ended December 31, 2004 and 2005 because of the increase in the use of subcontractors on the Immigration and Customs Enforcement blanket purchase agreement.

Indirect Expenses

For the year ended December 31, 2005, indirect expenses increased $3.1 million, or 37.8%, to $11.3 million from $8.2 million for the year ended December 31, 2004 primarily due to the acquisition of PMC which added $2.0 million for the period subsequent to acquisition. Indirect expenses, as a percentage of revenue, increased from 23.1% in 2004 to 23.6% in 2005. The dollar increase was primarily attributable to the corresponding growth in revenue which required growth in infrastructure support, such as hiring of additional indirect support personnel. OPTIMUS indirect expenses increased by 13.9% to $9.3 million from $8.2 million for the twelve months ended December 31, 2005 and 2004 respectively. The increase in indirect expenses was primarily due to $1.3 million in additional costs incurred for the hiring of indirect personnel, fringe cost increases and bad debt expenses. In addition, there were several one-time expenditures including: (i) $246,000 in professional fees related to the OPTIMUS stock redemption and the formation of AVIEL; (ii) $150,000 for buyouts of certain employee agreements; (iii) $185,000 for costs related to early lease termination and facility relocation costs partially offset by (iv) $131,000 in expenses that were allocated by OPTIMUS to PMC for infrastructure support. PMC’s indirect expenses increased by $7.1 million, or 228.7%, to $10.1 million from $3.1 million for the twelve months ended December 31, 2005 from 2004 primarily due to several one-time expenditures, including: (i) a $4.8 million bonus paid to an officer of PMC in connection with the acquisition, (ii) $305,000 in retention payments made to certain PMC employees and consultants after its acquisition by OPTIMUS and (iii) $172,000 in professional fees related to the acquisition by OPTIMUS. PMC also incurred $483,000 for amortization expense related to its acquired identifiable intangible assets.

Operating Income

For the year ended December 31, 2005, operating income increased $1.7 million, or 239.3%, to $2.5 million from $.7 million for the year ended December 31, 2004. The increase in operating income was primarily due to the acquisition of PMC which added $2.0 million for the period subsequent to acquisition. Operating income as a percentage of revenue increased to 5.2% for the year ended December 31, 2005 from 2.1% for the year ended December 31, 2004. The increase in operating income as a percentage of revenue was primarily a result of PMC’s higher operating margin. OPTIMUS’s operating income decreased from $0.7 million in 2004 to $(805,000) in 2005 due to a decrease in gross profit of $396,000 and the one-time expenditure items set forth above. PMC’s operating income decreased from $6.0 million in 2004 to $5.3 million in 2005 primarily due to the one-time expenditure items set forth above.

Other Income

For the year ended December 31, 2005, other income was $92,000 as compared to $0 for the year ended December 31, 2004. OPTIMUS other income for the twelve months ended December 31, 2005 was approximately $42,000. PMC’s other income for the twelve months ended December 31, 2005 was approximately $117,000 of which approximately $50,000 was earned subsequent to its acquisition by OPTIMUS in September 2005. The 2005 other income for both OPTIMUS and PMC was primarily attributable to the fees received from customers for their late payments on invoices. In 2005 both OPTIMUS and PMC treated income received from late payment fees of invoices as other income. Prior to 2005, OPTIMUS and PMC treated the late payments differently. In 2004 and prior, OPTIMUS treated late payment of fees as an offset to interest expense. These amounts were $22,000 and $23,000 for the twelve months ended December 31, 2004 and 2003, respectively. PMC, in 2004 and prior, treated late payment fees as revenues. For the twelve months ended December 31, 2004 and 2003, these amounts were $13,000 and $2,000, respectively.

Interest Expense

For the year ended December 31, 2005, interest expense increased $593,000, or 780.3%, to $669,000 from $76,000 for the year ended December 31, 2004. To fund the purchase of PMC in September 2005, OPTIMUS borrowed $7.0 million from TICC and $12.5 million from Citizens Bank of Pennsylvania. The net increase in interest expense was primarily due to the additional borrowings and an increase in the interest rate on OPTIMUS’ revolving line of credit from approximately 6.0% in 2004 to approximately 7.8% in 2005. Interest related to the PMC acquisition is reported on PMC’s financial statements. PMC had no debt in 2004 or prior to the acquisition in September 2005.

Provision For Income Taxes

AVIEL’s effective tax rate for the year ended December 31, 2005 was 11.3%, compared with 0% for the year ended December 31, 2004. In 2005, OPTIMUS incurred a pretax loss and in 2004, OPTIMUS did not generate taxable income in the District of Columbia. PMC’s 2005 provision for income taxes of $215,000 reflects a provision of $0 through September 22, 2005 (date of acquisition by OPTIMUS) and $215,000 for the period since PMC’s acquisition. The provision through September 22, 2005 was $0 as the entire provision for the period was offset by the reversal of the prior year tax liability that was assumed personally by the former sole stockholder of PMC. PMC’s provision for income taxes was for the District of Columbia franchise tax which was due to work performed by PMC in the District of Columbia. Since OPTIMUS and PMC are Subchapter S corporations, all income was passed through to the shareholders for federal income tax purposes.

Fiscal year ended December 31, 2004 compared with fiscal year ended December 31, 2003

The following table sets forth the results of operations for OPTIMUS for the fiscal years ended

December 31, 2004 and 2003:

	Fiscal Year Ended December 31,
	2004	2003
	(in thousands)
Contract revenues	$35,353	$19,405
Direct Costs	26,442	12,884

Gross profit	8,911	6,521
Indirect expenses	8,182	6,263

Total operating income	729	258

Other income	—	—
Interest expense	76	15

Income before provision for income taxes	653	243
Provision for income taxes	—	—

Net income	$653	$243

Contract Revenues

For the year ended December 31, 2004, OPTIMUS revenue increased by $16.0 million, or 82.2%, to $35.4 million from $19.4 million for the year ended December 31, 2003. The increase in revenue was attributable to the FAA BITS II contracts which grew by $12.4 million.

Direct Costs

For the year ended December 31, 2004, OPTIMUS direct costs increased by $13.6 million, or 105.2%, to $26.4 million from $12.9 million for the year ended December 31, 2003. During the year ended December 31, 2004, OPTIMUS direct labor costs increased approximately $2.3 million and subcontractor costs increased approximately $11.3 million. The increase in direct costs was due to the increase in direct labor and subcontractors and consultants working on FAA BITS II.

Gross Profit

For the year ended December 31, 2004, OPTIMUS gross profit increased by $2.4 million, or 36.7%, to $8.9 million from $6.5 million for the year ended December 31, 2003. Gross profit for the year ended December 31, 2004, as a percentage of revenue decreased to 25.2% in 2004 from 33.6% in 2003. This was primarily attributable to a significant increase in the usage of subcontractors on certain of OPTIMUS’ programs in 2004, principally the FAA’s BITS II program. The company earns higher gross margins on its own employees than on labor provided by subcontractors.

Indirect Expenses

For the year ended December 31, 2004, OPTIMUS indirect expenses increased $1.9 million, or 30.6%, to $8.2 million in 2004 from $6.3 million in 2003. Indirect expenses for the year ended December 31, 2004, as a percentage of revenue, decreased to 23.1% from 32.3% for the year ended December 31, 2003. This decline in the percentage of revenue was driven primarily by the lower indirect costs to the company of supporting subcontractor efforts.

Operating Income

For the year ended December 31, 2004, OPTIMUS’s operating income increased $0.5 million, or 182.6%, to $0.7 million from $0.2 million for the year ended December 31, 2003. The increase in operating income was primarily a result of an increase in gross margin that exceeded the increase in indirect expenses. Operating income as a percentage of revenue increased to 2.1% for the year ended December 31, 2004 from 1.3% for the year ended December 31, 2003. The increase in the percentage of revenue was driven by lower indirect costs as a percentage of revenue.

Other Income

There was no other income in either 2004 or 2003.

Interest Expense

For the year ended December 31, 2004, OPTIMUS interest expense increased $61,000, or 406.7%, to $76,000 from $15,000 for the year ended December 31, 2003. The increase in interest expense was primarily due to the increase in interest rates on the revolving line of credit which occurred from 2003 to 2004.

Provision For Income Taxes

OPTIMUS’ income tax rates for both 2004 and 2003 were 0%. OPTIMUS did not generate taxable income in the District of Columbia. Since OPTIMUS is a Subchapter S corporation, all income was passed through to the shareholders for federal income tax purposes.

Liquidity and Capital Resources

Cash Flow for the Nine Months Ended September 30, 2006

AVIEL generated $10.4 million in cash from operating activities for the nine months ended September 30, 2006. Accounts receivable Days Sales Outstanding, or “DSO” decreased to 96 days at September 30, 2006 from 135 days as of December 31, 2005. This decrease was primarily due to a reduction in outstanding billed accounts receivable by $6.1 million from December 31, 2005 to September 30, 2006 which the company attributes to increases in the government’s processing of invoices. In particular, the Company was able to collect approximately $6.0 million in outstanding receivables due from DHS during the quarter ended September 30, 2006. DSO is typically higher at year end because of slowdowns in the government’s processing of invoices due to the holiday season. Net cash provided by investing activities was $1.0 million for the nine months ended September 30, 2006. This was due to the repayment of the outstanding loan receivable by AVIEL’s shareholder of the note receivable created in August 2005 for the purchase of OPTIMUS stock. As of September 30, 2006, AVIEL had $7.6 million available cash to finance ongoing cash requirements from its credit facility. AVIEL anticipates that it will be able to finance ongoing working capital requirements for the next twelve months through a combination of cash collected on receivables and the line of credit. AVIEL does not anticipate any need for additional financing if this merger were to fail but is prepared to seek additional financing if necessary. In addition, AVIEL may seek additional financing to fund future acquisitions. Cash used by financing activities was $18.7 million for the nine months ended September 30, 2006 and was principally for the repurchase of OPTIMUS stock in January 2006, repayments under the bank line of credit and the receipt of $600,000 from PMC’s former owner related to the working capital shortfall receivable.

Cash Flow for the Years Ended December 31, 2005 and 2004

AVIEL used $5.4 million in cash from operating activities for the year ended December 31, 2005. By comparison, AVIEL generated $0.9 million in cash from operating activities for the year ended December 31, 2004. Accounts receivable DSO increased to 135 days as of December 31, 2005 from 108 days as of December 31, 2004. The increase was attributable to a number of factors including (i) delays in billing due to the integration of PMC into the OPTIMUS accounting system which was completed in early 2006; and (ii) an increase in the amount of at-risk work that existed at December 31, 2005 that could not be billed until the contract funding was authorized. Billed and unbilled accounts receivable increased $17.9 million to $28.3 million as of December 31, 2005 as compared to $10.4 million as of December 31, 2004. As a result of AVIEL’s acquisition of PMC, accounts receivable increased by approximately $20.9 million. The acquisition of PMC in September 2005 added $15.5 million in accounts receivable. This amount had increased to $20.9 million at December 31, 2005 due to an increase in at-risk unbilled receivables. For the year ended December 31, 2005, net cash used in investing activities was $18.7 million, which was attributable to AVIEL’s acquisition of PMC. Net cash provided by financing activities was $31.4 million for the year ended December 31, 2005. Cash provided by financing activities was primarily related to borrowings to fund the acquisition of PMC, the OPTIMUS stock repurchase and general borrowings on the line of credit to fund the increase in working capital.

Cash Flow for the Years Ended December 31, 2004 and 2003

OPTIMUS generated $0.9 million in cash from operating activities for the year ended December 31, 2004. By comparison, OPTIMUS generated $0.2 million in cash from operating activities for the year ended December 31, 2003. Accounts receivable DSO decreased to 108 days as of December 31, 2004 from 117 days as of December 31, 2003, which was up from 86 days as of December 31, 2002. The decrease in 2004 was attributable to the company’s focus on streamlining the billing process and working with the government paying offices to more efficiently process invoices for payment. OPTIMUS net cash used in investing activities was $0.3 million for the year ended December 31, 2004 which included approximately $0.2 million for capital expenditures. OPTIMUS net cash used in investing activities was also $0.3 million for the year ended December 31, 2003 which included approximately $0.2 million for capital expenditures. OPTIMUS net cash used in financing activities for the year ended December 31, 2004 was $0.6 million which included approximately $0.2 million for the repurchase of stock from a shareholder and $0.3 million for payments made on the line of credit. OPTIMUS net cash provided by financing activities for the year ended December 31, 2003 was $0.1 million and was the result of $0.3 million in borrowings from the line of credit offset by $0.2 million in repayment of capital lease obligations.

AVIEL has an existing credit facility with Citizens Bank of Pennsylvania whereby AVIEL can borrow up to $21.0 million consisting of a $7.0 million term loan and a revolving line of credit of up to $14.0 million depending on AVIEL’s balance of qualified accounts receivable which serve as collateral for the line of credit (“Credit Facility”). This line of credit bears interest at LIBOR or Prime, plus a calculated margin based on the ratio of debt to EBITDA (7.99% for LIBOR and 8.75% for Prime at September 30, 2006). As of September 30, 2006, AVIEL had borrowed $6.4 million against the line of credit. This line of credit is secured by AVIEL’s assets and expires, if not renewed at an earlier date, on September 30, 2007. Management anticipates that it will be negotiating a new and expanded credit facility before the existing facility expires. Any new and larger credit facility would be entered into to allow AVIEL to make strategic acquisitions of other government service companies. In addition, an expanded credit facility would allow AVIEL to grow and fund working capital or infrastructure investment needs. AVIEL’s principal working capital need is for funding accounts receivable, which has increased with the growth of AVIEL’s business. All borrowings under the existing Credit Facility are subject to customary financial covenants, including, but not limited to: maximum ratio of funded net debt to EBITDA, maximum ratio of senior funded debt to EBITDA, fixed charge coverage and asset coverage ratio, as defined in the Credit Facility. AVIEL was in violation of the total funded debt leverage ratio, the minimum EBITDA and minimum profitability (loss) covenants of the Credit Facility as of September 30, 2006. In connection with the TICC note payable, the Company is required to meet the following financial covenants: 1) fixed charge coverage ratio, 2) total funded debt leverage ratio, 3) total funded senior secured debt leverage ratio, 4) Minimum EBITDA, 5) capital expenditures limit and 6) minimum profitability (loss). The Company was in violation of the minimum EBITDA and minimum profitability (loss) covenants of the TICC note as of September 30, 2006. The bank and TICC waived the above violations with respect to the Credit Facility and the TICC note payable, respectively.

Both TICC note payable and the Credit Facility have certain negative covenants, including a restriction on distributions to those necessary to assist the stockholders in paying their taxes on their share of the income from the company. The Company was in compliance with all negative covenants.

AVIEL has relatively low capital investment requirements. Capital expenditures were $297,000 and $179,000 for the years ended December 31, 2005 and 2004, respectively, primarily for leasehold improvements, office equipment and furnishings. As of September 30, 2006, AVIEL did not have any significant capital commitments. AVIEL projects its 2006 capital expenditures will be no more than $0.5 million.

As a result of the merger, AVIEL will pay off all its existing debt including its line of credit and all of the notes payable. After the merger, AVIEL expects to be able to finance any future acquisitions with its working capital, cash provided from operations, borrowings under its Credit Facility, bank loans, equity offerings, or some combination of the foregoing.

AVIEL intends to, and expects over the next twelve months to be able to, fund its operating cash, capital expenditure and debt service requirements through cash flow from operations and borrowings under AVIEL’s Credit Facility as well as through the available cash balance on hand after the proposed merger with TAC is completed. Over the longer term, AVIEL’s ability to generate sufficient cash flow from operations to make scheduled payments on its debt obligations will depend on its future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of AVIEL’s control.

Off-Balance Sheet Arrangements and Contractual Obligations

AVIEL uses off-balance sheet financing, primarily to finance the lease of operating facilities and a small amount of office equipment. Operating leases are used primarily to finance office space. Had AVIEL not used operating leases, it would have used its existing Credit Facility to purchase these assets. AVIEL’s headquarters office in Virginia and offices in the District of Columbia were obtained through operating leases. Other than the operating leases described above, AVIEL does not have any other off-balance sheet financing. The following table provides information (in thousands) as of September 30, 2006 regarding AVIEL’s off-balance sheet arrangements and contractual obligations.

	Payments due by period (in thousands)
Contractual Obligations	Total	Less than 1 year	1-3 year	3-5 years	More than 5 years
Long-term debt	$32,299	$9,371	$8,938	$13,990	—
Capital lease obligations	—	—	—	—	—
Operating leases	1,759	602	1,157	—	—
Due to former stockholder	5,893	5,893	—	—	—

Total	$39,951	$15,866	$10,095	$13,990	$—

Inflation

AVIEL does not believe that inflation has had a material effect on AVIEL’s business in 2005, 2004, or 2003 as AVIEL’s contract billing rates typically have taken inflation into account.

Recent Accounting Pronouncements

In March 2006, FASB issued SFAS No. 156 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Statement deals with entities that deal with servicing financial assets and liabilities. It requires an entity to recognize the asset or liability each time it undertakes an obligation to service a financial asset or liability and defines the valuation method as well as providing alternatives regarding how to establish measurement methods. The statement is effective for an entity’s fiscal year that begins after September 15, 2006. AVIEL believes the adoption of this statement will have no impact on its financial condition or results of operations.

In February 2006, FASB issued SFAS No. 155 Accounting for Certain Hybrid Instruments and Hedging Activities, an amendment of FASB Statements No. 133 and 140. SFAS 155 deals with the various accounting treatments for derivatives. For example, it permits fair value measurement for any hybrid financial instrument that contains embedded derivatives that would otherwise require bifurcation. It also clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, amongst other matters. SFAS 155 was established to improve financial reporting by eliminating the exemption from applying Statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. The statement is effective for an entity’s fiscal year that begins after September 15, 2006. AVIEL believes the adoption of this statement will have no impact on its financial condition or results of operations.

In May 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 applies to all voluntary changes in an accounting principle and changes the requirements for accounting for and reporting a change in an accounting principle. SFAS No. 154 requires the retrospective application to prior periods’ financial statements of the direct effect of a voluntary change in an accounting principle unless it is impracticable. APB No. 20 required that most voluntary changes in an accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income for the first quarter of the year for which the change occurred. FASB stated that SFAS No. 154 improves financial reporting because its requirements enhance the consistency of financial information between periods. Unless early adoption is elected, SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Early adoption is permitted for fiscal years beginning after June 1, 2005. SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. AVIEL believes the adoption of SFAS No. 154 will not have a significant impact on AVIEL’s consolidated financial statements.

In December 2004, FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets. This statement amends Accounting Principles Board (APB) Opinion No. 29 to improve financial reporting by eliminating certain narrow differences between the FASB’s and the International Accounting Standards Board’s (IASB) existing accounting standards for nonmonetary exchanges of similar productive assets. The provisions of this statement shall be prospectively applied and are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. AVIEL believes the adoption of this statement will have no impact on its financial condition or results of operations.

In December 2004, FASB issued SFAS No. 123R, Share Based Payment, which amends SFAS No. 123, Accounting for Stock-Based Compensation and SFAS No. 95, Statement of Cash Flows. SFAS No. 123R requires all companies to measure compensation cost for all share-based payments at fair value, and will be effective for public companies with fiscal years beginning after July 1, 2005. This new standard may be adopted in one of three ways: a) the modified prospective transition method, b) the modified retrospective transition method - the beginning of the annual period of adoption or c) the modified retrospective transition method by restating all periods presented. AVIEL adopted SFAS No. 123R using the modified retrospective transition method as of January 1, 2006.

Quantitative and Qualitative Disclosures about Market Risk

AVIEL has interest rate exposure relating to certain long-term obligations. The interest rates on its revolving loan portion of the Credit Facility are affected by changes in market interest rates. AVIEL does not currently believe that it has significant risks due to changes in interest rates. A 1% change in interest rates on variable rate debt would have resulted in interest expense fluctuating by $99,888 and $20,459 for the nine months ended September 30, 2006 and 2005, respectively.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER

Board of Directors

At the effective time of the merger, the board of directors of the combined company will be as follows:

Name	Age	Position	Term Expires
R. John Chapel	63	Chairman of the Board, Chief Executive Officer and President	2009
Jonathan H. Cohen	41	Director	2007
Jan D. Eakle*	53	Director	2008
Roger A. Gurner*	65	Director	2008
David C. Karlgaard*	60	Director	2009
Steven P. Novak	58	Director	2008
Todd A. Stottlemyer*	43	Director	2007

*	To be appointed by the board of directors upon closing of the merger.

R. John Chapel—Mr. Chapel has been the President and Chief Executive Officer of OPTIMUS since May 2005. He became the sole stockholder of OPTIMUS in January 2006 and in March 2006, recapitalized OPTIMUS as a subsidiary of AVIEL, where he also serves as the Chairman of the Board, Chief Executive Officer and President. From March 2003 to April 2005, Mr. Chapel was the Executive Vice President of Computer & Hi-tech Management Inc. (“CHM”), a supplier of computer and telecommunications services to the federal government. CHM was acquired by FC Business Systems, Inc. in January 2005. From June 2000 to March 2003, Mr. Chapel was the President and Chief Operating Officer of ANDRULIS Corporation, a provider of information technology and engineering services to the federal government. ANDRULIS Corporation was acquired by Dynamics Research Corporation in December 2002. Prior to that, Mr. Chapel was the Vice President and Chief Financial Officer of ManTech Systems Engineering Group and held executive management positions at Strategic Concepts Limited, RJC Industries, Inc. and Dowty Aerospace Corporation. Mr. Chapel serves on the Board of Directors of UTRON, Inc., a privately-held company.

Jonathan H. Cohen—Mr. Cohen is our chairman and chief executive officer. In addition, Mr. Cohen has served as Chief Executive Officer of TICC, a business development company that focuses on providing debt capital to small- and medium-sized technology-related companies and TIM, the investment adviser for TICC, and as the Managing Member of BDC Partners, since 2003. Mr. Cohen has also served since 2005 as the Chief Executive Officer of T2 Advisers, LLC, which serves as the investment adviser to T2 Income Fund Limited, a fund established and operated in Guernsey for the purpose of investing primarily in the debt and equity securities of foreign companies operating in the technology sector. Mr. Cohen is also the owner, Managing Member, and a Principal of JHC Capital Management, a registered investment adviser that serves as the sub-adviser to the Royce Technology Value Fund, and was previously a Managing Member and Principal of Privet Financial Securities, LLC, a registered broker-dealer, from 2003 to 2004. Prior to founding JHC Capital Management in 2001, Mr. Cohen managed technology research groups at Wit SoundView from 1999 to 2001. He has also managed securities research groups at Merrill Lynch & Co. from 1998 to 1999.

Jan D. Eakle—Dr. Eakle was the Deputy Director of Defense Finance and Accounting Service for the Department of Defense from December 2003 to November 2005. From January 2002 to December 2003, Dr. Eakle was Vice Commander of Ogden Air Logistics Center at Hill Air Force Base in Utah. From September 2000 to January 2002, she was Commander of the 377th Air Base Wing at Kirtland Air Force Base in New Mexico. She was with the US Air Force for over 29 years, retiring in 2005. Dr. Eakle currently serves on the Board of Directors of the 10th Quadrennial Review of Military Compensation.

Roger A. Gurner—Mr. Gurner was Senior Vice President of Business Development at Anteon International Corporation from 1995 to June 2006 when Anteon was acquired by General Dynamics. At Anteon, Mr. Gurner had also previously served in various positions in charge of west coast and east coast operations. From 1993 to

1995, Mr. Gurner was Director of Government Operations at Oracle Corporation and prior to that, he was a Government Program manager at Xerox Corporation and a department manager at CACI International. Mr. Gurner spent 23 years with the Air Force where he held assignments in research and development, nuclear weapons development and system acquisition.

David C. Karlgaard, Ph.D —Dr. Karlgaard is Vice-Chairman of the Board of Directors of Nortel Government Solutions, formerly known as Nortel PEC Solutions, Inc., a unit of Nortel Networks Corp. He served as Chairman of the Board and Chief Executive Officer of PEC Solutions, Inc. (“PEC”) from 1985 until Nortel Networks Corp. acquired PEC in 2005. He also served as President of PEC from 1985 to 2004. In 1985, Dr. Karlgaard and his two partners founded PEC, which became a publicly-held company in April 2000. Dr. Karlgaard is a founder and serves on the Board of Directors of James Monroe Bancorp, Inc. He also serves on the Board of Directors of Argon ST, Inc. Dr. Karlgaard is a member of the Board of Directors of the Northern Virginia Technology Council and the Armed Forces Communications and Electronics Association. He also is an adjunct professor at The George Washington University.

Steven P. Novak—Mr. Novak is one of our directors. In addition, Mr. Novak currently serves as president of Palladio Capital Management, LLC and as the principal and managing member of the General Partner of Palladio Partners, LP, an equities hedge fund that commenced operations in July 2002. Prior to founding Palladio, Mr. Novak was a Managing Director of C.E. Unterberg, Towbin from February 1993 through December 2001. Mr. Novak serves on the board of directors of TICC, CyberSource Corporation, a publicly traded internet-based epayments processor company. Mr. Novak received a Bachelor of Science degree from Purdue University and an M.B.A. from the Harvard Business School. He is a Chartered Financial Analyst.

Todd A. Stottlemyer—Mr. Stottlemyer is the President and CEO of the National Federation of Independent Business (“NFIB”), the largest advocacy organization representing small and independent businesses in Washington, D.C. and all 50 state capitals. Prior to joining NFIB in February 2006, Mr. Stottlemyer was the Chief Executive Officer of Apogen Technologies from March 2003 to December 2005. In September 2005, Apogen was acquired by, and became a wholly-owned subsidiary of, QinetiQ North America, the U.S. arm of British technology company, QinetiQ. From January 2001 to December 2002, he was the president of McGuireWoods Consulting and managing director of McGuireWoods Capital Group. From 1998 to 2000, he was Executive Vice President and Chief Financial Officer at BTG, Inc. which was later sold to the Titan Corporation. Prior to BTG, Mr. Stottlemyer was Corporate Vice President at BDM International, Inc. which was later sold to TRW, Inc. Mr. Stottlemyer is currently the Vice-Chairman of the American Red Cross National Capital Region. He also serves on the board of directors of INOVA Health System Foundation and the advisory board of MorganFranklin Corporation, a business advisory and management consulting company. Previously, Mr. Stottlemyer was Vice-Chairman of the Northern Virginia Technology Council, Chairman of the Fairfax County Chamber of Commerce and a Commissioner at the Fairfax County Economic Development Authority.

Executive Officers

At the effective time of the merger, the executive officers of the combined company who are not also directors of the company, will be as follows:

Name	Age	Position
Richard E. Bodson	53	Chief Operations Officer
Vincent J. Kiernan, III	48	Chief Financial Officer
Jodee E. McGrath	40	General Counsel

Richard E. Bodson—Mr. Bodson joined AVIEL as the Chief Operations Officer in August 2006. Immediately prior to AVIEL, Mr. Bodson was a Senior Director in General Dynamics Information Technology (“GDIT”) in charge of GDIT’s Air Force & Navy Solutions, information technology services business group. Mr. Bodson was Executive Vice President of FC Business Systems, Inc. from October 2002 to

January 2006 when FC Business Systems was acquired by General Dynamics. From 1999 to 2002, Mr. Bodson was Vice President of the Defense Programs Division of RS Information Systems, Inc. (RSIS), a privately-held IT services and management consulting firm. At RSIS, Mr. Bodson was responsible for all Department of Defense and intelligence business. From 1993 to 1999, Mr. Bodson was a Vice President in Dyncorp Information & Engineering Technology, Inc., in charge of varied civilian and DoD programs and omnibus contracts. From 1978 to 1993, Mr. Bodson held various management positions at Electronic Data Systems Corporation.

Vincent J. Kiernan, III—Mr. Kiernan joined AVIEL as Chief Financial officer in June 2006. From 2001 to June 2006, Mr. Kiernan was the Senior Vice President and Controller of Anteon International Corporation, a publicly-held information technology and engineering services company, and from 1998 to 2001, he was the Controller. His responsibilities at Anteon included oversight of the finance and accounting functions, including financial reporting and compliance. From 1995 to 1998, Mr. Kiernan was the Managing Director for Corporate Transactions at KPMG LLP, where he provided cost and pricing control reviews, claims analysis, accounting/contracts management and general consulting services to a wide array of clients, including both government contractors and commercial enterprises. From 1989 to 1995, Mr. Kiernan was a Director of Financial Advisory Services of Coopers & Lybrand. Prior to that, he was a consultant with Peterson & Co. Consulting.

Jodee E. McGrath – Ms. McGrath joined AVIEL as General Counsel in May 2006. Prior to joining AVIEL, Ms. McGrath was Corporate Counsel at Apptis, Inc., a privately-held information technology services and solutions provider serving the federal government marketplace. From 2001 to 2004, Ms. McGrath was Of Counsel and Deputy General Counsel of ManTech International Corporation, a publicly-held information technology and technical services solutions provider to the federal government. From 1999 to 2001, she was Corporate Counsel and Chief Privacy Officer at LifeMinders, Inc., a publicly-held internet technology company.

Compensation/Nominating Committee Information

Upon consummation of the merger, the board of directors of the combined company will establish a Compensation/Nominating Committee, initially comprised of Messrs. Cohen, Gurner, Karlgaard and Stottlemyer, with Dr. Karlgaard as the chairman of the committee. The purpose of the Compensation/Nominating Committee will be to review and approve compensation paid to the company’s officers and to administer the company’s long-term incentive plans, including authority to make and modify awards under such plans; to oversee the selection of persons to be nominated to serve on the company’s board of directors, and to consider persons identified by its members, management, stockholders, investment bankers and others to serve on the company’s board of directors.

The combined company will not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the merger, TAC has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors.

Audit Committee Information

Upon consummation of the merger, the combined company’s Audit Committee will be initially comprised of Cohen, Karlgaard and Novak, with Mr. Novak serving as the chairman of the committee. The purpose of the Audit Committee will be to, among other things:

•	appoint, compensate, retain, and oversee the work of the company’s independent auditors;

•	pre-approve all significant non-audit related engagements by the company’s of the independent auditors; and
•	establish, in conjunction with management, a process for receiving and handling complaints regarding accounting practices and internal controls.

Election of Directors

As provided in the merger agreement, upon consummation of the merger, the board of the combined company will initially consist of seven members. Pursuant to the Amended and Restated Charter, the directors will be divided into three classes, with the term of office of the first class to expire at the company’s first annual meeting of stockholders following the initial classification of the Board upon the effectiveness of the Amended and Restated Charter, with the term of office of the second class to expire at the company’s second annual meeting of stockholders following the initial classification of the Board, and the term of office of the third class to expire at the third annual meeting of stockholders after the initial classification of the Board.

TAC’s directors do not currently receive any cash compensation for their service as members of the board of directors. However, after the merger, the combined company’s non-employee directors are likely to receive certain cash fees and equity awards for their service on the company’s Board.

Executive Compensation

No executive officer, director or initial stockholder, nor any affiliate of TAC, has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Except for Mr. Cohen and Mr. Novak, who will continue to serve on our board of directors following the merger, our current directors and officers will have no role in the management of the combined company after the merger.

After the merger, Mr. Chapel, the current chief executive officer and president of AVIEL, will become the Chief Executive Officer and President of the combined company. During the fiscal year ended December 31, 2005, Mr. Chapel received from OPTIMUS $100,000 in cash compensation.

Employment Agreement

In connection with the consummation of the merger, R. John Chapel, Jr. will enter into an employment agreement with AVIEL. Under the terms of the employment agreement, Mr. Chapel will serve as the president and chief executive officer of AVIEL for a term of two (2) years, which term is automatically renewable on a year-to-year basis unless terminated by either party in writing within the time period specified in the employment agreement. The employment agreement provides that Mr. Chapel will receive an annual base salary of Three Hundred Fifty Thousand Dollars ($350,000). In addition, during his employment term, Mr. Chapel may be awarded (i) an annual performance bonus based in part upon the company reaching certain objective revenue and EBITDA targets and in part upon personal performance as determined by AVIEL’s board of directors and (ii) such stock option grants, restricted stock, or other equity-based compensation awards as may be determined by AVIEL’s board of directors.

The employment agreement also provides that, in the event of termination of Mr. Chapel’s employment by AVIEL other than for Cause (as defined in the employment agreement) or by Mr. Chapel for Good Reason (as defined in the employment agreement), AVIEL will pay Mr. Chapel a lump sum payment equal to two times his base salary plus a pro-rated bonus and reimbursable business expenses incurred prior to his termination. AVIEL shall continue health and other benefits for two (2) years to him and/or his family equal to those which would have been provided to them in accordance with the plans, programs, practices and policies as if his employment had not been terminated. In addition, to the extent that any stock options or other equity-based compensation that AVIEL granted to Mr. Chapel are not vested, they shall automatically accelerate and vest.

If Mr. Chapel’s employment is terminated by reason of his death or disability, AVIEL shall pay him a lump sum payment equal to his then current base salary for such period as may remain in the then current employment term, plus a pro-rated bonus and reimbursable business expenses incurred prior to his death or disability.

The employment agreement contains certain restrictive covenants that prohibit Mr. Chapel from disclosing information that is confidential to AVIEL and generally prohibits him, during the employment term and for the later of: (i) two (2) years from the date of the employment agreement; or (ii) one (1) year from his termination by AVIEL for Cause or by Mr. Chapel for Other than Good Reason (as defined in the employment agreement), from competing with AVIEL. The employment agreement also contains restrictive covenants that prohibit Mr. Chapel from soliciting or hiring the employees of AVIEL for a period of one (1) year immediately following his termination. The form of employment agreement is annexed as Annex E hereto. We encourage you to read the employment agreement in its entirety.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of November 14, 2006 and after consummation of the merger, which amounts include shares of common stock that may be acquired by such persons within sixty days from November 14, 2006 and the consummation of the merger, respectively, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock based solely upon the amounts and percentages as are contained in the public filings of such persons;

•	each of our current executive officers and directors;

•	each person who will become director upon consummation of the merger;

•	all our current executive officers and directors as a group; and

•	all of our executive officers and directors as a group after the consummation of the merger.

This table assumes that no holder of shares of TAC’s common stock issued in its IPO converts such shares into cash.

Name	Number of Shares	Percentage of Class Before Merger(4)	Percentage of Class After Merger
Jonathan H. Cohen(1)	1,206,000	4.5%
Saul B. Rosenthal(1)	1,206,000	4.5%
Dana Serman	0	*
Steven P. Novak	0	*
David J. Moore	91,000	*
Frederick P. Forni	91,000	*
R. John Chapel	0	—
Vincent J. Kiernan III	0	—
Executive officers and directors as a group (pre-merger)	2,594,000	9.6%
Executive officers and directors as a group (post-merger)
Charles M. Royce(1)(2) c/o Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	4,608,700	14.6%
Sapling, LLC(3)(5) 535 Fifth Avenue 31st Floor New York, New York 10017	1,486,980	5.5%
Wellington Management Company, LLP(6) 75 State Street Boston, MA 02109	3,005,100	11.1%
Boston Partners Asset Management, LLC(7) 28 State Street 20th Floor Boston, MA 02109	2,258,700	8.4%
American Endowment Foundation(8) 1521 Georgetown Road, Suite 104 P.O. Box 911 Hudson, OH 44236-5911	2,300,000	8.5%

*	Represents less than one percent.

(1)	In September 2006, each of Messrs. Cohen and Rosenthal made a charitable donation in the form of a gift of 650,000 of the shares of common stock each received in connection with the formation of TAC to the American Endowment Foundation, a non-profit foundation. In October 2006, Mr. Royce also made a charitable donation in the form of a gift of the 1,000,000 shares of common stock he received in connection with the formation of TAC to the American Endowment Foundation. In connection with its receipt of the gifted shares from Messrs. Cohen and Rosenthal, and Royce, the American Endowment Foundation also agreed to be bound by the voting obligations of the TAC Initial Stockholders with respect to the shares each acquired prior to the IPO. The American Endowment Foundation further agreed not to participate in any liquidation distribution with respect to such shares.
(2)	Reflects 4,608,700 warrants, each exercisable for one share of TAC common stock.
(3)	Shares beneficially held as a group together with Fir Tree Recovery Master Fund, L.P.
(4)	Based on a total of 27,000,000 shares of TAC’s common stock issued and outstanding on October 2, 2006.
(5)	Based upon information contained in the Schedule 13G filed July 11, 2005, by Sapling, LLC and Fir Tree Recovery Master Fund, L.P.
(6)	Based upon information contained in the Schedule 13G/A filed February 14, 2006, by Wellington Management Company, LLP.
(7)	Based upon information contained in the Schedule 13G filed February 14, 2006, by Boston Partners Asset Management, LLC.
(8)	Reflects the receipt of gifted shares from Messrs. Cohen, Rosenthal and Royce.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

TAC Related Party Transactions

TAC stockholders should be aware of the following potential conflicts of interest:

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Specifically, Jonathan Cohen, our chairman and chief executive officer, and Saul Rosenthal, our president, each serve as executive officers for TICC, a publicly traded business development company principally investing in the debt of technology-related companies. TICC has an independent board of directors but is managed by an investment advisor owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders and chairman of the board of directors of TICC. Messrs. Cohen, Rosenthal and Royce, as well as Steven Novak, who serves on the board of directors of both TICC and TAC, also each own less than 1% of TICC’s outstanding common stock. Messrs. Cohen and Rosenthal, as well as our other officers and directors, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	In light of Messrs. Cohen’s and Rosenthal’s involvement with TICC, and our objective of effecting a business combination with one or more operating businesses in the technology-related sector, we have determined to acquire a portfolio company of TICC in connection with the business combination. However, to minimize any related potential conflicts of interest, we have obtained an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

•	In connection with the merger, the $14.5 million loan made by TICC to AVIEL will be repaid in accordance with its terms, and a warrant to purchase 50 shares of AVIEL common stock currently held by TICC will be assumed by TAC, and, in accordance with the terms of the warrant relating to a merger or change of control, TICC shall have the right to acquire and receive, at such time as the warrant is exercised, $1.0 million in the form of shares of TAC common stock (the exact number of shares will be determined in the same manner as the calculation of the TAC Stock Consideration using the adjusted book value of TAC’s common stock) and cash equal to $1.4 million based upon the merger consideration attributable to the 50 shares of AVIEL common stock underlying the warrant. In the event that the merger is not consummated, the loan made by TICC to AVIEL would not be due for repayment until September 23, 2010. The warrant is exercisable by TICC at any time up to and including its expiration date, December 29, 2010, for a nominal aggregate exercise price of $.50. See the section entitled “The Merger Agreement—Merger Consideration.”

•

TICC’s investment adviser which is owned by Saul Rosenthal, Jonathan Cohen and Royce & Associates, LLC, whose president is Charles Royce, one of our initial stockholders, receives an investment advisory fee consisting of two components, a base management fee and an incentive fee, based upon the performance of TICC’s investments, including its investments in AVIEL. The base management fee is calculated at an annual rate of 2.0% of TICC’s gross assets and is payable quarterly. The incentive fee consists of an investment income and a capital gains component. The investment income component of the fee entitles TICC’s investment adviser to 20.0% of pre-incentive fee net investment income earned by TICC each quarter that exceeds one-fourth of an annual hurdle rate calculated by adding 5.0% to the interest payable on the most recently issued five-year U.S. Treasury Notes, up to a maximum of 10.0%. Pre-incentive fee net investment income consists of interest income, dividend income and other income earned during the calendar quarter, minus TICC’s operating expenses for the quarter, including the base management fee. Assuming that the applicable hurdle rate is met, TICC’s investment adviser would be entitled to 20% of the interest income earned on TICC’s debt investment in AVIEL, or approximately $425,000 on an annual basis. The capital gains portion of the incentive fee entitles TICC’s investment adviser to 20% of TICC’s realized capital gains, less realized capital losses and unrealized capital depreciation. Assuming no offsetting realized capital losses or unrealized capital depreciation, TICC’s investment adviser would be entitled to 20% of the gain realized by TICC on its investment in AVIEL’s warrant upon consummation of the proposed merger with TAC, or approximately $521,000.

•	Messrs. Cohen and Novak are expected to remain on TAC’s board of directors subsequent to the consummation of the merger with AVIEL, and their respective compensation for such board service will not be determined until the merger has been completed.
•	Our current office space is provided, free of charge, by BDC Partners, LLC, which serves as the administrator for TICC, and is an affiliate of our management.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination. Although Messrs. Cohen and Novak will continue to serve on the board of directors after closing, their service is not a condition to closing and their compensation for such board service will not be determined until the merger has been completed.

•	The officers and directors of TAC who purchased stock prior to TAC’s initial public offering will not receive any portion of the liquidation proceeds if TAC fails to consummate the proposed business combination by January 1, 2007 and is forced to liquidate.

•	TAC estimates that as of September 30, 2006, it has accrued an aggregate of approximately $1.06 million for claims or liabilities against which Messrs. Cohen and Rosenthal have agreed to indemnify the trust account in the event of TAC’s dissolution.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligation arising from a relationship established prior to the establishment of a fiduciary relationship with us.

The TAC Initial Stockholders and a non-profit foundation, the American Endowment Foundation, which received 650,000 shares as a gift from each of Messrs. Cohen and Rosenthal, and 1,000,000 shares as a gift from Mr. Royce, have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock issued prior to our initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following that offering. In addition, in connection with the vote required for our initial business combination, all of the TAC Initial Stockholders, including all of our officers and directors, and the American Endowment Foundation have agreed to vote the shares of common stock issued immediately before our initial public offering in accordance with the majority of the shares of common stock voted by the public stockholders. The TAC Initial Stockholders have not acquired any warrants or additional shares in or following TAC’s IPO, other than Charles M. Royce, who purchased approximately $2.0 million of warrants in open market transactions subsequent to TAC’s IPO.

If TAC is forced to liquidate, Messrs. Cohen and Rosenthal will be jointly and severally liable to pay any debts and obligations, including legal expenses, TAC actually incurs as a result of claims by vendors for services rendered or products sold to TAC, or claims by any target business with which TAC has entered into a letter of intent, confidentiality agreement or other written agreement, in each case to the extent (i) such vendors or target businesses have not entered into a waiver agreement with TAC, and (ii) the payment of such debts and obligations actually reduces the amount of funds in the trust account. However, Messrs. Cohen and Rosenthal will not be liable for approximately $812,000 of the amount outstanding under TAC’s unsecured credit facility with Wachovia which was used for the purpose of paying federal and state taxes, or for the amount of any accrued and unpaid federal and state taxes. Messrs. Cohen and Rosenthal would be required to indemnify approximately $1.06 million of liabilities as of September 30, 2006.

AVIEL’s Related Party Transactions

In May 2005, Mr. Chapel entered into an Employment Agreement with OPTIMUS whereby Mr. Chapel served as the President and Chief Operating Officer of OPTIMUS. This employment agreement was later terminated in March 2006. Also in May 2005, OPTIMUS, Mr. Chapel and certain of the then stockholders of OPTIMUS entered into an Option Agreement whereby Mr. Chapel was granted an option to purchase shares of OPTIMUS held by such former stockholders for $15.0 million. In January 2006, in connection with the completion of the stock redemption, Mr. Chapel, as the sole stockholder of OPTIMUS, terminated the Option Agreement.

In August 2005, OPTIMUS and Mr. Chapel entered into a Stock Purchase Agreement whereby Mr. Chapel agreed to purchase from OPTIMUS, and OPTIMUS agreed to sell to Mr. Chapel, 1,320,000 shares of OPTIMUS’ common stock in exchange for a promissory note in the principal amount of $856,812. The promissory note was secured by the shares acquired by Mr. Chapel and bore interest at 3.49% per annum. In March 2006, Mr. Chapel repaid in full the outstanding principal and accrued interest on the promissory note in the amount of $875,000.

In September 2005, OPTIMUS acquired all of the then outstanding capital stock of PMC using cash, sale proceeds of a $7.0 million senior note to TICC, a $7.0 million secured note to Citizens Bank of Pennsylvania and $5.5 million under the company’s revolving line of credit. A one-time bonus of $4.8 million was paid to James Lindstrom, an officer of PMC and husband of Karla Lindstrom, the former sole stockholder of PMC. Total cash of approximately $17.5 million was paid to Ms. Lindstrom, with three contingent payments in the aggregate amount of $7.4 million to be earned based on future performance with interest at 7% interest per annum.

In November 2005, OPTIMUS redeemed shares held by Charles Rodgers for $155,000 in cash and a note which bears interest at 3.49% per annum. The current balance of the note is approximately $230,000. In January 2006, OPTIMUS redeemed shares held by Eric Adolphe for approximately $5.7 million in cash and two notes in the aggregate principal amount of $5.0 million which bear interest at 9% per annum, shares held by Carole Davis for approximately $1.3 million in cash (after loan repayments of approximately $0.1 million) and a $1.0 million note with interest at 7% per annum, and shares from Chris Dougherty for approximately $1.3 million in cash (after loan repayments of approximately $0.1 million). Pursuant to the redemption agreements with each of Eric Adolphe, Carole Davis and Chris Dougherty, the Company has agreed to compensate the former stockholders of OPTIMUS for having to pay their 2006 tax liability sooner than they would have otherwise paid such liability had OPTIMUS not converted in 2005 from cash to the accrual method of accounting. Eric Adolphe, Carole Davis, Chris Dougherty and Charles Rodgers were all former stockholders of OPTIMUS who no longer hold any position or shares of OPTIMUS after the stock redemption.

In addition, if the merger is consummated, Jonathan H. Cohen and Steven P. Novak will become directors of AVIEL. Mr. Cohen is a director and executive officer of TAC, and Mr. Novak is a director of TAC. See “Certain Relationships and Related Party Transactions—TAC Related Party Transactions.”

DESCRIPTION OF TAC COMMON STOCK AND OTHER SECURITIES

General

We are authorized to issue 400,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of October 2, 2006, 27,000,000 shares of common stock are outstanding, held by 15 recordholders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of the TAC Initial Stockholders, including all of our officers and directors, and a non-profit foundation, the American Endowment Foundation, which received 650,000 shares as a gift from each of Messrs. Cohen and Rosenthal, and 1,000,000 shares as a gift from Mr. Royce, have agreed to vote the shares of common stock issued immediately before our IPO in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following our IPO in any manner as they may determine in their discretion. As a result, a TAC Initial Stockholder who acquires shares during or after our IPO may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. Additionally, the TAC Initial Stockholders, and the American Endowment Foundation will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders. The TAC Initial Stockholders have not acquired any warrants or additional shares in or following TAC’s IPO, other than Charles M. Royce, who purchased approximately $2.0 million of warrants in open market transactions subsequent to TAC’s IPO.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in the initial public offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. For more information, see the section entitled “Management.” There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The TAC Initial Stockholders and the American Endowment Foundation have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to our IPO ; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our IPO.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant issued in connection with the IPO entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire on June 28, 2010 at 5:00 p.m., New York City time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

The warrants are issued in registered form under a warrant agreement between The Bank of New York, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities

Act of 1933 or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. However, we cannot assure you that we will be able to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If, at the time of exercise, a registration statement is not effective for the common stock issuable upon exercise of the warrants, the warrants may expire worthless. In no event will any holder be entitled to receive a net cash settlement upon exercise of any warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

As of November 14, 2006, there were 44,000,000 warrants outstanding, held by 5 recordholders.

Purchase Option

We have agreed to sell to Wedbush Morgan Securities Inc. an option to purchase up to a total of 1,000,000 units at a per-unit price of $7.50. The units issuable upon exercise of this option are identical to those offered in the IPO except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the IPO and expiring five years from the date of the IPO.

Although the purchase option and its underlying securities were registered in connection with the IPO, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the IPO with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities underlying the purchase option, excluding only underwriting discounts and commissions which are to be paid by the holder of the securities to be sold. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price. In no event will any holder be entitled to receive a net cash settlement upon exercise of the purchase option, or upon the exercise of any warrants underlying the purchase option.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is The Bank of New York, located at 101 Barclay Street (11E), New York, NY 10286.

Shares Eligible for Future Sale

As of November 14, 2006, we had 27,000,000 shares of common stock outstanding. Of these shares, 22,000,000 are freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 5,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares were eligible for re-sale under Rule 144 prior to March 14, 2006. Notwithstanding this, all of those shares are subject to lock-up agreements and will not be transferable until the earlier of six months following a business combination or our liquidation and will only be transferred prior to that date in certain limited circumstances.

Registration Rights

The holders of the 5,000,000 outstanding shares of our common stock issued prior to the IPO, including the TAC Initial Stockholders and a non-profit foundation, the American Endowment Foundation, are entitled to registration rights. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights any time subsequent to six months after the consummation of a business combination, pursuant to the terms of their respective lock-up agreements. In addition, the American Endowment Foundation will be entitled to make a demand that we register the shares it received as a gift from Charles M. Royce six months after consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements. See “The Merger Proposal—Registration Rights.”

PRICE RANGE OF TAC SECURITIES AND DIVIDENDS

Price Range of Common Stock

Our units, which consist of one share of our common stock, par value $.0001 per share, and two warrants, each to purchase an additional share of our common stock, trade on the OTC Bulletin Board under the symbol “TACAU.” Our common stock has traded separately on the OTC Bulletin Board under the symbol “TACA” since September 1, 2005. Our warrants have traded separately on the OTC Bulletin Board under the symbol “TACAW” since September 1, 2005. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or June 28, 2006. Our warrants will expire at 5:00 p.m., New York City time, on June 28, 2010, or earlier upon redemption.

The following tables set forth, for the calendar quarter indicated, the quarterly high and low bid information of TAC’s units, common stock and warrants, respectively, as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

Units

Quarter ended	High	Low
September 30, 2006	$6.50	$6.00
June 30, 2006	$7.10	$6.10
March 31, 2006	$6.95	$6.22
December 31, 2005	$6.60	$6.05
September 30, 2005	$6.29	$5.95
June 30, 2005(1)	$6.01	$5.95

(1)	Represents the high and low bid information for our units from our initial public offerings on June 28, 2005 through June 30, 2005.

Common Stock

Quarter ended	High	Low
September 30, 2006	$5.61	$5.35
June 30, 2006	$5.68	$5.36
March 31, 2006	$5.58	$5.39
December 31, 2005	$5.44	$5.29
September 30, 2005(1)	$5.36	$5.25

(1)	Represents the high and low bid information for our shares of common stock from September 1, 2005, the date that our common stock first became separately tradable, through September 30, 2005.

Warrants

Quarter ended	High	Low
September 30, 2006	$0.49	$0.31
June 30, 2006	$0.77	$0.37
March 31, 2006	$0.69	$0.40
December 31, 2005	$0.58	$0.38
September 30, 2005(1)	$0.48	$0.38

(1)	Represents the high and low bid information for our warrants from September 1, 2005, the date that our warrants first became separately tradable, through September 30, 2005.

Holders of TAC common stock, warrants and units should obtain current market quotations for their securities. The market price of TAC common stock, warrants and units could vary at any time before the merger.

Holders

As of November 14, 2006, there were 3 holders of record of TAC units, 15 holders of record of TAC common stock and 5 holders of record of TAC warrants. TAC believes that the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

Dividends

TAC has not paid any dividends on our common stock to date and does not intend to pay dividends prior to the completion of the merger. It is the present intention of TAC’s board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends subsequent to the merger will be within the discretion of our then board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger.

APPRAISAL RIGHTS

TAC stockholders do not have appraisal rights in connection the merger or the issuance of TAC common stock pursuant to the merger under the DGCL.

EXPERTS

The consolidated financial statements of TAC Acquisition Corp. for the period from March 3, 2005 (date of inception) through December 31, 2005, have been audited by Eisner LLP, independent registered public accountants. The consolidated financial statements of OPTIMUS for the year ended December 31, 2005 have been audited by McGladrey & Pullen, LLP, independent registered public accountants; and the consolidated financial statements of OPTIMUS for the years ended December 31, 2004 and 2003 have been audited by Cherry, Bekaert & Holland, L.L.P., independent registered public accountants; and as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing. The financial statements of PMC for the period from January 1, 2005 to September 22, 2005 have been audited by McGladrey & Pullen, LLP. The financial statements of PMC for the years ended December 31, 2004 and 2003 have been audited by Cherry, Bekaert & Holland, L.L.P., independent registered public accountants, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

TAC files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by TAC with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on TAC at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to TAC has been supplied by TAC, and all such information relating to AVIEL has been supplied by AVIEL. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the merger, you should contact via phone or in writing:

Jonathan H. Cohen

Chairman and Chief Executive Officer

TAC Acquisition Corp.

8 Sound Shore Dr.

Suite 255

Greenwich, Connecticut 06830

(203) 983-5726

TAC Acquisition Corp.

Index to Financial Statements

Balance Sheets as of September 30, 2006 (Unaudited) and December 31, 2005	F-2
Statement of Operations (Unaudited) for the nine months ended September 30, 2006 and 2005 and for the period from March 3, 2005 (date of inception) through September 30, 2006	F-3
Statement of Stockholders’ Equity (Unaudited) for the nine months ended September 30, 2006	F-4

Statement of Cash Flows (Unaudited) for the nine months ended September 30, 2006 and for the period from March 3, 2005 (date of inception) through September 30, 2005 and for the period from March 3, 2005 (date of inception) through September 30, 2006

F-5
Notes to Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-10
Balance Sheet as of December 31, 2005	F-11
Statement of Operations for the period March 3, 2005 (date of inception) through December 31, 2005	F-12
Statement of Stockholders’ Equity for the year ended December 31, 2005	F-13
Statement of Cash Flows for the year ended December 31, 2005	F-14
Notes to Financial Statements	F-15

TAC ACQUISITION CORP.

(a development stage company)

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

	September 30, 2006 (unaudited)	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$58,561	$163,023
Investments held in trust account	125,891,091	122,529,424
Interest receivable	415,884	323,687
Prepaid insurance	27,103	53,644
Deferred income taxes	210,000	210,000

Total current assets	126,602,639	123,279,778

Other assets
Deferred acquisition costs	295,738	0

Total other assets	295,738	0

Total assets	$126,898,377	$123,279,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan payable	1,250,000	0
Accrued expenses	654,656	226,786
Income tax payable	777,885	241,000

Total current liabilities	2,682,541	467,786

Common stock, subject to redemption - 4,397,800 shares plus interest of $444,556 and $205,282, respectively (net of taxes)	24,873,483	24,428,927

STOCKHOLDERS’ EQUITY
Preferred stock - $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0	0
Common stock - $.0001 par value; 400,000,000 shares authorized; 27,000,000 issued and outstanding (which includes 4,397,800 shares subject to possible redemption)	2,700	2,700
Additional paid-in capital	97,840,361	97,840,361
Earnings accumulated during the development stage	1,499,292	540,004

Total stockholders’ equity	99,342,353	98,383,065

Total liabilities and stockholders’ equity	$126,898,377	$123,279,778

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 AND

NINE MONTHS ENDED SEPTEMBER 30, 2006 AND

FROM MARCH 3, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2006

(UNAUDITED)

	July 1, 2006 Through September 30, 2006	July 1, 2005 Through September 30, 2005	January 1, 2006 Through September 30, 2006	March 3, 2005 (Date of Inception) Through September 30, 2006
Operating costs	$(29,338)	$(121,006)	$(1,298,527)	$(1,775,742)

Loss from operations for the period	(29,338)	(121,006)	(1,298,527)	(1,775,742)
Other income - interest	1,273,582	776,405	3,458,287	5,138,788

Income before provision for income taxes	1,244,244	655,399	2,159,760	3,362,046
Provision for income taxes	(435,486)	(283,000)	(755,916)	(1,213,916)

Net income	$808,758	$372,399	$1,403,844	$2,149,130

Weighted average number of shares outstanding - basic	27,000,000	26,086,957	27,000,000

Net income per share - basic	$.03	$.01	$.05

Weighted average number of shares outstanding - diluted	31,216,998	29,138,502	30,894,530

Net income per share - diluted	$.03	$.01	$.05

Pro forma adjustment:
Interest income attributable to common stock subject to redemption (net of taxes of $92,104, $72,153 and $246,774)	(162,485)	(83,050)	(444,556)

Pro forma net income attributable to common stockholders not subject to redemption	$646,273	$289,349	$959,288

Pro forma weighted number of shares outstanding, excluding shares subject to redemption - basic	22,602,200	21,871,674	22,602,200

Pro forma net income per share, excluding shares subject to redemption - basic	$.03	$.01	$.04

Pro forma weighted average number of shares outstanding, excluding shares subject to redemption - diluted	25,976,220	24,313,215	25,718,213

Pro forma net income per share, excluding shares subject to redemption - diluted	$.02	$.01	$.04

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(UNAUDITED)

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Total
	Shares	Amount
Balance – January 1, 2006	27,000,000	$2,700	$97,840,361	$540,004	$98,383,065
Accretion of trust fund relating to common stock subject to redemption, net of tax	—	—	—	(444,556)	(444,556)
Net income	—	—	—	1,403,844	1,403,844

Balance – September 30, 2006	27,000,000	$2,700	$97,840,361	$1,499,292	$99,342,353

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND

FROM MARCH 3, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 AND

FROM MARCH 3, 2005 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2006

(UNAUDITED)

	January 1, 2006 Through September 30, 2006	March 3, 2005 (Date of Inception) Through September 30, 2005	March 3, 2005 (Date of Inception) Through September 30, 2006
Cash flows from operating activities
Net income	$1,403,844	$360,054	$2,149,130
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	—	(210,000)
Changes in:
Interest receivable	(92,197)	(259,168)	(415,884)
Prepaid insurance	26,541	(82,500)	(27,103)
Income taxes payable	536,885	—	777,885
Accrued expenses	427,870	122,080	654,656
Deferred acquisition costs	(295,738)	—	(295,738)

Net cash provided by operating activities	2,007,205	140,466	2,632,946

Cash flows from investing activities:
Initial investment in Trust Account	—	(121,180,000)	(121,180,000)
Additional investments in Trust Account	(3,361,667)	(512,634)	(4,711,091)

Net cash used in investing activities	(3,361,667)	(121,692,634)	(125,891,091)

Cash flows from financing activities:
Proceeds from public offering, net	—	122,098,959	122,065,706
Proceeds from note payable to shareholder	—	150,000	150,000
Repayment of note payable to shareholder	—	(150,000)	(150,000)
Issuance of shares to founders	—	1,000	1,000
Proceeds from revolving bank credit facility	1,250,000	—	1,250,000

Net cash provided by financing activities	1,250,000	122,099,959	123,316,706

Net increase (decrease) in cash and cash equivalents	(104,462)	547,791	58,561
Cash and cash equivalents - beginning of period	163,023	—	—

Cash and cash equivalents - end of period	$58,561	$547,791	$58,561

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$196,718	$—	$623,718

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

(UNAUDITED)

NOTE A - ORGANIZATION AND BUSINESS OPERATIONS

TAC Acquisition Corp. (the “Company”) was incorporated in Delaware on March 3, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology-related sector through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has not provided any financial information for the period from March 3, 2005 (date of inception) through June 30, 2005 as the Company’s operations were insignificant during this period.”

The financial statements, except for the December 31, 2005 balance sheet, are unaudited. In the opinion of management, the accompanying financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial statements of the Company as of and for the period ended September 30, 2006 and 2005. These financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2005, which are included in the Company’s Annual Report on Form 10-K with respect to such period that have been filed with the Securities and Exchange Commission. The December 31, 2005 balance sheet amounts are derived from the Company’s audited financial statements.

The registration statement for the Company’s initial public offering (“IPO”) was declared effective June 28, 2005. The Company consummated the IPO on July 1, 2005 and received net proceeds of approximately $110,800,000. In addition, on August 12, 2005 the underwriters for the IPO exercised their over-allotment option (the “Over-Allotment Option Exercise” and, together with the IPO, the “Offering”), generating net proceeds of approximately $11,260,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering of Units (as defined in Note C below), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the technology sector (“Business Combination”). Nonetheless, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of approximately $125,900,000 of the net proceeds is being held in a trust account (“Trust Account”) and is invested in money market funds composed of either primarily short-term securities issued or guaranteed by the U.S. government or primarily tax-exempt municipal bonds until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination, the Business Combination will not be consummated.

With respect to a Business Combination which is approved and consummated (that is, less than 20% of the outstanding stock, excluding, for this purpose, those shares of common stock issued prior to the Offering, vote against the Business Combination), any public stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by public stockholders at the consummation of the Offering. Accordingly, public stockholders holding less than 20% of the aggregate number of shares owned by all public stockholders may seek redemption of their shares even in the event a Business Combination is approved. As a result, a portion of the net proceeds from the Offering (19.99% of the amount initially deposited in the Trust Account) as well as 19.99% of the accreted value of the Trust Account have been classified as common stock subject to possible redemption in the accompanying September 30, 2006 balance sheet.

In the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Offering, or 18 months from the consummation of the Offering if certain extension criteria have been satisfied (January 1, 2007), the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the initial stockholders to the extent of their initial stock holdings acquired prior to the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering, assuming no value is attributed to the Warrants contained in the Units in the Offering (see Note C).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]    Deferred Acquisition Costs:

Deferred acquisition costs consist primarily of professional fees incurred in connection with the Company’s proposed business combination (see note H). These amounts will either be capitalized to purchase price if the business combination is consummated or expensed if the business combination is not completed.

[3]    Earnings per common share:

Earnings per share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period, increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued, by application of the treasury stock method.

[4]    Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[5] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

NOTE C - INITIAL PUBLIC OFFERING

On July 1, 2005, the Company sold 20,000,000 units (“Units”) in the IPO for $6.00 per Unit. Each Unit consisted of one share of the Company’s common stock, $.0001 par value per share, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) June 28, 2006 or (b) the completion of a Business Combination with a target business, and expiring June 28, 2010. However, no Warrant will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933 or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. If, at the time of exercise, a registration statement is not effective for the common stock issuable upon exercise of the Warrants, the Warrants could expire worthless. In no event will any holder be entitled to receive a net cash settlement upon exercise of any warrants. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 1,000,000 units (the underwriters’ unit purchase option or “UPO”) at an exercise price of $7.50 per unit, which otherwise have terms comparable to the Units. The warrants underlying the UPO are exercisable at $6.65 per share. All of the initial stockholders were granted certain registration rights.

Wedbush Morgan Securities Inc. has agreed to supplement the UPO for the purpose of clarifying that in no event will the holder of such option be entitled to receive a net cash settlement upon the exercise of the option or the exercise of the warrants thereunder.

On August 12, 2005, the Company sold an additional 2,000,000 Units pursuant to the Over-Allotment Option Exercise.

NOTE D - STOCKHOLDER NOTE PAYABLE

The Company issued a non-interest bearing $150,000 unsecured promissory note to an initial stockholder of the Company on March 14, 2005. In accordance with its terms, the note was repaid on July 1, 2005 from the proceeds of the Offering.

NOTE E - OTHER MATTERS

Certain officers and directors of the Company serve in similar or executive capacities for a publicly traded business development company or other entities that may invest in technology-related companies.

NOTE F - COMMON STOCK RESERVED FOR ISSUANCE

At September 30, 2006, 47,000,000 shares of stock were reserved for issuance upon exercise of redeemable warrants and the UPO.

NOTE G - COMMITMENT AND CONTINGENCIES

Charles Royce, one of the Company’s initial stockholders, agreed that upon completion of the Offering and within the first sixty trading days after the separate trading of the Warrants and shares of common stock comprising the Units has commenced, he or certain of his affiliates would collectively purchase up to $2 million of Warrants in the public market at prices not to exceed $.70 per warrant. As of September 30, 2006, Mr. Royce had purchased approximately $2 million of Warrants pursuant to his agreement. Mr. Royce has further agreed that any Warrants purchased by him or his affiliates will not be sold or transferred until the earlier of the completion of a Business Combination and the distribution of the Trust Account to the public stockholders.

NOTE H - DEFINITIVE MERGER AGREEMENT

On June 9, 2006, the Company entered into a definitive merger agreement with AVIEL Systems, Inc., a Virginia corporation, or AVIEL, and R. John Chapel, the sole stockholder of AVIEL, pursuant to which AVIEL has agreed to merge with and into the Company with the Company remaining as the surviving corporation. Assuming completion of the merger, the Company will change its name to AVIEL Systems, Inc. Pursuant to the terms of the merger agreement, the merger transaction will close on the later of (i) August 21, 2006, or (ii) two business days following the satisfaction of certain closing conditions as set forth in the merger agreement, including the approval of the merger by a vote of the Company’s stockholders.

The total merger consideration to be paid is approximately $100.0 million consisting of cash, stock and the repayment of certain debt obligations. The merger agreement provides that at the closing of the merger, Mr. Chapel will receive $24.0 million in our common stock calculated in accordance with the terms of the merger agreement and $33.6 million in cash. Mr. Chapel will be required to place $9.0 million of our common stock received as merger consideration into escrow until eighteen months following closing. Consummation of the merger is subject to customary regulatory approvals, the approval of the Company’s shareholders and certain other conditions, including that in the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of the Company’s common stock issued prior to the Company’s initial public offering on July 1, 2005) vote against the Company’s proposed merger with AVIEL and exercise their conversion rights, the proposed merger will not be consummated.

On October 6, 2006, the Company filed amended proxy materials concerning the proposed merger with the SEC. The Company plans to set the date for the special meeting at which holders of the Company’s common stock as of the close of business on December 1, 2006 may vote on the merger and to mail definitive proxy materials concerning the merger, upon gaining clearance from the SEC.

In light of such conditions, and the fact that the Company must complete a business combination by no later than January 1, 2007, there can be no assurance that the Company will be able to complete the proposed business combination with AVIEL.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

TAC Acquisition Corp.

We have audited the accompanying balance sheet of TAC Acquisition Corp. (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from March 3, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TAC Acquisition Corp. as of December 31, 2005 and the results of its operations and its cash flows for the period from March 3, 2005 (date of inception) through December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/S/    EISNER LLP

New York, New York

March 15, 2006

TAC ACQUISITION CORP.

(a development stage company)

BALANCE SHEET

December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$163,023
Investments held in trust account	122,529,424
Interest receivable	323,687
Prepaid insurance	53,644
Deferred income taxes	210,000

Total assets	$123,279,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$226,786
Income tax payable	241,000

Total current liabilities	$467,786

Common Stock, subject to redemption, 4,397,800 shares plus interest income of $205,282 (net of taxes)	24,428,927

STOCKHOLDERS’ EQUITY
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	$0
Common stock—$.0001 par value; 400,000,000 shares authorized; 27,000,000 issued and outstanding (which includes 4,397,800 shares subject to possible redemption)	2,700
Additional paid-in capital	97,840,361
Earnings accumulated during the development stage	540,004

Total stockholders’ equity	$98,383,065

Total liabilities and stockholders’ equity	$123,279,778

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENT OF OPERATIONS

March 3, 2005 (Date of Inception) Through December 31, 2005
Formation costs	$(12,345)
Operating costs	(464,870)

Loss from operations	$(477,215)
Other income—interest	1,680,501

Income before provision for income taxes	1,203,286
Provision for income taxes	(458,000)

Net income	$745,286

Weighted average number of shares outstanding—basic	18,039,474

Net income per share—basic	$0.04

Weighted average number of shares outstanding—diluted	19,926,448

Net income per share—diluted	$0.04

Pro forma adjustment:
Interest income attributable to common stock subject to redemption (net of taxes of $130,650)	$(205,282)

Pro forma net income attributable to common stockholders not subject to redemption	$540,004

Pro forma weighted average number of shares outstanding, excluding shares subject to redemption—basic	15,432,883

Pro forma net income per share, excluding shares subject to redemption—basic	$0.03

Pro forma weighted average number of shares outstanding, excluding shares subject to redemption—diluted	16,942,651

Pro forma net income per share, excluding shares subject to redemption—diluted	$0.03

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	Earnings Accumulated During the Development Stage	Total
	Shares	Amount
Balance—March 3, 2005 (date of inception)
Contributions from initial stockholders	5,000,000	$500	$500	$0	$1,000
Sale of 22,000,000 units (including exercise of underwriters’ overallotment option) and underwriters’ option, net of underwriters’ discount and offering expenses	22,000,000	2,200	122,063,506	0	122,065,706
Reclassification as a result of 4,397,800 shares of common stock being subject to redemption	0	0	(24,223,645)	0	(24,223,645)
Accretion of trust fund relating to common stock subject to redemption, net of tax				(205,282)	(205,282)
Net income				745,286	745,286

Balance—December 31, 2005	27,000,000	$2,700	$97,840,361	$540,004	$98,383,065

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

STATEMENT OF CASH FLOWS

March 3, 2005 (Date of Inception) Through December 31, 2005
Cash flows from operating activities:
Net income	$745,286
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(210,000)
Changes in:
Interest receivable	(323,687)
Income taxes payable	241,000
Prepaid insurance	(53,644)
Accrued expenses and offering costs	226,786

Net cash provided by operating activities	$625,741

Cash flows from investing activities:
Initial deposit in Trust Account	$(121,180,000)
Additional investments in Trust Account	(1,349,424)

Net cash used in investing activities	$(122,529,424)

Cash flows from financing activities:
Proceeds from public offering, net	$122,065,706
Proceeds from note payable to stockholder	150,000
Repayment of note payable to stockholder	(150,000)
Issuance of shares to founders	1,000

Net cash provided by financing activities	$122,066,706

Net increase in cash and cash equivalents	$163,023
Cash and cash equivalents—beginning of period	0

Cash and cash equivalents—end of period	$163,023

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$427,000

See Notes To Consolidated Financial Statements.

TAC ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

TAC Acquisition Corp. (the “Company”) was incorporated in Delaware on March 3, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the technology-related sector through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (“IPO”) was declared effective June 28, 2005. The Company consummated the IPO on July 1, 2005 and received net proceeds of approximately $110,800,000. In addition, on August 12, 2005 the underwriters for the IPO exercised their over-allotment option (the “Over-Allotment Option Exercise” and, together with the IPO, the “Offering”), generating net proceeds of approximately $11,260,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering of Units (as defined in Note C below), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the technology sector (“Business Combination”). Nonetheless, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of approximately $122,500,000 (including interest earned through December 31, 2005) of the net proceeds is being held in a trust account (“Trust Account”) and is invested in money market funds composed of either primarily short-term securities issued or guaranteed by the U.S. government or tax-exempt municipal bonds until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination, the Business Combination will not be consummated.

With respect to a Business Combination which is approved and consummated (that is, less than 20% of the outstanding stock, excluding, for this purpose, those shares of common stock issued prior to the Offering, vote against the Business Combination), any public stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination (net of taxes), divided by the number of shares of common stock held by public stockholders at the consummation of the Offering. Accordingly, public stockholders holding less than 20% of the aggregate number of shares owned by all public stockholders may seek redemption of their shares even in the event a Business Combination is approved. As a result, a portion of the net proceeds from the Offering (19.99% of the amount initially deposited in the Trust Account) as well as 19.99% of the accreted value of the Trust Account (net of taxes) have been classified as common stock subject to possible redemption in the accompanying December 31, 2005 balance sheet.

In the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Offering, or 18 months from the consummation of the Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the initial stockholders to the extent of their initial stock holdings acquired prior to the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering, assuming no value is attributed to the Warrants contained in the Units in the Offering that remain unexercised (see Note C).

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

[2]	Investments held in trust account:

At December 31, 2005, the investments held in the trust account consist of principally short-term securities issued or guaranteed by the U.S. government or tax-exempt municipal bonds, and are treated as trading securities and recorded at their market value. The excess of market over cost is included in interest income in the accompanying statement of operations.

[3]	Earnings per common share:

Earnings per share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock.

[4]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[5]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company recorded a deferred income tax asset for the tax effect of temporary differences relating to start-up, organizational and operating costs, aggregating approximately $210,000 for the period from March 3, 2005 (date of inception) through December 31, 2005. The Company concluded that it was more likely than not that the deferred tax assets would be realized and, consequently, the Company has not recorded a valuation allowance against its deferred tax assets.

NOTE C—INITIAL PUBLIC OFFERING

On July 1, 2005, the Company sold 20,000,000 units (“Units”) in the IPO for $6.00 per Unit. Each Unit consisted of one share the Company’s common stock, $.0001 par value per share, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) June 28, 2006 or (b) the completion of a Business Combination with a target business, and expiring June 28, 2010. However, no Warrant will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933 or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. If, at the time of exercise, a registration statement is not effective for the common stock issuable upon exercise of the Warrants, the Warrants could expire worthless. In no event will any holder be entitled to receive a net cash settlement upon exercise of any warrants. The Warrants are redeemable at a price of $.01 per Warrant upon

30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 1,000,000 units (the underwriters’ unit purchase option or “UPO”) at an exercise price of $7.50 per unit, which otherwise have terms comparable to the Units. The warrants underlying the UPO are exercisable at $6.65 per share. All of the initial stockholders were granted certain registration rights.

On August 12, 2005, the Company sold an additional 2,000,000 Units pursuant to the Over-Allotment Option Exercise.

NOTE D—STOCKHOLDER NOTE PAYABLE

The Company issued a non-interest bearing $150,000 unsecured promissory note to an initial stockholder of the Company on March 14, 2005. In accordance with its terms, the note was repaid on July 1, 2005 from the proceeds of the Offering.

NOTE E—REVOLVING CREDIT FACILITY

On November 8, 2005, the Company executed a promissory note establishing a $1 million revolving credit facility with Wachovia Bank, N.A. in order to ensure that it had sufficient funds to allow it to operate through January 1, 2007, assuming that a business combination is not consummated during that time. Amounts borrowed under the promissory note will bear interest based upon one month LIBOR, plus 1.50%. All amounts borrowed under the promissory note will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) the date that funds are withdrawn from the trust account for any purpose and (ii) January 1, 2007. The promissory note also contains customary representations, warranties, covenants and events of default. There was no amount drawn on the facility as of December 31, 2005.

NOTE F—OTHER MATTERS

Certain officers and directors of the Company serve in similar or executive capacities for a publicly traded business development company or other entities that may invest in technology-related companies.

NOTE G—COMMON STOCK RESERVED FOR ISSUANCE

At December 31, 2005, 47,000,000 shares of stock were reserved for issuance upon exercise of redeemable warrants and the UPO.

NOTE H—COMMITMENT AND CONTINGENCIES

One of our initial stockholders, Charles Royce, agreed to purchase up to an aggregate of $2 million of our warrants, subject to certain conditions, through open market transactions within the first sixty trading days after such warrants began trading separately from our shares of common stock. As of the expiration of his warrant purchase agreement, Mr. Royce had purchased approximately $2 million of our warrants pursuant to this agreement. Mr. Royce has further agreed that any Warrants purchased by him or his affiliates will not be sold or transferred until the earlier of the completion of a Business Combination and the distribution of the Trust Account to the public stockholders.

NOTE I—SUBSEQUENT EVENT

As of March 28, 2006, the Company had drawn down $500,000 on its revolving credit facility with Wachovia Bank, N.A. These funds have primarily been used for tax payments.

AVIEL Systems, Inc. and Subsidiary

AVIEL Systems, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30, 2006 (Unaudited)	December 31, 2005
Assets

Current Assets
Cash	$—	$7,361,627
Accounts receivable	12,077,430	18,191,636
Unbilled receivables	9,429,564	10,102,542
Prepaid expenses and other current assets	433,498	206,413
Advances to stockholders	41,673	36,461

Total current assets	21,982,165	35,898,679
Goodwill	11,184,205	10,184,205
Other Intangible Assets, Net	6,551,042	7,792,292
Property and Equipment, Net	500,265	679,889
Other Assets	180,225	213,734
Deferred Financing Costs, Net	195,899	251,070

Total assets	$40,593,801	$55,019,869

Liabilities

Current Liabilities
Notes payable, current portion	$9,371,187	$13,160,658
Accounts payable	3,795,480	6,142,240
Accrued payroll and related liabilities	2,953,063	2,094,730
Accrued consultants and subcontractors	2,266,989	2,614,672
Accrued expenses	2,027,161	1,068,327
Due to former stockholder	5,892,627	5,986,995
Advances from stockholders	1,083	36,461

Total current liabilities	26,307,590	31,104,083

Long-Tem Liabilities
Notes payable, net of current portion	22,927,500	19,077,476
Warrant Liability	2,167,000	600,000

Total liabilities	51,402,090	50,781,559

Stockholders’ Equity
Common stock	1	365
Additional paid-in capital	1,856,811	1,899,340
Retained (deficit) earnings	(12,665,101)	3,376,282

	(10,808,289)	5,275,987
Less notes receivable for the purchase of common stock	—	(1,037,677)

Total stockholders’ equity	(10,808,289)	4,238,310

Total liabilities and stockholders’ equity	$40,593,801	$55,019,869

See Notes To Consolidated Financial Statements.

AVIEL Systems, Inc. and Subsidiary

Consolidated Statement Of Income (Unaudited)

	For the nine month period ended
	September 30, 2006	September 30, 2005
Contract revenues	$61,153,343	$25,796,679

Direct costs	40,332,642	18,957,537

Gross profit	20,820,701	6,839,142
Indirect expenses	14,580,844	6,447,408

Income from operations	6,239,857	391,734

Other income (expenses)
Other income	314,010	42,423
Interest expense	(3,273,906)	(124,363)
Change in fair value of warrant	(1,567,000)	—

	(4,526,896)	(81,940)

Income before state income taxes	1,712,961	309,794
Provision for state income taxes	219,962	—

Net income	$1,492,999	$309,794

See Notes To Consolidated Financial Statements.

AVIEL Systems, Inc. and Subsidiary

Consolidated Statement Of Stockholders’ Equity

Period Ended September 30, 2006 (Unaudited)

	Common Stock		Additional Paid-in Capital	Retained (Deficit) Earnings	Total
	Shares	Amount
Balance at beginning of the year:	3,645,000	$365	$1,899,341	$3,376,282	$5,275,988
Repurchase of common stock	(2,325,000)	(233)	(42,661)	(14,457,106)	(14,500,000)
Distributions	—	—	—	(3,077,277)	(3,077,277)
Redemption of OPTIMUS common stock	(1,320,000)	(132)	—	—	(132)
Issuance of AVIEL Systems Inc. common stock	1,200	1	131	—	132
Net income	—	—	—	1,492,999	1,492,999

Balance for period ended September 30, 2006:	1,200	$1	$1,856,811	$(12,665,102)	$(10,808,289)

See Notes To Consolidated Financial Statements.

AVIEL Systems, Inc. and Subsidiary

Consolidated Statement Of Cash Flow (Unaudited)

	For the nine months ended
	September 30, 2006	September 30, 2005
Cash Flow From Operating Activities
Net income (loss)	$1,492,999	$309,794
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	240,064	223,146
Amortization of intangibles	1,241,250	—
Amortization of deferred financing costs	55,171	—
Accretion of debt discount	90,000	—
Change in fair value of warrant	1,567,000	—
Provision for allowance for doubtful accounts	574,407
Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable	5,539,798	3,813,369
Unbilled receivables	672,978	(1,020,931)
Prepaid expenses, other current assets and stockholder advances	(232,297)	333,272
Other assets	33,510	—
Increase (decrease) in:
Account payable, accrued expenses, consultants and subcontractors	(1,714,964)	(3,398,336)
Accrued payroll and related liabilities	858,333	218,966
Other liabilities	(56,021)	3,641,755

Net cash provided by operating activities	10,362,228	4,121,035

Cash Flow From Investing Activities
Repayments (increase) of notes receivable	1,037,677	(726,500)
Purchase of Company, net of cash received	—	(18,984,881)
Purchase of property and equipment	(60,440)	(73,179)

Net cash provided by (used in) investing activities	977,237	(19,784,560)

Cash Flow From Financing Activities
Net (repayments) borrowings under bank line-of-credit	(4,789,471)	1,973,395
Borrowings under notes payable	6,000,000	14,000,000
Repayments under notes payable	(114,976)
Principal payments on notes payable (Citizens Term Notes)	(1,125,000)
Repurchase of common stock	(14,500,000)	—
Payments due to former stockholder	(1,094,368)	—
Distributions to stockholders	(3,077,277)	—

Net cash provided by (used in) financing activities	(18,701,092)	15,973,395

Net (decrease) increase in cash	(7,361,627)	309,870
Cash, beginning of period	7,361,627	847,306

Cash, end of period	$—	$1,157,176

Supplemental Disclosures Of Cash Flow Information
Cash payments for:
Interest	$2,965,028	$78,487

Income taxes	$219,962	$—

Supplemental Schedule of Noncash Investing And Financing Activities
Notes Receivable for common stock issued	—	856,812
Third contingency payment accrued per Stock Purchase Agreement	$1,000,000	$—

See Notes To Consolidated Financial Statements.

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

Note 1. Organization of Business

AVIEL Systems Inc. was formed January 9, 2006 with the intent to become a parent company to OPTIMUS Corporation (“OPTIMUS”). In March 2006, the sole shareholder of OPTIMUS exchanged all of the outstanding shares of OPTIMUS for all of the outstanding shares of AVIEL.

OPTIMUS was incorporated in the Commonwealth of Virginia in 1992. OPTIMUS met the requirements of the Small Business Administration (SBA) and was awarded an SBA 8(a) certification during 1995. The 8(a) certification ended in 2004. OPTIMUS is a technology-focused engineering and professional services firm that specializes in leading edge technology, research and development, information engineering and information technology management, web-based technologies, wireless communications, and technology centered litigation support.

Performance Management Consulting, Inc. (PMC), a wholly-owned subsidiary of OPTIMUS, was incorporated in the Commonwealth of Virginia on April 2, 1998. PMC provides information technology, workforce, and knowledge management services for various federal government agencies, particularly the Department of Homeland Security. Prior to its acquisition by OPTIMUS, PMC has been a woman-owned small business, as defined by the Small Business Administration (SBA), since incorporation.

The information for the nine months ended September 30, 2006 includes all adjustments (including all normal recurring accruals) considered necessary for a fair presentation. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Note 2. Business Combination

Under the terms of a stock purchase agreement (the Stock Purchase Agreement) dated August 22, 2005; OPTIMUS acquired 100% of the stock of PMC effective September 22, 2005, in a business combination accounted for as a purchase. The aggregate purchase price as of December 31, 2005 was $25,192,212. Included in the purchase price are two contingency payments. The first contingency was earned based on revenue exceeding $23,000,000 for the 2005 calendar year. The second contingency was earned based on estimated revenues for the eighteen months ended June 30, 2006, exceeding $33,000,000. The purchase agreement includes a third contingency for $1,000,000 that is earned if revenues for the calendar year 2006 exceed $38,000,000. As of September 30, 2006, it is probable that revenues for the year ended December 31, 2006 will exceed $38,000,000 and the third contingency for $1,000,000 has been included in the purchase price. The results of operations of PMC Group have been included in the accompanying consolidated financial statements since the effective date.

Cash consideration paid to sellers	$17,453,551
Cash consideration paid in escrow	1,250,000
Due to former stockholder	6,986,995
Related acquisition costs	504,666

$26,195,212

Adjusted purchase price	$18,290,546
Related acquisition costs	504,666
First contingency	4,300,000
Second contingency	2,100,000
Third contingency	1,000,000

Total cost of acquisition	$26,195,212

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

Current assets	$16,190,358
Property and equipment	70,679
Intangible assets	8,275,000
Current liabilities	(9,525,030)

Net assets acquired	15,011,007
Excess purchase over net assets acquired (goodwill)	11,184,205

$26,195,212

Note 3. Accounts Receivable

Accounts Receivable for the period ended September 30, 2006, is as follows:

Amounts billed	$12,913,388
Less allowance for doubtful accounts	(835,958)

$12,077,430

The company has a provision for doubtful accounts which is based on past experience, current conditions, expected adjustments due to audit by government agencies and the experience of other companies in the industry.

Note 4. Unbilled Receivables

Unbilled receivables at September 30, 2006 represent amounts billable, resulting from timing differences between billings, which are determined, based upon contractually set milestones, and amounts recognized as earned, which are based upon costs incurred and contract performance.

Note 5. Notes Receivable—For the Purchase of Common Stock

Notes receivable—stockholders consist of the following at December 31, 2005:

Note receivable, bearing interest at 3.49% per annum, due in-full plus accrued interest on August 18, 2007, secured by 1,320,000 shares of common stock	$856,812
Note receivable, bearing interest at 4% per annum, payable in monthly installments of $925 including interest, due in-full in July 2018, secured by 1,250 shares of common stock	115,593
Note receivable, bearing interest at 4% per annum, payable in monthly installments of $2,952 including interest, due in-full on November 15, 2007, secured by 2,250 shares of common stock	65,272

Total notes receivable-stockholders	$1,037,677

As of March 31, 2006 all notes receivable were paid in full. The notes bearing 4% interest were paid in January 2006, and the note bearing 3.49% interest was paid in March 2006.

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

Note 6. Goodwill and Other Intangible Assets

As a result of the business combination explained in Note 2, the following is a summary of goodwill and other intangible assets acquired as of December 31, 2005:

Goodwill—not amortizable	$10,184,205

Contract rights—amortizable	8,275,000
Less: accumulated amortization	(482,708)

Intangible assets as of December 31, 2005	$7,792,292

The net tangible and identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair market values at the date of acquisition. The identifiable intangible assets consisted of $8.275 million of contract rights with an expected weighted average useful life of 5 years. Intangible assets (other than goodwill) are amortized on a straight-line basis. Intangible asset amortization expense totaled $482,708 for the year ended December 31, 2005. Goodwill has been allocated to the entity acquired as discussed in Note 2. For the year ended December 31, 2005, the Company has determined that the recorded goodwill does not exceed the implied fair value of the goodwill and, accordingly, no adjustment for impairment loss is required.

Amortization expense on intangible assets in future years is as follows:

Years Ending December 31,
2006	$1,655,000
2007	1,655,000
2008	1,655,000
2009	1,655,000
2010	1,172,292

$7,792,292

The following is a summary of goodwill and other intangible assets as of September 30, 2006:

Goodwill—not amortizable	$11,184,205

Contract rights as of December 31, 2005 amortizable	7,792,292
Less: accumulated amortization for the period of January 1, 2006 to September 30, 2006	(1,241,250)

Intangible assets as of September 30, 2006	$6,551,042

Intangible assets (other than goodwill) are amortized on a straight-line basis. Intangible asset amortization expense totaled $413,750 for the quarter ended September 30, 2006.

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

Note 7. Notes Payable

The following is a summary of notes payable as of September 30, 2006.

Bank line-of-credit agreement whereby the Company can borrow up to $14,000,000. This agreement bears interest at LIBOR, plus a calculated margin based on the ratio of debt to EBITDA (8.75% at September 30, 2006). This line of credit is secured by the assets of the Company and expires, if not renewed, on September 30, 2007.	$6,391,021

Note payable that requires quarterly principal payments of $437,500, plus interest at LIBOR plus a calculated margin based on total funded debt leverage ratio (8.75% at September 30, 2006), commencing on September 30, 2005. This note is secured by all the assets of the Company and matures on September 30, 2009.	5,687,500

Note payable that requires quarterly payments of interest only at 10% per annum plus the applicable five-year rate (14% at December 31, 2005), commencing on September 30, 2005. This note is secured by all assets of the Company and matures on September 30, 2010. In September 2005, Technology Investment Capital Corp. (“TICC”) loaned OPTIMUS $7.0 million for OPTIMUS’ acquisition of PMC. In December 2005, TICC loaned OPTIMUS an additional $7.5 million for the redemption of certain then outstanding shares of capital stock of OPTIMUS. In connection with the financings, OPTIMUS issued and sold to TICC a warrant initially exercisable to purchase 55,920 shares of OPTIMUS’ common stock at an exercise price of $0.01 per share. In March 2006 in connection with AVIEL’s restructuring, TICC’s warrant was exchanged for a warrant to purchase 50 shares of AVIEL’s common stock at an exercise price of $0.01 per share. Exercise of the warrant requires payment of the relevant exercise price in cash, or by surrender to AVIEL for cancellation of securities of the Company having a market price equal to the exercise price, or by a combination of the above. TICC also has the right to require the Company to redeem the warrant if the Company fails to complete a Qualified Initial Public Offering prior to December 29, 2010, the expiration date of the warrant. The company valued the warrant at $600,000 and $2,167,000 at December 31, 2005 and September 30, 2006, respectively. The $600,000 debt discount associated with the debt issuance is being accreted over the 5 year term of the note. The company accreted $90,000 of debt discount for the nine months ended September 30, 2006.

13,990,000

Note payable to former stockholder that requires three quarterly principal payments of $114,976, plus interest at 3.49%, commencing on May 16, 2006.	230,166

Note payable to former stockholder that requires quarterly interest payments in arrears commencing on April 15, 2006 at 7%. The entire principal is payable on January 4, 2009.	1,000,000

Note payable to former stockholder that requires quarterly interest payments in arrears commencing on April 15, 2006 at 7%. The entire principal is payable on October 4, 2006.	1,000,000

Note payable to former stockholder that requires monthly payments in arrears commencing on February 15, 2006 at 7%. The entire principal is payable on January 4, 2008.	4,000,000

Total notes payable	32,298,687

Less: current portion	(9,371,187)

Noncurrent portion	$22,927,500

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

In connection with the TICC note payable and bank line-of-credit-agreement , the Company is required to meet the following financial covenants: 1) fixed charge coverage ratio, 2) total funded debt leverage ratio, 3) total funded senior secured debt leverage ratio , 4) Minimum EBITDA, 5) capital expenditures limit and 6) minimum profitability (loss). Under the TICC note payable covenant requirements, the Company was in violation of the minimum EBITDA and minimum profitability (loss) covenants as of September 30, 2006. Under the bank line-of-credit agreement covenant requirements, the Company was in violation of the total funded debt leverage ratio, the minimum EBITDA and minimum profitability (loss) covenants as of September 30, 2006. The holder of both notes waived the above violations.

The TICC note payable and bank line-of credit agreement also have certain negative covenants, including a restriction on distributions to those necessary to assist the stockholders in paying their taxes on their share of the income from the company. The Company was in compliance with all negative covenants.

Note 8. Interest Rate Swaps

As of September 30, 2006, the Company had two outstanding interest rate swap agreements with its bank having an original combined notional principal amount of $6.0 million that reduces as debt principal payments are made. The swaps carry fixed interest rates of 4.64 and 4.53 percent plus a loan spread based on LIBOR. The first swap for the revolving line of credit is for one year and matures October 2, 2006. The second swap for the Term Loan is for four years and matures on October 1, 2009. Both the debt and the swaps require payments be made or received quarterly. As of September 30, 2006, the fair value of the swap agreements are not material.

Note 9. Income Taxes

Effective January 1, 2006, the company changed their tax accounting method from cash basis to accrual basis. Prior to the change in accounting method the company did not record a provision for taxes as of December 31, 2005. As of September 30, 2006, the company has recorded a provision for state income taxes of $219,962 for those states that do not recognize S Corporation status.

Note 10. Stockholders’ Equity

Common stock: During the quarter ended March 31, 2006, the Company repurchased 2,325,000 shares of common stock from three stockholders in exchange for cash and notes payable totaling $14,500,000. AVIEL Systems Inc. (AVIEL) was created and authorized 5,000 shares of common stock at $0.001 par value. In March 2006, the sole stockholder of OPTIMUS exchanged the 1,320,000 shares of OPTIMUS for 1,200 shares of AVIEL representing all of the AVIEL common stock issued and outstanding. Under this new corporate structure, OPTIMUS is a wholly-owned subsidiary of AVIEL and PMC is a wholly-owned subsidiary of OPTIMUS.

Stock option plan: Effective July 1, 2004, the Board of Directors established the OPTIMUS Corporation 2004 Stock Incentive Plan (the Plan), which provides for the issuance of stock options, stock appreciation rights (SAR’s), stock awards, and phantom stock to certain employees, members of the Board of Directors and independent contractors of the Company and its affiliates. The maximum number of shares of common stock that may be issued pursuant to the Plan is 436,435.

The Plan provides for granting Incentive Stock Options (ISO) and Non-qualified Stock Options (NSO). Both ISOs and NSOs are granted at the discretion of the Board of Directors (the Board) or a committee designated by the Board. The purchase price of each ISO is determined by the Board at the time the option is granted, but in non event is less than 100% (110% for ISOs granted to employees owning more than 10% of the total combined voting power or value of stock of the Company) of the fair market value of the stock subject to

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

the option on the date the option is granted. Options granted pursuant to the ISO plan are not exercisable after five years from the grant date for employees owning more than 10% of the total combined voting power of value of stock of the Company, and after ten years for all other employees. The purchase price of each NSO will be determined by the Board at the time the option is granted, but in no event will it be less that 85% of the fair market value of the stock subject to the option on the date the option is granted. Options granted pursuant to the NSO plan will not be exercisable after ten years have expired from the date of the grant. The Board determines the vesting period for each option, which generally is over three years. Shares from the exercise of options carry a right-of-first-refusal buy-back provision in which the Company may repurchase shares.

At December 31, 2005, the exercise price for outstanding stock options was $6.50, with a weighted average remaining contractual life of 8.96 years. The Plan was terminated during the first quarter of 2006 and all outstanding shares were cancelled.

Note 11. Consolidated Statement of Income

The following is a description of certain line items from AVIEL’s audited consolidated statements of operations:

Direct Costs include direct labor and fringe costs for program personnel and direct expenses incurred to complete contracts and task orders. Direct costs also include other direct contract costs of subcontract work, consultant fees, and materials.

Indirect Expenses consist of costs not directly identifiable to specific contracts and includes, fringe, rent/facilities, administration, travel and other non contract specific expenses. In addition, indirect expenses include corporate functions such as management, legal, finance and accounting, contracts and administration, human resources, company management information systems, depreciation, and other unallowable costs such as marketing, certain legal fees and reserves.

Other income is from non-core business items such as interest paid by customers for late payments of the invoices which, pursuant to the Prompt Payment Act, must be paid no later than thirty days from the receipt of invoice, or include with the payment interest for late payments. OPTIMUS treated these payments as other income.

Interest expense is primarily related to AVIEL’s revolving facility and amortization of deferred financing fees. Interest income, which is netted against interest expense by PMC, primarily relates to the interest earned on the late payment of accounts receivable in which AVIEL’s customers failed to pay AVIEL’s invoices in a timely manner. In certain instances and in accordance with the Prompt Payment Act, some customers may be required to pay interest for late payments. On a going forward basis it is the Company’s intent to treat interest received for the late payment of our invoices as interest income and will be netted against interest expense. Interest expense also includes accretion of debt discount associated with the TICC warrants.

Change in fair value of warrant is for the change in fair value of the warrant based on a mark to market adjustment.

Note 12. Retirement Plan

The Company maintains a defined contribution profit sharing 401(k) Plan (the Plan) for all employees of the Company who have attained the age of 21. For the nine month period ended September 30, 2006, the Company recorded contributions to the Plan of $318,176.

AVIEL Systems, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements (Continued)

Note 13. Merger

On June 12, 2006 the Company announced the signing of a definitive merger agreement with TAC Acquisition Corp. (“TAC”). On June 9, 2006 the board of directors for TAC approved the merger in which TAC will acquire all of the outstanding stock of AVIEL for approximately $100 million, with an estimated $40 million used to pay AVIEL’s existing debt at closing. AVIEL anticipates that the merger transaction will close, subject to TAC shareholder approval, in the fourth quarter of 2006.

Note 14. Legal Proceedings

The Company is involved in various legal proceedings which occur in the ordinary course of business. The Company cannot predict the ultimate outcome of these matters, but does not believe that such matters will have a material impact on its financial position or results of operations.

In May 2006, OPTIMUS received a subpoena from the Office of the Inspector General of the U.S. Department of Transportation (“DOT”). The subpoena seeks the production of business records related to a particular contract between OPTIMUS and the FAA. OPTIMUS responded to the subpoena in May and June 2006, and has received additional work awarded under this contract since the date of the subpoena. In June 2006, OPTIMUS received a related letter from its FAA contracting officer stating that the personnel that OPTIMUS assigned to the Broad Information Technology and Telecommunications Services Agreement (the “BITS II) contract did not meet contract qualifications and requesting a response from OPTIMUS. OPTIMUS responded to the letter and submitted to FAA all the requested records in July and August 2006. The government is currently reviewing the records of OPTIMUS and may conclude that certain personnel that OPTIMUS or its subcontractors assigned to the BITS II contract do not fully meet the labor category requirement of the contract. The government has indicated that it intends to demand OPTIMUS’ payment of the difference between what the government has previously paid OPTIMUS under the contract and what the government thinks it should have paid OPTIMUS if such personnel were properly categorized. A negative finding by the government could adversely affect AVIEL’s ability to collect the full invoiced amount for the work done under the BITS II contract, its relationship with its existing federal government customers and damage AVIEL’s reputation in the government contracting industry as a whole. AVIEL and OPTIMUS are cooperating fully with DOT and FAA. The company has considered its probable exposure related to this matter when establishing the allowance for doubtful accounts at September 30, 2006.

Independent Auditor’s Report

To the Board of Directors

OPTIMUS Corporation

McLean, Virginia

We have audited the accompanying consolidated balance sheet of OPTIMUS Corporation and Subsidiary, as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OPTIMUS Corporation and Subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Frederick, Maryland

May 12, 2006

OPTIMUS Corporation And Subsidiary

Consolidated Balance Sheet

December 31, 2005

Assets

Current Assets
Cash	$7,361,627
Accounts receivable	18,191,636
Unbilled receivables	10,102,542
Prepaid expenses and other current assets	206,413
Advances to stockholders	36,461

Total current assets	35,898,679

Goodwill	10,184,205
Other Intangible Assets, net	7,792,292
Property and Equipment, net	679,889
Other Assets	213,734
Deferred Financing Costs, net	251,070

Total assets	$55,019,869

Liabilities And Stockholders’ Equity

Current Liabilities
Notes payable, current portion	$13,160,658
Accounts payable	6,142,240
Accrued payroll and related liabilities	2,094,730
Accrued consultants and subcontractors	2,614,672
Accrued expenses	1,068,327
Due to former stockholder	5,986,995
Advances from stockholders	36,461

Total current liabilities	31,104,083
Long-Term Liabilities
Notes payable, net of current portion	19,077,476
Warrant liability	600,000

Total liabilities	50,781,559

Commitments, Contingencies and Subsequent Events

Stockholders’ Equity
Common stock—$0.0001 par value, 5,000,000 shares authorized, 3,645,000 shares issued and outstanding	365
Additional paid-in capital	1,899,340
Retained earnings	3,376,282

5,275,987
Less notes receivable for the purchase of common stock	(1,037,677)

Total stockholders’ equity	4,238,310

Total liabilities and stockholders’ equity	$55,019,869

See Notes To Consolidated Financial Statements.

OPTIMUS Corporation And Subsidiary

Consolidated Statement Of Income

Year Ended December 31, 2005

Contract revenues	$47,810,543
Direct costs	34,064,328

Gross profit	13,746,215
Indirect expenses	11,275,977

Income from operations	2,470,238

Other income (expenses)
Other income	92,039
Interest expense	(668,855)

(576,816)

Income before state income taxes	1,893,422
Provision for state income taxes	215,000

Net income	$1,678,422

See Notes To Consolidated Financial Statements.

OPTIMUS Corporation And Subsidiary

Consolidated Statement Of Stockholders’ Equity

Year Ended December 31, 2005

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total
	Shares	Amount
Balance at beginning of the year	2,450,000	$245	$166,986	$2,230,752	$2,397,983
Repurchase of common stock	(125,000)	(12)	(124,326)	(375,662)	(500,000)
Sale of common stock	1,320,000	132	856,680	—	856,812
Contributed capital	—	—	1,000,000	—	1,000,000
Distributions of $0.04 per share	—	—	—	(157,230)	(157,230)
Net income	—	—	—	1,678,422	1,678,422

Balance at end of the year	3,645,000	$365	$1,899,340	$3,376,282	$5,275,987

See Notes To Consolidated Financial Statements.

OPTIMUS Corporation And Subsidiary

Consolidated Statement Of Cash Flows

Year Ended December 31, 2005

Cash Flows From Operating Activities
Net income	$1,678,422
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	323,305
Allowance for doubtful accounts	161,551
Amortization of intangible	482,708
Loss on disposal of property and equipment	110,750
Changes in assets and liabilities, net of effects from purchase of PMC
(Increase) decrease in:
Accounts receivable	(3,193,259)
Unbilled receivables	616,192
Prepaid expenses and other current assets	107,426
Other assets	(19,729)
Increase (decrease) in:
Accounts payable	(3,431,730)
Accrued payroll and related liabilities	(4,661,144)
Accrued consultants and subcontractors	1,807,939
Accrued expenses	977,010
Deferred revenue	(400,666)

Net cash used in operating activities	(5,441,225)

Cash Flows From Investing Activities
Collections on notes receivable	73,051
Purchase of company, net of cash acquired	(18,525,219)
Purchase of property and equipment	(296,783)

Net cash used in investing activities	(18,748,951)

Cash Flows From Financing Activities
Net borrowings under bank line-of-credit	9,809,641
Borrowings from notes payable	21,500,000
Principal payments on notes payable	(187,285)
Principal payments on capital lease obligations	(171,488)
Repurchase of common stock	(155,073)
Proceeds from contributed capital	1,000,000
Distributions to stockholders	(157,230)
Deferred financing costs	(251,070)

Net cash provided by financing activities	31,387,495

Net increase in cash	7,197,319
Cash
Beginning of year	164,308

End of year	$7,361,627

Supplemental Disclosure Of Cash Flow Information
Cash payments for interest	$668,855

Supplemental Schedules Of Noncash Investing And Financing Activities
Notes receivable for common stock issued	$856,812

Notes payable for repurchase of common stock	$344,927

Purchase of business
Fair value of assets acquired	$34,720,242
Less liabilities assumed	9,525,030
Less cash acquired	682,998
Less due to former stockholder	5,986,995

Purchase of business, net of cash acquired	$18,525,219

See Notes To Consolidated Financial Statements.

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements

Note 1. Organization and Significant Accounting Policies

OPTIMUS Corporation (“OPTIMUS”) was incorporated in the Commonwealth of Virginia in 1992. OPTIMUS met the requirements of the Small Business Administration (SBA) and was awarded an SBA 8(a) certification during 1995. The 8(a) certification ended in 2004. OPTIMUS is a technology-focused engineering and professional services firm that specializes in leading edge technology, research and development, information engineering and IT Management, web-based technologies, wireless communications, and technology centered litigation support.

Performance Management Consulting, Inc. (“PMC”), a wholly-owned subsidiary, was incorporated in the Commonwealth of Virginia on April 2, 1998. PMC provides information technology, workforce, and knowledge management services for various federal government agencies, particularly the Department of Homeland Security. Prior to its acquisition by OPTIMUS, PMC has been a woman-owned small business, as defined by the Small Business Administration (SBA), since incorporation.

The significant accounting policies followed by OPTIMUS and its subsidiary, PMC, are described below.

Principles of consolidation: The consolidated financial statements include the accounts of OPTIMUS and its wholly-owned subsidiary, PMC (collectively referred to as the Company). All material intercompany balances have been eliminated in consolidation.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition: The Company provides services, primarily under prime and sub-contracts with the U.S. government.

Revenue on cost plus fixed-fee contracts is recognized to the extent of allowable costs incurred, plus an estimate of fees earned. The Company considers fixed fees under cost reimbursable contracts to be earned in proportion to the allowable costs incurred in performance of the contract.

Revenue on time-and-materials contracts is recognized based on the direct labor hours at contract billing rates and direct expenses incurred.

Revenue on fixed-price contracts is recognized as services are provided and revenue is earned. Revenue for the delivery of services under fixed price arrangements are recognized under the percentage of completion method.

The Company evaluates its fixed price contracts using SOP 81-01. Under substantially all fixed price contracts, which are predominantly level of effort contracts for the Company, revenues are recognized based on the contract unit price for the services provided during the period. Fixed price contracts that involve a defined number of hours or a defined category of personnel are referred to as “level of effort” contracts. The Company believes the cost-to-cost method is the best estimate for determining performance on these contracts. For product-related fixed price contracts, revenues are recognized as units are delivered (the units-of-delivery method).

Anticipated contract losses are recognized as soon as they become known and estimable. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.

The Company recognizes revenue under its U.S. federal government contracts when a contract has been executed, the contract price is fixed and determinable, delivery of the services or products has occurred, and

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

collectibility of the contract price is considered probable. The Company’s contracts with agencies of the U.S. federal government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, the Company considers its previous experiences with the customers, communications with the customers regarding funding status, and the Company’s knowledge of available funding to the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is probable. At December 31, 2005, certain amounts of unbilled accounts receivable were unfunded.

Subsequent to year-end, substantially all of the balance on these unfunded contracts was funded. Management believes that the Company is not at significant risk of liability related to these under-funded contracts.

Contract revenue recognition inherently involves estimation, including the contemplated level of effort to accomplish the tasks under contract, the cost of the effort, and an ongoing assessment of progress toward completing the contract. From time to time, facts develop that require revisions to estimated total costs or revenues expected. The cumulative impact of any revisions to estimates and the full impact of anticipated losses on any type of contract are recognized in the period in which they become known.

The allowability of certain costs under government contracts is subject to audit by the government. Certain indirect costs are charged to contracts using provisional or estimated indirect rates, which are subject to later revision based on government audits of those costs. Management is of the opinion that costs subsequently disallowed, if any, would not be significant.

Accounts receivable: Accounts receivable are generated from prime and subcontracting arrangements with U.S. governmental agencies. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts primarily represent amounts billable, resulting from timing differences between billings, which are determined, based upon contractually set milestones, and amounts recognized as earned, which are based upon costs incurred and contract performance.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. governmental agencies when received. The provision for doubtful accounts is based on management’s evaluation of the status of existing accounts receivable. The company has a provision for doubtful accounts which is based on both past experience and the experience of other companies in the industry.

Impairment of long-lived assets: The Company accounts for valuation of long-lived assets under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. Management determined there was no impairment to be recorded for the 2005 fiscal year.

Goodwill: The Company recorded as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment,

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified for the 2005 fiscal year.

Intangibles: Intangibles consists of acquired customer contracts. The intangible asset was recorded at the purchase date at the estimated fair market value and is amortized, on a straight-line basis, over the estimated life of 5 years.

Deferred financing costs: Deferred financing costs are amortized over the term of the related debt financing.

Financial risk: Substantially all of the Company’s contract receivables are derived from prime contracts or subcontracts with U.S. government agencies. All contract receivables are made on an unsecured basis. The Company performs a periodic review of concentration risk in accordance with FAS 131 Disclosures Segments of an Enterprise and Related Information and SOP 94-6 Disclosure of Significant Risks and Uncertainties. The Company is considered one segment providing professional information technology and management consulting services to the federal government. The Company has one contract task order under a contract vehicle with DHS which accounted for more that 10 percent of its revenues in 2005.

The Company maintains its cash in bank deposit accounts, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes that it is not exposed to any significant credit risk on cash.

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided over the estimated useful lives of the assets, principally three to five years, using the straight-line method. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease terms.

In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company capitalizes costs related to software and implementation in connection with its internal use software systems. Such costs are amortized over three years.

Stock-based compensation: In December 2004, the Financial Accounting Standard Board (“FASB”) published FASB Statement No. 123 (revised 2004), “Share-Based Payment (“FAS123(R)” or the “Statement”). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-base awards, share appreciation rights, and employee share purchase plans. FAS123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and its related interpretive guidance.

The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee’s stock options. Under APB Opinion No. 25, because the exercise price of the Company’s employee stock options is generally equal to the fair value of the underlying stock at the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which established an alternative method of expenses recognition for stock-based compensation awards to employees based on fair values. As permitted, the Company elected not to adopt SFAS No. 123 for expense recognition purposes.

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

The Company will be required to apply FAS 123(R) as of the beginning of its first annual period that begins after December 31, 2005, which will be the year ending December 31, 2006. All awards outstanding at the date of adoption will continue to be subject to APB 25. All awards granted, modified, repurchased or cancelled after the date of adoption will be accounted for under FAS 123(R). The Company is in the process of evaluating the impact of the adoption on the financial statements.

At December 31, 2005, 45,754 options had been granted and 10,000 had expired. Of the 35,754 unexpired grants, 20,593 are vested. The Company evaluated FAS 148 Accounting for Stock-based Compensation-Transition and Disclosure and determined that the amounts were immaterial.

Income taxes: The Company is an S corporation for federal income tax purposes. As such, substantially all taxable income generated by the Company is taxable to the Company’s stockholders. Income taxes payable and the provision for state income taxes in the accompanying consolidated financial statements relate to state taxes for those states that do not recognize S corporation status or in which the Company has elected to be taxed. Deferred income taxes are provided for temporary differences, when appropriate.

Fair Value of financial instruments: The carrying amounts reported on the consolidated balance sheets for cash, receivables, notes receivable, accounts payable, accrued expenses, due to former stockholders, advances from stockholders, notes payable and warrant liability, approximate their fair values. The fair value of the companies notes receivable and long term debt approximate the carrying amounts based on loans with similar terms and average maturities. All derivative financial instruments are recognized as either assets or liabilities at their fair value in the balance sheet with the changes in the fair value reported in current-period earnings. The fair value of these instruments was determined by management to be immaterial.

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

Note 2. Business Combination

Under the terms of a stock purchase agreement (the Stock Purchase Agreement) dated August 22, 2005, OPTIMUS acquired 100% of the stock of PMC effective September 22, 2005, in a business combination accounted for as a purchase. The aggregate purchase price was $25,195,212. Included in the purchase price are two contingency payments. The first contingency was earned based on revenue exceeding $23,000,000 for the 2005 calendar year. The second contingency was earned based on estimated revenues for the eighteen months ended June 30, 2006, exceeding $33,000,000. The purchase agreement includes a third contingency for $1,000,000 that is earned if revenues for the calendar year 2006 exceed $38,000,000. Revenues for the year ending December 31, 2006, could not be determined beyond a reasonable doubt and therefore, the third contingency was not included in the purchase price at acquisition. The results of operations of PMC Group have been included in the accompanying consolidated financial statements since the effective date.

Cash consideration paid to sellers	$17,453,551
Cash consideration paid in escrow	1,250,000
Due to former stockholder	5,986,995
Related acquisition costs	504,666

$25,195,212

Adjusted purchase price	$18,290,546
Related acquisition costs	504,666
First contingency	4,300,000
Second contingency	2,100,000

Total costs of acquisition	$25,195,212

Current assets	$16,190,358
Property and equipment	70,679
Intangible assets	8,275,000
Current liabilities	(9,525,030)

Net assets acquired	15,011,007
Excess purchase price over net assets acquired (goodwill)	10,184,205

$25,195,212

Unaudited pro forma consolidated results of operations for the year ended December 31, 2005, as though PMC had been acquired as of January 1, 2005, follows:

Unaudited
Revenue	$76,481,023

Net income	$2,578,112

Note 3. Accounts Receivable

Accounts receivable for the year ended December 31, 2005, is as follows:

Amounts billed	$18,453,186
Less allowance for doubtful accounts	261,550

$18,191,636

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

Note 4. Unbilled Receivables

Unbilled receivables at December 31, 2005, represent amounts billable, resulting from timing differences between billings, which are determined, based upon contractually set milestones, and amounts recognized as earned, which are based upon costs incurred and contract performance.

Note 5. Notes Receivable—Stockholders

Notes receivable—stockholders consist of the following at December 31, 2005:

Note receivable, bearing interest at 3.49% per annum, due in-full plus accrued interest on August 18, 2007, for the purchase price of and secured by 1,320,000 shares of common stock.	$856,812

Note receivable, bearing interest at 4% per annum, payable in monthly installments of $925, including interest, due in-full in July 2018, secured by 1,250 shares of common stock.	115,593

Note receivable, bearing interest at 4% per annum, payable in monthly installments of $2,952, including interest, due in-full on November 15, 2007, secured by 2,250 shares of common stock.	65,272

Total notes receivable—stockholders	$1,037,677

Note 6. Goodwill and Other Intangible Assets

As a result of the business combination explained in Note 2, the following is a summary of goodwill and other intangible assets acquired as of December 31, 2005:

Goodwill—not amortizable	$10,184,205

Contract rights—amortizable	$8,275,000
Less accumulated amortization	(482,708)

$7,792,292

Intangible assets (other than goodwill) are amortized on a straight-line basis. Intangible asset amortization expense totaled $482,708 for the year ended December 31, 2005. Goodwill has been allocated to the entity acquired as discussed in Note 2. For the year ended December 31, 2005, the Company has determined that the recorded goodwill does not exceed the implied fair value of the goodwill and, accordingly, no adjustment for impairment loss is required.

Amortization expense on intangible assets in future years is as follows:

Years Ending December 31,
2006	$1,655,000
2007	1,655,000
2008	1,655,000
2009	1,655,000
2010	1,172,292

$7,792,292

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

Note 7. Property and Equipment

Property and equipment consists of the following as of December 31, 2005:

Computer equipment	$1,215,851
Software	294,908
Furniture and office equipment	224,403
Vehicle	10,930

1,746,092
Less accumulated depreciation and amortization	(1,066,203)

$679,889

Depreciation and amortization expense on property and equipment totaled $323,305 for the year ended December 31, 2005.

Note 8. Notes Payable

The noncurrent portion of notes payable at December 31, 2005, is scheduled to mature in future years as follows:

Bank line-of-credit agreement whereby the Company can borrow up to $14,000,000. This agreement bears interest at LIBOR, plus a calculated margin based on the ratio of debt to EBITDA (7.75% at December 31, 2005). This line of credit is secured by the assets of the Company and expires, if not renewed, on September 30, 2007.	$11,180,492

Note payable that requires quarterly principal payments of $437,500, plus interest at LIBOR plus a calculated margin based on total funded debt leverage ratio (7.75% per annum), commencing on September 23, 2005. This note is secured and matures on September 23, 2010.	6,812,500

Note payable that requires quarterly payments of interest only at 10% per annum plus the applicable five-year rate (14% at December 31, 2005), commencing on September 23, 2005. This note is secured by all the assets of the Company and matures on September 30, 2010. In September 2005, Technology Investment Capital Corp. (“TICC”) loaned OPTIMUS $7.0 million for OPTIMUS’ acquisition of PMC. In December 2005, TICC loaned OPTIMUS an additional $7.5 million for the redemption of certain then outstanding shares of capital stock of OPTIMUS. In connection with the financings, OPTIMUS issued and sold to TICC a warrant initially exercisable to purchase 55,290 shares of OPTIMUS’ common stock at an exercise price of $0.01 per share. Exercise of the warrant requires payment of the relevant exercise price in cash, or by surrender to AVIEL for cancellation of securities of the Company having a market price equal to the exercise price, or by a combination of the above. TICC also has the right to require the Company to redeem the warrant if the Company fails to complete a Qualified Initial Public Offering prior to December 29, 2010, the expiration date of the warrant. The Company has valued the warrant at $600,000.

13,900,000

Note payable to former stockholder that requires three quarterly principal payments of $114,976, plus interest at 3.49%, commencing on May 16, 2006.	345,142

Total notes payable	32,238,134
Less current portion	(13,160,658)

Noncurrent portion	$19,077,476

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

The noncurrent portion of notes payable at December 31, 2005, is scheduled to mature in future years as follows:

Years Ending December 31,
2007	$1,864,976
2008	1,750,000
2009	1,562,500
2010	14,500,000

$19,677,476

The Company’s line-of-credit agreement includes certain financial covenants that must be maintained by the Company. Unless agreed to by the bank, the covenants restrict distributions to those necessary to assist the stockholders in paying their taxes on their share of the income from the Company. There are no conditions that are probable of occurring under which the line of credit may be withdrawn.

Note 9. Interest Rate Swaps

As of December 31, 2005, the Company had two outstanding interest rate swap agreements with its bank having an original combined notional principal amount of $6.0 million that reduces as debt principal payments are made. The swaps carry fixed interest rates of 4.64 and 4.53 percent plus a loan spread based on LIBOR. The first swap for the revolving line of credit is for one year and matures October 2, 2006. The second swap for the Term Loan is for four years and matures on October 1, 2009. Both the debt and the swaps require payments be made or received quarterly. As of December 31, 2005, the fair value of the swap agreements are not material.

Note 10. Income Taxes

During the year ended December 31, 2005, the Company has recorded a provision for income taxes of $215,000 for state income taxes for those states that do not recognize the S Corporation status.

Note 11. Consolidated Statement of Income

The following is a description of certain line items from AVIEL’s audited consolidated statements of operations:

Direct Costs include direct labor for program personnel and direct expenses incurred to complete contracts and task orders. Direct costs also include other direct contract costs of subcontract work, consultant fees, and materials.

Indirect Expenses consist of costs not directly identifiable to specific contracts and includes, fringe benefits, rent/facilities, administration, travel and other non-contract specific expenses. In addition, indirect expenses include corporate functions such as management, legal, finance and accounting, contracts and administration, human resources, company management information systems, depreciation, and other unallowable costs such as marketing, certain legal fees and reserves.

Other income is from non-core business items such as interest paid by customers for late payments of the invoices which, pursuant to the Prompt Payment Act, must be paid no later than thirty days from the receipt of invoice, or include with the payment interest for late payments. OPTIMUS treated these payments as other income.

Interest expense is primarily related to AVIEL’s revolving facility and amortization of deferred financing fees.

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

Interest income, which is netted against interest expense by PMC, is primarily related to the interest earned on the late payment of accounts receivable in which AVIEL’s customers failed to pay AVIEL’s invoices in a timely manner. In certain instances and in accordance with the Prompt Payment Act, some customers may be required to pay interest for late payments. On a going-forward basis, it is the Company’s intent to treat interest received for the late payment of our invoices as interest income and will be netted against interest expense.

Note 12. Stockholders’ Equity

Common stock: During the year ended December 31, 2005, the Company repurchased 125,000 shares of common stock for $500,000, and sold 1,320,000 shares of common stock in exchange for a note receivable for $856,812. The new stockholder contributed $1,000,000 to additional paid-in-capital on December 28, 2005.

The amounts due from stockholders are from different stockholders than those owed amounts by the Company, are non-interest bearing, unsecured, and due on demand.

Stock option plan: Effective July 1, 2004, the Board of Directors established the OPTIMUS Corporation 2004 Stock Incentive Plan (the Plan), which provides for the issuance of stock options, stock appreciation rights (SAR’s), stock awards, and phantom stock to certain employees, members of the Board of Directors and independent contractors of the Company and its affiliates. The maximum number of shares of common stock that may be issued pursuant to the Plan is 436,435.

The Plan provides for granting Incentive Stock Options (ISO) and Non-qualified Stock Options (NSO). Both ISOs and NSOs are granted at the discretion of the Board of Directors (the Board) or a committee designated by the Board. The purchase price of each ISO is determined by the Board at the time the option is granted, but in no event is less than 100% (110% for ISOs granted to employees owning more than 10% of the total combined voting power or value of stock of the Company) of the fair market value of the stock subject to the option on the date the option is granted. Options granted pursuant to the ISO plan are not exercisable after five years from the grant date for employees owning more than 10% of the total combined voting power of value of stock of the Company, and after ten years for all other employees. The purchase price of each NSO will be determined by the Board at the time the option is granted, but in no event will it be less that 85% of the fair market value of the stock subject to the option on the date the option is granted. Options granted pursuant to the NSO plan will not be exercisable after ten years have expired from the date of the grant. The Board determines the vesting period for each option, which generally is over three years. Shares from the exercise of options carry a right-of-first-refusal buy-back provision in which the Company may repurchase shares.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Pricing Model under the minimum value method. The following assumptions were made in estimating fair value: dividend yield of 0.0%, risk-free interest rate of 4.39%, and expected life of 10 years.

A summary of stock option transactions for the year ended December 31, 2005, is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	39,072	$6.50
Granted	8,450	$6.50
Exercised	—	$—
Canceled	(11,768)	$6.50

Outstanding at end of year	35,754	$6.50

Options exercisable at end of year	20,593	$6.50

Weighted average fair value of options granted during year	$2.30

OPTIMUS Corporation And Subsidiary

Notes To Consolidated Financial Statements (Continued)

At December 31, 2005, the exercise price for outstanding stock options was $6.50, with a weighted average remaining contractual life of 8.96 years. The Plan was terminated subsequent to year-end and all outstanding shares were cancelled.

Note 13. Retirement Plan

The Company maintains a defined contribution profit sharing 401(k) Plan (the Plan) for all employees of the Company who have attained the age of 21. For the year ended December 31, 2005, the Company recorded contributions to the Plan of $58,314.

Note 14. Commitments

The Company leases office space and equipment under the terms of noncancelable operating leases, which expire at various dates through August 2010. Rent expense totaled $890,910 for the year ended December 31, 2005.

Future minimum lease payments required under noncancelable operating leases at December 31, 2005, are as follows:

Years Ending December 31,
2006	$757,000
2007	514,000
2008	395,000
2009	390,000
2010	265,000

$2,321,000

Note 15. Subsequent Event

On January 4, 2006, the Company repurchased 2,325,000 shares of common stock from three stockholders in exchange for cash and notes payable totaling $14,500,000. In addition, 1,320,000 shares of common stock held by the sole remaining stockholder were redeemed by the Company in exchange for common stock in a newly created holding company AVIEL Systems, Inc. (AVIEL). Under this new corporate structure, OPTIMUS is a wholly-owned subsidiary of AVIEL and PMC is a wholly-owned subsidiary of OPTIMUS.

Note 16. Legal Proceedings

The Company is involved in various legal proceedings which occur in the ordinary course of business. The Company cannot predict the ultimate outcome of these matters, but does not believe that such matters will have a material impact on its financial position or results of operations.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Stockholders of

OPTIMUS Corporation

We have audited the accompanying balance sheets of OPTIMUS Corporation (an S Corporation) as of December 31, 2004 and 2003, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OPTIMUS Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

CHERRY, BEKAERT & HOLLAND, L.L.P.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Vienna, Virginia

March 31, 2005

OPTIMUS CORPORATION

BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$164,308	$139,495
Accounts receivable	10,427,877	6,204,561
Prepaid expenses and other	257,264	158,733
Notes receivable-stockholders	38,376	11,935

Total current assets	10,887,825	6,514,724

Property and equipment, net	746,481	838,874

Notes receivable—stockholders	215,540	163,867

Deposits	194,005	189,309

Total assets	$12,043,851	$7,706,774

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Bank line-of credit	$1,370,851	$1,635,558
Current portion of capital lease obligations	171,488	183,456
Accounts payable and accrued expenses	6,812,780	2,140,032
Accrued salaries and related liabilities	798,766	503,019
Accrued profit sharing contribution	338	19,491
Deferred Revenue	400,666	1,006,045
Other current liabilities	17,911	65,219

Total current liabilities	9,572,800	5,552,820

Long term liabilities
Obligations under capital leases	—	170,509
Deferred rent	73,068	73,069

Total liabilities	9,645,868	5,796,398

Stockholders’ equity
Common stock, $.0001 and $.01 par value; 2,500,000 and 25,000 shares authorized; 2,450,000 and 24,750 shares issued and outstanding	245	247
Paid-in capital	166,986	166,986
Retained earnings	2,230,752	1,743,143

Total stockholders’ equity	2,397,983	1,910,376

Commitments

Total liabilities and stockholders’ equity	$12,043,851	$7,706,774

OPTIMUS CORPORATION

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year Ended December 31,
	2004	2003
Revenue
8(a) contracts	$10,899,314	$11,282,465
Non 8(a) contracts	24,453,618	8,122,917

Total revenue	35,352,932	19,405,382

Direct expenses
Subcontractors and consultants	17,752,867	6,525,195
Labor	6,907,132	4,562,576
Travel	44,461	49,699
Equipment	38,292	449,428
Other	1,699,787	1,297,947

Total direct expenses	26,442,539	12,884,845

Gross profit	8,910,393	6,520,537

Indirect and other expenses
Indirect costs	7,640,363	5,581,056
Interest and other, net	617,508	696,877

Total indirect and other expenses	8,257,871	6,277,933

Net income	652,522	242,604

Retained earnings, beginning of year	1,743,143	1,500,539

Repurchase of stock	(164,913)	—

Retained earnings, end of year	$2,230,752	$1,743,143

OPTIMUS CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD ENDED DECEMBER 31, 2004

	Common Stock		Additional Paid- in-Capital	Retained (Deficit) Earnings	Total
	Shares	Amount
Balance at beginning of the year	24,750	$247	$166,986	$1,743,143	$1,910,376
Stock Split 100 to 1	(24,750)	—	—	—	—
Stock Split 100 to 1 - Conversion	2,475,000	—	—	—	—
Repurchase of stock from shareholder	(25,000)	(2)	—	(164,913)	(164,915)
Net income				652,522	652,522

Balance at end of the year:	2,450,000	$245	$166,986	$2,230,752	$2,397,983

OPTIMUS CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$652,522	$242,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	265,731	269,197
Loss (gain) on sale of fixed assets	3,309	(1,070)
Bad debt	170	26,678
Changes in assets and liabilities:
Accounts receivable	(4,223,486)	(2,569,633)
Prepaid expenses and other	(98,531)	(21,438)
Income taxes receivable	—	6,258
Deposits	(4,696)	(17,984)
Accounts payable and accrued expenses	4,672,748	1,173,900
Accrued salaries and related liabilities	295,747	109,019
Accrued profit sharing contribution	(19,153)	9,753
Deferred revenue	(605,379)	1,006,045
Other current liabilities	(47,308)	12,160

Net cash provided by operating activities	891,674	245,489

Cash flows from investing activities:
Capital expenditures	(179,053)	(171,076)
Issuance of note receivable	(100,000)	(125,000)
Collections of notes receivable	21,886	6,090
Proceeds from sale of fixed assets	2,405	1,574

Net cash used in financing activities	(254,762)	(288,412)

Cash flows from financing activities:
Repurchase of stock from shareholder	(164,915)	—
Change in bank line-of-credit	(264,707)	283,288
Repayment of capital lease obligations	(182,477)	(166,194)

Net cash (used in) provided by financing activities	(612,099)	117,094

Net increase in cash	24,813	74,171
Cash, beginning of year	139,495	65,324

Cash, end of year	$164,308	$139,495

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Organization and business

Optimus Corporation (the “Company”) was incorporated in the Commonwealth of Virginia in 1992. The Company met the requirements of the Small Business Administration (“SBA”) and was awarded an SBA 8(a) certification during 1995. The 8(a) certification ended in 2004. The Company is a technology focused engineering and professional services firm that specializes in leading edge technology, research and development, information engineering and IT Management, web-based technologies, wireless communications, and technology centered litigation support.

The Company provides its services primarily in the Washington, D.C. metropolitan area.

Note 2—Summary of significant accounting policies

Cash and cash equivalents—The Company considers highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

At December 31, 2004 and 2003, cash equivalents of $16,226 were held as collateral to secure a letter of credit. At December 31, 2004 and 2003, $1,104 and $3,743 were held in a custodial account to be remitted to the U.S. Department of Housing and Urban Development.

The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts receivable—Accounts receivable are generated primarily from prime and subcontracting arrangements with U.S. governmental agencies and various commercial entities. Accounts receivable are stated at cost less an allowance for doubtful accounts. Credit is extended to customers after an evaluation of the customer’s financial condition, and generally collateral is not required. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, U.S. governmental agencies may pay interest on invoices outstanding more than 30 days. The Company records such interest income when received.

Unbilled accounts receivable include amounts unbilled due to administrative timing differences, amounts billable upon final execution of contract modifications, and amounts unbilled awaiting vendor documentation. Generally, unbilled accounts receivable are expected to be billed and collected within one year. Unbilled accounts receivable have been recorded at amounts expected to be realized.

Property and equipment—Property and equipment are stated at cost. Property and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the inception of the lease or fair value of the property.

Depreciation is computed using the straight-line method over useful lives of three to seven years. Property and equipment held under capital leases are amortized on the straight-line basis over the shorter of the lease term or estimated useful life of the asset.

Deferred revenue—Deferred revenue is a result of contract billings and collections exceeding the actual work performed on a contract. Deferred revenue is typically recognized over the period of performance of a particular contract as the work is performed.

Revenue recognition—The Company’s contracts consist of cost plus fixed fee (CPFF), time and materials, and fixed price awards. Revenues on CPFF contracts are recognized based on actual costs plus a fixed fee dollar amount. The Company must receive prior approval to incur additional costs in excess of funding. Revenues on

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

time and materials contracts are recognized on the basis of direct labor hours delivered and reimbursable costs incurred. Revenues on fixed price contracts are calculated using the percentage of completion method based on costs incurred to date as a percentage of total estimated costs. Losses are recorded in full when they become determinable.

Federal government contract costs, including indirect expenses, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement.

The Company has accrued losses of $ 17,690 and $ 65,000 at December 31, 2004 and 2003, respectively, for costs it expects to incur in excess of contract ceilings. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used to accrue the losses will change within the near term.

Concentration of credit risk—Since a majority of the Company’s revenue is derived from contracts with the U.S. government, any cancellations or modifications of significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect our financial condition and results of operations in the short and long term. Additionally, U.S. government contracts can be terminated at any time by the U.S. government without cause, for the convenience of the U.S. government. If such termination occurs, the Company would be entitled to receive compensation for services provided and costs incurred through termination, plus a negotiated amount of profit.

Income taxes—The Company elected to be taxed as an “S” Corporation for federal and state income taxes, effective January 1, 2000. Consequently, income is taxed at the shareholder level rather than to the Company.

Accounting for stock-based compensation—The Company accounts for its stock-based compensation using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees”, and related interpretations. Under APB 25, compensation is measured as the excess, if any, of the deemed fair market value of the Company’s common stock at the date of grant over the exercise price of the option granted. Compensation cost, if any, is recognized over the vesting period. Additional pro forma disclosure is required under Statement of Financial Accounting Standards No. 123 (SFAS 123) and SFAS 148, an amendment to SFAS 123, “Accounting for Stock-Based Compensation”. However, the Company determined that the pro forma disclosure would be immaterial for 2004.

Advertising—Advertising expense consists of net costs incurred to develop the Company’s printed sales brochures and is expensed as incurred.

Accounting estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncement—In December 2004, the Financial Accounting standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), which replaces SFAS No. 123 and supercedes APB 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements at fair value beginning in 2006. Under SFAS 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The Company is required to apply the “Prospective Transition” method as of January 1, 2006. The “Prospective Transition” method requires the Company to begin expensing share-based payments after January 1, 2006. Prior interim and annual periods will not be restated. Management is currently evaluating the impact that SFAS 123R will have on the Company’s results of operations and financial condition.

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3—Accounts receivable

Accounts receivable at December 31, 2004 and 2003 consists of:

	2004	2003
Accounts receivable—billed	$9,655,040	$5,730,094
Accounts receivable—unbilled:
Administrative timing differences	361,888	28,612
Awaiting contract modification	131,100	290,000
Awaiting vendor documentation	279,849	145,154
Milestone billings	—	10,701

	$10,427,877	$6,204,561

Note 4—Notes receivable—stockholders

Notes receivable from stockholders consist of the following at December 31,

	2004	2003
Notes receivable, bearing interest at 4% per annum, payable in monthly installments of $2,952 including interest, due in full November 2007, secured by 225,000 shares of Company stock.	$97,048	$—

Notes receivable, bearing interest at 4% per annum, payable in monthly installments of $925 including interest, due in full July 2018, secured by 125,000 shares of Company stock.	115,593	122,410

Notes receivable, bearing interest at 4% per annum, payable in monthly installments of $583 including interest, due in full January 2013, secured by 125,000 shares of Company stock.	41,275	53,392

Total	253,916	175,802
Less current portion	38,376	11,935

Notes to stockholders, non-current portion	$215,540	$163,867

Note 5—Property and equipment

Property and equipment consists of the following at December 31, 2004 and 2003:

	2004	2003
Computer equipment	$553,189	$468,610
Office equipment	767,102	751,480
Furniture and fixtures	221,493	176,790
Software	249,517	229,439
Leasehold improvements	94,578	86,725
Vehicle	10,930	10,930

	1,896,809	1,723,974
Less accumulated amortization and depreciation	1,150,328	885,100

	$746,481	$838,874

Furniture and equipment under lease agreements totaling $552,370 has been capitalized and included in property and equipment at December 31, 2004 and 2003. Accumulated depreciation at December 31, 2004 and 2003 for furniture and equipment under capital leases totaled $230,154 and $119,680, respectively. Amortization of assets recorded under capital leases is included in depreciation expense.

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Bank line-of-credit

The Company has a line-of-credit with a maximum aggregate principal amount of $5,000,000. The line of credit is due on demand or January 31, 2005 (see Note 14). Borrowings bear interest at a variable interest rate and there is a variable rate floor depending upon the Company’s ratio of liabilities to net worth. The variable interest rate ranges from prime plus 0% to prime plus 0.5% and the variable rate floor ranges from 4% to 4.5%. The interest rate was 6% and 4.5% at December 31, 2004 and 2003, respectively. Borrowings are limited to eligible billed invoices (as defined by the line-of-credit agreement), guaranteed by the Company’s President and secured by a first priority lien on all of the Company’s assets, a deed of trust on the personal residence of the Company’s President, and an assignment of life insurance on the Company’s President. The line-of-credit also requires the Company to maintain certain financial covenants. At December 31, 2004, the Company was in violation of the minimum ratio of liabilities to net worth. The bank subsequently waived the covenant violation. Borrowings outstanding amounted to $1,370,851 and $1,635,558 at December 31, 2004 and 2003, respectively.

For the years ended December 31, 2004 and 2003, interest expense amounted to $96,747 and $38,291, respectively.

Note 7—Lease commitments

The Company has various noncancelable operating leases, primarily for office facilities, vehicles and office equipment that expire over the next five years. One of the office facility leases includes rent abatements and fixed annual rent increases, which are being expensed ratably over the lease term, resulting in deferred rent. The Company is also required to pay its pro-rata share of building operating expenses. Some of the leases for office facilities are guaranteed by shareholders.

At December 31, 2004, the Company’s future minimum lease payments under lease agreements for equipment, vehicles and facilities that have initial or remaining noncancelable lease terms in excess of one year are as follows:

	Capital Leases	Operating Leases
Year Ending December 31,
2005	$179,912	$740,090
2006	—	505,427
2007	—	132,759
2008	—	73,857
2009	—	17,898

Total minimum lease payments	179,912	$1,470,031

Less portion representing interest at 10.65%	8,424

Current portion of capital lease obligation	$171,488

Lease expense for the years ended December 31, 2004 and 2003 was $672,683 and $601,747, respectively.

Note 8—Significant customer

Revenue from federal government prime and subcontracts was approximately 100% and 95% of total revenue for the years ended December 31, 2004 and 2003, respectively. Approximately 100% and 93% of accounts receivable at December 31, 2004 and 2003, respectively, was due directly or indirectly from the federal government.

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Employee retirement plan

As of January 1, 1998, the Company adopted a tax-deferred savings plan in accordance with Section 401(k) of the Internal Revenue Code. All employees who have attained the age of 18 are eligible for participation in the 401(k) plan. The Company may make matching and discretionary contributions to the 401(k) plan. Company contributions vest ratably over a six-year period beginning after the second year of service. The Company contributed $71,580 and $38,684 in 2004 and 2003, respectively.

Note 10—Related party transactions

The Company receives subcontract services from a company that is related through a common stockholder. Expenses incurred from the related party were $460,649 and $369,484 for the years ended December 31, 2004 and 2003. Amounts due to the related party were $61,971 and $44,166 at December 31, 2004 and 2003, respectively. Commencing October 1, 2004, the Company began subleasing office space to this related party. The subleases expire August 31, 2006 and require monthly payments of $219, $577 and $607, respectively. Effective October 1, 2005, the monthly rent increases by 2.5%

The Company periodically makes non-interest bearing advances to shareholders. At December 31, 2004 and 2003, such advances amounted to $100,129 and $0, respectively, and are included in the accompanying balance sheets as prepaid expenses and other.

Note 11—Stockholders’ equity

The Articles of Incorporation were amended and restated in 2004 to allow the issuance of up to 2,500,000 shares of common stock. The Board of Directors subsequently authorized a 100 for 1 stock split reducing the par value of common stock from $.01 to $.0001. All references to share information for 2004 has been adjusted to give effect to the stock split.

The Company bought 25,000 shares of stock from a shareholder on August 29, 2004 for $164,915. The effect of this transaction was to decrease common stock and retained earnings by $2 and $164,913, respectively.

The transfer of the Company’s stock is restricted by a Shareholders Agreement (Agreement) between the Company’s three stockholders. The Agreement covers two events: (1) transfer due to a terminating event, and (2) transfer to a third party. If a terminating event occurs, as defined in the Agreement, the Company and then the non terminating shareholders shall have the right, but not the obligation, to purchase the shares held by the terminating shareholder. Any stock sold to a third party is subject to the terms of the Agreement. The purchase price of stock upon a terminating event is based upon a formula provided in the Agreement. The purchase price of stock offered to a third party shall be the lower of an amount determined as provided in the Agreement or the price offered by the seller. The Agreement may be terminated upon written agreement by the stockholders.

Note 12—Stock-based compensation

Effective July 1, 2004, the Board of Directors established the OPTIMUS Corporation 2004 Stock Incentive Plan (the “Plan”) which provides for the issuance of Stock Options, Stock Appreciation Rights (SAR’s), Stock Awards, and Phantom Stock to certain employees, members of the Board of Directors and independent contractors of the Company and its affiliates. The maximum number of shares of common stock that may be issued pursuant to the Plan is 436,435. The Plan expires on June 30, 2014 unless otherwise amended.

Stock Options—The Plan provides for granting Incentive Stock Options (ISO) and Non-qualified Stock Options (NSO). Both ISOs and NSOs are granted at the discretion of the Board of Directors (the “Board”) or a

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

committee designated by the Board. The purchase price of each ISO is determined by the Board at the time the option is granted, but in no event is less than 100% (110% for ISOs granted to employees owning more than 10% of the total combined voting power or value of stock of the Company) of the fair market value of the stock subject to the option on the date the option is granted. Options granted pursuant to the ISO plan are not exercisable after five years from the grant date for employees owning more than 10% of the total combined voting power or value of stock of the Company, and after ten years for all other employees. The purchase price of each NSO will be determined by the Board at the time the option is granted, but in no event will be less than 85% of the fair market value of the stock subject to the option on the date the option is granted. Options granted pursuant to the NSO plan will not be exercisable after ten years have expired from the date of grant. The Board determines the vesting period for each option, which generally is over three years.

The Company has elected to account for stock-based compensation under the provisions of APB Opinion No. 25, which measures compensation cost as the excess of the market price of the stock at the measurement date over the exercise price of the option. As required by Financial Accounting Standards Board Statement No. 123, “Accounting for Stock-Based Compensation,” an entity that chooses to use APB Opinion No. 25 must estimate the fair value of the options by using a set of assumptions and disclose the pro-forma net income as if the new fair value method had been used in measuring compensation cost. Accordingly, the Company calculated the fair value using $6.50 per share as current value, a discount rate of 4.10% (October 2004) and 4.23% (December 2004) (equivalent to a risk free rate of return over the expected life of the options) and no expected future dividends. The Company concluded that the effect of the unrecorded compensation cost was immaterial for disclosure purposes.

The following is a summary of activity related to the Company’s stock options under the 2004 Stock Incentive Plan:

	2004
	Average Numbers of shares	Exercise Price
Outstanding, beginning of year
Granted	39,072	$6.50
Exercised	—	—
Cancelled	—	—

Outstanding, end of year	39,072	$6.50

Exercisable at end of year	—	$—

Weighted average fair value of options granted during the year	$2.19

A summary of options outstanding at December 31, 2004 follows:

Outstanding Options				Exercisable Options
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life	Weighted Average Price	Number Exercisable	Weighted-Average Exercise Price
$ 6.50	39,072	9.81 years	$6.50	—	$—

Stock Appreciation Rights (SARs)—The Plan permits the granting of SARs, which entitle the holder to receive the excess of the fair market value of Company common stock on the date of exercise over the SAR base price. SARs may be granted to the holder of a stock option with respect to all or a portion of the shares of

OPTIMUS CORPORATION

NOTES TO FINANCIAL STATEMENTS (Continued)

Company common stock subject to the related stock option (Tandem SAR) or may be granted separately (Freestanding SAR). The base price of each SAR is determined by the Board, or Board designated committee, and cannot be less than 100% of the fair market value of the Company’s common stock on the date the SAR is granted. Tandem SARs are exercisable at the time and to the extent the related stock option is exercisable, and in no event after the termination or full exercise of the related stock option. Freestanding SARs are exercisable pursuant to the terms of the SAR, and in no event longer than 10 years from the date of grant. There were no SARs granted during the year ended December 31, 2004.

Stock Awards—The Plan permits the granting of various Stock Awards to include Restricted Stock, Bonus Stock and Restricted Stock Units. The Board or Board designee may grant Stock Awards to eligible Plan participants at its discretion. The Stock Awards may vary in terms of number of shares, vesting and exercise period. Compensation expense is recognized ratably over the vesting period.

Restricted Stock awards and Restricted Stock Units are subject to certain conditions, which must be met for the award to vest and no longer be subject to forfeiture. Bonus Stock awards vest upon grant and are not subject to forfeiture provisions. Both Restricted and Bonus Stock awards are payable in shares of Company common stock. Restricted Stock Units represent the promise of the Company to deliver Company common stock, cash or a combination thereof. There were no Stock Awards granted during the year ended December 31, 2004.

Phantom Stock—The Plan permits the granting of Phantom Stock. Phantom Stock is an award of a number of hypothetical share units with respect to shares of Company common stock, with a value based on the fair market value of a share of Company common stock. Phantom Stock awards are subject to certain conditions that must be met for the awards to vest and no longer be subject to forfeiture. Phantom Stock awards may be settled in cash, shares of Company common stock or a combination thereof. There were no Phantom Stock awards granted during the year ended December 31, 2004.

As a condition to the issuance and delivery of common stock or other award under the Plan, the Company requires participants to execute, among other documents, the Shareholder’s Agreement described in Note 11.

Note 13—Supplemental cash flow information

	2004	2003
Cash paid during the year for:
Interest	$96,747	$38,290

Note 14—Subsequent events

On March 23, 2005, the Company entered into a new lease for office facilities. The base rent is $12,500 per month due on the 1st of the month and the annual base rent shall be increased by 3% of the amount of annual base rent payable for the preceding lease year. The lease term is for a period of 60 full calendar months. The current portion of this lease due in 2005 will be $112,500 with a total obligation of $770,617.

As of January 28, 2005, the Company modified their line of credit to a maximum aggregate principal of $6 million. Borrowings bear interest at a variable interest rate of LIBOR plus 2.50%. Borrowings are limited to eligible invoices (as defined by the line-of-credit agreement), guaranteed by the Company’s president, and secured by a first priority lien on all of the Company’s assets, a deed of trust on the personal residence of the Company’s president, and an assignment of life insurance on the Company’s president. Additional terms include required assignment of all contracts greater than $1 million. The line-of-credit also requires the Company to maintain certain financial covenants and to have an annual collateral audit within 120 days of end of year.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Performance Management Consulting, Inc.

McLean, VA

We have audited the accompanying balance sheet of Performance Management Consulting, Inc. (the Company) as of September 22, 2005, and the related statements of income and retained earnings, and cash flows for the period from January 1, 2005 to September 22, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Management Consulting, Inc., as of September 22, 2005, and the results of its operations and its cash flows for the period from January 1, 2005 to September 22, 2005, in conformity with accounting principles generally accepted in the United States of America.

Frederick, Maryland

May 12, 2006

Performance Management Consulting, Inc.

Balance Sheet

September 22, 2005

Assets
Current Assets
Cash	$682,998
Accounts receivable	5,504,888
Unbilled receivables	9,945,897
Prepaid expenses and other current assets	49,603

Total current assets	16,183,386

Property and Equipment, net	70,679
Other Assets	6,973

Total assets	$16,261,038

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$3,148,562
Accrued expenses and related liabilities	6,051,469
Income taxes payable	325,000

Total current liabilities	9,525,031

Commitments (Note 6)
Stockholder’s Equity
Common stock—$0.01 par value, 25,000 shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in-capital	990
Retained earnings	6,735,007

Total stockholder’s equity	6,736,007

Total liabilities and stockholder’s equity	$16,261,038

See Notes To Financial Statements.

Performance Management Consulting, Inc.

Statement of Income and Retained Earnings

Period From January 1, Through September 22, 2005

Contract revenues	$28,670,480
Direct costs	18,428,636

Gross profit	10,241,844
Indirect expenses	8,183,561

Income from operations	2,058,283

Interest income	66,663

Net income	2,124,946
Retained Earnings:
Beginning	8,056,984
Distributions paid	(3,446,923)

Ending	$6,735,007

See Notes To Financial Statements.

Performance Management Consulting, Inc.

Statement of Cash Flows

Period From January 1, 2005 Through September 22, 2005

Cash Flows From Operating Activities
Net income	$2,124,946
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	19,349
Deferred taxes	(142,000)
Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable	(3,368,979)
Unbilled receivables	(4,774,818)
Prepaid expenses and other current assets	(43,787)
Other assets	5,000
Increase in:
Accounts payable	3,013,188
Accrued expenses and related liabilities	5,141,233
Income taxes payable	123,496

Net cash provided by operating activities	2,097,628

Cash Flows From Investing Activities
Purchase of property and equipment	(2,494)

Net cash used in operating activities	(2,494)

Cash Flows From Financing Activities
Distributions to stockholder	(3,446,923)

Net cash used in financing activities	(3,446,923)

Net decrease in cash	(1,351,789)
Cash
Beginning	2,034,787

Ending	$682,998

See Notes To Financial Statements.

Performance Management Consulting, Inc.

Notes to Financial Statements

Note 1. Organization and Significant Accounting Policies

Performance Management Consulting, Inc. (the Company) was incorporated in the Commonwealth of Virginia on April 2, 1998. The Company provides information technology, workforce, and knowledge management services for various federal government agencies, particularly the Department of Homeland Security. The Company has been a woman-owned small business, as defined by the Small Business Administration (SBA), since incorporation.

The significant accounting policies followed by the Company are described below.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition: The Company provides services, primarily under prime and sub-contracts with the U.S. government.

Revenue on time-and-materials contracts is recognized based on the direct labor hours at contract billing rates and direct expenses incurred.

Revenue on fixed-price contracts is recognized as services are provided and revenue is earned. Revenue for the delivery of services under fixed price arrangements are recognized under the percentage of completion method. The Company evaluates its fixed price contracts considering SOP 81-01. Under substantially all fixed price contracts, which are predominantly level of effort contracts for the Company, revenues are recognized using the cost-to-cost method for all services provided. Fixed price contracts that involve a defined number of hours or a defined category of personnel are referred to as “level of effort” contracts. The Company believes the cost-to-cost method is the best estimate for determining performance on these contracts. For product-related fixed price contracts, revenues are recognized as units are delivered (the units-of-delivery method).

Anticipated contract losses are recognized as soon as they become known and estimable. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.

The Company recognizes revenue under its U.S. federal government contracts when a contract has been executed, the contract price is fixed and determinable, delivery of the services or products has occurred, and collectibility of the contract price is considered probable. The Company’s contracts with agencies of the U.S. federal government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, the Company considers its previous experiences with the customers, communications with the customers regarding funding status, and the Company’s knowledge of available funding to the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is probable. At September 22, 2005, certain amounts of unbilled accounts receivable were unfunded. Subsequent to the period ending September 22, 2005, substantially all of the balance on these unfunded contracts was funded. Management believes that the Company is not at significant risk of liability related to these under-funded contracts.

Contract revenue recognition inherently involves estimation, including the contemplated level of effort to accomplish the tasks under contract, the cost of the effort, and an ongoing assessment of progress toward

Performance Management Consulting, Inc.

Notes to Financial Statements (Continued)

completing the contract. From time to time, facts develop that require revisions to estimated total costs or revenues expected. The cumulative impact of any revisions to estimates and the full impact of anticipated losses on any type of contract are recognized in the period in which they become known.

The allowability of certain costs under government contracts is subject to audit by the government. Certain indirect costs are charged to contracts using provisional or estimated indirect rates, which are subject to later revision based on government audits of those costs. Management is of the opinion that costs subsequently disallowed, if any, would not be significant.

Accounts receivable: Accounts receivable are generated from prime and subcontracting arrangements with U.S. governmental agencies. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts primarily represent amounts billable, resulting from timing differences between billings, which are determined, based upon contractually set milestones, and amounts recognized as earned, which are based upon costs incurred and contract performance.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. governmental agencies when received. The provision for doubtful accounts is based on management’s evaluation of the status of existing accounts receivable. The Company provides an allowance for doubtful accounts based on estimated collection losses that will be incurred. The allowance for doubtful accounts was $100,000 at September 22, 2005.

Property and equipment: Property and equipment are stated at cost. Depreciation and amortization of property and equipment is being provided over the estimated useful lives of the assets, principally three to five years, by use of the straight-line method. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease terms.

Long-lived assets: The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Income taxes: The Company is an S corporation for federal income tax purposes. As such, substantially all taxable income generated by the Company is taxable to the Company’s stockholders. Income taxes payable and the provision for state income taxes in the accompanying consolidated financial statements relate to state taxes for those states that do not recognize S corporation status or in which the Company has elected to be taxed. Deferred income taxes are provided for temporary differences, when appropriate.

Financial risk: Substantially all of the Company’s contract receivables are derived from prime contracts or subcontracts with U.S. government agencies. All contract receivables are made on an unsecured basis. The Company performs a periodic review of concentration risk in accordance with FAS 131 Disclosures Segments of an Enterprise and Related Information and SOP 94-6 Disclosure of Significant Risks and Uncertainties. The Company is considered one segment providing professional information technology and management consulting

Performance Management Consulting, Inc.

Notes to Financial Statements (Continued)

services to the federal government. The Company has one contract which accounted for more that 10 percent of its revenues in 2005.

The Company maintains its cash in bank deposit accounts, which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes that it is not exposed to any significant credit risk on cash.

Note 2. Consolidated Statement of Income

The following is a description of certain line items from AVIEL’s audited consolidated statements of operations:

Direct Costs include direct labor for program personnel and direct expenses incurred to complete contracts and task orders. Direct costs also include other direct contract costs of subcontract work, consultant fees, and materials.

Indirect Expenses consist of costs not directly identifiable to specific contracts and includes, fringe benefits, rent/facilities, administration, travel and other non contract specific expenses. In addition, indirect expenses include corporate functions such as management, legal, finance and accounting, contracts and administration, human resources, company management information systems, depreciation, and other unallowable costs such as marketing, certain legal fees and reserves.

Other income is from non-core business items such as interest paid by customers for late payments of the invoices which, pursuant to the Prompt Payment Act, must be paid no later than thirty days from the receipt of invoice, or include with the payment interest for late payments. OPTIMUS treated these payments as other income.

Interest expense is primarily related to AVIEL’s revolving facility and amortization of deferred financing fees.

Interest income, which is netted against interest expense by PMC, is primarily related to the interest earned on the late payment of accounts receivable in which AVlEL’s customers failed to pay AVIEL’s invoices in a timely manner. In certain instances and in accordance with the Prompt Payment Act, some customers may be required to pay interest for late payments. On a going-forward basis, it is the Company’s intent to treat interest received for the late payment of our invoices as interest income and will be netted against interest expense.

Note 3. Unbilled Receivables

Unbilled receivables at September 22, 2005 consist of amounts currently billable and result from timing differences between billings, which are determined based upon contractually set milestones, and amounts recognized as earned, which are based upon costs incurred and contract performance.

Performance Management Consulting, Inc.

Notes to Financial Statements (Continued)

Note 4. Property and Equipment, net

Property and equipment as of September 22, 2005, consists of the following:

Computer equipment	$70,751
Furniture and office equipment	54,363
Software	20,945

146,059
Less: Accumulated depreciation and amortization	75,380

$70,679

Depreciation and amortization expense on property and equipment totaled $19,349 for the period from January 1, 2005 through September 22, 2005.

Note 5. Retirement Plan

The Company maintains a defined contribution profit sharing 401(k) Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may make voluntary contributions to the plan up to the maximum amount allowable by law. Under the terms for the plan, the Company makes an elected matching contribution allocated to each employee’s account for the year. The company recorded matching contributions to the plan of $67,358 for the period from January 1, 2005 to September 22, 2005.

Note 6. Related Party Transactions

The Company participates in transactions with its sole shareholder and three related parties to the sole shareholder. The principal related party transaction is a $4.8 million bonus paid to a family member of the former shareholder of PMC. A summary of such transactions for the period from January 1, 2005 to September 22, 2005, and the amount due to this related party as of September 22, 2005, is listed below:

Expenses incurred for:
Compensation to related parties	$5,055,766
Amounts due to related parties:
Accrued expenses	$4,750,000

Note 7. Commitments

The Company leases office space under the terms of a noncancelable operating lease, which expires in September 2006. The Company’s future minimum lease payments for 2006 total $15,000. Rent expense totaled $39,647 for the period from January 1, 2005 through September 22, 2005.

Note 8. Sale of Company Stock

Effective September 22, 2005, the Company sold all 1,000 outstanding shares of common stock to an unrelated entity under the terms of a stock purchase agreement. The Company is currently operating as a wholly-owned subsidiary of this entity.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

and Stockholder of

Performance Management Consulting, Inc.

We have audited the accompanying balance sheets of Performance Management Consulting, Inc. as of December 31, 2004 and 2003, and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Management Consulting, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

CHERRY, BEKAERT & HOLLAND, L.L.P.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Vienna, Virginia

April 21, 2006

PERFORMANCE MANAGEMENT CONSULTING, INC.

BALANCE SHEETS

	December 31,
	2004	2003
ASSETS

Current assets
Cash	$2,034,787	$268,378
Accounts receivable	7,306,988	3,596,142
Other current assets	5,816	8,041

Total current assets	9,347,591	3,872,561

Property and equipment, net	87,534	77,294

Other assets	11,973	6,973

Total assets	$9,447,098	$3,956,828

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable	$135,374	$23,565
Accrued expenses	235,696	16,089
Accrued payroll and related liabilities	674,540	55,872
State income tax payable	201,504	91,018
Deferred state income taxes	142,000	52,000

Total current liabilities	1,389,114	238,544

Stockholder’s equity
Common stock—$.01 par value, 25,000 shares authorized, 1,000 shares issued and outstanding	10	10
Additional paid-in capital	990	990
Retained earnings	8,056,984	3,717,284

Total stockholder’s equity	8,057,984	3,718,284

Commitments

Total liabilities and stockholder’s equity	$9,447,098	$3,956,828

PERFORMANCE MANAGEMENT CONSULTING, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year ended December 31,
	2004	2003
Contract revenue	$20,939,083	$11,018,298

Direct contract costs
Direct labor	7,422,885	4,210,077
Subcontracts and consultants	4,286,755	2,288,756
Other direct costs	179,290	72,222

Total direct costs	11,888,930	6,571,055

Gross margin	9,050,153	4,447,243

Indirect costs
Fringe benefit expenses	1,869,397	728,256
Overhead expenses	93,547	73,290
General and administrative expenses	1,017,188	244,055
Unallowable costs	104,796	1,348

Total indirect costs	3,084,928	1,046,949

Income before state income taxes	5,965,225	3,400,294

Provision for state income taxes	200,486	124,353

Net income	5,764,739	3,275,941

Retained earnings, beginning of year	3,717,284	2,195,330

Distributions to stockholder	(1,425,039)	(1,753,987)

Retained earnings, end of year	$8,056,984	$3,717,284

PERFORMANCE MANAGEMENT CONSULTING, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$5,764,739	$3,275,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,324	15,544
Changes in assets and liabilities:
Accounts receivable	(3,710,846)	(1,330,268)
Other current assets	2,225	(8,041)
Other assets	(5,000)	(3,973)
Accounts payable	111,809	(62,043)
Accrued expenses	219,607	16,089
Accrued payroll and related liabilities	618,668	48,770
State income tax payable	110,486	72,353
Deferred state income taxes	90,000	52,000

Net cash provided by operating activities	3,229,012	2,076,372

Cash flows from investing activities
Additions to property and equipment	(37,564)	(54,007)

Net cash used in investing activities	(37,564)	(54,007)

Cash flows from financing activities
Distributions to stockholder	(1,425,039)	(1,753,987)

Net cash used in financing activities	(1,425,039)	(1,753,987)

Net increase in cash	1,766,409	268,378

Cash, beginning of year	268,378	—

Cash, end of year	$2,034,787	$268,378

PERFORMANCE MANAGEMENT CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

Note 1—Organization and business

Performance Management Consulting, Inc. (“the Company”) was incorporated in the Commonwealth of Virginia on April 2, 1998. The Company provides information technology, workforce, and knowledge management services for various Federal government agencies, particularly the Department of Homeland Security. The Company has been a woman-owned small business as defined by the Small Business Administration (SBA) since incorporation.

Note 2— Summary of significant accounting policies

Cash and cash equivalents—The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents and maintains cash balances which may exceed Federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts receivable—The Company maintains its books and records on the accrual basis of accounting. Accounts receivable are reported at their gross value, less an allowance for doubtful accounts as deemed necessary. Unbilled accounts receivable consist of contract costs incurred, but not yet billed to customers. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio.

Revenue recognition —Revenue from time and materials contracts is recognized as labor hours and materials are delivered based upon contractually agreed-upon billing rates and the cost of materials.

Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue on the basis of costs incurred in relation to total estimated costs. If estimated costs to complete a contract indicate a loss, provision is made currently for the anticipated loss on the contract.

Progress billings in excess of related revenue, if any, are reflected as billings in excess of costs and estimated earnings.

Property and equipment—Property and equipment are recorded at the original cost to the Company. Assets are depreciated using the straight-line method over estimated useful lives of five to seven years.

Income taxes—The Company has elected to be taxed as an S Corporation for federal and state income tax purposes. This election results in the taxable income of the Company being passed through to the stockholders and taxed at the individual level. The Company continues to have state income tax liability in those states that do not recognize S Corporation status.

Accounting estimates —The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PERFORMANCE MANAGEMENT CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2004 AND 2003

Note 3—Accounts receivable

Accounts receivable consist mainly of billed and unbilled amounts under contracts in progress with government agencies. Unbilled accounts receivable are primarily due to timing differences and all amounts were billed during the following fiscal year. The components of accounts receivable at December 31, 2004 and 2003 are as follows:

	2004	2003
Billed receivables	$2,235,909	$1,923,876
Unbilled receivables	5,171,079	1,672,266
Allowance for doubtful accounts	(100,000)	—

Total	$7,306,988	$3,596,142

Substantially all billed and unbilled receivable amounts are expected to be collected during the next fiscal year.

Note 4—Property and equipment

A summary of property and equipment at December 31, 2004 and 2003 is as follows:

	2004	2003
Computer equipment	$70,752	$56,493
Office equipment	49,648	28,563
Furniture & fixtures	2,220	—
Software	20,945	20,945

	143,565	106,001
Accumulated depreciation	(56,031)	(28,707)

Net property and equipment	$87,534	$77,294

Depreciation expense was $27,324 and $15,544 for the years ended December 31, 2004 and 2003, respectively.

Note 5—Leases

The Company has non-cancelable operating leases for its office spaces in Alexandria, VA and Washington, DC. The Alexandria lease was terminated in August 2005 and the DC lease ends in September 2006. The DC lease requires the Company to pay its pro-rata share of building operating expenses.

Future minimum lease payments under non-cancelable operating leases are:

Year Ending December 31,
2005	$43,060
2006	1,391

$44,451

Total expense incurred under all leases for the years ended December 31, 2004 and 2003 was $54,930 and $52,640, respectively.

PERFORMANCE MANAGEMENT CONSULTING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2004 AND 2003

Note 6—Profit sharing plan

The Company maintains a qualified 401(k) Profit Sharing Plan for all eligible employees of the Company. The Board of Directors determines company profit sharing contributions to the Plan. Plan participants may elect to contribute up to 15% of their gross annual earnings, subject to the Internal Revenue Service limit. Employees vest 100% in all salary reduction contributions. The Company may contribute to the Plan a discretionary matching contribution equal to the percentage of the employee’s contributions as a proportion of the total employees’ contributions multiplied by the total available contribution pool declared by management. Matching contributions are not to exceed 6% of compensation for the year. Additionally, the Company may make a special discretionary contribution on behalf of each participant. The Company’s contributions vest in twenty percent increments after one year of service and vest fully after five years of continuous employment. For the years ended December 31, 2004 and 2003, the Company made no contributions to the Plan.

Note 7—Related party transactions

Three relatives of the owner rendered services to the Company. The Company paid $235,094 and $33,288 for these services for the years ended December 31, 2004 and 2003, respectively.

Note 8—Significant customer

Since a majority of the Company’s revenue is derived from contracts with the U.S. government, any cancellations or modifications of significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect the financial condition and results of operations in the short and long term. Additionally, U.S. government contracts can be terminated without cause at any time for the convenience of the U.S. government. If such termination occurs, the Company would be entitled to receive compensation for services provided and costs incurred through termination at negotiated rates.

Revenues recognized on projects for one U.S. government customer amounted to approximately 85% and 80% of total revenues for the years ended December 31, 2004 and 2003, respectively. Additionally, accounts receivable from this customer represented 78% and 61% of total accounts receivable at December 31, 2004 and 2003, respectively.

Note 9—Subsequent event

The Company was acquired in September, 2005 and is currently a wholly owned subsidiary of the buyer.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of June 9, 2006,

by and among

TAC ACQUISITION CORP.

AVIEL SYSTEMS, INC.

And

R. JOHN CHAPEL

i

(cont’d)

ii

(cont’d)

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 9, 2006 (this “Agreement”), is by and among TAC ACQUISITION CORP., a Delaware corporation (the “Parent”), R. John Chapel (the “Shareholder”) and AVIEL SYSTEMS, INC., a Virginia corporation (the “Company” or “AVIEL”).

RECITALS

WHEREAS upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, and the Virginia Stock Corporation Act (the “Virginia Code”), Parent and Company intend to enter into a business combination transaction by means of a merger of the Company with and into Parent (the “Merger”), through an exchange of all the issued and outstanding shares of capital stock, par value $0.001 per share, of the Company for shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) and cash; and

WHEREAS each of the Boards of Directors of the Company and Parent have unanimously approved and declared advisable this Agreement and the Merger and has determined that the Merger is fair to, and in the best interests of, their respective companies and stockholders; and

WHEREAS the Shareholder beneficially owns all of the issued and outstanding capital stock of the Company; and

WHEREAS for federal income Tax purposes it is intended that the Merger qualify as a reorganization as described in Section 368(a) of the Code; and

WHEREAS Parent, the Shareholder and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows (defined terms used in this Agreement are listed alphabetically in Section 10.02):

ARTICLE I

THE MERGER

Section 1.01 The Merger.

(a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the Virginia Code, the Company shall be merged with and into Parent at the Effective Time (as defined herein). At the Effective Time, the separate existence of the Company shall cease and Parent shall continue as the surviving corporation. Parent as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation”.

(b) The Merger and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the “Transaction.” This Agreement together with all Exhibits attached hereto and the Disclosure Letters, are referred to in this Agreement collectively as the “Transaction Agreements.”

Section 1.02 Closing. The closing (the “Closing”) of the Transaction shall take place at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W. Washington, D.C. 20004 at 5:00 p.m. on

the later of: (i) August 21, 2006 or (ii) the second business day following the satisfaction (or, to the extent permitted by Law (as defined herein), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or Section 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing among Parent, the Shareholder and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. Prior to the Closing, the parties shall prepare, and on the Closing Date the parties will execute and file with the Delaware Secretary of State, a certificate of merger, and with the Clerk of the Virginia State Corporation Commission, Articles of Merger (collectively, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and the Virginia Code, and shall make all other filings or recordings required under the DGCL and the Virginia Code to give full effect to the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04 Effects. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 13.1-721 of the Virginia Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Parent, as amended in the form attached hereto as Exhibit A (the “Amended Parent Charter”), shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) At the Effective Time, the Bylaws of Parent, a copy of which is attached hereto as Exhibit B (the “Parent Bylaws”) shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06 Directors and Officers.

(a) From and after the Closing Date, the Surviving Corporation shall be governed by a board of directors consisting of the persons identified on Exhibit C attached hereto, and each shall serve as a member of the board of directors from and after the Closing Date until his successor shall have been duly elected or appointed and shall have qualified in accordance with applicable Law, the Amended Parent Charter or Parent Bylaws.

(b) From and after the Closing Date, the officers of the Surviving Corporation will consist of the officers of the Company at the Effective Time, as identified on Exhibit F attached hereto. Such persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable Law, the Amended Parent Charter and the Parent Bylaws.

ARTICLE II

EFFECT OF THE MERGER; EXCHANGE OF CERTIFICATES

Section 2.01 Conversion of Company Shares; Warrants . Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of the Company or Stockholder:

(a) Cancellation of Company Treasury Shares and Common Stock Owned by Parent. Each share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), held in the treasury of the Company, if any, and each share of Company Common Stock owned by Parent, or any other direct or indirect, wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time, if any, shall be automatically canceled and retired and shall cease to exist and no payment or other consideration shall be made with respect thereto.

(b) Conversion of Company Common Stock. All shares of Company Common Stock beneficially owned by the Shareholder, which ownership represents 100% of the issued and outstanding Company Common Stock immediately prior to the Effective Time shall be automatically converted into the right to receive on the Closing Date, subject to the Shareholder’s obligation to deposit in escrow the Escrow Shares pursuant to Section 2.07 of this Agreement: (i) $24,000,000 in the form of certificates representing, in the aggregate, the number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock calculated as follows (the “Stock Consideration”): $24,000,000 ÷ (A ÷ B)

Where:

A =	the amount contained in the Trust Account at the close of business on the day immediately preceding the Closing Date inclusive of accrued interest and dividends, less the Wachovia Debt Obligation and less the total amount required to satisfy the Cash Conversion Obligations.

B =	the number of shares of Parent Common Stock outstanding at the close of business on the day immediately preceding the Closing Date, reduced by the number of shares of Parent Common Stock converted as a result of the Cash Conversion Obligations.

and (ii) $33,600,000 in cash (the “Cash Consideration”). The total of the Stock Consideration and the Cash Consideration is referred to herein as the “Total Merger Consideration”. As of the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Shareholder shall cease to have any rights with respect thereto, other than the right to receive the Total Merger Consideration.

(c) Conversion of Warrants

(i) At the Effective Time, the TICC Warrant which represents 100% of the issued and outstanding warrants or options to purchase Company Common Stock as of the date of this Agreement and at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with this Section 2.01(c).

(ii) The TICC Warrant shall continue to have, and be subject to, the same terms and conditions set forth in the agreements which govern the TICC Warrant in existence immediately prior to the Effective Time. Pursuant to the provisions of such agreements, the holder of the TICC Warrant shall have the right to acquire and receive, upon exercise of the TICC Warrant (i) that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the amount calculated as follows: (the number of shares that constitute the Stock Consideration as calculated pursuant to Section 2.01(b) hereof ÷ .96) × .04 and (ii) $1,400,000 of cash.

(iii) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the TICC Warrant assumed by Parent under this Agreement.

(d) Certificates for Shares. Upon surrender of certificates representing the Shareholder’s shares of Company Common Stock in the manner provided in Section 2.02 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 2.04 (i) a certificate representing the Stock Consideration (other than the Escrow Shares) shall be issued and delivered to the Shareholder and (ii) a certificate representing the Escrow Shares shall be issued to the Shareholder and delivered into escrow pursuant to Section 2.07 and the Escrow Agreement.

(e) Adjustments to Exchange Ratios. The number of shares of Parent Common Stock that Shareholder is entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Tax Adjustment. Notwithstanding anything to the contrary herein, because, as set forth in Section 2.05, the parties hereto intend that the Transaction shall constitute a reorganization within the meaning of Section 368(a) of the Code, in the event that the aggregate Market Value of the number of shares of Parent Common Stock determined pursuant to Section 2.01(b) is less than 40 percent of the sum of (x) the Market Value of the Total Merger Consideration and (y) the aggregate amount of all Permitted Distributions paid or payable to the Shareholder contemporaneously with the Closing (the “40-Percent Amount”), the Shareholder shall have the right, exercisable in his sole discretion on or prior to the Closing Date, to elect to increase (but not decrease) the number of shares of Parent Common Stock constituting the Stock Consideration, and to decrease (but not increase) the Cash Consideration by an amount equal to the product of (i) the number of such additional shares of Parent Common Stock and (ii) the quotient of A divided by B where A and B have the values set forth in Section 2.01(b) above (and proportionately to increase the number of shares of Parent Common Stock and to decrease the amount of cash to which the holder of the TICC Warrant is entitled upon exercise), provided that (i) the aggregate Market Value of the Stock Consideration and the Cash Consideration as so adjusted does not exceed the Market Value of the Total Merger Consideration to which the Shareholder would otherwise be entitled, (ii) the aggregate Market Value of the number of shares of Parent Common Stock and the amount of cash, as so adjusted, to which the holder of the TICC Warrant is entitled upon exercise does not exceed the aggregate Market Value of the shares of Parent Common Stock and the amount of cash to which the holder of the TICC Warrant would otherwise be entitled upon exercise, and (iii) the right of the Shareholder under this Section 2.01(f) to increase the number of shares of Parent Common Stock to be received in the Transaction may be exercised only insofar as may be necessary to ensure that the aggregate Market Value of the shares of Parent Common Stock to be received by the Shareholder in the Transaction will equal (but not exceed) the 40-Percent Amount. For purposes of this Section 2.01(f) only, the “Market Value” of a share of Parent Common Stock shall be deemed to be equal to the average reported closing price for a share of Parent Common Stock for the three trading days ending on the last trading day immediately prior to the Closing Date, and any determination of the Market Value of the Total Merger Consideration or the Stock Consideration shall be based on such value.

Section 2.02 Exchange of Certificates.

(a) Exchange Procedures. Upon the surrender of certificates representing the Shareholder’s shares of Company Common Stock at the Closing, the Shareholder shall receive in exchange therefore certificates representing the Stock Consideration, less the Escrow Shares, and the Cash Consideration. The certificates representing the Shareholder’s shares of Company Common Stock shall be cancelled upon surrender. Until so surrendered, the Shareholder’s shares of Company Common Stock will be deemed, from and after the Effective Time, to evidence only the right to receive the Total Merger Consideration.

(b) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Shareholder’s shares of Company Common Stock surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the certificates of Company

Common Stock so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Shareholder will have paid to Parent or any agent designated by it any transfer or other Tax required solely by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the certificates of Company Common Stock so surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

Section 2.03 No Further Ownership Rights in Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Other than shares presented to the Surviving Corporation by the Shareholder in connection with the Transaction, if, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be cancelled for no consideration.

Section 2.04 Lost, Stolen or Destroyed Certificates. In the event that any of the Shareholder’s certificates of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates of Company Common Stock, upon making of an affidavit of that fact by the Shareholder, the certificates representing the Stock Consideration; provided, however, that, as a condition precedent to the issuance of such certificates representing the Stock Consideration, the Shareholder shall indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to the certificates of Company alleged to have been lost, stolen or destroyed.

Section 2.05 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 2.06 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company will take all such Lawful and necessary action.

Section 2.07 Escrow. As the sole and exclusive source from which the Parent may seek to satisfy any indemnification obligations of the Shareholder under Article IX (except for the Shareholder Carve-Out Indemnity Obligations), at the Closing, the Shareholder shall deposit in escrow, to be held during the period ending on the first business day following the date that is eighteen (18) months from the Closing Date (the “Escrow Period”), that portion of the Stock Consideration calculated as follows (the “Escrow Shares”): $9,000,000 ÷ ($24,000,000 ÷ the number of shares that constitute the Stock Consideration as calculated pursuant to Section 2.01(b) hereof), all in accordance with the terms and conditions of the Escrow Agreement to be entered into at the Closing between Parent, the Shareholder and The Bank of New York, as Escrow Agent, in the form attached hereto as Exhibit D (the “Escrow Agreement”).

Section 2.08 Rule 145. All shares of Parent Common Stock issued pursuant to this Agreement to the Shareholder will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such shares shall bear an appropriate restrictive legend. At the Closing, Parent and the Shareholder shall execute and deliver a Registration Rights Agreement covering all shares of Parent Common Stock issued pursuant to this Agreement (including the Escrow Shares) pursuant to Section 6.12 hereof.

Section 2.09 Shareholder Matters.

(a) By his execution of this Agreement, the Shareholder, in his capacity as the sole shareholder of the Company, hereby approves and adopts this Agreement and authorizes the Company, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement. Such execution shall be deemed to be action taken by the irrevocable written consent of the Shareholder for purposes of Section 228 of the DGCL and Section 13.1-657 of the Virginia Code.

(b) The Shareholder represents and warrants as follows: (i) all Parent Common Stock to be acquired by the Shareholder pursuant to this Agreement will be acquired for his account and not with a view towards distribution thereof; (ii) the Shareholder understands that he must bear the economic risk of the investment in the Parent Common Stock, which cannot be sold by him unless it is registered under the Securities Act, or an exemption therefrom is available thereunder; (iii) the Shareholder has had both the opportunity to ask questions and receive answers from the officers and directors of Parent and all Persons acting on Parent’s behalf concerning the business and operations of Parent and to obtain any additional information to the extent Parent possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information; and (iv) the Shareholder has had access to the Parent SEC Reports filed prior to the date of this Agreement. The Shareholder acknowledges that (v) he is either (A) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (B) a Person possessing sufficient knowledge and experience in financial and business matters to enable him to evaluate the merits and risks of an investment in Parent; and (vi) the Shareholder understands that the certificates representing the Parent Common Stock to be received by him will bear legends to the effect that the Parent Common Stock may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom) and the provisions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company and the Shareholder jointly and severally represent and warrant to Parent the following matters. These representations and warranties, and the information contained in the letter, dated as of the date of this Agreement, from the Shareholder and Company to Parent (the “Shareholder and Company Disclosure Letter”) are current as of the date of this Agreement except to the extent that a representation, warranty or information in the Shareholder and Company Disclosure Letter expressly states that such representation, warranty or information is current only as of an earlier date. For purposes of this Article III (including all definitions referenced therein) as well as the information provided in the Shareholder and Company Disclosure Letter, and for the avoidance of any doubt, unless expressly stated otherwise, the term “Company” shall mean the Company, OPTIMUS and PMC.

Section 3.01 Organization, Standing and Power. The Company, is a corporation duly incorporated, validly existing and in good standing under the Laws of Virginia and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Articles of Incorporation of the Company (the “Company Charter”) and the Bylaws of the Company (the “Company Bylaws”) in each case, as amended through the date of this Agreement. The Company is not in violation of any material provision of the Company Charter or the Company Bylaws. The jurisdiction of the Company’s incorporation is listed in Section 3.01 of the Shareholder and Company Disclosure Letter. The Company is qualified or registered to do business in each jurisdiction listed in Section 3.01 of the Shareholder and Company Disclosure Letter. The address of Company’s principal office and all of Company’s additional places of business are listed in Section 3.01 of the Shareholder and Company Disclosure Letter.

Section 3.02 Company Subsidiaries; Equity Interests. AVIEL has no Subsidiaries other than OPTIMUS and OPTIMUS has no Subsidiaries other than PMC (OPTIMUS and PMC each a “Company Subsidiary”). AVIEL owns (of record and beneficially) all of the issued and outstanding capital stock of OPTIMUS and OPTIMUS owns (of record and beneficially) all of the issued and outstanding capital stock of PMC, in each case free and clear of all Liens, other than Permitted Liens. Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and, except as disclosed in Section 3.02 of the Shareholder and Company Disclosure Letter, has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, any future investment in or capital contribution to any other entity.

Section 3.03 Capital Structure. The authorized capital stock of AVIEL consists of 5,000 shares of Company Common Stock, 1,200 shares of which are currently issued and outstanding. The authorized capital stock of OPTIMUS consists of 5,000,000 shares of common stock, 1,320,000 shares of which are currently issued and outstanding. The authorized capital stock of PMC consists of 25,000 shares of common stock, 1,000 shares of which are currently issued and outstanding. Except for the TICC Warrant, neither the Company nor any Company Subsidiary has any outstanding bonds, debentures, notes or other securities or obligations, the holders of which have the right to vote or which are convertible into or exercisable for, voting securities, capital stock or other equity ownership interests in the Company or any Company Subsidiary. Except for the TICC Warrant, there are not any existing options, warrants, calls, subscriptions, convertible securities or other rights (x) to acquire shares of capital stock or other equity ownership interests in the Company or any Company Subsidiary, (y) which obligate the Company or any Company Subsidiary to issue, exchange, transfer or sell any shares of capital stock or other equity ownership interests of the Company or any Company Subsidiary or (z) to receive any payment from the Company or any Company Subsidiary that is based on the value of any equity securities of the Company or any Company Subsidiary, such as stock appreciation rights, phantom stock, or other equity participation rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other equity ownership interests of the Company or any Company Subsidiary. The Shareholder is the only stockholder of AVIEL. Each share of Company Common Stock and common stock of each Company Subsidiary was duly authorized, validly issued, fully paid and nonassessable, was not issued in violation of any preemptive rights or rights of first refusal or first offer, was offered, sold and issued in compliance with all applicable state and federal securities Laws, and is free and clear of all Liens, other than Permitted Liens.

Section 3.04 Title to Company Common Stock. The Shareholder owns good, valid and marketable title to 100% of the issued and outstanding Company Common Stock, free and clear of any and all Liens (including any spousal interests (community or otherwise)) other than Permitted Liens.

Section 3.05 Authority; Execution and Delivery.

(a) The Shareholder and the Company have all requisite power or corporate power and authority or corporate authority to execute and deliver the Transaction Agreements to which he or it is a party and to consummate the Transaction. The execution and delivery by the Shareholder and the Company of each Transaction Agreement to which he or it is a party and the consummation by the Shareholder and the Company of the Transaction have been duly authorized by all necessary action or corporate action on the part of the Shareholder and the Company and, except as otherwise set forth herein, no other action on the part of the Shareholder and the Company is necessary to authorize the execution, delivery or performance of this Agreement, the other Transaction Agreements or to consummate the Transaction.

(b) The Board of Directors of AVIEL has approved the Transaction Agreements and the Transaction and all other action required to be taken by the Board of Directors of the Company to approve and effectuate the foregoing has been taken. No such approval has been withdrawn or modified in a manner adverse to the Parent.

(c) The minute books and records of the corporate proceedings of Company, copies of which have been provided to Parent are true, correct and, since January 4, 2006, complete. There have been no changes, alterations or additions to such minute books and records of the corporate proceedings of Company on or prior to the Closing Date that have not been furnished to Parent.

Section 3.06 Enforceability. The Shareholder and the Company have duly executed and delivered each Transaction Agreement to which they are a party, and each Transaction Agreement to which they are a party (when executed and delivered pursuant hereto) will constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought, and (iii) with respect to any indemnification agreements set forth herein or therein, enforceability may be limited by principles of public policy.

Section 3.07 No Conflicts; Consents.

(a) Except as set forth in Section 3.07(a) of the Company Disclosure Letter, the execution, delivery and performance by the Shareholder, the Company and each Company Subsidiary of each Transaction Agreement to which he or it is a party does not, and the consummation of the Transaction and compliance with the terms hereof will not, (A) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or (B) give rise to a right or requirement of novation, termination, cancellation or acceleration of any obligation, or (C) result in the creation of any Lien upon the Company Common Stock or any of the properties or Assets of the Company or any Company Subsidiary under any provision of: (i) the Company Charter or Company Bylaws, (ii) each Company Subsidiary’s respective articles of incorporation or Bylaws (iii) any Contract, agreement, or other commitment that is not a Government Contract or Task Order to which the Company or a Company Subsidiary is a party or by which the Company or a Company Subsidiary may be bound (iv) any Government Contract or Task Order to which the Company or a Company Subsidiary is a party or by which the Company or a Company Subsidiary may be bound (v) subject to the filings and other matters referred to in Section 3.07(b), any judgment, order or decree (“Judgment”) or Law applicable to the Company Common Stock, the Company or any Company Subsidiary or their respective properties or Assets or (vi) the U.S. Anti-Assignment Act and the U.S. Assignment of Claims Act other than in the case of clauses (i), (ii), (iii) and (v) any such items that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 3.07(b) of the Company Disclosure Letter, no consent, approval, license, Permit, order or authorization (“Required Consent”) of, or registration, declaration, notice or filing with, any Government Authority or third party is required to be obtained or made by or with respect to the Shareholder, the Company or any Company Subsidiary: (A) in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which he or it is a party or the consummation of the Transaction, or (B) in order for a Material Contract to continue in effect following the Closing on the same terms as in effect on the date hereof and without modification of any material provision, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) the filing of the Certificate of Merger with the Clerk of the Commonwealth of Virginia State Corporation Commission, and (iii) where the failure to obtain such Required Consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 3.08 Financial Statements; Undisclosed Liabilities; Internal Controls and Procedures.

(a) Section 3.08(a) of the Shareholder and Company Disclosure Letter sets forth (i) the audited financial statements of OPTIMUS as of and for the years ended December 31, 2003 and December 31, 2004, (ii) the audited financial statements of PMC as of and for the years ended December 31, 2003,

December 31, 2004 and, as of and for the partial calendar year ended September 22, 2005, (iii) the consolidated audited financial statements of OPTIMUS as of and for the year ended December 31, 2005, and (iv) the consolidated unaudited financial statements of the Company as of and for the quarter ended March 31, 2006, in each case together with the notes thereto, (collectively, the “Company Financial Statements”). Except as set forth in Section 3.08(a) of the Shareholder and Company Disclosure Letter, the Company Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, and fairly and accurately present the financial condition and results of operations, changes in stockholders’ equity and cash flows of the Company, OPTIMUS and PMC, and their consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated. The Company Financial Statements have been delivered from and prepared in accordance with the books and records of the Company, OPTIMUS, PMC and their consolidated Company Subsidiaries.

(b) Since the date of the respective Company Financial Statements, neither the Company nor any Company Subsidiaries have incurred any liabilities or obligations of any nature, including with respect to Taxes (whether accrued, absolute, contingent, unliquidated or otherwise whether due or to become due and regardless of when or by whom asserted) required by GAAP to be set forth on a consolidated balance sheet of the Company, PMC, or OPTIMUS or in the notes thereto except: (i) as set forth in Section 3.08(b) of the Shareholder and Company Disclosure Letter, or (ii) as set forth in the Company Financial Statements, or (iii) as incurred in the Ordinary Course of Business and that do not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a guarantor or is otherwise liable for any obligation of any Person other than the Company or another Company Subsidiary. The Shareholder has no claim or action against Company or any Company Subsidiary other than claims for compensation and/or employee benefits incurred in the Ordinary Course of Business and/or Permitted Distributions.

(c) The accounts and notes receivable of the Company and the Company Subsidiaries reflected in the Company Financial Statements (i) arose from bona fide sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms; (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by applicable bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally; (iii) to the Knowledge of the Shareholder and the Company, are not subject to any valid set-off or counterclaim except to the extent set forth in the Company Financial Statements; (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement; (v) to the Knowledge of the Shareholder and the Company, are collectible in the Ordinary Course of Business in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Company Financial Statements; and (vi) are not the subject of any actions or proceedings brought by or on behalf of the Company or any Company Subsidiary.

(d) The Company and the Company Subsidiaries have good and marketable title to all of their respective Assets (excluding Intellectual Property which is addressed in Section 3.30 of the Shareholder and Company Disclosure Letter), free and clear of all Liens other than Permitted Liens. Other than Permitted Liens, immediately following Closing, all of the Assets of Company and the Company Subsidiaries will be owned, leased or available for use on terms and conditions substantially identical to those under which, immediately prior to the Closing, Company and the Company Subsidiaries own, lease, use or hold available for use such Assets.

(e) Except as set forth in Section 3.08(e) of the Shareholder and Company Disclosure Letter, the Company and each Company Subsidiary maintains accurate records reflecting its Assets and liabilities and maintains procedures in all material respects that provide reasonable assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets; (iii) access to its Assets is permitted only in accordance with management’s authorization; (iv) the reporting of its Assets is compared with existing Assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and procedures in all material respects are implemented to effect the collection thereof on a current and timely basis. To the Knowledge of the Shareholder and the Company, there are no significant deficiencies, including material weaknesses, in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data.

(f) Except as set forth on Section 3.08(f) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, neither the Company nor any director, officer, stockholder, employee, auditor, accountant or representative has received or been under a duty to report (including any self reporting obligation) any non-frivolous complaint, allegation, assertion or claim, whether written or oral, regarding the accounting, auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiaries have engaged in questionable accounting or auditing practices.

(g) None of the Company, the Company Subsidiaries, the Shareholder nor any of the Company Common Stock or the Assets is the subject of any pending, rendered or threatened insolvency proceedings of any character. None of Company, the Company Subsidiaries or the Shareholder has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings.

Section 3.09 Information Supplied For Proxy Statement. None of the information supplied by the Shareholder or the Company for inclusion in the proxy statement to be filed by Parent with the SEC relating to the Parent Stockholder Approval (the “Proxy Statement”) will, to the Knowledge of the Shareholder or the Company, at the date it is first mailed to the holders of Parent Common Stock (or at the date any amendment or supplement thereto is mailed) or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

Section 3.10 Absence of Certain Changes or Events. Except as set forth in Section 3.10 of the Shareholder and Company Disclosure Letter, since December 31, 2005 to the date of this Agreement, the business of the Company and each Company Subsidiary has been conducted only in the Ordinary Course, and during such period there has been no agreement, commitment or understanding entered into, or occurrence with respect to any of the following:

(a) any Company Material Adverse Effect;

(b) except for Permitted Distributions, any declaration, setting aside or payment of any dividend or other payment or distribution (whether in cash, stock or property) with respect to any shares of its capital stock, or any repurchase for value by the Company of any Company Common Stock. For the avoidance of doubt, except for Permitted Distributions, none of the earnings generated by the Company and the Company Subsidiaries since December 31, 2005 have been distributed to the Shareholder;

(c) any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of Company Common Stock or any other securities in respect of, in lieu of or in substitution for Company Common Stock or any purchase, redemption or other acquisition of shares of Company Common Stock or any other securities of the Company or any Company Subsidiary or any rights, warrants or options to acquire any such interests or other securities;

(d) any change in accounting methods, principles or practices by the Company or any Company Subsidiary affecting the consolidated Assets, liabilities, liquidity, cash flows or results of operations of the Company, except to the extent required by GAAP; the execution or change of any election, any change in accounting period or accounting method, the filing of any amended Tax Return, the entering into of any closing agreement, the settlement or compromise of any Tax claim or assessment relating to the Company or any Company Subsidiary, the surrender of any right to claim a refund of Taxes, the consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Company Subsidiary, or the taking of any other similar action relating to the filing of any material Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action had or would have the effect of materially increasing the Tax liability of the Company or any Company Subsidiary or decreasing any Tax attribute of the Company or any Company Subsidiary;

(e) a sale, lease, license, sublicense or other disposition of or grant of any interests in, or attachment of any Lien upon, any material portion of the Assets, tangible or intangible, of the Company or a Company Subsidiary, other than Permitted Liens and sales, licenses, sublicenses, other dispositions and grants entered into in the Ordinary Course of Business;

(f) a waiver of any rights, claim, Lien or liability or cancellation, satisfaction or discharge of any debts owed to or claims of the Company or a Company Subsidiary, other than in the Ordinary Course of Business;

(g) except for (i) payment of fixed salary and reimbursement of documented business expenses incurred in connection with the Shareholder’s position as an officer of the Company, all in accordance with the Company’s normal practices and procedures and (ii) Permitted Distributions, any payments to or on behalf of the Shareholder;

(h) any capital expenditure (or series of related capital expenditures), or any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, or acquisitions) in amounts in excess of $100,000 in the aggregate;

(i) other than in the Ordinary Course of Business, any (i) new establishment of, adoption of, entry into, amendment, modification, or termination of any Company Benefit Plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, consulting, independent contractor, indemnification or retention bonus, severance, termination, change in control or other plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, shareholder, employee, consultant or other individual performing services for the Company or any Company Subsidiary, (ii) agreement to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, the Shareholder, any officer, director, or any employee of Company listed on Exhibit J attached hereto (each a “Key Employee”) or (iii) payment of any benefit not required by any Company Benefit Plan or other plan or agreement;

(j) any (i) incurrence of any indebtedness for borrowed money, other than the Citizens Debt Obligations, the TICC Debt Obligations, the PMC Earn-Out Obligations and the Seller Notes Obligations or guarantee of any such indebtedness of another Person (other than the Company or another Company Subsidiary), issuance or sale of any debt securities or warrants (other than the TICC Warrant)or other rights to acquire any debt securities, guarantee of any debt securities of another Person, entering into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (ii) loans , advances or capital contributions to, or investments in, any other Person or (iii) creation, incurrence, assumption, or guarantee of any material capitalized lease obligations;

(k) any issuance of, delivery, sale or grant of (i) any shares of its capital stock, (ii) any securities convertible into or exchangeable for, or any options (other than vesting of currently outstanding options and warrants pursuant to their terms), warrants (other than the TICC Warrant) or rights to acquire, any such shares of its capital stock, or (iii) any “phantom” rights, or interest-based performance units of the Company;

(l) any amendment to or restatement of the Company Charter or Company Bylaws or the certificate of incorporation or bylaws of any Company Subsidiary;

(m) any acquisition of or agreement to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

(n) any new or amendment of an existing Contract, transaction, indebtedness or other arrangement in which any of the Company’s or any Company Subsidiary’s officers, directors, the Shareholder or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

(o) any delay or postponement of the payment of accounts payable and other liabilities of the Company or any Company Subsidiary outside the Ordinary Course of Business;

(p) any loss or impairment of any right, title or interest held by the Company or any Company Subsidiary in any material Company Intellectual Property, or loss of any license necessary for the use of any material Company Intellectual Property;

(q) any entering into an agreement, Contract, lease or license (or series of related agreements, contracts, leases and licenses) other than in the Ordinary Course of Business;

(r) any acceleration, termination, material modifications made to or cancellation of, any Material Contract or, to the Knowledge of the Shareholder and Company, any threat to take the foregoing actions;

(s) any license or sublicense granted of any rights under or with respect to any Company Intellectual Property that is material, either individually or in the aggregate, to Company’s or any Company Subsidiaries’ business;

(t) any damage, destruction, or loss (whether or not covered by insurance) to property that is material, either individually or in the aggregate, to Company’s business.

Section 3.11 Taxes.

(a) Except as set forth in Section 3.11(a) of the Shareholder and Company Disclosure Letter: (i) the Company and each Company Subsidiary have timely filed, or have caused to be timely filed on their respective behalves, all Tax Returns that they were required to file, (ii) all such Tax Returns were correct and complete in all material respects, (iii) all Taxes due and owing by the Company and each Company Subsidiary (whether or not shown on any Tax Return) have been timely paid, (iv) neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return, (v) there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets of the Company or any Company Subsidiary, (vi) the Company and each Company Subsidiary have paid or made adequate provisions on their books of account for all Taxes with respect to their businesses, properties and operations for all taxable years or periods (or portions thereof) ended on or before December 31, 2005, (vii) the Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and (viii) there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company or any Company Subsidiary now pending, and neither the Company nor any Company Subsidiary has received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

(b) Except as set forth in Section 3.11(b) of the Shareholder and Company Disclosure Letter: (i) neither the Company nor any Company Subsidiary is obligated to make a payment or is a party to an agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G or, if applicable, Section 162(m) of the Code, (ii) neither the Company nor any Company Subsidiary is a party to an arrangement that is subject to Section 409A of the Code and that is subject to adverse Tax consequences under Section 409A(a)(1) of the Code, (iii) neither the Company nor any Company Subsidiary has agreed or is required to make any adjustments under section 481(a) of the Code (or any similar provision of state, local and foreign Law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired, (iv) neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii), (v) neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date; (B) prepaid amounts received on or prior to the Closing Date; or (C) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (vi) neither the Company nor any Company Subsidiary has distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 within the five-year period ending on the date of this Agreement, and (vii) to the Knowledge of the Shareholder and the Company, neither the Company nor any Company Subsidiary has any losses that are subject to limitation under Code Section 382 or any other provision of federal, state, local or foreign income Tax Law.

(c) Except as set forth in Section 3.11(c) of the Shareholder and Company Disclosure Letter: (i) neither the Company nor any Company Subsidiary has ever been a beneficiary or has otherwise participated in: (A) any reportable transaction within the meaning of Treasury Regulations Section § 1.6011-4(b)(1); (B) any transaction that was required to be registered as a “tax shelter” pursuant to Section 6111 of the Code, or (C) any transaction subject to comparable provisions of state Law, (ii) the Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662, (iii) the Shareholder and the Company have no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (iv) the Company and each Company Subsidiary (A) is neither a party to, nor is bound by nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten other than those solely among the Company and each Company Subsidiary (copies of which have been provided to the Parent) (collectively, “Tax Sharing Agreements”), and (B) has no liability or potential liability (as a transferee or successor, by contract, by operation of Law or otherwise) to any Person for Taxes or any amount determined with respect to Taxes for any taxable year or period (or portion thereof) ending on or before the Closing Date (a “Pre-Closing Period”) by reason of any Tax Sharing Agreement, (v) neither the Company nor any of the Company Subsidiaries is (A) a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law), (B) a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law), or (C) a “passive foreign investment company” within the meaning of Section 1297 of the Code, (vi) neither the Company nor any of the Company Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, (vii) to the Knowledge of the Shareholder and the Company, neither the Company nor any of the Company Subsidiaries has incurred (or been allocated) an “overall foreign loss” as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code, and (viii) neither the Company nor any of the Company Subsidiaries is a party to a gain recognition agreement under Section 367 of the Code.

(d) Except as set forth in Section 3.11(d) of the Shareholder and Company Disclosure Letter, neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Except as set forth in Section 3.11(e) of the Shareholder and Company Disclosure Letter, (i) the Company is, and has been since the date of its formation, an “S corporation” within the meaning of Section 1361 of the Code, (ii) OPTIMUS was, from January 1, 2000 through the date of its acquisition by the Company in 2006, an “S corporation” within the meaning of Section 1361 of the Code, (iii) PMC is a “qualified subchapter S subsidiary” (within the meaning of Section 1361 of the Code) of the Company and was a “qualified subchapter S subsidiary” of OPTIMUS for the period beginning immediately after the date of the acquisition of PMC by OPTIMUS in 2005 and ending on the date of the acquisition of OPTIMUS by the Company in 2006, (iv) OPTIMUS is, and has been since the date of its acquisition by the Company in

2006, a “qualified subchapter S subsidiary” of the Company, (v) the acquisition of PMC by OPTIMUS in 2005 qualified as a transaction described in Section 338(h)(10) of the Code and all required elections have been timely made and filed with the Internal Revenue Service with respect to such transaction, and (vi) none of the Company, OPTIMUS or PMC has ever been a member of any consolidated, combined, affiliated or unitary group for Tax purposes.

Section 3.12 Benefit Plans.

(a) Section 3.12 of the Shareholder and Company Disclosure Letter sets forth a complete and correct list of all employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by the Company or an ERISA Affiliate, or for which the Company or an ERISA Affiliate has (or has had) any liability, contingent or otherwise (collectively, the “Company Benefit Plans”). “ERISA Affiliate” means any trade or business (whether or not incorporated) which is or has been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

(b) With respect to each Company Benefit Plan, the Company has furnished Parent with the following:

(i) a complete and accurate copy of the plan document or other governing contract, and any amendments thereto;

(ii) the most recent summary plan description and any subsequent summaries of material modifications, if required under ERISA or similar foreign Law;

(iii) a written description of the Company Benefit Plan if a summary plan description is not required under ERISA or similar foreign Law;

(iv) any trust agreement, annuity contract, or other document establishing the funding vehicle for the Company Benefit Plan;

(v) the most recent report on Form 5500 filed for each Company Benefit Plan; and

(vi) the most recent actuarial valuation and/or financial statement for the Company Benefit Plan, if applicable.

There are no unwritten Company Benefit Plans.

(c) The Company Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of all applicable Laws, including, but not limited to, ERISA, the Code, HIPAA and COBRA, except to the extent any failure to do so could not reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Shareholder, the Company, or any ERISA Affiliate, threatened suits, audits, examinations, actions, litigation or claims (excluding claims for benefits incurred in the Ordinary Course) with respect to any of the Company Benefit Plans. Each Company Benefit Plan that is intended to be “qualified” under section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Shareholder, the Company, or any ERISA Affiliate, no event has occurred that will or could give rise to disqualification or loss of Tax-exempt status of any such Company Benefit Plan. All contributions required to be made by the Company or any ERISA Affiliate under any Company Benefit Plan have been made when due. All reports and information relating to each Company Benefit Plan required to be filed with any Government Authority have been timely filed, and all reports and information relating to each Company Benefit Plan required to be disclosed or provided to participants have been timely disclosed or provided. No act, omission, or transaction has occurred that could result in imposition on the Company or any ERISA

Affiliate of breach of fiduciary duty liability damages under Section 409 of ERISA, a civil penalty assessed pursuant to subsections (c), (i), or (l) of Section 502 of ERISA, or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

(d) None of the Company Benefit Plans is or has been subject to section 302 of ERISA, Title IV of ERISA or section 412 of the Code. Neither the Company nor any ERISA Affiliate has or has had any liability or obligation of any nature to the Pension Benefit Guaranty Corporation, or any other Person arising directly or indirectly under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or section 412 of the Code.

(e) No Company Benefit Plan is or has been associated with, or related to, a “multiple employer welfare arrangement” within the meaning of section 3(40) of ERISA.

(f) None of the Company Benefit Plans is or has been a “multiemployer plan” within the meaning of section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of section 3(37) of ERISA.

(g) None of the Company Benefit Plans promises or provides, or has promised or provided, health or welfare benefits to any Person (or such Person’s dependent, spouse, or beneficiaries) after such Person’s termination of employment with the Company or any ERISA Affiliate, including, but not limited to, any retiree benefits, except as required by COBRA.

(h) Neither the Company nor any ERISA Affiliate maintains, sponsors, participates in, contributes to, or has any fixed or contingent liability under any employee benefit plan or other similar arrangement that is subject to any Law or applicable custom or rule of any jurisdiction outside of the United States, nor has the Company or any ERISA Affiliate done so at any time in the past.

(i) Except as set forth in Section 3.12 (i) of the Shareholder and Company Disclosure Letter, the execution and delivery by the Company and the Shareholder of each Transaction Agreement to which it is a party do not, and the consummation of the Transaction and compliance with the terms hereof will not (either alone or upon the occurrence of any additional or subsequent events), (i) entitle any employee, officer or stockholder of the Company to any severance pay, bonus payment, finders fee, “change of control” payment or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any Company Benefit Plan or (iii) result in any breach or violation of, or a default under, any Company Benefit Plan.

Section 3.13 Litigation.

(a) Section 3.13 of the Shareholder and Company Disclosure Letter contains a true and complete list of all claims, suits, actions, proceedings or known investigations pending or, to the Knowledge of the Shareholder and the Company, threatened against the Company or any Company Subsidiary or affecting the Company Common Stock or Assets or business of the Company or any Company Subsidiary (collectively, “Company Litigation Claims”). There are no Company Litigation Claims that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, nor are there any Judgments outstanding against the Company or any Company Subsidiary.

(b) There have been no Company Litigation Claims within the last three years where the costs associated with any such Company Litigation Claim (including settlement payments, judgment awards and legal fees and expenses) exceeded $100,000.

(c) None of the Company or any Company Subsidiary has any material actions, suits or claims pending against any other Person, including in connection with Company Litigation Claims, at Law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(d) None of the Company or any Company Subsidiary or the Company Common Stock or the Assets or business of the Company or any of the Company Subsidiaries is subject to any outstanding Order directed at the Company, any Company Subsidiary or any of their respective businesses or Assets or the Company Common Stock (as distinguished from Orders of general applicability).

Section 3.14 Compliance with Applicable Laws. Except as set forth in Section 3.14 of the Shareholder and Company Disclosure Letter, the Shareholder, the Company and each Company Subsidiary have complied with and are not in default under any Laws applicable to the Company, each Company Subsidiary and the Company Common Stock, except for such non-compliance as did not, or will not have a Company Material Adverse Effect. Except as set forth in Section 3.14 of the Shareholder and Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written communication during the past three years from a Government Authority that alleges that the Company or any Company Subsidiary is not in compliance in any material respect with any applicable Law. This Section 3.14 does not relate to matters with respect to Taxes, which are the subject of Section 3.11, or Environmental Laws, which are the subject of Section 3.31.

Section 3.15 Contracts; Debt Instruments

(a) Section 3.15 of the Shareholder and Company Disclosure Letter sets forth a list of the following Contracts as of the date of this Agreement (collectively, the “Material Contracts”):

(i) all Government Contracts and Task Orders;

(ii) all management agreements, employment agreements, severance agreements, bonus agreements, consulting agreements, and independent contractor agreements to which the Company or any Company Subsidiary is a party (other than any agreement which provides for future payments of less than $50,000 annually and less than $200,000 in the aggregate);

(iii) all guarantees, mortgages, deeds of trust, indentures and loan agreements, to which the Company or any Company Subsidiary is a party, which involve an amount in excess of $100,000;

(iv) all Contracts (other than those described in or excepted from clauses (i), (ii) or (iii) of this Section 3.15(a)) to which the Company or any Company Subsidiary is a party (other than any agreement (A) in which the aggregate amount to be received or paid thereunder does not exceed $50,000 annually and $200,000 in the aggregate, or (B) which can be performed in the normal course within three months after the Effective Time without breach or penalty and involves the future payment of less than $100,000 in the aggregate); and

(v) (A) all Contracts with, between or among stockholders, directors, officers or affiliates of the Company or any Company Subsidiary, (B) all Contracts containing covenants not to compete in any lines of business or commerce, (C) all Contracts for the acquisition, sale or lease of material Assets of the Company or any Company Subsidiary (by merger, purchase or sales of assets or stock or otherwise), (D) all investment, joint venture, and operating Contracts or partnership agreements of the Company or any Company Subsidiary, (E) all Contracts relating to the purchase, sale or licensing of Company Intellectual Property, either by or to the Company or any Company Subsidiary that is material, either individually or in the aggregate, to the business of the Company or any Company Subsidiary, (F) all Contracts relating to a security interest or lien imposed on any Asset of the Company or any Company Subsidiary, (G) all Contracts under which the Company or any Company Subsidiary has advanced or loaned any other Person (other than intercompany indebtedness or arrangements between or among the Company and any Company Subsidiary) amounts in the aggregate that equal or exceed $100,000, and (H) all Contracts whereby the Company or any Company Subsidiary has agreed to indemnify any other Person, except for contracts with its customers, suppliers or lenders entered into in the Ordinary Course of Business.

(b) The Company has delivered or made available to Parent a correct and complete copy of each written Material Contract. With respect to each such Material Contract: (i) it is the legal, valid, binding, and enforceable obligation of the Company or applicable Company Subsidiary and, to the Knowledge of the Shareholder and the Company, of each other party thereto, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally, by applicable Law or by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at Law); (ii) upon receipt of any Required Consent (which are set forth in Section 3.07(b) of the Shareholder and Company Disclosure Letter), consummation of the Transaction will not cause any Material Contract to cease to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms immediately following the consummation of the Transaction, (iii) except as set forth in Section 3.15 (b) of the Shareholder and Company Disclosure Letter, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Shareholder and the Company, any other party, is in breach or default under any Material Contract, and, to the Knowledge of the Shareholder and the Company, except as set forth in Section 3.15 (b) of the Shareholder and Company Disclosure Letter, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a breach or default under any Material Contract by the Company or any Company Subsidiary or, to the Knowledge of the Shareholder and the Company, any other party, (iv) no party has repudiated in writing any provision of a Material Contract, (v) no party to a Material Contract (other than a Government Contract which is addressed in Section 3.19(f)(iii)) has provided written or, to the Knowledge of the Shareholder and the Company, oral notification of the termination of, or an intention to terminate such Material Contract, and (vi) no party to a Material Contract has provided written or, to the Knowledge of the Shareholder and the Company, oral notification of the amendment of, or intention to amend such Material Contract, other than modifications in the Ordinary Course of Business that do not adversely affect the Company.

Section 3.16 Employees and Contractors.

(a) Employees. Section 3.16(a) of the Shareholder and Company Disclosure Letter sets forth a complete and accurate list of all employees of Company as of the date hereof showing for each as of that date the employee’s name, hire date, job title or description, salary level (including any bonus or deferred compensation arrangements other than any such arrangements under which payments are at the discretion of Company) and also showing any bonus, commission or other remuneration other than salary paid during Company’s fiscal year ending December 31, 2005. Except as set forth in Section 3.16(a) of the Shareholder and Company Disclosure Letter, none of such employees is a party to a written employment agreement or contract with Company and each is employed “at will.” Except as set forth in Section 3.16(a) of the Shareholder and Company Disclosure Letter, each such employee has entered into Company’s standard form of employee non-disclosure agreement with Company, a copy of which (the “form of” agreement) has been previously delivered to Parent.

(b) Contractors. Section 3.16(b) of the Shareholder and Company Disclosure Letter contains a list of all independent contractors (excluding subcontractors) currently engaged by Company, along with the position, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth in Section 3.16(b) of the Shareholder and Company Disclosure Letter, none of such independent contractors is a party to a written agreement or contract with Company. Each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with Company, copies of which has been previously delivered to the Parent. For the purposes of applicable Law, including the Code, all independent contractors who are, or within the last six (6) years have been, engaged by Company are, to the Knowledge of the Shareholder and the Company, bona fide independent contractors and not employees of Company.

Section 3.17 Organizational Conflicts of Interest. Except as set forth in Section 3.17 of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, in the past six (6) years Company has not had access to non-public information nor provided systems engineering, technical direction, consultation, technical evaluation, source selection services or services of any type, nor prepared specifications or statements of work, nor engaged in any other conduct that would create in any contract resulting from a Government Bid an Organizational Conflict of Interest, as defined in Federal Acquisition Regulation 9.502, with Company.

Section 3.18 Government Audits. Except as set forth in Section 3.18 of the Shareholder and Company Disclosure Letter, and except for contract audits of a routine nature that would not reasonably be expected to have a Company Material Adverse Effect, Company has not undergone and has not received any notice that it is or was being specifically audited or investigated by any Governmental Authority, nor, to the Knowledge of the Shareholder and the Company, has such audit or investigation been threatened.

Section 3.19 Government Contracts.

(a) (i) Section 3.19(a)(i) of the Shareholder and Company Disclosure Letter lists all Government Contracts (other than any subcontract by and between OPTIMUS and PMC and a subcontractor, teaming agreement or arrangement, joint venture, and contract on which Task Orders have previously been issued but no work is currently being performed by OPTIMUS or PMC) and all Task Orders (other than any task order, delivery order or other type of order issued under any subcontract by and between OPTIMUS or PMC and a subcontractor, teaming agreement or arrangement, joint venture, and contract on which Task Orders have previously been issued but no work is currently being performed by OPTIMUS or PMC), and with respect to each such listed Government Contract or Task Order, Section 3.19(a)(i) of the Shareholder and Company Disclosure Letter accurately lists: (A) the contract name or description; (B) the contract number; (C) the customer; (D) the start date; (E) the end date; and (F) as applicable, whether the current Government Contract was awarded based on Company’s small business status, woman-owned status, small disadvantaged business status, protégé status, or other preferential status; and, as applicable, the following additional information: (G) the Task Order number; (H) Company’s internal project charge code number; (I) inception to April 30, 2006 funding; (J) inception to April 30, 2006 revenue and (K) the funded and unfunded backlog amount reflected with respect to each Government Contract and Task Order as of April 30, 2006 and the anticipated total contract value for each Contract and Task Order, including unexercised options.

(ii) Section 3.19(a)(ii) of the Company Disclosure Schedule lists all Government Bids submitted by Company and for which no award has been made thirty (30) days or more prior to the date of this Agreement, and with respect to each such Government Bid, Section 3.19(a)(ii) accurately lists: (A) the customer agency and title; (B) the solicitation number and, if such Government Bid is for a Task Order under a prime contract, the applicable prime contract number, (C) the date of proposal submission; (D) the expected award date, if known; (E) the estimated period of performance; (F) the estimated value based on the bid or proposal, if any; and (G) whether such Government Bid is premised on Company’s small business status, woman-owned status, small disadvantaged business status, protégé status, or other preferential status.

(iii) The Company and the Shareholder have provided Parent access to or delivered to Parent true and complete copies of all Government Contracts, including all Task Orders, and of all Government Bids and provided access to Parent to true and correct copies of all material documentation related thereto.

(b) Except as set forth in Section 3.19 (b) of the Shareholder and Company Disclosure Letter, (i) The Company has not received written, or to the Knowledge of the Shareholder and the Company, oral notification of cost, schedule, technical or quality problems (or other defaults or disputes) that could reasonably result in claims against Company (or successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor; (ii) there are no Government Contracts pursuant to which Company is, to the Knowledge of the Shareholder and the Company, reasonably likely in the next twelve months to experience cost, schedule, technical or quality problems (or other defaults or disputes) that could reasonably result in claims against Company (or successors in interest) by a Governmental Authority, a prime contractor or a higher-tier subcontractor; (iii) to Company’s or the Shareholder’s Knowledge, all of the Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect; (iv) the Government Contracts are not currently the subject of bid or award protest proceedings, and, to the Knowledge of the Shareholder and the Company, no such Government Contracts are reasonably likely to become the subject of bid or award protest proceedings; and (v) no Governmental Authority has notified Company that it intends to seek Company’s agreement to lower rates under any of the Government Contracts or Government Bids.

(c) Except as set forth in Section 3.19 (c) of the Shareholder and Company Disclosure Letter, (i) Company has fully complied with all material terms and conditions of each Government Contract and Government Bid to which it is a party; (ii) Company has complied, in all material respects, with all statutory and regulatory requirements, including the Service Contract Act, the Contract Disputes Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulation (“FAR”) and related cost principles and the Cost Accounting Standards, where and as applicable to each of the Government Contracts and Government Bids, (iii) the representations, certifications, and warranties made by Company with respect to the Government Contracts or Government Bids were accurate in all material respects as of their effective date, and Company has fully complied with all such certifications in all material respects; (iv) no termination for default, cure notice or show cause notice has been issued and remains unresolved with respect to any Government Contract or Government Bid, and, to the Knowledge of the Shareholder and the Company, no event, condition or omission has occurred or exists that would constitute grounds for such action; (v) no past performance evaluation received by Company with respect to any such Government Contract has set forth a default or other material failure to perform thereunder or termination or default thereof; and (vi) to the Knowledge of the Shareholder and the Company, no money due to Company pertaining to any Government Contract or Government Bid has been withheld or set-off.

(d) Except as set forth in Section 3.19 (d) of the Shareholder and Company Disclosure Letter, with respect to the Government Contracts, no Governmental Authority, prime contractor or higher-tier subcontractor under a Government Contract or any other Person has notified Company or the Shareholder of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification that could reasonably be expected to affect payments under Government Contracts or adversely affect the award of Government Contracts or Task Orders to Company in the future.

(e) Except as set forth in Section 3.19 (e) of the Shareholder and Company Disclosure Letter, Company has not taken any action and is not a party to any litigation that could reasonably be expected to give rise to (i) liability under the False Claims Act, (ii) a claim for price adjustment under the Truth in Negotiations Act, or (iii) any other request for a reduction in the price of any Government Contract, including claims based on actual or alleged defective pricing. There exists no basis for a claim of any material liability of Company by any Governmental Authority as a result of defective cost and pricing data submitted to any Governmental Authority. Company is not participating in any pending claim and, to the Knowledge of the Shareholder and the Company, has no interest in any potential claim against the United States Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid.

(f) Except as set forth in Section 3.19(f) of the Shareholder and Company Disclosure Letter, (i) Company has not received any written, or to the Knowledge of the Shareholder and the Company, any oral show cause, cure, default or similar notice relating to the Government Contracts; (ii) no Government Contract or Task Order has been terminated for default in the past three (3) years; and (iii) to the Knowledge of the Shareholder and the Company, Company has not received any written or oral notice terminating any Government Contract or Task Order (or determining not to exercise an option year thereunder) for convenience or otherwise, or indicating an intent to terminate any Government Contract or Task Order for convenience or otherwise, or not to exercise an option year thereunder.

(g) Except as set forth in Section 3.19(g) of the Shareholder and Company Disclosure Letter, Company has not received any written or to the Knowledge of the Shareholder and the Company, oral notice of any outstanding claims or contract disputes to which Company is a party (i) relating to the Government Contracts or Government Bids and involving either a Governmental Authority, any prime contractor, any higher-tier subcontractor, vendor or any third party; or (ii) relating to the Government Contracts under the Contract Disputes Act or any other federal statute.

(h) During the past five (5) years, neither the Company nor the Shareholder has been, nor is the Company or Shareholder now, suspended, debarred or proposed for suspension or debarment from bidding on any Government Contract. No suspension or debarment actions with respect to Government Contracts have been commenced, or to the Knowledge of the Shareholder and the Company, threatened against Company or any of its officers or employees. To the Knowledge of the Shareholder and the Company, there is no valid basis for Company’s or the Shareholder’s suspension or debarment from bidding on contracts or subcontracts for or with any Governmental Authority.

(i) No Governmental Authority or prime contractor has issued a negative determination of responsibility against Company during the past five (5) years with respect to any quotation, bid or proposal for a Government Contract, nor to the Knowledge of Shareholder and the Company is the issuance of any such negative determination of responsibility pending.

(j) Except as set forth in Section 3.19 (j) of the Shareholder and Company Disclosure Letter, during the last five (5) years, Company has not made any voluntary disclosure in writing to any Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid, nor is the Company contemplating making any such voluntary disclosure.

(k) Company has not received any written notice that any, and to the Knowledge of the Shareholder and the Company, none of Company’s employees, consultants or agents is (or during the last five (5) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the business of Company. Company has not received written notice of any, and to the Knowledge of the Shareholder and the Company, there is no, pending audit or investigation of the Company or any officer, employee or representative of Company by any Governmental Authority, nor within the last five (5) years has there been any audit or investigation of Company or any officer, employee or representative of Company relating to the business of Company resulting in an adverse finding with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid.

(l) To the Knowledge of the Shareholder and the Company, all indirect and general and administrative (G&A) expense rates have been and are being billed consistent with Defense Contract Audit Agency (“DCAA”) approved rates or provisional rates. The Company is not subject to any “forward pricing” regulations.

(m) To the Knowledge of the Shareholder and the Company, the Company is in compliance with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995), and any supplements, amendments or revised editions thereof.

(n) Except as set forth in Section 3.19(n) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, there are no events or omissions that would reasonably be expected to result in (i) a material claim against Company by a Governmental Authority or any prime contractor, subcontractor, vendor, or other third party arising under or relating to any Government Contract or Government Bid, or (ii) a material dispute between Company and a Governmental Authority or any prime contractor, subcontractor, vendor, or other third party arising under or relating to any Government Contract or Government Bid.

(o) Company has undertaken no internal audit of any events or omissions that, at the time of the audit, Company or the Shareholder reasonably expected to have a Company Material Adverse Effect on performance of a Government Contract or Government Bid or a Company Material Adverse Effect as a whole.

(p) To the Knowledge of the Shareholder or Company, (i) all Government Bids listed in Section 3.19(a) of the Shareholder and Company Disclosure Letter were submitted in the Ordinary Course of Business, (ii) all Government Bids listed in Section 3.19(a) of the Shareholder and Company Disclosure Letter were based on assumptions believed by the management of Company to be reasonable at the time the Bid was submitted and which management of the Company continues to believe are reasonable, and (iii) Company and the Shareholder reasonably believe all Government Bids listed in Section 3.19(a) of the Shareholder and Company Disclosure Letter are capable of performance by the Company in accordance with the terms and conditions of such Government Bid without a total program loss (calculated in accordance with the Company’s accounting principles consistently applied).

(q) Except as set forth in Section 3.19(q) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, no Government Contract has incurred or currently projects losses or cost overruns in an amount exceeding $25,000.

(r) No payment has been made by Company or, to the Knowledge of the Shareholder and the Company, by a Person acting on Company’s behalf, to any Person (other than to any bona fide employee or agent of Company, as defined in subpart 3.4 of the FAR) which is or was improperly contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement Law or regulation or any other Laws.

(s) Except as set forth in Section 3.19(s) of the Shareholder and Company Disclosure Letter, Company has not assigned or otherwise conveyed or transferred, or agreed to assign, to any Person, any Government Contracts, or any account receivable relating thereto, whether a security interest or otherwise.

(t) Except as set forth in Section 3.19(t) of the Shareholder and Company Disclosure Letter, Company has reached agreement with the cognizant government audit agency approving and “closing” all indirect costs charged to Government Contracts for the years through 2003, and those years are closed.

(u) No personal property, equipment or fixtures were loaned, bailed or otherwise furnished to Company by or on behalf of the United States Government.

(v) (i) no written claims, or, to the Knowledge of the Shareholder and the Company, claims threatened in writing, exist against Company with respect to express warranties and guarantees contained in Government Contracts on products or services provided by Company; (ii) no such claims have been made against Company in the past 5 years; (iii) to the Knowledge of the Shareholder and the Company, no amendment has been made to any written warranty or guarantee contained in any Government Contract that would reasonably be expected to result in a Company Material Adverse Effect; and (iv) to the Knowledge of the Shareholder and the Company, Company has not taken any action which would reasonably be expected to give any Person a right to make a claim under any written warranty or guarantee contained in any Government Contract.

(w) Except to the extent prohibited by applicable Law, Section 3.19(w) of the Shareholder and Company Disclosure Letter sets forth all material facility security clearances held by Company. Any personnel of the Company required to hold personnel security clearances as a condition of maintaining Company’s facility security clearances have such clearance or are in the process of obtaining such clearances.

Section 3.20 Defense Articles, Defense Services and Technical Data. Since Company’s inception, it has not manufactured “defense articles,” exported “defense articles” or furnished “defense services” or “technical data” to foreign nationals in the United States or abroad, as those terms are defined in 22 Code of Federal Regulations Sections 120.6, 120.9 and 120.10, respectively.

Section 3.21 Suppliers and Customers. Section 3.21 of the Shareholder and Company Disclosure Letter lists, (A) the name of the customer and contract number for each of the ten (10) largest Government Contracts determined by the gross revenue of the Company and Company Subsidiaries on a pro-forma combined basis for the twelve (12) months ended on December 31, 2005 and for the three (3) months ended March 31, 2006, together with the respective dollar amount of gross revenue represented by each such Government Contract, and (B) the names of the ten (10) largest suppliers of goods or services to the Company and Company Subsidiaries determined by the direct costs incurred by the Company and the Company Subsidiaries on a pro-forma combined basis for the twelve (12) months ended on December 31, 2005 and for the three (3) months ended March 31, 2006, together with the respective dollar amount of direct costs incurred represented by each such supplier. To the Knowledge of the Shareholder and the Company, the relationships of Company with such suppliers and customers are good commercial working relationships and (a) no Person listed in Section 3.21 of the Shareholder and Company Disclosure Letter within the last twelve (12) months has threatened to cancel or otherwise terminate, or to the Knowledge of the Shareholder and the Company, intends to cancel or otherwise terminate, any relationships of such Person with Company, (b) no such Person has during the last twelve (12) months decreased materially or, to the Knowledge of the Shareholder and the Company, threatened to decrease or limit materially, its relationships with Company or to decrease or limit materially its services or supplies to Company or its usage or purchase of the services or products of Company and (c) to the Knowledge of the Shareholder and the Company, the Transaction will not affect the relationship of Company with any supplier or customer listed in Section 3.21 of the Shareholder and Company Disclosure Letter.

Section 3.22 Bank Accounts. Section 3.22 of the Shareholder and Company Disclosure Letter lists the names and locations of all banks and other financial institutions with which Company and the Company Subsidiaries maintain an account (or at which an account is maintained to which Company and the Company Subsidiaries have access as to which deposits are made on behalf of Company and the Company Subsidiaries), in each case listing the type of account, the account number therefore, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by Company and the Company Subsidiaries.

Section 3.23 Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.23 of the Shareholder and Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 3.24 Real Property; Other Assets.

(a) Neither the Company nor any Company Subsidiary owns any real property.

(b) Section 3.24(b) of the Shareholder and Company Disclosure Letter lists and describes briefly all real property leased or subleased to the Company and the Company Subsidiaries. The Company has delivered to Parent correct and complete copies of the leases and subleases listed in Section 3.24(b) of the Shareholder and Company Disclosure Letter, and in the case of any oral lease, a written summary of the material terms of such lease. With respect to each lease and sublease listed in Section 3.24(b) of the Shareholder and Company Disclosure Letter:

(i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditor rights;

(ii) the consummation of the Transaction will not cause such lease or sublease to cease to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the Transaction, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditor rights;

(iii) to the Knowledge of the Shareholder and the Company, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder.

(iv) no party to the lease or sublease has repudiated any provision thereof;

(v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

(vi) except for Permitted Liens, neither the Company nor any of the Company Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(vii) all facilities leased or subleased thereunder have received all material approvals of Governmental Authorities (including licenses and permits) required by the Company and the Company Subsidiaries in connection with the operation thereof and have been operated and maintained by the Company and the Company Subsidiaries in accordance with applicable Laws, rules, and regulations, except where such failure would not have a Company Material Adverse Effect; and

(viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the Company’s business as currently conducted at such facilities;

(x) all material Personal Property is in good working order and repair, subject to ordinary wear and tear; and

(ix) none of the Company or any Company Subsidiary has received written notice of any pending, or to the Knowledge of the Shareholder and Company, threatened condemnation, expropriation or other proceeding in eminent domain affecting any real property or any portion thereof or interest therein. To the Knowledge of the Shareholder and the Company, there are no outstanding Orders and none of the Company or any Company Subsidiary has received written notice of any pending or threatened claims, litigation, administrative actions or similar proceedings, in either instance relating to the ownership, lease, use or occupancy of the leased or subleased real property or any portion thereof.

Section 3.25 No Other Agreement To Sell. None of Company, any Company Subsidiary or the Shareholder have any legal obligation, absolute or contingent, to any other Person to sell, encumber or otherwise transfer the Company, any Company Subsidiary, the Company Common Stock, the Assets or the Company’s business (in whole or in part), or effect any merger, consolidation, combination, share exchange, recapitalization, liquidation, dissolution or other reorganization involving Company or any Company Subsidiary, or to enter any agreement with respect thereto.

Section 3.26 Related Party Transactions. Except as set forth in Section 3.26 of the Shareholder and Company Disclosure Letter, no director, officer, employee, shareholder or affiliate of the Company or any Company Subsidiary, or any individual related by blood, marriage or adoption to any such individual or entity, (a) has borrowed any money from, nor has any indebtedness or other similar obligations to, the Company or any Company Subsidiary, (b) is a party to any Contract (including, without limitation relating to the voting or disposition of Company Common Stock), or (c) has business dealings or a financial interest other than those arising out of the Shareholder’s status solely as a director, officer, employee and shareholder of the Company and/or any Company Subsidiary, as applicable, (including, without limitation, through the ownership of any equity interest in any other entity) in any material transaction, other than the Transaction, with the Company or any Company Subsidiary, and, other than Permitted Distributions and obligations to pay compensation or other employee benefits to the Shareholder in the Ordinary Course, there does not exist any commitment or liability of the Company or any Company Subsidiary to pay any remuneration or other consideration to any director, officer, employee or shareholder or affiliate, such as fees, rentals, loans, dividends or fixed or contingent deferred or current compensation in connection with any such transaction.

Section 3.27 Permits. All Permits of the Company and each Company Subsidiary are set forth in Section 3.27 of the Shareholder and Company Disclosure Letter. The Company and each Company Subsidiary has all necessary Permits required of the Company or any Company Subsidiary, or necessary for the conduct of the Company’s business as currently operated, except for the lack of any of such Permits that, individually and in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All such Permits are currently in full force and effect, except where the failure of such Permits to be in full force and effect, individually and in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. No proceedings have been instituted or, to the Knowledge of the Shareholder and the Company, are threatened (including as a result of the Transaction), seeking the suspension, termination or revocation, or the adverse modification or amendment, of any such Permits or to declare any of them invalid in any respect, except for such proceedings that individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

Section 3.28 Labor Relations.

(a) (i) Neither the Company nor any Company Subsidiary is a party to, and has no obligations under any collective bargaining agreement with any party relating to the compensation or working conditions of any of the Company or Company Subsidiaries’ employees; (ii) neither the Company nor any Company Subsidiary is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (iii) to the Knowledge of the Shareholder and the Company, as of the date hereof, there are no union organizational or representational activities underway among any of the employees of the Company or any Company Subsidiary; and (iv) as of the date hereof, neither the Company nor any Company Subsidiary has been charged or, to the Knowledge of the Shareholder and the Company, threatened with a charge of any unfair labor practice. As of the date hereof, there are no existing or, to the Knowledge of the Shareholder and the Company, threatened labor strikes, slowdowns, work stoppages, disputes or grievances affecting or which could reasonably be expected to affect operations at the Company or deliveries from or into any of the Company’s or any Company Subsidiary’s facilities.

(b) To the Company’s or the Shareholder’s Knowledge, neither the Company nor any Company Subsidiary has committed any act or failed to take any required action with respect to any of its employees which has resulted in a violation of any Laws of the United States, any state or city or municipality thereof, or any other relevant jurisdiction relating to the employment of labor, including, but not limited to: (i) ERISA, or similar legislation as it affects any employee benefit or welfare plan of the Company or any Company Subsidiary; (ii) the Immigration Reform and Control Act of 1986; (iii) the National Labor Relations Act, as amended; (iv) Title VII of the Civil Rights Act of 1964, as amended; (v) the Occupational Safety and Health Act; (vi) Executive Order 11246; (vii) the Fair Labor Standards Act; (viii) the Rehabilitation Act of 1973; (ix) the Age Discrimination in Employment Act; (x) the Americans With Disabilities Act of 1990; (xi) the Family and Medical Leave Act of 1993; (xii) the Equal Pay Act of 1963; and (xiii) all regulations under such acts described in the preceding clauses (i) through (xii) inclusive, except for any such act or omission as could not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Shareholder and the Company, the Company and each Company Subsidiary have withheld all amounts required by Law, regulation or agreement to be withheld from the wages or salaries of its employees, and neither the Company nor any Company Subsidiary is liable for any arrearage of wages or Taxes or penalties that are material to the Company taken as a whole, for failure to comply with any of the foregoing.

(c) There are no claims, petitions, charges, complaints, proceedings, or demands which are pending against the Company or any Company Subsidiary, or, to the Knowledge of the Shareholder and the Company, which are threatened, alleging any violation of any of the Laws of the United States, any state, city or municipality thereof, or any other relevant jurisdiction relating to the employment of labor, including, but not limited to, those referred to in Section 3.28(b).

(d) To the Knowledge of the Shareholder and the Company, all employees of the Company and each Company Subsidiary are lawfully authorized to work in the United States or their respective other employment locations under all applicable federal, state, or local immigration Laws.

(e) To the Knowledge of the Shareholder and the Company, no officer or Key Employee of the Company or any Company Subsidiary has provided notice of termination or an intention to terminate his or her employment with the Company or any Company Subsidiary.

Section 3.29 Insurance. Section 3.29 of the Shareholder and Company Disclosure Letter sets forth as of the date of this Agreement the insurance policies maintained by the Company and each Company Subsidiary, including, at a minimum, a description of the policy, the amount of benefit, deductible and co-payment, the amount of premium paid, termination/renewal date, and the name of the carrier. All policies of fire, liability, workers’ compensation, director and officer, professional liability and other forms of insurance providing insurance coverage to or for the Company or any Company Subsidiary in respect of each such policy for the last three years have been made available to Parent and (a) the Company and each Company Subsidiary are named insureds under such policies, (b) all premiums required to be paid with respect thereto covering all periods up to the date hereof have been paid, (c) to the Knowledge of the Shareholder and the Company, there has been no lapse in coverage under such policies during any period for which the Company or any Company Subsidiary has conducted its operations, (d) no written or, to the Knowledge of the Shareholder and the Company, oral notice of cancellation or termination has been received with respect to any such policy as of the date hereof and (e) consummation of the Transaction will not cause such policies to terminate. All such policies are in full force and effect, unless replaced with comparable insurance policies having comparable terms and conditions. The Company and each Company Subsidiary have complied in all material respects with the provisions of such policies. Except as set forth in Section 3.29 of the Shareholder and Company Disclosure Letter, since December 31, 2004 to the date of this Agreement, there have been no claims made with respect to such policies. Since December 31, 2004 to the date of this Agreement, no insurer has given the Company or any Company Subsidiary written notice that coverage was denied with respect to any claim submitted to such insurer by the Company or any Company Subsidiary. To the Knowledge of the Shareholder and the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for any material insurance claim.

Section 3.30 Intellectual Property. For purposes of this Agreement, “Intellectual Property” means all inventions, patents, industrial designs, applications and registrations for any of the foregoing (including any continuations, divisionals, continuations-in-part, renewals, reissues, patents issuing upon reexamination); trademarks, trade names, service marks, domain names, designs, logos, slogans, indicia of source and general intangibles of a like nature, together with all goodwill, registrations and applications related to the foregoing; works of authorship, copyrights, mask works, together with all registrations and applications related to the foregoing; proprietary technology, trade secrets, proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models, technical and engineering data; proprietary computer software programs or applications (in both source code and object code form and including without limitation firmware), and including all related technical documentation, user or operator manuals, software libraries, compliers, databases, schematics, diagrams and methodologies related to any of the foregoing (“Software”); all moral rights including without limitation any rights of paternity or integrity, and right of restraint, any right to claim authorship of any of the foregoing, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any of the foregoing, whether or not such would be prejudicial to honor or reputation, and any similar right, existing under judicial or statutory Law of any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a “moral” right (“Moral Rights”); rights of publicity and privacy related to the use of the names, likenesses, voices, signatures and biographical information of real persons; licenses, immunities, covenants not to sue relating to any of the foregoing; any and all other intellectual property or other proprietary rights protectable as a matter of Law; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing. Any Intellectual Property that is used by the Company or any Company Subsidiary and that is owned by the Company or any Company Subsidiary is herein referred to as the “Company Intellectual Property.” Any Intellectual Property that is used by the Company or any Company Subsidiary and that is owned by a third party is herein referred to as the “Third Party Intellectual Property.”

(a) Section 3.30(a) of the Shareholder and Company Disclosure Letter lists all Company Intellectual Property for which an application for registration or request for approval has been filed or which is material to the Company and any Company Subsidiary and for which no applications for registration or requirements for approval have been filed, and specifies the jurisdictions in which such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. With respect to all applications listed in Section 3.30(a) of the Shareholder and Company Disclosure Letter, each such application has been prosecuted in material compliance with all applicable rules, policies and procedures of the appropriate U.S., state or foreign registry, is in full force and effect at such registry, and as of the date hereof, there are no actions that must be taken within 90 days following the Closing that, if not taken, will result in the loss of any rights in any registrations of or applications to register any Company Intellectual Property, including without limitation, the payment of any registration, maintenance or renewal fees or the filing of any responses, documents, applications or certificates.

(b) Section 3.30(b) of the Shareholder and Company Disclosure Letter lists (i) all licenses, sublicenses and other agreements as to which the Company or any Company Subsidiary is a party and pursuant to which any Person is authorized to use any Company Intellectual Property; and (ii) all material licenses, sublicenses and other agreements as to which the Company or any Company Subsidiary is a party and pursuant to which the Company or any Company Subsidiary is authorized to use any Third Party Intellectual Property. To the Knowledge of the Shareholder and the Company, each such license, sublicense and other agreement constitutes the valid and binding obligation of all parties thereto, enforceable in accordance with its terms, and, to the Knowledge of the Shareholder and the Company, there exists no breach by any party thereto and no event has occurred that will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any Company Subsidiary thereunder.

(c) The Company and any Company Subsidiary owns, or is licensed or otherwise possesses legally sufficient rights in and to the Company Intellectual Property and the Third Party Intellectual Property to carry out the business of the Company and the Company Subsidiaries as currently conducted. As of the date hereof, such rights are free and clear of any Lien, except for any Permitted Liens, and except as set forth in Section 3.30(c) of the Shareholder and Company Disclosure Letter. All of such rights shall survive unchanged by the consummation of the Transaction.

(d) To the Knowledge of the Shareholder and the Company, no claims with respect to any Company Intellectual Property or Third Party Intellectual Property to the extent arising out of any use, modification, reproduction, sale, servicing or distribution of such Third Party Intellectual Property by or through the Company or any Company Subsidiary, are currently pending or, to the Knowledge of the Shareholder and the Company, threatened by any Person, nor does the Company or the Shareholder have any Knowledge of any valid grounds for any bona fide claims: (i) to the effect that the manufacture, modification, sale, licensing, servicing, disclosure, distribution or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary infringes or violates the Company’s, such Company’s Subsidiary’s or a third party’s Intellectual Property; (ii) against the use by the Company or any Company Subsidiary of any Company Intellectual Property or Third Party Intellectual Property in the business as currently conducted by the Company or any Company Subsidiary; (iii) challenging the ownership, validity or effectiveness of any Company Intellectual Property or Third Party Intellectual Property; or (iv) challenging the Company’s or any Company Subsidiary’s license or legally enforceable right to use of the Company Intellectual Property or Third Party Intellectual Property in the business as currently conducted by the Company or any Company Subsidiary. Except as set forth in Section 3.30(d) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, neither the Company nor any Company Subsidiary has infringed or otherwise violated the Intellectual Property rights of any third party during the five year period immediately preceding the date hereof.

(e) Except as set forth in Section 3.30(e) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, there is no unauthorized use, disclosure, dissemination, infringement or misappropriation of any Third Party Intellectual Property or Company Intellectual Property by any third party, including any employee or former employee of the Company or any Company Subsidiary. The Company and each Company Subsidiary (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of a third party’s Intellectual Property and that has not been finally terminated prior to the date hereof or been informed or notified in writing by any third party that the Company or any Company Subsidiary may be engaged in such infringement and (ii) to the Knowledge of the Shareholder and the Company, have not engaged in or incurred any unauthorized use, misappropriation or infringement liability with respect to the Intellectual Property of another.

(f) To the Knowledge of the Shareholder and the Company, there are no royalties, fees, honoraria or other payments payable by the Company or any Company Subsidiary to any Person or by reason of the ownership, development, use, license, sale or disposition of any Company Intellectual Property or Third Party Intellectual Property, other than license fees owed pursuant to written agreements and salaries and sales commissions paid to employees and sales agents, in each case, in the Ordinary Course of Business.

(g) Except as set forth in Section 3.30(g) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, no portion of any Company Intellectual Property or Third Party Intellectual Property contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “lock-out,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; to deactivate normal use or operation; or to perform any other similar unauthorized actions.

(h) Except as set forth in Section 3.30(h) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, no Company or Company Subsidiary Software or component thereof contains any software code that is, in whole or in part, subject to the provisions of any license to software that is made generally available to the public without requiring payment of fees or royalties (including without limitation any obligation or condition under any “open source” license such as the GNU General Public License, GNU Lesser General Public License, Mozilla Public License or BSD licenses). With respect to the items set forth in Section 3.30(h) of the Shareholder and Company Disclosure Letter, if any, the applicable license terms do not (i) require, or condition the use or distribution of any Company or Company Subsidiary Software on the disclosure, licensing or distribution of any source code for any portion of such Software or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any Company Subsidiary to use or distribute any Company or Company Subsidiary Software.

(i) The Company has disclosed to Parent all operations, including application development and support, data or document storage or maintenance, and other business functions, that have been conducted by or for the Company or each Company Subsidiary within the twelve (12) months preceding Closing outside the United States. To the Knowledge of the Shareholder and the Company, the activities of the Company and each Company Subsidiary have at all times been conducted in full compliance in all material respects with applicable United States and foreign import and export control Laws. Without limitation of the foregoing, the Company and each Company Subsidiary has obtained all required licenses, clearances and classifications in connection with the Company’s sale and distribution of any Company Intellectual Property and Third Party Intellectual Property by the Company and such Company Subsidiary.

(j) The Company and each Company Subsidiary has established and is in material compliance with a security program, including technology, practices and procedures generally consistent with common practice in its industry, that is designed to protect (i) the integrity of transactions executed through the Company’s and each Company Subsidiary’s computer systems and networks, including encryption and/or other security protocols and techniques, (ii) the security, confidentiality and integrity of data housed in the Company’s and each Company Subsidiary’s computer systems and networks, (iii) the security, confidentiality and integrity of data and systems for which customers or service providers are granted access, and (iv) against unauthorized access to systems of third party service providers which have access to data stored or transmitted using the Company’s and each Company Subsidiary’s computer systems and networks. The Company has provided Parent with copies of SAS 70 reports prepared for the Company and each Company Subsidiary pertaining to its respective computer systems and networks or any related functions. Except as set forth in Section 3.30(j) of the Shareholder and Company Disclosure Letter, to the Knowledge of the Shareholder and the Company, neither the Company nor any Company Subsidiary has experienced or incurred any security breach in the two (2) years preceding Closing that compromised data of the Company or of any Company Subsidiary or of their respective customers.

(k) The Company and each Company Subsidiary conducts its business and has used, stored and distributed data of its customers in accordance with all Laws and regulations and any contracts to which the Company and such Company Subsidiary may be subject governing privacy or protecting such data. The Company has furnished the Parent copies of the Company’s and each Company Subsidiary’s privacy policies and the privacy policies of third party service providers that apply to the Company’s or such Company’s Subsidiary’s business (“Privacy Policies”). The Company and each Company Subsidiary is in compliance with all such Privacy Policies.

(l) The Company has furnished the Parent service standards (including service level agreements or SLAs) that the Company or any Company Subsidiary has provided its customers within the two (2) years preceding Closing governing performance or service standards. The Company and any Company Subsidiary is in material compliance with such performance or service standards. Except as set forth in Section 3.30(l) of the Shareholder and Company Disclosure Letter, there are no material customer complaints, disputes or claims for future services regarding performance or service standards that require payment by the Company or any Company Subsidiary of compensation of at least $25,000 per incident or $100,000 in the aggregate.

(m) For websites maintained by or for the Company or any Company Subsidiary, the Company or such Company Subsidiary owns respectively, in its name the relevant domain names and either owns or has sufficient rights in Intellectual Property to operate such websites, including Intellectual Property pertaining to third party trademarks, service marks, brands, logos, images, content, framing and links to other websites or URLs. The Company has furnished the Parent, to the extent in existence, with terms of use governing customers’ use of and access to such websites.

(n) As of the date hereof, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications. “IT Assets” means the Company’s and the Company Subsidiaries’ computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

Section 3.31 Environmental Liability. Except as set forth in Section 3.31 of the Shareholder and Company Disclosure Letter and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Shareholder and the Company:

(a) neither the Company nor any Company Subsidiary is in violation of any Environmental Law;

(b) the Company and the Company Subsidiaries have obtained and are in compliance with all material permits, authorizations, licenses or similar approvals required under Environmental Laws;

(c) there are no administrative, regulatory, or judicial actions or proceedings, suits, demands, claims, liens, notices of noncompliance or violation, investigations, requests for information, consent orders, consent judgments or consent agreements pending, or to the Knowledge of the Company or the Shareholder, threatened against the Company or any Company Subsidiary relating to Environmental Laws or Hazardous Materials. Neither the Company, any Company Subsidiary nor the Shareholder have received any written claim, demand or notice alleging violation of, or liability under, any Environmental Law;

(d) neither the Company nor any Company Subsidiary has any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages or any investigative or remedial obligations, associated with any Hazardous Materials pursuant to any Environmental Law and the real property owned or leased by the Company or any Company Subsidiary has not been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any similar federal or state list;

(e) no Hazardous Material is present or at any time has been stored, treated, recycled, released, used, generated, handled, disposed of or discharged on, about, from or affecting any of the real property owned or leased by the Company or any Company Subsidiary except for Hazardous Materials that have been used, maintained and disposed of in compliance with all Environmental Laws; and

(f) the Company has delivered to the Parent true and complete copies of all engineering and environmental reports and studies, and all other reports, evaluations and assessments, if any, relating to any of the real property owned or leased by the Company or any Company Subsidiary and/or any matter referred to in this Section 3.31 in the control, possession, or custody of the Company, any of the Company Subsidiaries or the Shareholder.

Section 3.32 Complete Disclosure. Except as contemplated by or disclosed in this Agreement, and in Section 3.32 of the Shareholder and Company Disclosure Letter, there is no fact or circumstance known to the Company or the Shareholder that could reasonably be expected to result in a Company Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of the Shareholder, Company and Company Subsidiaries set forth in this Agreement (together with the Shareholder and Company Disclosure Letter and Exhibits to be furnished hereunder), (i) contains any untrue statement of a material fact, or (ii) omits to state, when read in conjunction with all of the information contained in this Agreement (including the Shareholder and Company Disclosure Letter and Exhibits), any fact necessary to make the statements or facts contained herein or therein (including the Shareholder and Company Disclosure Letter and Exhibits) not misleading. The Shareholder and the Company make no other representation or warranties other than as expressly set forth in this Agreement, the Shareholder and Company Disclosure Letter, the Exhibits delivered hereunder or any other agreement delivered in connection herewith, and all other representations and warranties of any kind or nature expressed or implied are specifically disclaimed by the Company and the Shareholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Shareholder and the Company the following matters. These representations and warranties, and the information contained in the letter, dated as of the date of this Agreement, from Parent to the Shareholder and the Company (the “Parent Disclosure Letter”) are current as of the date of this Agreement, except to the extent that a representation, warranty or information in the Parent Disclosure Letter expressly states that such representation, warranty or information is current only as of an earlier date.

Section 4.01 Organization, Standing and Power. Parent is duly formed, validly existing and in good standing under the Laws of Delaware and has full corporate power and corporate authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted other than such Permits, the lack of which individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Parent is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the Parent Charter and the Parent Bylaws.

Section 4.02 Parent Subsidiaries. Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 4.03 Capital Structure. The authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”), of which 27,000,000 shares of Parent Common Stock are issued and outstanding, no shares of Parent Preferred Stock are issued and outstanding, and (ii) no shares of Parent Common Stock are held by Parent in its treasury. There are issued and outstanding warrants to purchase 44,000,000 shares of Parent Common Stock (“Parent Warrants”) and an option issued to Wedbush Morgan Securities Inc. to purchase 1,000,000 units, each unit consisting of one share of Parent Common Stock and two Parent Warrants. 47,000,000 shares of Parent Common Stock are reserved for issuance upon exercise of such warrants and such option. Except as set forth above, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 4.03 of the Parent Disclosure Letter, as of the date of this Agreement there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Parent is a party (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Parent, (ii) obligating Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Parent Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Capital Stock. The Stock Consideration to be issued by Parent in connection with the Transaction, upon issuance in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Section 4.04 Authority; Execution and Delivery; Enforceability.

(a) Parent has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transaction and Parent has full corporate power and corporate authority to (i) prepare and file the Proxy Statement with the SEC relating to the Parent Stockholder Approval and (ii) distribute the Proxy Statement. The execution and delivery by Parent of each Transaction Agreement to which it is a party and the consummation by it of the Transaction have been duly authorized by all necessary corporate action on the part of Parent, subject to receipt of the Parent Stockholder Approval and, except as otherwise set forth herein, no other action on the part of Parent is necessary to authorize the execution, delivery or performance of this Agreement, the other Transaction Agreements, or to consummate the Transaction.

(b) Parent has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party (when executed and delivered pursuant hereto) will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereinafter in effect affecting creditors’ rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought, and (iii) with respect to any indemnification agreements set forth herein or therein, enforceability may be limited by principles of public policy.

(c) The only vote of holders of any class or series of Parent Capital Stock necessary to approve this Agreement, the Transaction, the Amended Parent Charter and the Stock Option Plan is (i) the affirmative vote of the holders of a majority of the Shares of Parent Common Stock (a majority of the shares of Parent Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, for the Stock Option Plan), and (ii) the holders of less than 20% of the Parent Common Stock shall have exercised their conversion rights with respect to their shares of Parent Common Stock (collectively, the “Parent Stockholder Approval”).

Section 4.05 No Conflicts; Consents.

(a) The execution, delivery and performance by Parent of this Agreement and each Transaction Agreement to which it is a party, do not, and the consummation of the Transaction and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of (i) the Parent Charter (subject to obtaining the Parent Stockholder Approval prior to Closing) or the Parent Bylaws, (ii) any Parent Contract or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to Parent or its properties or assets, other than any such items that, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

(b) Except as set forth in Section 4.05(b) of the Parent Disclosure Letter, no consent, approval, license, Permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority or third party is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which Parent is a party or the consummation of the Transaction, other than (i) the filing of the Proxy Statement with the SEC, (ii) the Parent Stockholder Approval, (iii) compliance with and filings under the HSR Act, if applicable, (iv) the filing of the Certificate of Merger and the Amended Parent Charter with the Delaware Secretary of State, (v) filings required, if any, under the blue sky Laws of any jurisdiction in connection with the Transaction, (vi) notices to the Trustee under the terms of the Trust Account Agreement, and (vii) where the failure to obtain such consent, approval, license, Permit, order, authorization or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

Section 4.06 SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) Subsequent to its registration thereunder, Parent has complied in all material respects with the filing and disclosure obligations set forth under the Exchange Act.

(b) The financial statements and notes contained in the Parent SEC Reports fairly present the financial condition and the results of operations, and cash flow of Parent as at the respective dates of and for the periods referred to in such financial statements, and such financial statements have been prepared in conformity with GAAP.

(c) Except as set forth in Section 4.06(c) of the Parent Disclosure Letter, since the date of the most recently filed Parent SEC Report, Parent has not incurred any liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted), except for liabilities or obligations that did not, and could not reasonably be expected to, have a Parent Material Adverse Effect. Parent is not a guarantor or otherwise liable for any obligation of any other Person.

Section 4.07 Taxes.

(a) Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes due and owing by the Parent (whether or not shown on any Tax Return) have been timely paid. Parent is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent. Parent has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for the year ended December 31, 2005. Parent has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax

Returns of Parent now pending, and Parent has not received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

(b) Except as set forth in Section 4.07 (b) of the Parent Disclosure Letter, the Parent is not obligated to make a payment or is a party to an agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G or Section 162(m) of the Code; (ii) the Parent is not a party to an arrangement that is subject to Section 409(A) of the Code and that is subject to adverse Tax consequences under Section 409A(a)(1) of the Code; and (iii) the Parent has no losses that are subject to limitation under Section 382 of the Code or any other provision of federal, state, local or foreign income Tax Law.

(c) Except as set forth in Section 4.07 (c) of the Parent Disclosure Letter: (i) Parent has never been a beneficiary or has otherwise participated in (A) any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(1), (B) any transaction that was required to be registered as a “tax shelter” pursuant to Section 6111 of the Code, or (C) any transaction subject to comparable provisions of state Law; and (ii) Parent has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(d) Parent has not directly or indirectly transferred any cash or property to AVIEL, OPTIMUS or PMC for less than full and adequate consideration and has not directly or indirectly made any loan to AVIEL, OPTIMUS or PMC in anticipation of the Merger.

Section 4.08 Litigation. There is no claim, suit, action or proceeding, or known investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent, nor are there any Judgments outstanding against Parent.

Section 4.09 Brokers; Schedule of Fees and Expenses. Except as described in Section 4.09 of the Parent Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Parent.

Section 4.10 Trust Funds; Liquidation.

(a) Upon consummation of the Transaction and notice thereof to the Trustee, proceeds held in the Trust Account maintained by Parent and governed by the terms of the Trust Account Agreement shall be eligible for release, and the Trustee shall thereupon be obligated to release as promptly as practicable to Parent the proceeds held in the Trust Account, free of any lien whatsoever.

(b) Effective as of the Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period contained in the Parent Charter will terminate, and following the Effective Time no Parent stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder votes against the approval of this Agreement and the Transaction and demands, contemporaneous with such vote, that Parent convert such stockholder’s shares of Parent Common Stock into cash pursuant to the Parent Charter (the “Cash Conversion Obligations”).

(c) As of the date hereof, and at all times from the date hereof until the Closing Date, Parent has and will have no less than $122,000,000 in the Trust Account.

Section 4.11 Insurance. Other than the policies set forth on Section 4.11 of the Parent Disclosure Letter (the “Parent Insurance Policies”), Parent does not maintain any insurance policy.

Section 4.12 Compliance with Applicable Laws. Parent has complied with and is not in default under any Laws applicable to Parent, except for such non-compliance as did not, or will not, have a Parent Material Adverse Effect. Parent has not received any written communication since its inception from a Government Authority that alleges that Parent is not in compliance in any material respect with any applicable Law. This Section 4.12 does not relate to matters with respect to Taxes, which are the subject of Section 4.07.

Section 4.13 Absence of Certain Changes or Events. Except as (i) set forth in the Parent SEC Reports or in Section 4.13 of the Parent Disclosure Letter and (ii) as contemplated by this Agreement, since the date of Parent’s inception, there has not been:

(a) a Parent Material Adverse Effect;

(b) any sale, lease, license, sublicense or other disposition of or grant of any interests in, or attachment of any Lien upon, any material portion of the properties, rights or assets, tangible or intangible, of Parent, other than Parent Permitted Liens;

(c) any waiver of any rights, claims, Lien or liability or cancellation, satisfaction or discharge of any debts owed to or claims of Parent, other than in the Ordinary Course of Business;

(d) any (i) new establishment of, adoption of, entry into, amendment, modification, or termination of any and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are (or have been) provided, maintained, contributed to or sponsored by Parent or an ERISA affiliate of Parent, or for which Parent or an ERISA affiliate of Parent has (or has had) any liability, contingent or otherwise (collectively, the “Parent Benefit Plans”), including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, consulting, independent contractor, indemnification or retention bonus, severance, termination, change in control or other plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, shareholder, employee, consultant or other individual performing services for Parent, (ii) agreement to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, shareholder, consultant or other individual performing services for Parent (other than increases in fees paid to Parent’s consultants that are implemented by such consultants), or employee or (iii) payment of any benefit not required by any Parent Benefit Plan or other plan or agreement;

(e) any (i) incurrence of any indebtedness for borrowed money other than the Wachovia Debt Obligations, or guarantee of any indebtedness of another person, issuance or sale of any debt securities or warrants or other rights to acquire any debt securities, guarantee of any debt securities of another Person, entering into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (ii) loans, advances or capital contributions to, or investments in, any other Person or (iii) creation, incurrence, assumption, or guarantee of any material capitalized lease obligations;

(f) any amendment to or restatement of the Parent Charter or Parent Bylaws;

(g) any acquisition of or agreement to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

(h) any new or amendment of a material Parent Contract, transaction, indebtedness or other arrangement in which any of Parent’s officers, directors, or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest; or

(i) any new or amendment of a material Parent Contract.

Section 4.14 Complete Disclosure. Except as contemplated by or disclosed in this Agreement, and in Section 4.14 of the Parent Disclosure Letter, there is no fact or circumstance known to Parent that could reasonably be expected to result in a Parent Material Adverse Effect. None of the statements or information contained in any of the representations, warranties or covenants of Parent set forth in this Agreement (together with the Parent Disclosure Letter and Exhibits to be furnished hereunder), (i) contains any untrue statement of a material fact, or (ii) omits to state, when read in conjunction with all of the information contained in this Agreement (including the Parent Disclosure Letter and Exhibits), any fact necessary to make the statements or facts contained herein or therein (including the Parent Disclosure Letter and Exhibits) not misleading. Parent makes no other representation or warranties other than as expressly set forth in this Agreement, the Parent Disclosure Letter, the Exhibits furnished hereunder or any other agreement delivered in connection herewith, and all other representations and warranties of any kind expressed or implied are specifically disclaimed by Parent.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Conduct of Business.

(a) Conduct of Business by the Company and the Company Subsidiaries—Affirmative Covenants. Except as set forth in Section 5.01(a) of the Shareholder and Company Disclosure Letter, each of the Company and the Shareholder covenants and agrees that, from the date of this Agreement to the Closing Date, the Company and the Company Subsidiaries shall, and the Shareholder shall take all reasonable actions within his control to cause the Company and the Company Subsidiaries to, conduct their business in the Ordinary Course of Business and will not make or institute any material changes in their methods of management, accounting or operation, including, but not limited to: (i) collecting accounts receivable and paying accounts payable in the Ordinary Course of Business, (ii) maintaining its respective books, accounts and records in accordance with past custom and practice as used in the preparation of the Company Financial Statements, (iii) maintaining in full force and effect the existence of, and use commercially reasonable efforts to protect, all material Company Intellectual Property, (iv) maintaining all Permits that are necessary in order for the Company and Company Subsidiaries to own their respective Assets and conduct their business as it is then conducted in full force and effect, (v) complying in all material respects with all requirements of Law and all contractual obligations applicable to the Company and Company Subsidiaries and paying all applicable Taxes as and when such become due and payable consistent with past practice, (vi) preserve intact the business organization and Assets of the Company and each Company Subsidiary, (vii) maintaining in effect Material Contracts, (viii) preserving the present relationships of the Company and each Company Subsidiary with customers, licensees, suppliers and other Persons with which the Company or any Company Subsidiary has business relations, and (ix) maintaining and timely paying all premiums when due, in respect of all of the insurance policies maintained by the Company and the Company Subsidiaries as of the date hereof with respect to the business and properties of the Company and the Company Subsidiaries. Further, Company shall promptly deliver to Parent, copies of monthly and quarterly unaudited balance sheets and income statements prepared by the Company in the Ordinary Course of Business and as normally available to management.

(b) Conduct of Business by the Company and the Company Subsidiaries—Negative Covenants. Except as set forth on Section 5.01(b) of the Shareholder and Company Disclosure Letter, and without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, neither the Company nor any Company Subsidiary shall, and the Shareholder shall take all reasonable actions necessary to cause Company and any Company Subsidiary not to, do any of the following without the prior written consent of (or, in the case of Section 5.01(b)(xi), without 10 days prior written notice to) Parent:

(i) (A) declare, set aside or pay any dividends on, or make any other payments or distributions (whether in cash, stock or property) to or on behalf of the Shareholder other than (i) payment of fixed salary and reimbursement of documented business expenses incurred in connection with the Shareholder’s position as an officer of the Company, in accordance with the Company’s normal practices and procedures, and (ii) Permitted Distributions (B) split, combine or reclassify any of its shares of capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, (C) purchase, redeem or otherwise acquire shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such interests or other securities, or (D) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership. For the avoidance of doubt, Parent, Company and the Shareholder agree that, except for Permitted Distributions, none of the earnings generated by the Company and the Company Subsidiaries since December 31, 2005 shall be distributed to the Shareholder;

(ii) pledge, issue, deliver, sell or grant or otherwise dispose of, or modify or amend any right of any holder of (A) any shares of its capital stock, (B) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares of its capital stock, or (C) any “phantom” stock or “phantom” stock rights, stock appreciation rights or stock-based performance units of the Company or any Company Subsidiary;

(iii) amend or restate the Company Charter or Company Bylaws or the articles of incorporation or bylaws of any Company Subsidiary, or convert into a different form of entity;

(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

(v) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow (other than Permitted Liens) any Lien on, any of its Assets (including any Company Intellectual Property) other than (A) in the Ordinary Course of Business, but in no event shall such dispositions exceed $50,000 individually or $100,000 in the aggregate for the Company and all Company Subsidiaries taken as a whole, or (B) as required pursuant to the terms of Material Contracts which are set forth in Section 5.01(b)(v) of the Shareholder and Company Disclosure Letter;

(vi) (A) enter into or amend any agreement, other than in the Ordinary Course of Business, that if entered into or amended prior the date hereof would be a Material Contract; or (B) modify, amend, transfer, terminate or waive any rights under any Material Contract in any manner adverse to the Company or any Company Subsidiary;

(vii) pay, discharge, satisfy or settle any litigation, except any settlement that would not: (A) impose any injunctive or similar order on the Company or any Company Subsidiary; or restrict in any way the business of the Company or any Company Subsidiary; or (B) exceed $100,000 in cost or value to the Company or any Company Subsidiary;

(viii) enter into or amend any Contract, transaction, indebtedness or other arrangement in which any of its directors, officers, shareholders or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

(ix) (A) Except with respect to continued advances pursuant to the terms of the Citizens Debt Obligations, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other Person, or (C) create, incur, assume or guarantee any material capitalized lease obligations;

(x) file any amended Tax Return, enter into any closing agreement, settle or compromise any Tax claim or assessment relating to the Company or any Company Subsidiary, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Company Subsidiary, or take any other similar action relating to the filing of any material Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company or any Company Subsidiary or decreasing any Tax attribute of the Company or any Company Subsidiary;

(xi) establish, adopt, enter into or amend, modify or terminate any Company Benefit Plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control, indemnification, retention bonus or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, shareholder, employee, consultant or other individual performing services for the Company or any Company Subsidiary, (ii) agree to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, Shareholder or consultant or salaried employee (other than for non-management employees in the Ordinary Course of Business), (iii) pay any benefit not required by any Company Benefit Plan or other plan or agreement, (iv) establish, adopt, enter into or amend in any respect any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union, (v) make any determinations under any collective bargaining agreement, any other agreement or commitment to or relating to any labor union or any Company Benefit Plan, or (vi) terminate without cause the employment of any Key Employee;

(xii) incur any loss or impairment of any right, title or interest held by the Company or any Company Subsidiary in any Company Intellectual Property, or loss of any license necessary for the use of any Company Intellectual Property;

(xiii) pay, discharge or satisfy any liabilities, other than payment, discharge or satisfaction in the Ordinary Course of Business of liabilities that are not to or on behalf of a director, officer, shareholder or other affiliates of the Company or any Company Subsidiary;

(xiv) conduct any material reevaluation of any asset, including any write-down of inventory or writing-off of accounts receivable except as permitted by GAAP;

(xv) make or agree to make any new capital expenditure (or series of related capital expenditures), or any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, or acquisitions) in amounts in excess of $100,000 in the aggregate;

(xvi) do or omit to take any action, or permit any omission to act, that would cause a breach or default under, or the termination, modification or amendment of, any Material Contract, or any government license, material Permit or other material authorization;

(xvii) amend, modify, extend, renew or terminate any lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property requiring rental and other payments in excess of $100,000 annually;

(xviii) grant any irrevocable power of attorney;

(xix) terminate, cancel or amend, or cause the termination, cancellation or amendment of, any insurance coverage (and any surety bonds, letters of credit, cash collateral or other deposits related thereto required to be maintained with respect to such coverage) maintained by the Company that is not replaced by comparable coverage;

(xx) make any change in accounting methods, principles or practices by the Company or any Company Subsidiary affecting the consolidated Assets, liabilities, liquidity, cash flows or results of operations of the Company, except to the extent required by GAAP;

(xxi) make any change in the lines of business in which the Company or any Company Subsidiary participates or is engaged;

(xxii) make or omit to take any action which would be reasonably anticipated to have a Company Material Adverse Effect;

(xxiii) form, establish or acquire any Subsidiary; or

(xxiv) take, authorize, commit or agree to take any of the foregoing actions.

(c) Conduct of Business by Parent. From the date of this Agreement to the Closing Date, Parent shall not do any of the following without the prior written consent of the Shareholder and the Company:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, or other reorganization of, or alter through merger, liquidation, reorganization or restructuring or in any other fashion its corporate structure;

(ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares of its capital stock (other than vesting of currently outstanding options and warrants pursuant to their terms), or (C) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(iii) amend the Parent Charter or the Parent Bylaws other than as contemplated herein;

(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any corporation, partnership, joint venture, association or other business organization or division thereof;

(v) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or allow any Lien, other than Parent Permitted Liens;

(vi) (A) enter into or amend any material Parent Contract; or (B) modify, amend, transfer, terminate or waive any rights under any material Parent Contract;

(vii) enter into or amend any material Parent Contract, transaction, indebtedness or other arrangement in which any of Parent’s officers, directors, shareholders or other affiliates, or any of their respective affiliates or family members have a direct or indirect financial interest;

(viii) (A) except with respect to continued advances pursuant to the terms of the Wachovia Obligations, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other Person or (iii) create, incur, assume or guarantee any material capitalized lease obligations;

(ix) establish, adopt, enter into or amend, modify or terminate any Parent Benefit Plans, including any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, change in control, indemnification, retention bonus or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any officer, director, shareholder, employee, consultant or other individual performing services for Parent, (ii) agree to any increase in the compensation or benefits, including cash, equity, and other forms of compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, shareholder or consultant or salaried employee (iii) pay any benefit not required by any Parent Benefit Plan or other plan or agreement, (iv) establish, adopt, enter into or amend in any respect any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union, or (v) make any determination under any collective bargaining agreement, or any other agreement or commitment to or relating to any labor union or any Parent Benefit Plan;

(x) do or omit to take any action, or permit any omission to act, that would cause a breach or default under, or the termination, modification or amendment of, any material Parent Contract, or any government license, material Permit or other material authorization;

(xi) amend, modify, extend, renew or terminate any lease, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(xii) make or omit to take any action which would be reasonably anticipated to have a Parent Material Adverse Effect;

(xiii) form, establish or acquire any Subsidiary; or

(xiv) take, authorize, commit or agree to take any of the foregoing actions.

(d) Other Actions. Each of the Parent, the Shareholder and the Company shall use its commercially reasonable efforts to not, and shall use its commercially reasonable efforts to not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party becoming untrue, or (ii) any condition to the Transaction set forth in Article VII not being satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Preparation of the Proxy Statement; Special Meeting; Stockholder’s Consent.

(a) Following receipt of the Company Financial Statements and the Company Information, Parent shall promptly prepare and file with the SEC a Proxy Statement in preliminary form for the purpose of soliciting Parent Stockholder Approval in favor of: (i) the approval of the Transaction; (ii) the adoption of the Amended Parent Charter; and (iii) the adoption of an employee stock option plan in the form attached hereto as Exhibit E (the “Stock Option Plan”), at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”).

(b) The Shareholder will cause the Company to deliver to Parent for the purpose of preparing the Proxy Statement and in a form sufficient to allow Parent to satisfy all requirements under the Law, the Company Financial Statements and the Company Information as promptly as reasonably practicable after the execution of this Agreement. The Company, the Shareholder and their counsel shall be given the opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. Parent, with the assistance of Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be approved for mailing by the SEC as promptly as practicable.

(c) As soon as practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the approval of the Transaction and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting described in Section 6.01(a).

(d) The Shareholder and the Company will use their reasonable best efforts to obtain the auditors’ consents to the inclusion and/or incorporation by reference of the Company Financial Statements in the Proxy Statement.

(e) Parent, acting through its Board of Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that the holders of Parent Common Stock vote in favor of the approval of the Transaction and the other matters described in Section 6.01(a), and shall otherwise use reasonable best efforts to obtain the Parent Stockholder Approval.

(f) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Parent, the Shareholder and the Company shall be responsible for ensuring that the Proxy Statement will not, as of the date on which it is first mailed to the holders of Parent Common Stock (or at the date any amendment or supplement thereto is mailed), and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided that the Shareholder and the Company shall only be responsible for ensuring the accuracy or completeness of the information in the Proxy Statement that was furnished by the Shareholder or the Company for inclusion in the Proxy Statement.

Section 6.02 Public Company Compliance. The Company shall, and the Shareholder shall take all reasonable steps to cause Company to, comply at the Effective Time with all applicable federal securities Laws, and cause Parent as Surviving Company at the Effective Time to comply with all applicable federal securities Laws, including, but not limited to satisfying all applicable requirements of SARBOX.

Section 6.03 Directors and Officers of Parent On Closing Date. Parent, the Shareholder, and Company shall take all necessary action so that the persons listed on Exhibit F and Exhibit C attached hereto are elected to the positions of officers and directors, respectively of Surviving Corporation, as set forth therein, to serve in such positions effective on the Closing Date.

Section 6.04 Access to Information; Confidentiality. The Company and the Shareholder shall afford to the Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, assets, books, Contracts, personnel, agents, representatives, accountants, vendors, customers and suppliers and records, business, financial, legal, regulatory, Tax, compensation and other data and information concerning the Company and Company Subsidiaries. Such access shall not unreasonably interfere with the conduct of the business of the Company and the Company Subsidiaries and provided further that Parent coordinates such access with the Shareholder. All information exchanged pursuant to this Section 6.04 shall be subject to the mutual nondisclosure agreement dated March 29, 2006, between the Company and Parent (the “Confidentiality Agreement”).

Section 6.05 Reserved.

Section 6.06 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Government Authority and the making of all necessary registrations and filings (including filings with Government Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Government Authority, (ii) the obtaining of all consents including, without limitation, the Required Consents, approvals or waivers from third parties, (iii) the defending of any Lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the

Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Government Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transaction and to fully carry out the purposes of this Agreement and the Transaction Agreements. In connection with and without limiting the foregoing, Parent, the Shareholder and the Company shall (A) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (B) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, take all commercially reasonable action necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Transaction Agreements.

(b) The Company and the Shareholder on the one hand, and Parent on the other hand shall give prompt notice to the other, of (i) its or his Knowledge of any representation or warranty made by it or him contained in this Agreement or any Transaction Agreement becoming untrue or inaccurate in any respect (without regard to whether the representation or warranty subsequently becomes or is capable of becoming true and accurate) or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement (without regard to whether such failure to comply or satisfy is cured or capable of being cured), provided, however, that, except as otherwise set forth in Section 9.07, such notification pursuant to this Section 6.06(b) shall not limit or otherwise effect the remedies available hereunder to the party receiving such notice.

Section 6.07 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with the Transaction by the Shareholder or the Company shall be paid by the Surviving Company upon the Closing of the Transaction, or by the party incurring such expenses, if the Transaction is not consummated; provided, however that in the event the Transaction is not consummated, then Parent shall reimburse the Shareholder and the Company for all reasonable expenses that are incurred and paid by him or it that are directly related to the Transaction and evidenced by written invoices or other documentation satisfactory to Parent if: (a) this Agreement is terminated as a result of (i) a material breach by Parent of any of the representations, warranties, covenants or agreements contained herein that has not been waived in writing by the Shareholder, or (ii) the failure to obtain the Parent Stockholder Approval—and—(b) Parent consummates a business combination transaction as defined in the Parent Charter (the “Business Combination Transaction”). Such reimbursement shall be paid within 10 business days following the consummation of such Business Combination Transaction.

Section 6.08 Certificate of Incorporation Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Parent as provided in the Parent Charter or in any indemnification agreements shall survive the Transaction and shall continue in full force and effect in accordance with their terms.

(b) For a period of six (6) years after the Closing Date, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Parent (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous, and issued by a insurer rated of comparable financial strength and stability) with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.08.

(d) The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Parent for all periods ending on or before the Closing Date and may not be changed without the consent of the Committee referred to in Section 6.18 of this Agreement.

Section 6.09 Public Announcements. Parent, on the one hand, and the Shareholder and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to comment upon and approve or disapprove in writing, any press release or other public statements with respect to the Transaction and shall not issue any such press release or make any such public statement prior to such written approval, except as may be required by applicable Law or court process or pursuant to any requirement of a stock exchange where Parent Common Stock is traded. Upon execution of this Agreement, Parent shall file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act reporting the execution of this Agreement. Upon the Closing of the Transaction, Parent shall file with the SEC a Current Report on Form 8-K pursuant to the Exchange Act reporting the Closing of the Transaction. In connection with the preparation of the Form 8-K reports, Parent on the one hand, and Company and the Shareholder on the other hand, shall, upon the request by the other, furnish the other with all information as may be reasonably necessary or required to prepare the Form 8-K reports. Each party represents and warrants to the other party that with respect to the information that such party provides, all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 6.10 Taxes.

(a) The parties intend the Transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. Except as required by the Transaction Agreements, each of the Parent, the Shareholder and the Company and each of their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b) The Shareholder shall cause the Company to prepare and timely file, taking into account all valid extensions of time to file, all Tax Returns of the Company or any Company Subsidiary for any Pre-Closing Period. The Shareholder covenants that (A) all such Tax Returns shall be prepared in a manner consistent with past practices (taking into account the Company’s change in accounting method during 2005) and shall be true, accurate and complete in all material respects and (B) he shall timely pay (or cause the Company or an appropriate Company Subsidiary to timely pay) to the appropriate taxing authority the full amount of any Taxes shown to be due and payable on such Tax Returns.

Section 6.11 Lock-Up Agreement. The Shareholder agrees that he shall not, prior to the date that is one (1) year after the Closing Date, sell, transfer or otherwise dispose of an interest in the Stock Consideration other than as permitted pursuant to the terms of the letter in the form of Exhibit G attached hereto (“Lock-Up Letter”) executed by the Shareholder concurrently with the Closing.

Section 6.12 Registration Rights Agreement. Parent and the Shareholder agree to enter into the Registration Rights Agreement in the form of Exhibit H attached hereto (“Registration Rights Agreement”) concurrently with the Closing.

Section 6.13 Employment Agreements. Parent and Shareholder agree to enter into the employment agreement in the form of Exhibit I attached hereto (“Shareholder Employment Agreement”) concurrently with the Closing. The Shareholder shall cooperate with and assist the Surviving Company Board of Directors in its efforts to cause the Chief Financial Officer of the Company to enter into an employment agreement with the Surviving Company.

Section 6.14 Pre-Closing Confirmation.

(a) Promptly after the date hereof, Parent shall give to the Trustee the notice attached as Exhibit A to the Trust Agreement.

(b) Not later than 48 hours prior to the Closing, Parent shall (i) give the Trustee advance notice of the Closing Date, and (ii) cause the Trustee to provide a written confirmation to the Shareholder and the Company confirming the dollar amount of the Trust Fund balance held by the Trustee in the Trust Account that will be released to Parent upon consummation of the Transaction.

Section 6.15 Shareholder Claims. As additional consideration for the payment of the Total Merger Consideration by Parent to the Shareholder pursuant to this Agreement, the Shareholder hereby releases and forever discharges, effective as of the Closing Date, the Company and each Company Subsidiary from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown arising out of or resulting from the Shareholder’s (i) status as a holder of an equity interest in the Company; and (ii) status as an officer, director, employee or in any other capacity with the Company or any Company Subsidiary prior to Closing, to the extent that the basis for claims under any such status that survives the Closing arise prior to the Closing, provided, however, the foregoing shall not release any obligations of Parent set forth in this Agreement and shall exclude claims for compensation and/or employee benefits incurred in the Ordinary Course of Business and/or Permitted Distributions.

Section 6.16 Disclosure Letters. Concurrently with the execution of this Agreement, (a) the Shareholder and the Company shall deliver the Shareholder and Company Disclosure Letter to Parent and (b) Parent shall deliver the Parent Disclosure Letter to the Shareholder and the Company. The Shareholder and Company Disclosure Letter and the Parent Disclosure Letter (collectively, the “Disclosure Letters”) shall (i) be arranged in sections and subsections corresponding to the sections and subsections contained in Article III, Article IV or Article V as applicable, and the disclosure in any section or subsection of the Disclosure Letters shall qualify only the corresponding section or subsection in Article III, Article IV or Article V, as applicable, unless it is reasonably apparent that the disclosure in any section or subsection of the Disclosure Letters should apply to one or more other sections or subsections of Article III, Article IV or Article V, as applicable and (ii) be updated, amended and supplemented, as appropriate through the Closing, so that the Shareholder and Company Disclosure Letter and the Parent Disclosure Letter shall, as of the Closing, contain accurate, true and correct information and data, and shall be executed by Parent, the Shareholder and Company, as applicable, and dated the Closing Date. Terms used and defined in this Agreement shall have the same definition when used in the Disclosure Letters.

Section 6.17 No Other Negotiations. Until the earlier of the Closing Date or the termination of this Agreement, Parent on the one hand, and the Shareholder and the Company on the other hand, and their respective affiliates, agents or representatives shall not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of the capital stock of Parent or Company or any Company Subsidiary, or any part of the assets or the businesses of Parent or Company or any Company Subsidiary. In addition, Parent, the Shareholder and the Company and their respective affiliates, agents or representatives shall not provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business. Each of Parent on the one hand and the Shareholder and the Company on the other hand shall notify the other immediately of any such inquiries or proposals or requests for information. Until the earlier of the Closing Date or the termination of this Agreement, Parent, and its affiliates, agents or representatives shall not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of the capital stock (or any part of the assets) of any Person.

Section 6.18 Parent Committee. Prior to the Closing, the Board of Directors of Parent shall appoint a committee (the “Parent Committee”) consisting of one or more of its then members to act on behalf of Parent to take all necessary actions and make all decisions regarding Parent’s right to indemnification pursuant to Article IX hereof and pursuant to the Escrow Agreement. The Shareholder and Company shall take all actions necessary to ensure that the Parent Committee shall remain in existence until all of Parent’s rights to indemnification pursuant to Article IX hereof are extinguished. In the event of a vacancy in the Parent Committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date. The Parent Committee is intended to be the “Committee” referred to in Article IX hereof and in the Escrow Agreement. The duties of the Parent Committee shall be only those which are specifically provided in this Agreement and the Escrow Agreement, and the members of the Parent Committee shall not be personally liable for actions or decisions taken or made in good faith in managing or discharging their duties and responsibilities in accordance with the terms hereof and thereof. The Shareholder shall cause Surviving Company to make available such resources, including, without limitation, financial resources, as the Parent Committee feels are reasonably necessary to fulfill its rights and obligations hereunder.

Section 6.19 Credit and Other Obligations. At the Closing, Surviving Company shall pay in full and retire the Wachovia Debt Obligations. Immediately following the Closing, Surviving Company shall pay in full and retire the Citizens Debt Obligations, the TICC Debt Obligations, the PMC Earn-Out Obligations (to the extent then earned, due and payable), the Seller Notes Obligations, and at, or promptly following the Closing, the Cash Conversion Obligations, with proceeds received from the Trust Account. The Shareholder shall cause the Company and Surviving Company to take all actions necessary to obtain payoff letters and release of all Liens with respect to the Citizens Debt Obligations, the TICC Debt Obligations, the PMC Earn-Out Obligations, and the Seller Notes Obligations upon payment of such obligations.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect the Transaction. The respective obligation of each party to effect the Transaction is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. Parent shall have obtained the Parent Stockholder Approval.

(b) Antitrust and Government Consents. Any waiting period (and any extension thereof) applicable to the Transaction under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust Law, the absence of which would prohibit the consummation of the Transaction, shall have been obtained or made. Any Required Consents from a Government Authority required to be obtained in connection with the consummation of the Transaction shall have been obtained.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

(d) Trust Account. At the Closing Date, Parent shall have made appropriate arrangements with the Trustee to have the funds held in the Trust Account disbursed to pay in full all obligations under the following: (i) the Cash Consideration, (ii) the Citizens Debt Obligations, (iii) the TICC Debt Obligations (iv) the PMC Earn-Out Obligations (to the extent then earned, due and payable) (v) the Seller Notes Obligations (vi) the Wachovia Debt Obligations and (vii) the Cash Conversion Obligations, and to pay the remaining balance to the Surviving Company.

Section 7.02 Conditions to Obligations of Parent to Effect the Transaction. The obligations of Parent to effect the Merger are further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of the Shareholder and the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). Parent shall have received a certificate signed by the Shareholder and, on behalf of the Company, by the chief executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Shareholder and the Company shall have performed in all material respects all obligations required to be performed by him or it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed by the Shareholder and, on behalf of the Company, by the chief executive officer of the Company to such effect.

(c) Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any Company Material Adverse Effect.

(d) Consents. All Required Consents shall have been obtained and evidence of such shall have been provided to Parent.

(e) Other Deliveries. The Shareholder and Company shall have delivered to Parent:

(i) Certified copies of resolutions and actions taken by the Shareholder and the Company’s Board of Directors in connection with the approval of this Agreement and the Transaction;

(ii) an IRS Form W-9, completed by the Shareholder, in a form reasonably satisfactory to Parent;

(iii) certificates from the Commonwealth of Virginia and from each jurisdiction where the Company and each Company Subsidiary is qualified to do business as a foreign corporation, dated no earlier than fifteen (15) days prior to the Closing Date, as to the good standing of the Company and each Company Subsidiary in such jurisdictions;

(iv) an affidavit of non-foreign status of the Shareholder dated as of the Closing Date in form and substance required under Section 1445 of the Code and the Regulations thereunder such that Parent is exempt from withholding any portion of the Total Consideration; and

(f) Shareholder Agreements. The Shareholder shall have executed and delivered to Parent: (i) the Shareholder Employment Agreement, (ii) the Lock-Up Letter, (iii) the Registration Rights Agreement and (iv) the Escrow Agreement, which shall also contain the signature of the Escrow Agent.

(g) No Litigation. No action, suit or proceeding shall be pending or threatened before any Government Authority which is reasonably likely to (i) cause the Transaction to be rescinded following consummation or (ii) affect materially and adversely the Company Common Stock or the right of Parent to own, operate or control any of the Assets and operations of the Company and the Company Subsidiaries following the Transaction and no Order to any such effect shall be in effect.

(h) Fairness Opinion. Parent shall have received an opinion in form and substance satisfactory to it from Capitalink, L.C. that (i) the Total Consideration is fair, from a financial point of view, to Parent’s stockholders, and (ii) the fair market value of Company’s operating business is at least equal to 80% of Parent’s net assets.

Section 7.03 Conditions to Obligation of the Shareholder and the Company to Effect the Transaction. The obligation of Shareholder and the Company to effect the Transaction is further subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to a specified date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such specified date). The Shareholder and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer of Parent to such effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Shareholder and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer of Parent to such effect.

(c) Other Deliveries. Parent shall have delivered to the Shareholder and the Company certified copies of resolutions and actions taken by the Parent’s Board of Directors in connection with the approval of this Agreement and the Transaction; and

(d) Parent Material Adverse Effect. There shall not have occurred since the date of this Agreement any Parent Material Adverse Effect.

(e) Agreements. Parent shall have executed and delivered to the Shareholder: (i) the Shareholder Employment Agreement, (ii) the Registration Rights Agreement and (iii) the Escrow Agreement, which shall also contain the signature of the Escrow Agent.

(f) Resignations. All officers and directors of Parent prior to the Closing Date, except those listed on Exhibit C shall have resigned from all of their positions and offices with Parent.

(g) Consents. Parent shall have obtained the consents set forth in Section 4.05(b) of the Parent Disclosure Letter and evidence of such shall have been provided to the Company and the Shareholder.

(h) No Litigation. No action, suit or proceeding shall be pending or threatened before any Government Authority which is reasonably likely to (i) cause the Transaction to be rescinded following consummation or (ii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock comprising the Stock Consideration and no Order to any such effect shall be in effect.

(i) SEC Compliance. Immediately prior to the Closing, Parent shall, in all material respects, be in compliance with the requirements of the Exchange Act.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Parent Stockholder Approval:

(a) by mutual written consent of Parent, the Shareholder and the Company;

(b) provided that the terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement, by either Parent on the one hand, or the Shareholder and the Company on the other hand;

(i) if the Transaction is not consummated on or before December 31, 2006 (the “Outside Date”);

(ii) if any Government Authority issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Transaction and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) if any condition to the obligation of such party to consummate the Transaction set forth in Sections 7.01, 7.02, or 7.03 becomes incapable of satisfaction prior to the Outside Date; or

(iv) if, at the Special Meeting (including any adjournment or postponement thereof), the Parent Stockholder Approval shall not have been obtained;

(c) by Parent, in the event that there has been a material violation or breach by the Shareholder or the Company of any representation, warranty, or covenant contained in this Agreement, which violation or breach cannot be or has not been cured within thirty (30) days after Parent’s giving of written notice to the Company and the Shareholder of such violation or breach or the Outside Date, if earlier (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement);

(d) by the Shareholder and the Company, in the event that there has been a material violation or breach by Parent of any representation, warranty, or covenant contained in this Agreement, which violation or breach cannot be or has not been cured within thirty (30) days after the Shareholder’s and the Company’s giving of written notice to Parent of such violation or breach or the Outside Date, if earlier (provided that the Shareholder or the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement);

Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Shareholder and Company on the one hand or Parent on the other hand as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Shareholder or Company, other than Section 6.07 (Fees and Expenses), Section 6.09 (Public Announcements), this Section 8.02 , Article IX (Indemnification), Section 10.01 (Notices), Section 10.03 (Interpretation), Section 10.04 (Severability), Section 10.06 (Entire Agreement; No Third-Party Beneficiaries), Section 10.07 (Governing Law), Section 10.08 (Assignment), Section 10.09 (Injunction), and Section 10.10 (Waiver of Jury Trial), which provisions shall survive such termination.

Section 8.03 Amendment. This Agreement may be amended by the parties at any time before or after receipt of Parent Stockholder Approval; provided, however, that after receipt of Parent Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of another party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions of another party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, action by its Board of Directors or the duly authorized designee of its Board of Directors, and in the case of the Company, action by the Shareholder and the Company’s Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 9.01 Survival. All representations, warranties, covenants, and obligations of the Shareholder, the Company and Parent contained in this Agreement and the Disclosure Letters, and the certificates delivered by the Shareholder, Company and Parent pursuant to Article VII, shall survive the Closing. Any and all claims for indemnification under Section 9.02 must be made prior to the date eighteen (18) months following the Closing; provided, however, that the representations and warranties in Sections 3.03 (Capital Structure) and 3.04 (Title to Company Common Stock) and any and all claims based upon fraud or willful misconduct shall survive indefinitely; further provided, however, that the representations and warranties in Section 3.11 (Taxes) shall survive for the applicable statute of limitations and shall terminate thirty (30) days after the expiration of such statute of limitations period; further provided, however, that the representations and warranties in Section 3.05 (Authority; Execution and Delivery), Section 3.07(a)(B)(iv) and (vi) (No Conflicts; Consents), Section 3.19(f)(iii) (Government Contracts) and Section 3.12 (Benefit Plans) shall survive for a period ending on the date five (5) years following the Closing. Any and all claims for indemnification under Section 9.03 must be made prior to the date eighteen (18) months following the Closing; provided, however, that the representations and warranties in Section 4.03 (Capital Structure) and any and all claims based upon fraud or willful misconduct shall survive indefinitely; further provided, however, that the representations and warranties in Section 4.07 (Taxes) shall survive for the applicable statute of limitations and shall terminate thirty (30 days after the expiration of such statute of limitations period. In the event notice of any claim for indemnification under Section 9.02 or Section 9.03 shall have been given prior to the end of the applicable date referenced above (the “Claims Period”), such indemnification claim may be pursued until such time as such claim is finally resolved, and further provided, however, that this Section 9.01 shall not limit any covenant or obligation of the parties contained in this Agreement or the right to pursue any claim for breach of such covenant or obligation, which by its terms contemplates performance or continued performance after the Claims Period. Notwithstanding anything to the contrary in the foregoing, all covenants and obligations of the Shareholder, the Company and Parent which by their terms contemplate performance after the Closing Date or after termination of this Agreement shall survive pursuant to their respective terms.

Section 9.02 Indemnification and Payment of Damages by the Company and the Shareholder. Parent and its directors, officers, stockholders, accountants, agents and employees, affiliates and their respective heirs, successors and assigns (each a “Parent Indemnified Party”) shall be fully indemnified, held harmless and reimbursed from and against any and all proceedings, charges, complaints, judgments, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses (collectively, “Damages”) by the Shareholder (or by the Company and the Shareholder jointly and severally for claims arising out of the failure to consummate the Transaction), caused by or arising, directly or indirectly, out of:

(a) any inaccuracy in or breach of any representation or warranty made by the Company or the Shareholder in this Agreement, the Shareholder and Company Disclosure Letter, or any other certificate delivered by the Company or the Shareholder pursuant to this Agreement;

(b) any breach by the Company or the Shareholder of any covenant or obligation contained in this Agreement, the Escrow Agreement, or the Lock-Up Letter; and

(c) enforcing the Parent Indemnified Parties’ indemnification rights provided for hereunder.

Section 9.03 Indemnification and Payment of Damages by Parent. After the Closing, the Shareholder and his heirs, successors and assigns (each a “Shareholder Indemnified Party”) shall be fully indemnified, held harmless and reimbursed from and against any and all Damages by Parent caused by or arising, directly or indirectly, out of:

(a) any inaccuracy in or breach of any representation or warranty made by Parent in this Agreement, the Parent Disclosure Letter, or any other certificate delivered by Parent pursuant to this Agreement; and

(b) any breach by Parent of any covenant or obligation contained in this Agreement, the Escrow Agreement, or the Lock-Up Letter; and

(c) enforcing the Shareholder Indemnified Parties’ indemnification rights provided for hereunder.

Section 9.04 Indemnification Process. The party or parties making a claim for indemnification under this Article IX shall be, for purposes of this Agreement, referred to as the “Indemnified Party” and the party or parties against whom such claims are asserted under this Article IX shall be, for purposes of this Agreement, referred to as the “Indemnifying Party.” The Parent, the Shareholder and the Company acknowledge that all actions to be taken on behalf of a Parent Indemnified Party shall be taken on its behalf by the Committee in accordance with the provisions of this Agreement and the Escrow Agreement. All claims by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

(a) In the event that (i) any proceeding is asserted or instituted by any Person other than the parties to this Agreement that could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such proceeding, a “Third Party Claim”) or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement that does not involve a Third Party Claim (such claim, a “Direct Claim” and with the Third party Claims, sometimes collectively referred to herein as, a “Claim”), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying in reasonable detail the nature of such Third Party Claim or Direct Claim and the amount or estimated amount thereof, which amount or estimated amount shall not be conclusive of the final amount, if any, of such Third Party Claim or Direct Claim (a “Claim Notice”); provided, however, that the failure to give notice shall not relieve the Indemnifying Party of its obligations hereunder unless such failure shall materially prejudice the Indemnifying Party’s ability to defend such Claim.

(b) In the event of a Third Party Claim, the Indemnifying Party will have the right to assume the defense of such Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnifying Party has given notice of the Third Party Claim; provided, however, that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, further provided, however, that the Indemnifying Party shall bear the cost and expense of separate co-counsel retained by the Indemnified Party if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest in respect of which a party refuses to grant an informed waiver and consent, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within the 15 day time period specified above, or (iii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation. So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim, (a) the Indemnifying Party will not consent to the entry of any judgment on, or enter into any settlement with respect to, the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party, does not impose any future obligation on the Indemnified Party, and includes as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party a release from all liability in respect of the Third Party Claim, and (b) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld). In the event that any Indemnified Party or Indemnifying Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim in violation of the preceding sentence, then such violating party shall pay and indemnify fully, hold harmless, and defend the other party against any incremental Damages under this Article IX caused by or arising from such settlement, compromise or consent to the entry of judgment.

(c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within thirty (30) days following receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim. If the Indemnifying Party does not respond within such thirty (30) days, the Indemnifying Party shall be deemed to have accepted responsibility for the Damages set forth in such notice and shall have no right to further contest the validity of such notice. If the Indemnifying Party responds within such thirty (30) days after receipt of the notice and rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as may be available to it under contract or applicable Law.

(d) In addition to (and not in limitation of) the cooperation contemplated by Section 9.03(b), from and after the delivery of a Claim Notice relating to a Third Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives reasonable access to the books, records, personnel and properties of such Indemnified Party to the extent reasonably related to the matters to which the Third Party Claim relates. All such access shall be granted during normal business hours and shall be granted under conditions that will not interfere with the business and operations of such Indemnified Party. The Indemnifying Party shall not, and shall require its representatives to not, use (except in connection with such Third Party Claim) or disclose to any third party other than the Indemnifying Party’s representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 9.03(d).

(e) Parent shall provide the Shareholder with prior written notice (“Parent Payment Notice”) at least five (5) business days prior to its payment of any Claim determined to be payable by Parent to the Shareholder hereunder (“Payable Parent Claim”). Notwithstanding anything contained herein to the contrary, and subject to applicable Law and the availability of authorized shares of Parent Common Stock to satisfy the election, the Shareholder shall have the right (but not the obligation) to receive shares of Parent Common Stock in lieu of cash in satisfaction of such Payable Claim, and shall notify Parent of his election to exercise such right within ten (10) business days of his receipt of any Parent Payment Notice. In the event the Shareholder elects to receive Parent Common Stock in satisfaction of a Payable Parent Claim, such shares of Parent Common Stock shall be valued at their fair market value, as such term is defined in the Escrow Agreement.

Section 9.05 Limitation on Indemnity Payments.

(a) Notwithstanding anything else contained herein to the contrary, no Claim payable by the Shareholder (or the Company prior to Closing) pursuant to this Article IX shall be required until the aggregate amount of Damages incurred by a Parent Indemnified Party exceeds $1,000,000 (the “Shareholder Deductible”); provided, however, that the Claim payable by the Shareholder (and/or the Company prior to the Closing) shall only include such Damages as exceed the Shareholder Deductible. Notwithstanding the foregoing, the Shareholder Deductible shall not apply to any Claims based upon: (i) breach of any covenants or other obligations contained herein, (ii) breach of the representations and warranties contained in Section 3.03 (Capital Structure), Section 3.04 (Title to Company Common Stock), Section 3.05 (Authority; Execution and Delivery), Sections 3.07(a)(B)(iv) and (vi) (No Conflicts; Consents), Section 3.11 (Taxes), Section 3.19(f)(iii) (Government Contracts), Section 3.12 (Benefit Plans), and (iii) fraud or willful misconduct. Clauses (i), (ii), and (iii) are collectively referred to herein as the “Shareholder Carve-Out Indemnification Obligations.”

(b) Notwithstanding anything else contained herein to the contrary, no Claims payable by Parent pursuant to this Article IX shall be required until the aggregate amount of Damages incurred by the Shareholder Indemnified Parties exceeds $100,000 (the “Parent Deductible”); provided, however, that the Claims payable by the Parent shall only include such Damages as exceed the Parent Deductible. Notwithstanding the foregoing, the Parent Deductible shall not apply to any Claims based upon: (i) breach of any covenants or other obligations contained herein, (ii) breach of the representations and warranties contained in Section 4.03 (Capital Structure), Section 4.04(a) and (c) (Authority; Execution and Delivery), Section 4.05 (No Conflicts; Consents), Section 4.07 (Taxes) and Section 4.10 (Trust Funds; Liquidation) and (iii) fraud or willful misconduct. Clauses (i), (ii), and (iii) are collectively referred to herein as the “Parent Carve-Out Indemnification Obligations.”

(c) Subject to the Shareholder’s right to substitute cash for the Escrow Shares as set forth in the Escrow Agreement, the Escrow Shares shall be the exclusive source from which the Parent Indemnified Parties may seek to satisfy the indemnification obligations of the Shareholder under this Article IX (other than the Shareholder Carve-Out Indemnity Obligations) and in no event shall the aggregate liability of the Shareholder (or the Company if the Closing does not occur) under this Article IX (other than the Shareholder Carve-Out Indemnification Obligations) exceed the Escrow Shares. In no event shall the aggregate liability of the Shareholder (or the Company if the Closing does not occur) under this Article IX (including the Shareholder Carve-Out Indemnification Obligations) exceed the Total Merger Consideration. In no event shall the aggregate liability of Parent under this Article IX exceed $25,000,000.

Section 9.06 Calculations of Amounts; Other Limitations. The amounts for which an Indemnifying Party shall be liable under this Article IX shall be net of (i) any specific provision or specific reserve established solely for the matter to which the claim relates made in the Company Financial Statements, (ii) any amounts received by the Indemnified Party under any third party insurance policy in respect of such Damages, (iii) any amounts actually received by the Indemnified Party in respect of claims under any third party indemnification agreements and (iv) the amount of any Tax benefits actually realized by the Indemnified Party resulting from the matter giving rise to the indemnification claim. Without prejudice to the rights of any Indemnified Party, if any Damages sustained by an Indemnified Party are covered by an insurance policy, the Parent Indemnified Party shall use commercially reasonable efforts to collect such insurance. Upon making payment in full in respect of any claim for indemnification, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights of the claiming party against any third party in respect of such claim. All indemnification payments made pursuant to this Article IX shall be deemed to be adjustments to the Total Merger Consideration and, to the extent such payments are taxable to the recipient, the amount of such payments shall be increased so that the recipient will receive on an after-tax basis the full amount of indemnification contemplated by this Article IX.

Section 9.07 Effect on Liability. Except as otherwise provided in this Section 9.07, neither (a) the consummation of the Transaction, or (b) the delay or omission of any party to exercise any of its rights under this Agreement, shall (i) affect the liability of the parties to one another for any breach of this Agreement or (ii) prevent any party from relying on the representations or warranties contained in this Agreement. The right to indemnification payment of Damages or other remedy based on the breach of representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time whether before or after the execution and delivery of this Agreement or the Closing Date with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation, provided, however, that if the Transaction is consummated, then for any breach of any representation, warranty, or any covenant or obligation to be performed prior to Closing that the Shareholder or the Company on the one hand, and Parent on the other hand becomes aware of, and notifies the non-breaching party of prior to Closing (receipt of which by the non-breaching party is evidenced in writing), the non-breaching party shall waive any right to indemnification payment of Damages or other remedy based on such breach.

Section 9.08 No Right of Contribution. The Shareholder shall have no right to seek contribution from Company or any Company Subsidiary or Surviving Company to satisfy any claim made after Closing pursuant to this Article IX.

Section 9.09 Exclusive Remedy. Except in the case of fraud or willful misconduct, the provisions of this Article IX shall constitute the sole and exclusive remedy of the Indemnified Parties from and after the Closing with respect to this Agreement and the Transaction.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to Parent to

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Attention: Jonathan Cohen, Chairman & CEO

Telecopy No.: (203) 661-6331

with a copy to:

Sutherland Asbill &Brennan LLP

1275 Pennsylvania Avenue, N.W.

Suite 200

Washington, DC 20004-2415

Attention: Cynthia Krus

Telecopy No.: (202) 637-3593

(b)	If to the Stockholder to:

R. John Chapel

c/o AVIEL Systems, Inc.

7926 Jones Branch Drive

McLean, VA 22102

Telecopy No.: (703) 336-6007

with a copy to:

Womble Carlyle Sandridge & Rice

8065 Leesburg Pike, 4th Floor

Vienna, VA 22182-2738

Attention: Dean W. Rutley

Telecopy No.: (703) 918-2267

(c)	If to the Company to:

AVIEL Systems, Inc.

7926 Jones Branch Drive

McLean, VA 22102

Attention: R. John Chapel, President and CEO

Telecopy No.: (703) 336-6007

With a copy to:

Womble Carlyle Sandridge & Rice

8065 Leesburg Pike, 4th Floor

Vienna, VA 22182-2738

Attention: Dean W. Rutley

Telecopy No.: (703) 918-2267

Section 10.02 Definitions.

As used in this Agreement, the following terms will have the respective meanings set forth below:

“40-Percent Amount” shall have the meaning set forth in Section 2.01(f).

“Account Agent” means The Bank of New York

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preface.

“Amended Parent Charter” shall have the meaning set forth in Section 1.05(a).

“Assets” means all cash and cash equivalents, marketable securities and Personal Property of Company and Company Subsidiaries, all Contracts, Leases and Property Warranties to which Company or any Company Subsidiary is a party, all Permits held by Company or any Company Subsidiary, all Company Intellectual Property and all other assets of Company or any Company Subsidiary.

“AVIEL” shall have the meaning set forth in the Preface.

“Business Combination Transaction” shall have the meaning set forth in Section 6.07.

“Cash Conversion Obligations” shall have the meaning set forth in Section 4.10(b).

“Cash Consideration” shall have the meaning set forth in Section 2.01(b).

“Certificate of Merger” shall have the meaning set froth in Section 1.03.

“Citizens Debt Obligations” shall mean any and all obligations arising under the Business Loan and Security Agreement dated September 23, 2005 (as from time to time amended, modified or supplemented) by and among Citizens Bank of Pennsylvania, OPTIMUS and PMC.

“Claim Notice” shall have the meaning set forth in Section 9.03.

“Claims Period” shall have the meaning set forth in Section 9.01.

“Closing” shall have the meaning set froth in Section 1.02.

“Closing Date” shall have the meaning set forth in Section 1.02.

“COBRA” shall mean the Consolidated Omnibus Budget reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preface.

“Company Benefit Plans” shall have the meaning set forth in Section 3.12.

“Company Bylaws” shall have the meaning set forth in Section 3.01.

“Company Charter” shall have the meaning set forth in Section 3.01.

“Company Common Stock” shall have the meaning set forth in Section 2.01(a).

“Company Financial Statements” shall have the meaning set forth in Section 3.08(a).

“Company Information” means information about the Company and each Company Subsidiary, supplied or to be supplied by the Shareholder and the Company for inclusion or incorporation by reference, including such information as may be reasonably requested by Parent, reasonably sufficient to permit Parent to prepare and file with the SEC: (i) the Proxy Statement and (ii) any other required filings under the Law.

“Company Intellectual Property” shall have the meaning set forth in Section 3.30.

“Company Litigation Claims” shall have the meaning set forth in Section 3.13(a).

“Company Material Adverse Effect” means any event, fact, condition, change, circumstance, occurrence or effect, which, individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets (including intangible assets), revenues, liabilities, operations, condition (financial or otherwise), licenses or other franchises, or results of operations of the Company and every Company Subsidiary, taken as a whole, except for any such fact, condition, change, circumstance, occurrence or effect constituting, resulting from or arising out of (i) changes, events or developments in or affecting the industry in which the Company and any Company Subsidiaries operate which do not have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, which in each case do not have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, (iii) changes, events or developments in financial or securities markets, general business conditions or the economy in general which in each case do not have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, (iv) any change of Law or any adverse change relating to changes in GAAP which in each case do not have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole and (v) the announcement, execution, performance or consummation of this Agreement or the Transaction.

“Company Subsidiary” means OPTIMUS and PMC.

“Confidentiality Agreement” shall have the meaning set forth in Section 6.04.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses (and all other contracts, agreements or binding arrangements concerning Company Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any exhibits, amendments, and other modifications thereto), to which Company or any Company Subsidiary is a party or which are binding upon Company or any Company Subsidiary or the Assets, and which are in effect on the date hereof, including without limitation the Material Contracts.

“Damages” shall have the meaning set forth in Section 9.02.

“DCAA” means the Defense Contract Audit Agency of the United States Government.

“DGCL” means the General Corporation Law of the State of Delaware.

“Direct Claim” shall have the meaning set forth in Section 9.03.

“Direct Contract Costs” means, with respect to any period, the aggregate amounts of direct costs, as that term is defined at FAR § 2.101 and explained in FAR § 31.202(a), of one or more contracts.

“Disclosure Letters” shall have the meaning set forth in Section 6.16.

“Effective Time” shall have the meaning set forth in Section 1.03.

“Environmental Law” means any federal, state, or foreign Law, statute, treaty, regulation, policy, guidance, order, injunction, judgment or decision of any Governmental Authority relating to the protection of natural resources, the environment and public and employee health and safety and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.) and the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 et seq.), and, in each case, the regulations promulgated pursuant thereto, and any applicable analogous state statutes, and the regulations promulgated pursuant thereto, as such Laws have been amended or supplemented.

“ERISA” shall mean the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning set forth in Section 3.12(a).

“Escrow Agreement” shall have the meaning set forth in Section 2.07.

“Escrow Period” shall have the meaning set forth in Section 2.07.

“Escrow Shares” shall have the meaning set forth in Section 2.07.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as consistently applied by Company, in accordance with the standards of the Public Company Accounting Oversight Board.

“Government Authority” means any federal, state , local, or foreign governmental, quasi-governmental or political body, or any agency or instrumentality of same, or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Government Bid” means any bid or offer made by Company or any Company Subsidiary in the previous three (3) years prior to the Closing Date which, if accepted, would result in a Government Contract or a Task Order under a Government Contract.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that could give rise to liability on the part of Company or any Company Subsidiary, between Company or any Company Subsidiary, on the one hand, and (a) any Governmental Authority, (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor with respect to any contract of a type described in clauses (a) or (b) above, on the other hand. A Task Order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Hazardous Materials” means (a) any compound or chemical that is defined, listed or otherwise classified as a toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical or hazardous waste, medical waste, biohazardous or infectious waste under or regulated by Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; and (c) polychlorinated biphenyls. Hazardous Materials does not include asbestos and asbestos-containing materials.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning set forth in Section 9.03.

“Indemnifying Party” shall have the meaning set forth in Section 9.03.

“Indirect Costs” shall have the meaning set forth at FAR § 2.101 and explained in FAR § 31.203(a) for such term.

“Intellectual Property” shall have the meaning set forth in Section 3.30.

“Judgment” shall have the meaning set forth in Section 3.07(a).

“Knowledge” means with respect to Company and/or the Shareholder, the actual knowledge of the Shareholder, Lori Wilkes, Guy Taylor and D.J. Paine, and means with respect to Parent, the actual knowledge of Jonathan Cohen and Saul Rosenthal.

“Law” means any Law, statute, rule, regulation, ordinance, code, executive order, directive, writ, injunction, settlement, permit, license, decree, judgment, injunction or order.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, option, right of first offer or refusal, transfer restriction, or any other encumbrances on or ownership interests in the Assets or the Company Common Stock, as applicable.

“Lock-up Letter” shall have the meaning set forth in Section 6.11.

“Market Value” shall have the meaning set forth in Section 2.01(f).

“Material Contracts” shall have the meaning set forth in Section 3.15(a).

“Merger” shall have the meaning set forth in the Recitals.

“Moral Rights” shall have the meaning set forth in Section 3.30.

“OPTIMUS” means Optimus Corporation, a Virginia corporation.

“Order” means any judgment, order, decree, writ, ruling, charge or injunction issued by any court or Governmental Authority or administrative body or agency or arbitral authority.

“Ordinary Course of Business” or “Ordinary Course” means an action taken that is recurring in nature, is consistent with past practices and is taken in the ordinary course of the normal day-to-day operations of the Company or any Company Subsidiary.

“Outside Date” shall have the meaning set forth in Section 8.01.

“Parent” shall have the meaning set forth in the Preface.

“Parent Benefits Plan” shall have the meaning set forth in Section 4.13(d).

“Parent Bylaws” shall have the meaning set forth in Section 1.05(b).

“Parent Capital Stock” shall have the meaning set forth in Section 4.03.

“Parent Carve-Out Indemnity Obligations” shall have the meaning set forth in Section 9.05(b).

“Parent Charter” shall have the meaning set forth in Section 1.05(a).

“Parent Committee” shall have the meaning set forth in Section 6.18.

“Parent Common Stock” shall have the meaning set forth in the Recitals.

“Parent Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any exhibits, amendments and other modifications thereto), to which Parent is a party or which are binding upon Parent or its assets, and which are in effect on the date hereof.

“Parent Deductible” shall have the meaning set forth in Section 9.05(b).

“Parent Disclosure Letter” shall mean the letter delivered to the Shareholder and Company containing the disclosures of Parent required under the terms of this Agreement.

“Parent Indemnified Party” shall have the meaning set forth in Section 9.02 hereof.

“Parent Insurance Policies” shall have the meaning set forth in Section 4.11.

“Parent Material Adverse Effect” means any event, fact, condition, change, circumstance, occurrence or effect, which, individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets (including intangible assets), revenues, liabilities, operations, condition (financial or otherwise), licenses or other franchises, results of operations of the Parent, except for any such event, fact, condition, change, circumstance, occurrence or effect constituting, resulting from or arising out of (i) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, which in each case do not have a materially disproportionate effect on Parent (ii) changes, events or developments in financial or securities markets, general business conditions or the economy in general which in each case do not have a materially disproportionate effect on Parent, (iii) any change of Law or any adverse change relating to changes in GAAP which in each case do not have a materially disproportionate effect on Parent and (iv) the announcement, execution, performance or consummation of this Agreement or the Transaction.

“Parent Payment Notice” shall have the meaning set forth in Section 9.04(e).

“Parent Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable and other inchoate Liens, (b) Liens that do not interfere with the use of the properties or assets by Parent and which do not impair the value of such properties or assets, and (c) Liens arising pursuant to the terms of the Wachovia Debt Obligations.

“Parent Preferred Stock” shall have the meaning set forth in Section 4.03.

“Parent SEC Reports” means each report, registration statement and definitive proxy statement filed by Parent with the SEC.

“Parent Stockholder Approval” shall have the meaning set forth in Section 4.04(c).

“Parent Warrants” shall have the meaning set forth in Section 4.03.

“Payable Parent Claim” shall have the meaning set forth in Section 9.04(e).

“Permits” shall mean all federal, state, local or foreign permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, certificates, or orders of, any Governmental Authority or any other Person, required for Company or any Company Subsidiary to own the Assets or conduct Company’s or any Company Subsidiaries’ business as is now being conducted, or in the case of Parent, for Parent to own its assets or conduct its business as is now being conducted.

“Permitted Distributions” means (i) a distribution to the Shareholder at or prior to the Closing in the amount of $880,000 and (ii) the following distributions for the sole purpose of paying the recipients’ Taxes arising from the earnings of AVIEL, OPTIMUS and PMC as a result of such recipients’ status as a present or former shareholder of AVIEL, a Subchapter S corporation and/or OPTIMUS, formerly a Subchapter S corporation and currently a qualified Subchapter S subsidiary, to the extent such Tax liability shall have been incurred by the respective recipient: (a) distributions to the Shareholder for federal and state income Tax obligations arising from 2006 taxable income or 2005 taxable income to the extent such 2005 Taxes attributable to such 2005 taxable income exceed amounts previously distributed by the Company to the Shareholder with respect to such 2005 taxable income, (b) distribution to the Shareholder in the amount of $135,000 on January 20, 2006, for federal and state income Tax obligations for the year 2005, (c) distribution in the amount of $25,000 paid directly to Maryland for Maryland withholding Tax obligations of non-resident shareholders of the Company for the year 2005, and (d) distributions to the Shareholder, Eric Adolphe, Carole Davis and Chris Dougherty in an aggregate amount of $761,102 on April 11, 2006, for federal and state income Tax obligations for the years 2005 and 2006, and (iii) distributions to Eric Adolphe, Carole Davis and Chris Dougherty required pursuant to the section entitled “Tax Payments” of the Redemption Agreements dated January 4, 2006 between OPTIMUS and each of Eric Adolphe, Carole Davis and Chris Dougherty.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable and other inchoate Liens, (b) Liens that do not interfere with the use of the properties or Assets by the Company or any Company Subsidiary and which do not impair the value of such properties or Assets, and (c) Liens arising pursuant to the terms of the Citizens Debt Obligations, the TICC Debt Obligations, the PMC Earn-Out Obligations and the Seller Notes Obligations.

A “Person” means any individual, firm, corporation, partnership, company, limited liability company, unincorporated organization, trust, joint venture, association, Governmental Authority and any other person or entity.

“Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by Company or any Company Subsidiary and used or useful in the conduct of Company’s or any Company Subsidiaries’ business.

“PMC” means Performance Management Consulting, Inc., a Virginia corporation.

“PMC Earn-Out Obligations” shall mean those certain contingent payments up to a maximum amount of $7,400,000, payable by OPTIMUS to Karla Lindstrom, upon the achievement by PMC of certain financial targets described in the Stock Purchase Agreement dated August 22, 2005 by and among OPTIMUS, PMC and Karla Lindstrom, and subject to the further terms and conditions set forth in such agreement.

“Pre-Closing Period” shall have the meaning set forth in Section 3.11(c).

“Property Warranties” means all of Company’s or any of Company Subsidiaries’ rights under any manufacturers’, vendors’ or other warranties relating to the Assets.

“Proxy Statement” shall have the meaning set forth in Section 3.09.

“Registration Rights Agreement” shall have the meaning set forth in Section 6.12.

“Required Consent” shall have the meaning set forth in Section 3.07(b).

“S Corporation” shall have the meaning set forth in Section 1361(a) of the Code.

“SARBOX” shall mean the Sarbanes-Oxley Act of 2002, as amended including all rules and regulations promulgated in connection therewith.

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, including all rules and regulations issued thereunder.

“Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, including all rules and regulations issued thereunder.

“Seller Notes Obligations” shall mean any and all obligations arising under (i) those certain subordinated promissory notes of OPTIMUS dated January 4, 2006, payable to Eric Adolphe in the aggregate principal amount of $5,000,000 and to Carole Davis in the principal amount of $1,000,000 and (ii) that certain promissory note of OPTIMUS dated November 17, 2005, payable to Charles Rodgers in the original principal amount of $344,927.43, in each case as each of such notes may from time to time be amended, modified or supplemented in accordance with its terms.

“Shareholder” shall have the meaning set forth in the Preface.

“Shareholder Carve-Out Indemnity Obligations” shall have the meaning set forth in Section 9.05(a).

“Shareholder and Company Disclosure Letter” shall mean the letter delivered to Parent by the Shareholder and the Company containing the disclosures of the Shareholder and the Company required under the terms of this Agreement.

“Shareholder Deductible” shall have the meaning set forth in Section 9.05(a).

“Shareholder Employment Agreement” shall have the meaning set forth in Section 6.13.

“Shareholder Indemnified Party” shall have the meaning set forth in Section 9.03.

“Software” shall have the meaning set forth in Section 3.30.

“Special Meeting” shall have the meaning set forth in Section 6.01.

“Stock Consideration” shall have the meaning set forth in Section 2.01(b).

“Stock Option Plan” shall have the meaning set forth in Section 6.01.

A “Subsidiary” of any Person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Surviving Corporation” shall have the meaning set forth in Section 1.01(a).

“Task Order” means any task order, delivery order or other type of order issued under a Government Contract.

“Tax” or “Taxes” means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, real property, personal property, environmental (including taxes under Code Section 59A), capital stock, social security (or similar), registration, estimated premium, windfall profit, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any), whether disputed or not.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, elections, statements, reports, schedules, forms and information returns relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreements” shall have the meaning set forth in Section 3.11(c).

“Third Party Claim” shall have the meaning set forth in Section 9.03.

“Third Party Intellectual Property” shall have the meaning set forth in Section 3.30.

“TICC” means Technology Investment Capital Corp.

“TICC Debt Obligations” means any and all obligations arising under the First Amended and Restated Note and Warrant Purchase Agreement dated as of March 27, 2006 (and as from time to time further amended, modified or supplemented) and the senior notes due 2010 in the aggregate principal amount of $14,500,000 by and among TICC, the Company, OPTIMUS and PMC.

“TICC Warrant” means the Common Stock Purchase Warrant dated March 27, 2006 issued by the Company to TICC entitling TICC to purchase from the Company 50 shares of common stock, par value $.001 per share of the Company at an exercise price of $.01 per share, subject to the terms set forth therein.

“Total Merger Consideration” shall have the meaning set forth in Section 2.01(b).

“Transaction” shall have the meaning set forth in Section 1.01(b).

“Transaction Agreements” shall have the meaning set forth in Section 1.01(b).

“Treasury Regulations” shall mean the income Tax regulations promulgated pursuant to the Code.

“Trust Account” means the account established and maintained pursuant to the terms of the Trust Account Agreement.

“Trust Account Agreement” shall mean the agreement dated as of July 1, 2005 by and between Parent and the Bank of New York, as account agent.

“Trustee” shall mean The Bank of New York.

“United States Government” means the government of the United States of America, its agencies and instrumentalities.

“Virginia Code” shall have the meaning set forth in the Recitals.

“Wachovia Debt Obligations” means any and all obligations arising under the terms of the Promissory Note dated November 8, 2005 by and between Parent and Wachovia Bank, National Association, entitling Parent to borrow up to a maximum principal amount of $1,000,000, and any amendment to such Promissory Note or issuance of a new Promissory Note entitling Parent to borrow up to an additional maximum principal amount of $1,000,000.

Section 10.03 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement is the result of negotiations between the parties and shall not be deemed or construed as having been drafted by any one party. Each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits attached hereto) and have contributed to its revision. The rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.06 Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transaction.

Section 10.07 Governing Law. This Agreement shall be deemed to have been made in the State of New York. All issues and questions concerning the Merger will be governed by Delaware Law, without reference to conflicts of Laws principles. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed, interpreted and construed in accordance with and by the Laws of the State of New York, without reference to conflicts of Laws principles. Each party consents and agrees that the United States District for the Southern District of New York or New York State Supreme Court in the County of New York shall have exclusive jurisdiction for the purpose of an action to enforce this Agreement or any dispute arising hereunder or involving the Transaction or in connection herewith or therewith, and that no action or proceeding will be brought in any jurisdiction other than the United States District Court for the Southern District of New York or New York State Supreme Court in the County of New York to hear and determine any claims or disputes pertaining to the Transaction Agreements or any matter arising therefrom. Each party expressly submits and consents, in advance, to personal jurisdiction and venue in such Court solely for such matters, and expressly and irrevocably waives any claim or defense in such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Each party expressly waives personal service of a summons and complaint, or other process or papers, commencing an action under this Section, provided that such party’s attorneys, or agents identified in Section 10.01 are served by hand delivery with such summons and complaint, or other process or papers, at the addresses provided in Section 10.01 of this Agreement, or such parties are provided with notice of such summons and complaint, or other process or papers in accordance with the notice provisions, and at the addresses provided in, Section 10.01 of this Agreement.

Section 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.09 Injunction. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any New York state court or any federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 10.10 WAIVER OF JURY TRIAL. ALL OF THE PARTIES HERETO EXPRESSLY WAIVES THEIR RIGHTS TO A TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE TRANSACTIONS. ALL OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT THEY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT THEY WILL CONTINUE TO RELY ON THIS WAIVER IN FUTURE DEALINGS. ALL OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT THEY HAVE REVIEWED THIS WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL AND THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, Parent, the Shareholder and the Company have duly executed this Agreement, all as of the date first written above.

TAC ACQUISITION CORP.

By:	/s/ JONATHAN H. COHEN
Name:	Jonathan H. Cohen
Title:	Chairman and Chief Executive Officer

AVIEL SYSTEMS, INC.

By:	/s/ R. JOHN CHAPEL
Name:	R. John Chapel
Title:	President and Chief Executive Officer

R. JOHN CHAPEL as the Shareholder

/s/ R. JOHN CHAPEL

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1, dated July 28, 2006, to the Agreement and Plan of Merger (“Merger Agreement”), dated as of June 9, 2006, by and among TAC Acquisition Corp., AVIEL Systems, Inc. and R. John Chapel.

IT IS HEREBY AGREED, that the Merger Agreement is amended as follows:

1. The definition of “Parent Stockholder Approval” contained in Section 10.02 of the Merger Agreement is hereby restated in its entirety as follows:

“Parent Stockholder Approval” shall have the meaning set forth in Section 4.04(c), except that for purposes of Sections 7.01(a) and 8.01(b)(iv), Parent Stockholder Approval shall not include the vote of holders of Parent Capital Stock necessary to approve the Amended Parent Charter (other than the vote of holders of Parent Capital Stock necessary to approve Article First of the Amended Parent Charter, which changes the name of Parent to AVIEL) and the Stock Option Plan.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Merger Agreement to be executed as of the date first written above.

TAC ACQUISITION CORP.

By:	/S/ JONATHAN H. COHEN
Name: Jonathan H. Cohen
Title: Chairman and Chief Executive Officer

AVIEL SYSTEMS, INC.

By:	/S/ R. JOHN CHAPEL
Name: R. John Chapel
Title: President and Chief Executive Officer

R. JOHN CHAPEL as the Shareholder

/S/ R. JOHN CHAPEL

ANNEX B

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TAC ACQUISITION CORP.

Pursuant to Section 242 and Section 245 of the General Corporation Law of Delaware, as the same now exists or may hereafter be amended (the “DGCL”), TAC Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby submits the following for the purpose of amending and restating its Certificate of Incorporation, as amended and restated, and hereby certifies as follows:

1. The name of the corporation is “TAC Acquisition Corp.”

2. The Corporation’s initial certificate of incorporation was filed in the office of the Secretary of State of the State of Delaware on March 3, 2005.

3. The Corporation’s first amended and restated certificate of incorporation was filed in the office of the Secretary of State of the State of Delaware on March 10, 2005.

4. The Corporation’s second amended and restated certificate of incorporation was filed in the office of the Secretary of State of the State of Delaware on June 1, 2005 (the “Second Amended and Restated Certificate of Incorporation”).

5. This amended and restated certificate of incorporation (this “Certificate of Incorporation”) restates, integrates and further amends the Second Amended and Restated Certificate of Incorporation in its entirety as set forth in the text attached hereto as Exhibit A.

6. This Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the DGCL and will be effective upon filing.

IN WITNESS WHEREOF, said TAC Acquisition Corp. has caused this Certificate of Incorporation to be signed by its President and Chief Executive Officer, this              day of                      2006.

TAC ACQUISITION CORP.

By:
,

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TAC ACQUISITION CORP.

FIRST: The name of the Corporation is AVIEL Systems, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

1. The total number of shares that the Corporation is authorized to issue is Four Hundred One Million (401,000,000), of which: (a) Four Hundred Million (400,000,000) shares shall be Common Stock, par value of $0.0001 per share (“Common Stock”); and (b) One Million (1,000,000) shares shall be Preferred Stock, par value of $0.0001 per share (“Preferred Stock”).

2. The board of directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number or shares of such series then outstanding, and to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions of the shares of each such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for a vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment (including any certificate of designation relating to any series of Preferred Stock) to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, it is further provided:

1. The business and affairs of the Corporation shall be managed by, or under the direction of the Board.

2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any written consent by such stockholders.

3. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board acting pursuant to a resolution adopted by a majority of the Whole Board and any power of stockholders to call a special meeting of stockholders is specifically denied.

Only such business as shall have been stated in the notice of a special meeting of stockholders shall be considered at such special meeting. For purposes of this Certificate of Incorporation, the “Whole Board” shall mean the total number of directors then fixed in accordance with this Certificate of Incorporation, whether or not there are any vacancies.

SIXTH:

1. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the Corporation’s first annual meeting of stockholders following the initial classification of the Board upon the effectiveness of this Certificate of Incorporation, with the term of office of the second class to expire at the Corporation’s second annual meeting of stockholders following the initial classification of the Board upon the effectiveness of this Certificate of Incorporation and with the term of office of the third class to expire at the Corporation’s third annual meeting of stockholders following the initial classification of the Board upon the effectiveness of this Certificate of Incorporation, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election and with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her death, retirement, resignation or removal.

2. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, retirement, resignation, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law or this Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3. Election of directors need not be by written ballot.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

5. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise provided in this Certificate of Incorporation or required by law, any director, or all of the directors, may be removed from the Board with or without cause, but only by the affirmative vote of the holders of at least 66- 2/3% of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class.

SEVENTH: The power to adopt, amend or repeal the Bylaws may be exercised by the Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 66- 2/3% of the aggregate voting power of the then-outstanding voting shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of Sections 13 or 14 of Article II, Section 2 of Article III, Article VIII and Section 6 of Article IX of the Bylaws.

EIGHTH: The following paragraphs shall apply with respect to liability and indemnification of officers and directors:

1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither any amendment, repeal or modification of this article nor the adoption of any provision of this Certificate of Incorporation or the Bylaws inconsistent with this article shall adversely affect any right or protection of a director of the Corporation with respect to events occuring prior to the time of such amendment, repeal, modification or adoption.

2. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which such persons may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. In addition, the Corporation may, to the extent authorized from time to time by the Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those indemnification rights of directors and officers set forth in this paragraph or the Bylaws. Neither any amendment, repeal or modification of this article nor the adoption of any provision of this Certificate of Incorporation or the Bylaws inconsistent with this article shall adversely affect any right or protection of a director or officer of the Corporation with respect to events occuring prior to the time of such amendment, repeal, modification or adoption.

3. In addition to the right to indemnification provided in foregoing paragraphs of Article Eighth, the Corporation shall advance expenses (including attorneys’ fees) incurred by any director or officer of the Corporation (“Indemnitee”) in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative, or investigative action, suit or proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation; provided however, that the payment of such expenses shall be conditioned upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the

Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66- 2/3% of the voting power of the then-outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, or this Article TENTH. All rights conferred upon stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

AMENDED AND RESTATED

BYLAWS

OF

AVIEL SYSTEMS, INC.

ARTICLE I

Offices

Section 1. Principal and Registered Offices. The principal office of the Corporation shall be located at such place as the Board of Directors (the “Board”) may specify from time to time. The registered office of the Corporation shall be located at such place as set forth in the Corporation’s Certificate of Incorporation, as may be amended or restated and in effect from time to time (the “Charter”).

Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be designated in the notice of the meeting.

Section 2. Annual Meetings. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the Board.

Section 3. Special Meetings. Except as otherwise provided in the Charter, and subject to the rights of holders of any series of preferred stock then outstanding, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer, the President or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the “Whole Board” shall mean the total number of directors then fixed in accordance with the Charter, whether or not there are any vacancies. Only such business as shall have been stated in the notice of a special meeting of stockholders shall be considered at such special meeting.

Section 4. Cancellation of Meetings. Any previously scheduled meeting of stockholders may be postponed, and, unless the Charter provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the directors then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 5. Notice of Meetings. Written or printed notice shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting by delivering a written notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his last address as it appears on the stock records of the Corporation. The notice shall state the time and place of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (if authorized by the Board in its sole discretion pursuant to the Delaware General Corporation Law, as may be amended from time to time the “DGCL”) and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting. It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the President or other person or persons calling the meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings or (ii) all, and at least two (2) payments (if sent by first-class mail), of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. The exception to the requirement that notice be given set forth in clause (i) above shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 6. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Charter.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy may be granted in writing or otherwise as permitted under Section 212(c) or any other provision of the DGCL. A duly executed proxy shall be irrevocable if it so states and it is coupled with an interest sufficient in law to support an irrevocable power.

Section 8. Quorum. Except as otherwise required by any provision of the DGCL or the Charter, the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Voting of Shares. Each outstanding share of capital stock of the Corporation shall, subject to Article II, Section 11, be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Charter. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, the Charter, or these Bylaws. Directors shall be elected by a plurality of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 11. Record Date. The Board may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for the purpose of any other lawful action. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for: (i) determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 12. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every stockholders meeting, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. The stock records of the Corporation shall be the only evidence of who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 13. Proposals by Stockholders at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given in accordance with these Bylaws; (ii) properly brought before the meeting by or at the direction of the Board; or (iii) properly brought before the meeting by a stockholder that (A) is a stockholder of record on the date of the giving of notice provided for in this Article II, Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) complies with the notice procedures set forth in this Article II, Section 13. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely and unless waived by formal action of the Board, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than sixty (60) and not more than ninety (90) calendar days in advance of the date that is the one year anniversary of the notice date in the Corporation’s proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the one year anniversary of the previous year’s annual meeting of stockholders, notice by a stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the tenth (10th) day following the day notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made (via press release reported by a national news service or via a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), whichever occurs first; provided that public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of such notice by a stockholder.

To be properly brought before an annual meeting, a stockholder’s notice must set forth (in addition to any information required by applicable law) : (1) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder and the beneficial owner on whose behalf the proposal is made; (4) any material interest, direct or indirect, of the stockholder and such beneficial owner in such business; and (5) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II, Section 13. The officer presiding at such annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 13 and that such business shall not be transacted.

In addition to the foregoing provisions of this Article II, Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act, the rules and regulations thereunder and the DGCL with respect to matters set forth in this Article II, Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 14. Nominations by Stockholders at Annual Meeting. Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 14 shall be eligible for election as directors, except as otherwise may be provided in the Charter with respect to the right of holders of any series of preferred stock then outstanding. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board (or any committee thereof) or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 14. Any such nomination by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of Article II, Section 13. For such nomination to be properly made, such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice, the information required to be provided pursuant to Article II, Section 13. At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination that pertains to the nominee. No stockholder nominee shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 14. The officer presiding at such annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws and that the defective nomination shall be disregarded.

In addition to the foregoing provisions of this Article II, Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 14. Nothing in this Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 15. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or, in the absence thereof, (i) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (ii) any officer of the Corporation appointed by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the officer presiding at the meeting appoints.

The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s) to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the officer presiding at the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the officer presiding at the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in his or her judgment, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business of the meeting, rules or regulations to maintain order and the safety of those present, limitations on the time allotted for questions or comments, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). Unless and to the extent determined by the Board or the officer presiding at any meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 16. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Charter or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to which the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the failure to treat such inability as a revocation shall not invalidate any meeting or other action. This Article II, Section 16 shall not apply to those situations in which notice by electronic transmission is not permitted in accordance with Section 232 of the DGCL.

Notice given pursuant to the preceding paragraph shall be deemed given if by (i) facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice and (iv) any other form of electronic transmission, when directed to the stockholder.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, except as otherwise provided by law, the Charter or these Bylaws.

Section 2. Number, Term and Qualification. The Board shall consist of not less than three or more than ten members as fixed from time to time in accordance with the terms of the Charter. Each director shall hold office until the expiration of the term for which elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. No reduction in the number of directors shall have the effect of removing any director before such director’s term of office expires. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3. Removal. Except as otherwise provided in the Charter or required by law, directors may be removed from office with or without cause only by a vote of stockholders who hold at least 66- 2/3% of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote on the election of directors. If any directors are so removed, new directors may be elected at the same meeting.

Section 4. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. Except as may otherwise be provided in the Charter or required by law, any newly created directorship resulting from any increase in the authorized number of directors and any vacancy in the Board resulting from death, resignation, retirement, removal or other cause shall, unless otherwise provided by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and each director so chosen shall hold office until expiration of the term for which elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal.

Section 6. Compensation. The Board shall have the authority to fix the compensation of directors for service in such capacity and may provide for the payment or reimbursement of expenses incurred by the directors in connection with such service. Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

Meetings of Directors

Section 1. Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following, and at the same location as, the annual meeting of the stockholders, and no notice of such annual meeting shall be required; provided that the Board may fix another time and place for such annual meeting in which case it shall provide notice in the manner provided herein for special meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 2. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the directors then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3. Notice of Special Meetings. The Secretary or other person or persons calling a meeting for which notice is required shall give notice of each special meeting of the Board to each director personally, by telephone or by mail, electronic transmission, overnight mail, courier service or telegram, postage or charges prepaid, at his or her address as shown on the records of the Corporation. If the notice is: (i) given by telephone, electronic transmission, facsimile or hand delivery, it shall be deemed adequate if given at least twelve (12) hours prior to the time set for the meeting; (ii) mailed, it shall be deemed adequate if deposited in the United States mail at least four (4) calendar days before the date of the meeting; (iii) delivered by overnight mail, courier service or telegram, it shall be deemed adequate when delivered to the overnight mail or courier service company or telegraph company at least forty-eight (48) hours before such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation. Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Charter or these Bylaws.

Section 4. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at a meeting of the Board. Any regular or special meeting may be adjourned from time to time by a majority of those present, whether or not a quorum.

Section 5. Manner of Acting. Except as otherwise provided by law, the Charter or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business.

Section 7. Meeting by Use of Conference Telephone. Any one or more directors or members of a committee may participate in a meeting of the Board or any of its committees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

Committees

Section 1. Designation of Committees. The Board may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these Bylaws or in a resolution of the Board, shall have and may exercise all the lawfully delegable powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 2. Executive Committee. There may be an Executive Committee of not more than three directors designated by resolution passed by a majority of the directors then in office. Such committee may meet at stated times, or on notice to all by any of their own number. During intervals between meetings of the Board, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that the Executive Committee shall not have authority to authorize or approve, or to recommend to the stockholders, the following matters:

(a) Any action or matter required by law to be submitted to the stockholders for their approval.

(b) The designation of an Executive Committee or any other committee having power to exercise any of the authority of the Board in the management of the Corporation or the filling of vacancies in the Board or in such committee.

(c) The fixing of compensation of the directors for serving on the Board or on such committee.

(d) The amendment or repeal of any bylaw or the adoption of any new bylaw.

(e) The amendment or repeal of any resolution of the Board that by its terms shall not be so amendable or repealable.

Vacancies in the membership of the Executive Committee shall be filled by a majority of the directors then in office.

Section 3. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board when required by the Board.

Section 4. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article IV applicable to meetings and actions of the Board, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by the Board and that the Board may adopt rules for any committee not inconsistent with the provisions of these Bylaws.

ARTICLE VI

Officers

Section 1. Titles. The officers of the Corporation shall be elected by the Board and shall consist of a President, a Secretary and a Treasurer. The Board may also elect a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as may be elected in accordance with Section 3 of this Article VI. Except as otherwise provided in these Bylaws, officers shall have the authority and perform the duties as from time to time may be prescribed by the Board or the officer electing such officer in accordance with Section 3 of this Article VI. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Election and Term. The officers of the Corporation shall be elected by the Board at the regular meeting of the Board held each year immediately following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation, retirement or removal.

Section 3. Subordinate Officers. The Board may elect, or empower the Chief Executive Officer or the President to elect, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer or President may from time to time determine.

Section 4. Removal, Resignation and Vacancy. Any officer may be removed, with or without cause, by the Board, but removal shall be without prejudice to any contract rights of the officer removed. Election of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation, effective as of the date of receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to any rights of the Corporation under any contract to which the officer is a party. Any vacancy among the officers may be filled by the Board or otherwise in accordance with Section 4 of this Article VI.

Section 5. Chairman of the Board. The Chairman of the Board, if such officer is elected, shall preside at meetings of the Board and of stockholders and shall have such other authority and perform such other duties as the Board shall designate or as may be prescribed by these Bylaws. The Vice Chairman of the Board, if such officer is elected, shall fulfill the duties of the Chairman of the Board in his or her absence.

Section 6. Chief Executive Officer. The Chief Executive Officer, if such officer is elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation, shall report directly to the Board and shall have such other powers and perform such other duties as the Board shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 7. President. In the absence or inability or refusal to act of the Chief Executive Officer, the President shall have all of the powers and duties of the Chief Executive Officer. The President shall have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 8. Vice Presidents. In the absence or inability or refusal to act of the President, the Vice President(s), if any are elected, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall have all of the powers and duties of the President. Each Vice President shall have such other powers and duties as the Board, the Chief Executive Officer or the President shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 9. Chief Financial Officer. The Chief Financial Officer, if such officer is elected, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board or the Chief Executive Officer, disburse the funds of the Corporation as may be ordered by the Board, render to the Board and the Chief Executive Officer, upon request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 10. Treasurer. In the absence or inability or refusal to act of the Chief Financial Officer, the Treasurer shall have all of the powers and duties of the Chief Financial Officer. The Treasurer shall have such other powers and duties as the Board, the Chief Executive Officer or the Chief Financial Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 11. Assistant Treasurers. In the absence or inability or refusal to act of the Treasurer, the Assistant Treasurer(s), if any are elected, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and duties of the Treasurer. The Assistant Treasurer(s) shall have such other powers and duties as the Board or the Treasurer shall designate or as prescribed by these Bylaws.

Section 12. Controller and Assistant Controllers. The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and duties as the Board or the Chief Executive Officer shall designate. In the absence or inability or refusal to act of the Controller, the Assistant Controller(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and perform the duties of the Controller. The Assistant Controllers shall have such other powers and duties as the Board or the Controller shall designate.

Section 13. Secretary. The Secretary shall keep or cause to be kept accurate records of the acts and proceedings of all meetings of stockholders and of the Board and of all committees of the Board and shall give or cause to be given all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep at the principal office of the Corporation (or at the office of the Corporation’s transfer agent or registrar) a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each. The Secretary shall have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 14. Assistant Secretaries. In the absence or inability or refusal to act of the Secretary, the Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and duties of the Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as the Board or the Secretary shall designate or as prescribed by these Bylaws.

Section 15. Voting of Stock. Unless otherwise ordered by the Board, either the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any Corporation in which this Corporation may hold stock and, at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation possesses. The Board may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

Capital Stock

Section 1. Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Charter as shall be approved by the Board. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer; provided, that where a certificate is signed by a transfer agent or assistant transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation or a facsimile thereof. The Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed as set forth above.

Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative to the Corporation or its transfer agent, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 4. Regulations. The Board shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 5. Lost Certificates. The Corporation may issue a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. The Corporation may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed or with respect to the issuance of such new certificate.

ARTICLE VIII

Indemnification

Section 1. Right to Indemnification in Proceedings other than those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the DGCL, as the same exists or as may be amended (but, in the case of any amendment, only to the extent such amendment permits broader indemnification rights than such law permitted the Corporation provided prior to such amendment). Such indemnification shall, unless otherwise provided when authorized or ratified, continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Corporation under this Section or otherwise (hereinafter an “undertaking”).

Section 2. Right to Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit to the fullest extent permitted by the DGCL, as the same exists or as may be amended (but, in the case of any amendment, only to the extent such amendment permits broader indemnification rights than such law permitted the Corporation provided prior to such amendment).

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL in order to empower the Corporation to indemnify him or her. Neither the failure of the Corporation (including, without limitation, its independent legal counsel, its stockholders or the Board) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its independent legal counsel, its stockholders or the Board) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses hereunder or otherwise shall be on the Corporation.

Section 4. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 6. Certain Definitions. For purposes of this Article VIII, references to: (i) “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (iii) “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

Section 7. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and the advancement of expenses to any employee or agent of the Corporation, to any other person serving the Corporation or to any person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and such rights may be equivalent to, or greater or less than, the rights conferred in this Article VIII to directors and officers of the Corporation.

Section 8. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

General Provisions

Section 1. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and “Delaware” around the perimeter, and the words “Corporate Seal” in the center and may be adopted or altered by or at the direction of the Board. The Corporation may use the seal by causing it or a facsimile thereof to be impressed, affixed or reproduced.

Section 3. Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board or officers designated by the Board may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board may from time to time designate.

Section 4. Bond. The Board may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board shall from time to time determine.

Section 6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted at any annual meeting or at any special meeting of stockholders called for the purpose of considering such action by the affirmative vote of the holders of at least a majority of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation, voting together as a single class; provided that the affirmative vote of the holders of at least 66- 2/3% of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of Section 13 or 14 of Article II, Section 2 of Article III, Article VIII and Section 6 of Article IX of these Bylaws.

These Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board acting pursuant to Article IV, but the stockholders of the Corporation may adopt, amend or repeal any bylaw whether adopted by the Board or otherwise.

ANNEX C

AVIEL SYSTEMS, INC.

2006 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE: The purpose of the AVIEL Systems, Inc. 2006 Long-Term Incentive Plan is to provide certain employees, directors and consultants of AVIEL Systems, Inc. and its Affiliates (as hereinafter defined) with the opportunity to receive stock-based long-term incentive grants in order to attract, retain and motivate key individuals and to align their interests with those of the Company’s shareholders.

SECTION 2. EFFECTIVE DATE: This Plan has been adopted by the Board of Directors of the Company and approved by the Company’s shareholders in [            ], 2006. Unless terminated earlier as provided herein, the Plan shall terminate ten years from the adoption of the Plan by the Board of Directors of the Company. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.

SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b)	“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of, or in addition to, other compensation owed to a Participant.

(c)	“Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(e)	“Change of Control” means:

(i)	Whether effectuated in one transaction or a series of related transactions, the sale, exchange or other disposition of substantially all of the Company’s assets, on a consolidated basis;

(ii)	Whether effectuated in one transaction or a series of related transactions, a merger, share exchange, consolidation or other reorganization or business combination in which the Company, or one of its consolidating Affiliates, is not the surviving or continuing corporation, or in which the Company’s shareholders holding fifty percent (50%) or more of the then outstanding voting power of the Company become entitled to receive cash, securities of the Company other than voting common stock, or securities of another issuer; or

(iii)	the occurrence of any other change of control event, as defined by the Board and set forth in the Award Agreement.

Notwithstanding the foregoing, the meaning of Change of Control shall not include (a) the merger, share exchange, consolidation or other reorganization or business combination by or with any employee benefit plan (or related trust) of the Company or its consolidating Affiliates, or any other entity with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company; or approval by the holders of the stock of the Company for a merger, share exchange, consolidation or other reorganization or business combination, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock of the Company immediately prior to such merger, share exchange, consolidation or other reorganization or business combination shall, following such transaction, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; and (b) any event described in sections i, ii, and iii above, where simultaneously to, or resulting from such event, (x) the Plan is assumed in substantially the same form as existing prior to such event and each Participant retains their then current Award or is given a replacement Award of equal or greater value to the Award existing prior to such event and (y) the Participant’s employment or service continues for one (1) year or more following the date of consummation of any event described in sections i, ii, and iii above.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(g)	“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more directors who meet the criteria of “independent directors” as defined by the exchange on which the Company’s stock is traded, “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

(h)	“Company” shall mean AVIEL Systems, Inc., a Delaware corporation.

(i)	“Consultant” shall mean any person engaged by the Company or an Affiliate to render services to such entity as a consultant or advisor.

(j)	“Date of Grant” shall means the date on which an Award is granted.

(k)	“Director” shall mean a member of the Board.

(l)	“Disability” means total and permanent inability, by reason of illness or accident, to perform the duties of the Participant’s occupation or position with the Company, as determined by the Board based upon medical evidence acceptable to the Board.

(m)	“Eligible Employee” shall mean an employee of the Company or any Affiliate.

(n)	“Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount, except in the case of Substitute Awards, shall not be less than the Fair Market Value of a Share on the date such Award is granted.

(o)	“Fair Market Value” as of a particular date shall mean the fair market value of a Share. If the Shares are admitted to trading on a national securities exchange, fair market value of the Shares on any date shall be the closing price reported for the Shares on the last day preceding such date on which a sale was reported. If the Shares are not admitted to trading on a national securities exchange, then the fair market value of the Shares shall be determined by the Board in its sole discretion and in good faith and in a manner that complies with the requirements of Section 409A of the Code.

(p)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

(q)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option. Any Option that is not specifically designated as an Incentive Stock Option shall be a Nonqualified Stock Option.

(r)	“Option” shall mean the right to purchase a number of Shares granted pursuant to Section 7, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(s)

“Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an

Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 10.

(t)	“Participant” shall mean a current or former Eligible Employee, Consultant, or Director selected by the Committee to receive an Award under the Plan.

(u)	“Plan” shall mean the AVIEL Systems, Inc. 2006 Long-Term Incentive Plan, as amended from time to time.

(v)	“Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

(w)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

(x)	“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

(y)	“Shares” shall mean shares of common stock, $0.0001 par value, of the Company.

(z)	“Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 8.

(aa)	“Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 4. ADMINISTRATION:

(a)	Subject to the express provisions of this Plan and actions of the Board, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to designate Participants, to determine the terms and conditions of Awards, and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall act pursuant to a majority vote or unanimous written consent. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall, subject to the provisions of the Plan and actions of the Board, be conclusive and binding.

(b)	All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

(c)	Notwithstanding the provisions of Section 4(a), the Committee and/or the Board may, in accordance with applicable law and by a resolution adopted by the Committee and/or the Board, authorize one or more officers of the Company to designate Eligible Employees and Consultants, other than the officer or officers so authorized, who are not members of the Board or officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, to receive Awards, and to determine the number and types of Awards to be granted to such Participants, provided, however, that the resolution adopted by the Committee or the Board so authorizing such officer or officers shall specify the total number and the terms (including the exercise price, if applicable, which may include a formula by which such price may be determined) of Awards such officer or officers may so grant, and may specify such other terms and conditions as the Committee or Board shall determine.

SECTION 5. SHARES AVAILABLE FOR AWARDS

(a)	Subject to adjustment as provided in Section 5(f), the maximum number of Shares available for issuance under the Plan shall be [12.5% of the outstanding shares of common stock of the Company at the Closing Date ].

(b)	If any Shares are subject to an Award that is forfeited, is settled in cash, expires, or is otherwise settled without the issuance of the full number of Shares underlying the Award, any such Shares covered by such Award shall again be available for issuance under the Plan. Any Shares that are tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award shall not be available for Awards under the Plan.

(c)	Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(f) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan. All Shares available for issuance under this Plan may be subject to Options which intend to qualify as Incentive Stock Options pursuant to Code Section 422. However, subject to adjustment pursuant to Section 5(f), the aggregate number of Incentive Stock Options available for issuance shall not exceed .

(d)	Notwithstanding the foregoing, the maximum number of Shares that may be issued for awards of Restricted Stock or Restricted Stock Units shall not exceed twenty-five percent (25%) of the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(f).

(e)	Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(f)	In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award, provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(f) shall be rounded to the nearest whole number.

SECTION 6. ELIGIBILITY: The Committee from time to time may designate in its sole discretion which Eligible Employees, Consultants, and Directors shall become Participants under the Plan. However, only an Eligible Employee may receive an Incentive Stock Option. The Committee’s grant of an Award to a Participant in any year does not entitle the Participant to an Award in any other year. Furthermore, the Committee may grant Awards on different terms to different Participants and/or to the same Participant if the Participant is awarded more than one Award. The Committee may consider such factors as it deems pertinent in selecting Participants and in determining the types and sizes of their Awards. Participants may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. The Committee shall determine the effect, if any, on the vesting, exercisability, retention and/or forfeiture of an Award as a result of any decreased level of employment during any period in which a Participant is on an approved leave of absence or is employed on a less than full time basis, and the Committee may take into consideration any accounting consequences to the Company in making any such adjustment. Nothing in the Plan or any Award, or in any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee, Director or Consultant the right to continue in the employ or service of the Company, or of its Affiliates, or effect any right which the Company or its Affiliates may have to terminate the employment or service of such Eligible Employee, Director, or Consultant regardless of the effect of such termination of employment or service on the rights of the Eligible Employee, Director or Consultant under the Plan or any Award.

SECTION 7. OPTIONS: Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Employees, Directors, or Consultants Options in such amounts and on such terms as the Committee determines in its sole discretion. Except as otherwise limited herein, an Option may be in the form of an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant an Option alone or in addition to another Award. Each Option shall satisfy the following requirements:

(a)	Award Agreement. Each Option granted to a Participant shall be evidenced by an Award Agreement. The terms of the Award Agreement need not be identical for different Participants or for the same Participant if awarded more than one Option. The Award Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 7.

(b)	Designation of Type of Option. Each Option Award Agreement shall state on its face whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(c)	Number of Shares. Each Award Agreement shall specify the number of Shares that the Participant may purchase upon exercise of the Option.

(d)	Exercise Price. Each Option Award Agreement shall specify the Exercise Price of the Option represented by the Option Award Agreement.

(e)	Duration of Option.

(i)	Incentive Stock Option. Except as otherwise provided in this Section 7, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

(ii)	Nonqualified Stock Option. Except as otherwise provided in this Section 7, a Nonqualified Stock Option shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date set by the Committee on the Date of Grant.

(f)	Vesting of Option. The Award Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time.

(g)	Death. If a Participant dies, an Option granted to the Participant shall expire on the earlier of the one-year anniversary of the date of the Participant’s death or the date specified in Section 7(e) of the Plan. During the period commencing with the date of the Participant’s death and expiring on the date that falls on the earlier to occur of the one-year anniversary of the date of the Participant’s death and the date specified in Section 7(e) of the Plan, the Option may be exercised by the beneficiary or the estate of the Participant to the extent it could have been exercised at the time the Participant died, subject to any adjustment under Section 5(f) of the Plan.

(h)	Disability. If the Participant terminates employment or service with the Company because of his Disability, an Option granted to the Participant shall expire on the earlier of the one-year anniversary of the Participant’s last day of employment with the Company or the date specified in Section 7(e) of the Plan. During the period commencing on the date of the Participant’s termination of employment or service by reason of Disability and expiring on the date that falls on the earlier to occur of the one-year anniversary of the date the Participant terminated employment or service due to his Disability and the date specified in Section 7(e) of the Plan, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Participant terminated employment due to his Disability, subject to any adjustments under Section 5(f) of the Plan.

(i)

Involuntary Termination Due to Layoff or Reduction in Force. If the Company terminates a Participant’s employment or service by reason of layoff or reduction in force, an Option granted to the Participant shall expire on the earlier of 90 days after the Participant’s last day of employment or the date specified in Section 7(e) of the Plan. During the period commencing on the date of the Participant’s termination of employment or service by reason his layoff or reduction in force and expiring on the date that falls on the earlier to occur of the 90 days from the date the Participant terminated employment or service due to his layoff or reduction in force and the date specified in

Section 7(e) of the Plan, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Participant terminated employment due to his layoff or reduction in force, subject to any adjustments under Section 5(f) of the Plan.

(j)	Termination of Service. Subject to Section 7(e) of the Plan, if the Participant’s employment or service with the Company terminates for any reason other than death, Disability, layoff or reduction in force, an Option granted to the Participant shall expire 30 days after the Participant’s last day of employment or service, unless the Committee sets a later or earlier expiration date in the Award Agreement. During the period commencing on the date of termination of Participant’s employment or service hereunder and expiring on the date that falls on the earlier to occur of 30 days after Participant’s termination date and the date specified in Section 7(e) of the Plan, the Option may be exercised as to the number of Shares for which the Option would have been exercisable on the date of termination of employment or service hereunder, subject to any adjustment under Section 5(f) of the Plan. An Incentive Stock Option may not expire more than 90 days after termination of the Participant’s employment without disqualifying the Option’s status as an Incentive Stock Option. During any period after a Participant’s termination of employment during which an Option is exercisable, the Option shall be exercisable only to the extent it is exercisable on the date the Participant’s employment or service terminates, subject to any adjustment under Section 5(f) of the Plan. For purposes of this Plan, “termination of employment”, “last day of service” or other terms of similar import shall mean the date the Participant ceases to serve as a employee, Consultant or Director of the Company or its Affiliates, except that an approved leave of absence or approved employment on a less than full time basis may constitute employment at the Committee’s discretion. The Committee shall also have the right to determine whether any corporate transaction, such as a sale or spin-off of a division, business unit, joint venture or Affiliate that employs a Participant, shall be deemed to result in a termination of employment or service with the Company for purposes of any affected Participant’s Awards.

(k)	Cause. Notwithstanding any provisions set forth in the Plan, if the Participant (i) has been convicted of a felony, (ii) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (iii) breaches any covenant not to compete or employment agreement with the Company, or (iv) is grossly negligent in the performance of his employment duties or willfully and continuously fails to perform substantially his duties with the Company as set forth in any agreement with the Company or pursuant the Company’s Handbook and established policies and procedures (other than any failure due to the Participant’s death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Participant is employed by the Company. No act or failure to act shall be deemed willful unless the Participant acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

(l)	Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Award Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Award Agreement shall specify any additional conditions required for the exercise of the Option.

(m)	Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price at least equal to 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

(n)	Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(o)	Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company (or the Secretary’s delegate, in the Secretary’s absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with any other requirements in the Participant’s Award Agreement and such other reasonable requirements as the Committee establishes pursuant to Section 13 of the Plan. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The acceptable form of consideration may consist of any combination of cash, certified check in an amount equal to the full exercise price, wire transfer or, subject to the approval of the Committee: (i) Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either has held for at least six months or has purchased on the open market; or (ii) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, in either case, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Participant by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option shall not affect the Participant’s right to exercise the remainder of the Option from time to time in accordance with the terms of this Plan and Award Agreement.

(p)	Designation of Beneficiary. Each Participant may file with the Company a written designation of a beneficiary to receive the Participant’s Options in the event of the Participant’s death prior to full exercise of such Options. If the Participant does not designate a beneficiary, or if the designated beneficiary does not survive the Participant, the Participant’s estate shall be his beneficiary. Participants may, by written notice to the Company, change a beneficiary designation.

(q)	Nontransferability of Option.

(i)	Except as provided in subsection 7(q)(iii) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(ii)	Except as provided in subsection 7(q)(iii) below, no Option (prior to the time, if applicable, Shares are issued in respect of such Option), and no right under any Option, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)	To the extent and in the manner permitted by applicable law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Participant may transfer a Nonqualified Stock Option to:

(A)	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant (including adoptive relationships);

(B)	any person sharing the Participant’s household (other than a tenant or employee);

(C)	a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D)	a foundation in which persons described in (A) or (B) or the Participant control the management of assets; or

(E)	any other entity in which the persons described in (A) or (B) or the Participant own more than 50 percent of the voting interests,

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, or a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Participant, in exchange for an interest in such entity.

(r)	Change of Control. In the event of a Change of Control, the portion of any outstanding Option that is not yet vested and/or exercisable shall become fully vested and exercisable on the date immediately prior to the date of the consummation of such Change of Control, or the date the Participant is terminated from employment or service from the Company commencing on the date of the consummation of such Change of Control and ending twelve (12) months thereafter as set forth in Section 3(e) (“Right of Acceleration”). Notwithstanding the foregoing, in no event shall a Participant who voluntarily resigns from employment or service with the Company or who is terminated for cause (as that term is defined herein) have a Right of Acceleration as set forth herein.

SECTION 8. STOCK APPRECIATION RIGHT: Subject to the terms and conditions of the Plan, the Committee may award SARs covering Shares to Participants in such amounts as the Committee determines in its sole discretion. A SAR may be granted in tandem with an Option (at or after the grant of the Option), or alone and unrelated to an Option. Each SAR granted to a Participant will satisfy the following requirements:

(a)	Award Agreement. Each SAR granted to a Participant shall be evidenced by an Award Agreement. The terms of the Award Agreement need not be identical for different Participants or the same Participant if awarded more than one SAR. The Award Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 8.

(b)	Number of Shares. Each Award Agreement shall specify the number of Shares covered by the SAR granted to the Participant.

(c)	Exercise Price. Each Award Agreement shall specify the Exercise Price of the SAR represented by the Award Agreement.

(d)	Value and Settlement of SAR. Upon exercise of all or a specified portion of the SAR, the Participant shall be entitled to receive Shares with an aggregate Fair Market Value on the date of exercise of the SAR equal to the amount determined by multiplying (i) a specified percentage (which percentage shall not exceed 100 percent (100%)) of the amount (if any) by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the SAR exercise price, by (ii) the number of Shares with respect to which the SAR shall have been exercised.

(e)	Duration of SAR. Except as otherwise provided in this Section 8, a SAR shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

(f)	Vesting of SAR. Each Award Agreement shall specify the vesting schedule applicable to the SAR. The Committee, in its sole and absolute discretion, may accelerate the vesting of any SAR at any time.

(g)	Death. If a Participant dies, a SAR granted to the Participant shall expire on the earlier of the one-year anniversary of the Participant’s death or the date specified in Section 8(e) of the Plan. During the period commencing on the date of Participant’s death and expiring on the date that falls on the earlier to occur of the one-year anniversary of the date of Participant’s death and the date specified in Section 8(e) of the Plan, the SAR may be exercised by the beneficiary or the estate of the Participant to the extent it could have been exercised at the time the Participant died, subject to any adjustment under Section 5(f) of the Plan.

(h)

Disability. If the Participant terminates employment or service with the Company because of his Disability, a SAR granted to the Participant shall expire on the earlier of the one-year anniversary date of the Participant’s last day of employment or service or the date specified in Section 8(e) of the Plan.

During the period commencing on the date of Participant’s termination of employment or service by reason of Disability and expiring on the date that falls on the earlier to occur of the one-year anniversary of the date of Participant’s last day of employment or service by reason of Disability and the date specified in Section 8(e) of the Plan, the SAR may be exercised to the extent it could have been exercised at the time the Participant became disabled, subject to any adjustments under Section 5(f) of the Plan.

(i)	Involuntary Termination Due to Layoff or Reduction in Force. If the Company terminates a Participant’s employment or service by reason of layoff or reduction in force, a SAR granted to the Participant shall expire on the earlier of 90 days after the Participant’s last day of employment or the date specified in Section 7(e) of the Plan. During the period commencing on the date of the Participant’s termination of employment or service by reason his layoff or reduction in force and expiring on the date that falls on the earlier to occur of the 90 days from the date the Participant terminated employment or service due to his layoff or reduction in force and the date specified in Section 8(e) of the Plan, the SAR may be exercised as to the number of Shares for which it could have been exercised at the time the Participant terminated employment due to his layoff or reduction in force, subject to any adjustments under Section 5(f) of the Plan.

(j)	Termination of Service. Subject to Section 8(e) of the Plan, if the Participant’s employment or service with the Company terminates for any reason other than death, Disability, layoff or reduction in force, a SAR granted to the Participant shall expire 30 days after Participant’s last day of employment or service, unless the Committee sets an earlier or later expiration date in the Award Agreement. During the period commencing on the Participant’s termination of employment of service due to any reason other than death, Disability, or retirement and expiring on the date that falls on the earlier to occur of 30 days after the last day of participant’s employment or service and the date specified in Section 8(e) of the Plan, the SAR may be exercised to the extent it would have been exercisable on the date of the Participant’s termination of employment, subject to any adjustment under Section 5(f) of the Plan.

(k)	Cause. Notwithstanding any provisions set forth in the Plan, if the Participant (i) has been convicted of a felony, (ii) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (iii) breaches any covenant not to compete or employment agreement with the Company, or (iv) is grossly negligent in the performance of his employment duties or willfully and continuously fails to perform substantially his duties with the Company as set forth in any agreement with the Company or pursuant the Company’s Handbook and established policies and procedures (other than any failure due to the Participant’s death or Disability), any unexercised part of the SAR shall expire immediately upon the earlier of the occurrence of such event or the last day the Participant is employed by the Company. No act or failure to act shall be deemed willful unless the Participant acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

(l)	Conditions Required for Exercise. A SAR is exercisable only to the extent it is vested according to the terms of the Award Agreement. Furthermore, a SAR is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Award Agreement shall specify any additional conditions required for the exercise of the SAR.

(m)	Method of Exercise. A SAR granted under this Plan shall be deemed exercised when the person entitled to exercise the SAR delivers written notice to the Secretary of the Company (or the Secretary’s delegate, in the Secretary’s absence) of the decision to exercise, and complies with such other reasonable requirements as the Committee establishes pursuant to Section 13 of the Plan. A partial exercise of a SAR will not affect the Participant’s right to exercise the SAR from time to time in accordance with this Plan as to the remaining Shares subject to the SAR.

(n)

Designation of Beneficiary. Each Participant may file with the Company a written designation of a beneficiary to receive the Participant’s SARs in the event of the Participant’s death prior to full exercise of such SARs. If the Participant does not designate a beneficiary, or if the designated beneficiary does not survive the Participant, the Participant’s estate shall be his beneficiary. Participants may, by written notice to the Company, change a beneficiary designation.

(o)	Nontransferability of SARS.

(i)	Except as provided in subsection 8(o)(iii) below, each SAR shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(ii)	Except as provided in subsection 8(o)(iii) below, no SAR (prior to the time, if applicable, Shares are issued in respect of such SAR), and no right under any SAR, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)	To the extent and in the manner permitted by applicable law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Participant may transfer a SAR to:

(A)	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant (including adoptive relationships);

(B)	any person sharing the Participant’s household (other than a tenant or employee);

(C)	a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D)	a foundation in which persons described in (A) or (B) or the Participant control the management of assets; or

(E)	any other entity in which the persons described in (A) or (B) or the Participant own more than 50 percent of the voting interests,

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, or a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Participant, in exchange for an interest in such entity.

(p)	Change of Control. In the event of a Change of Control, any portion of an outstanding SAR that is not yet vested and/or exercisable, shall become fully vested and exercisable on the date immediately prior to the date of the consummation of such Change of Control, or the date the Participant is terminated from employment or service from the Company commencing on the date of the consummation of such Change of Control and ending twelve (12) months thereafter as set forth in Section 3(e) (“Right of Acceleration”). Notwithstanding the foregoing, in no event shall a Participant who voluntarily resigns from employment or service with the Company or who is terminated for cause (as that term is defined herein) have a Right of Acceleration as set forth herein.

SECTION 9. RESTRICTED STOCK AWARD: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock or Restricted Stock Units in such amounts and on such terms and conditions as the Committee may determine in its sole discretion. Each Restricted Stock Award shall be evidenced by an Award Agreement. The terms of the Award Agreement need not be identical for different Participants or for different Awards granted to the same Participant. The Committee shall establish such restrictions and terms for any Restricted Stock Award as it may deem advisable including, without limitation, the effects of a Change of Control, vesting restrictions, restrictions based upon the achievement of specific Company-wide and/or individual performance goals, and/or restrictions under applicable federal or state securities laws.

SECTION 10. OTHER STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants an Other Stock Award on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

SECTION 11. PROHIBITION ON REPRICING: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of the Company’s shareholders. This Section 11 shall not be construed to apply to : (i) Substitute Awards; or (ii) an adjustment made pursuant to Section 5(f) of the Plan.

SECTION 12. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.

SECTION 13. POSTPONEMENT OF ISSUANCE AND DELIVERY: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 14. NO RIGHT TO AWARDS: No employee, Consultant, or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees, Consultants, or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 15. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or as a Consultant of the Company or an Affiliate or any right to remain as a Director, as the case may be. The Company may at any time terminate an employee’s employment or a Consultant’s provision of services or remove a Director free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 16. NO RIGHTS AS A SHAREHOLDER: Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.

SECTION 17. SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 18. NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 19. HEADINGS/GENERAL INTERPRETIVE PRINCIPLES: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Plan as a whole, and references herein to Sections refer to Sections of this Plan. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

SECTION 20. NONASSIGNABILITY: Unless expressly set forth herein or otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.

SECTION 21. INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

SECTION 22. FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 23. TERMINATION AND AMENDMENT: The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part, provided, however, that no action shall be taken by the Board without the approval of the Company’s shareholders that would:

(a)	Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(f);

(b)	Increase the limits applicable to Awards under the Plan, except as provided in Sections 5(f) and 7(n);

(c)	Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(n);

(d)	Amend Section 11 to permit the repricing of outstanding Options or SARs; or

(e)	Require approval of the Company’s shareholders under any applicable law, regulation, or rule.

Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any material right or obligation under an Award previously granted under the Plan, provided, however, that the Committee may alter, amend, suspend, or terminate the Plan or an Award in whole or in part, without the consent of the Participant, to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code or regulations thereunder regardless of whether such alteration, amendment, suspension, or termination adversely affects the rights or obligations under the Award.

SECTION 24. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflict of laws.

SECTION 25. NO GUARANTEE OF FAVORABLE TAX TREATMENT: Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

SECTION 26. NON-EXCLUSIVITY OF PLAN: Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

ANNEX D

ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [Closing Date] is executed and delivered by and among TAC ACQUISITION CORP., a Delaware corporation (“Parent”), R. John Chapel, an individual (the “Shareholder”), and The Bank of New York, as escrow agent (the “Escrow Agent”).

Parent, Shareholder and AVIEL Systems, Inc., a Virginia corporation (the “Company”) are parties to an Agreement and Plan of Merger, dated as of June     , 2006 (the “Merger Agreement”), providing for, among other things, the merger of the Company with and into Parent (the “Merger”). Capitalized terms used in this Escrow Agreement, but not otherwise defined herein, have the respective meanings given to them in the Merger Agreement. This is the Escrow Agreement contemplated by Section 2.07 of the Merger Agreement.

The parties hereto wish, pursuant to this Escrow Agreement, to deliver to the Escrow Agent shares of Parent Common Stock received by the Shareholder pursuant to the Merger Agreement (the “Escrow Shares”), for the purpose of providing a fund to pay Parent Indemnified Parties for any Damages pursuant to the terms of Article IX of the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. (a) Concurrently with the execution hereof, the Shareholder is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, the Escrow Shares together with ten (10) assignments separate from certificate, executed in blank by the Shareholder. The Escrow Shares so delivered by the Shareholder to the Escrow Agent along with any cash delivered to the Escrow Agent by the Shareholder in substitution of Escrow Shares pursuant to Section 2(e)(iii) below are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Shares shall be shown as issued and outstanding Parent Common Stock on Parent’s financial statements and be legally outstanding.

(b) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c) Except as herein provided, the Shareholder shall retain all of his rights as a shareholder of Parent with respect to the Escrow Shares during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote the Escrow Shares.

(d) During the Escrow Period, all dividends payable with respect to the shares of Parent Common Stock included in the Escrow Fund shall be paid to the Shareholder.

(e) During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares in the Escrow Fund except (i) to a Permitted Transferee (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of the Shareholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term Permitted Transferee shall include: (x) members of the Shareholder’s “Immediate Family;” (y) an entity in which (A) the Shareholder and/or members of the Shareholder’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) the Shareholder and/or a member of the Shareholder’s Immediate Family is a general partner and in which the Shareholder and/or members of the Shareholder’s Immediate Family beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by the Shareholder during his lifetime for the benefit of the Shareholder or for the exclusive benefit of all or any of the Shareholder’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to the

Shareholder, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Shareholder). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment separate from certificate executed by the transferring Shareholder, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with ten (10) assignments separate from certificate executed in blank by the Permitted Transferee with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to the Committee on behalf of Parent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Shareholder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Shareholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Any Escrow Shares transferred to the name of a Permitted Transferee pursuant to this Agreement shall be considered Escrow Shares for purposes of this Agreement and are subject to all terms and conditions contained herein. Parent, the transferring Shareholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, the Shareholder shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in his rights under this Agreement.

2. (a) Parent, acting through the Committee, may make a claim for indemnification pursuant to the Merger Agreement (“Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Shareholder (with a copy to the Escrow Agent) in accordance with Article IX of the Merger Agreement. The Committee also shall deliver to the Escrow Agent (with a copy to the Shareholder), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Shareholder.

(b) If the Shareholder shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 45 days following the date of receipt (as specified in the Committee’s certification) by the Shareholder of a copy of the Notice, disputing whether the Claim is indemnifiable under the Merger Agreement, the Committee and the Shareholder shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to a Claim is received by the Escrow Agent from the Shareholder within such 45-day period, the Claim shall be deemed to be a Payable Claim (as hereinafter defined) for purposes of this Agreement.

(c) If the Shareholder delivers a Counter Notice to the Escrow Agent, the Committee and the Shareholder shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and the Shareholder shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof.

(d) As used in this Agreement, “Payable Claim” means any Claim (i) deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) resolved in favor of Parent by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Parent, (iii) which has been sustained by a final determination (after exhaustion of all appeals) of a court pursuant to Section 10.07 of the Merger Agreement, or (iv) which the Committee and the Shareholder have jointly notified the Escrow Agent has been settled.

(e) (i) Promptly after a Claim becomes a Payable Claim, the Committee and the Shareholder shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Parent, and the Escrow Agent promptly shall pay to Parent, an amount equal to the aggregate dollar amount of the Payable Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii) Subject to Section 2(e)(iii) below, payment of a Payable Claim shall be made in Escrow Shares from the Escrow Fund. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Parent in satisfaction of any Payable Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to the Committee on behalf of Parent out of the Escrow Fund that number of Escrow Shares necessary to satisfy each Payable Claim, as set out in the Joint Notice. Each transfer of Escrow Shares in satisfaction of a Payable Claim shall be made by the Escrow Agent delivering to the Committee on behalf of Parent one or more stock certificates held in the Escrow Fund evidencing not less than the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by the Shareholder (or Permitted Transferee) and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Parent shall deliver to the Escrow Agent new certificates representing the number of Escrow Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Escrow Shares delivered pursuant to the Joint Notice over the amount of the Payable Claim, if any. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Payable Claims in Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of the Shareholder to sell any shares of Parent Common Stock or otherwise. The Committee and the Shareholder shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the fair market value of shares of Parent Common Stock determined in accordance with the following provisions: (A) if the shares of Parent Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be equal to the average reported closing price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) for the three trading days ending on the last trading day immediately preceding the determination date, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock for the three trading days ending on the last trading day immediately preceding the determination date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by an independent investment banking firm agreed upon by the parties hereto based upon such valuation measures or other factors as it deems appropriate. Each party shall pay 50% of the fees and expenses of the investment banking firm.

(iii) Notwithstanding anything herein to the contrary, at such time as a Claim has become a Payable Claim, the Shareholder shall have the right to substitute for all or any portion of the Escrow Shares that otherwise would be paid in satisfaction of any Payable Claim (the “Claim Shares”), cash in an amount equal to the Payable Claim (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Shareholder shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (w) in payment of the Payable Claim described in the Joint Notice, deliver the Substituted Cash to the Committee on behalf of Parent in lieu of the Claim Shares, and (x) promptly cause to be returned to the Shareholder such number of Escrow Shares as is equal to the quotient of the amount of Substituted Cash paid with respect to such Payable Claim divided by the lower of (y) the Fair Market Value per share of Parent Common Stock and (z) $                 [to insert price per share used to compute the stock consideration], adjusted proportionately to reflect any subdivision, stock split, reverse stock split or other recapitalization of Parent Common Stock.

3. On the first Business Day after                     , 2008 [18 months from closing], upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to the Shareholder certificates representing the Escrow Shares then in the Escrow Fund, unless at such time there are any Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Parent, would result in a payment to Parent, in which case the Escrow Agent shall retain, and the total amount of such distributions to the Shareholder shall be reduced by, the “Pending Claims Reserve” (as hereafter defined). The Committee shall calculate and certify to the Escrow Agent the amount of the Pending Claims Reserve and the number of shares of Parent Common Stock to be retained therefor. Thereafter, if any Pending Claim becomes a Payable Claim, the Committee and the Shareholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to the Committee on behalf of Parent an amount in respect thereof determined in accordance with paragraph 2(e) above, and to deliver to the Shareholder Escrow Shares having a Fair Market Value equal to the amount by which the remaining portion of the Escrow Fund exceeds the then Pending Claims Reserve (determined as set forth below), all as specified in a Joint Notice. If any Pending Claim is resolved against Parent, the Committee and the Shareholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to the Shareholder the amount by which the remaining portion of the Escrow Fund exceeds the then Pending Claims Reserve. Upon resolution of all Pending Claims, the Committee and the Shareholder shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to the Shareholder the remaining portion of the Escrow Fund.

As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Escrow Shares of Parent Common Stock in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4. The Escrow Agent, the Committee, Parent and the Shareholder shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent in accordance with this Agreement and in implementing the procedures necessary to effect such payments. Shareholder shall execute and deliver any and all such further instruments and documents and take all reasonable steps for the purpose of enabling Parent to obtain the full benefits of this Agreement including, but not limited to the sale of Escrow Shares delivered as a result of a Payable Claim.

5. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and authenticity of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or the Shareholder, the settlement with respect to any such dispute, whether by virtue of joint resolution or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and the Shareholder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent.

(f) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by all of the other parties hereto or by final, non-appealable order or judgment of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(g) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. The provisions of this Section shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

(h) The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder in the amount set forth in Schedule A attached hereto. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable out-of-pocket fees and expenses paid or incurred by it as a direct result of the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(i) From time to time on and after the date hereof, the Committee and the Shareholder shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or willful misconduct.

(k) The Escrow Agent shall provide the Committee and the Shareholder with quarterly reports of the status of the Escrow Fund, reflecting, at a minimum the then current balance of the Escrow Fund and any activity occurring in the reporting period. Further, the Escrow Agent shall permit the Committee and the Shareholder to inspect and obtain copies of the records of the Escrow Agent regarding the Escrow Fund, during normal business hours and upon reasonable prior written notice.

6. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent.

The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives. This Agreement can only be changed or terminated by a writing signed by the Committee on behalf of the Parent, the Shareholder and the Escrow Agent.

8. This Agreement shall be deemed to have been made in the State of New York and shall be governed, interpreted and construed in accordance with and by the Laws of the State of New York, without reference to conflicts of Laws principles. Each party consents and agrees that the United States District for the Southern District of New York or New York State Supreme Court in the County of New York shall have exclusive jurisdiction for the purpose of an action to enforce this Agreement or any dispute arising hereunder or in connection herewith, and that no action or proceeding will be brought in any jurisdiction other than the United States District Court for the Southern District of New York or New York State Supreme Court in the County of New York to hear and determine any claims or disputes pertaining to this Agreement. Each party expressly submits and consents, in advance, to personal jurisdiction and venue in such Court solely for such matters, and expressly and irrevocably waives any claim or defense in such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Each party expressly waives personal service of a summons and complaint, or other process or papers, commencing an action under this Section, provided that such party’s attorneys, or agents identified in Section 9 of this Agreement are served by hand delivery with such summons and complaint, or other process or papers, at the addresses provided in Section 9 of this Agreement, or such parties are provided with notice of such summons and complaint, or other process or papers in accordance with the notice provisions, and at the addresses provided in, Section 9 of this Agreement. Each party hereby waives the right to trial by jury.

9. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Committee, to it at

c/o TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Attention: Jonathan Cohen

Telecopier No.: 203-661-6331

with a copy to:

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2415

Attention: Cynthia M. Krus

Telecopier No.: 202-637-3593

B.	If to the Shareholder, to him at

R. John Chapel

c/o AVIEL Systems, Inc.

7926 Jones Branch Drive

McLean, VA 22102

Telecopier No.:

with a copy to:

Womble Carlyle Sandridge & Rice

8065 Leesburg Pike, 4th Floor

Tysons Corner, VA 22182-2738

Attention: Dean W. Rutley

Telecopier No.: 703-918-2267

C.	If to the Escrow Agent, to it at:

The Bank of New York—Escrow Unit

101 Barclay St., 8W

New York, N.Y. 10286

Attention: Ilona Kandarova

Telecopier No.: (212) 815-5875/5877

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal reserve Bank wire or telex or other wire or communication facility).

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

TAC ACQUISITION CORP.

By:
Name:
Title:

THE SHAREHOLDER

R. John Chapel

ESCROW AGENT

THE BANK OF NEW YORK

By:
Name:	Ilona Kandarova
Title:	Assistant Treasurer

ANNEX E

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made effective the      day of                     , 2006, between AVIEL SYSTEMS, INC. (“Employer”), a Delaware corporation, and R. JOHN CHAPEL, JR. (“Executive”).

Recitals

A. Employer is engaged in the business of providing certain program management and defense-based information technology services to the federal government. Employer’s principal office is located in Fairfax County, Virginia.

B. Employer desires to employ Executive as its President and Chief Executive Officer.

C. Executive desires to accept such employment with Employer.

D. This Agreement entirely supersedes and replaces any previous employment agreement or understanding, if any, that may have existed between the parties.

E. In consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, state and agree as provided below.

Agreements

1. Term. The term of this Agreement shall be two (2) years, commencing on the effective date above and continuing until                             , 2008, unless it is sooner terminated as provided in Section 5 below. This Agreement, if still in effect, shall be automatically renewed pursuant to the terms herein on a year-to-year basis unless either party should terminate it by written notice to the other at least one hundred eighty (180) days prior to the completion of the initial or any subsequent term. In the event of such notice, this Agreement shall terminate at the conclusion of the then-current term.

2. Duties.

A. Management. Executive shall be responsible for managing Employer’s day-to-day operations, in addition to such other duties as Employer’s Board of Directors may assign to him from time-to-time. Executive shall devote his full working time and attention to, and work exclusively for, Employer. This provision, however, shall not prevent Executive from participating in any trade association or civic group, or serving on the board of directors of any company or other entity, that does not directly compete with Employer.

B. Board of Directors. Employer agrees to support Executive’s nomination for election as a voting member to, and Chairman of, Employer’s Board of Directors. Employer further agrees to use best efforts to support said election and Executive’s continued membership on Employer’s Board of Directors as Chairman for as long as Executive continues to be employed with Employer.

3. Compensation. Subject to periodic review by Employer’s Board of Directors, Employer shall pay to Executive compensation for his services as follows:

A. Base Salary. A base salary at the rate of three hundred and fifty thousand dollars ($350,000) per year, less applicable taxes and other withholding. Said salary shall be payable on a semi-monthly basis commencing with the first payroll date for which Executive is eligible after the effective date of this Agreement. Employer, through its Board of Directors, may only increase, but may not decrease, Executive’s base salary.

B. Bonus. An annual performance bonus that is targeted at seventy-five (75) percent of Executive’s annual base salary based on: (a) 45%-Employer’s revenue growth (i.e., excluding one-time accounting events), (b) 45%-Employer profitability based on EBITDA, and (c) 10%-Executive’s personal performance as determined by Employer’s Board of Directors. Subject to achieving a minimum threshold of 75% of target, the annual performance bonus shall be calculated according to the following metrics:

FY-2006

Factor	Bonus %	Target Percentage
		75%	100%	130%
Revenue Growth	45%	$84,000,000	$88,000,000	$92,000,000
EBITDA/ Profitability	45%	10%	11%	12%
Personal Performance	10%	To be determined by performance review.

Achievement between the 75%, 100%, and 130% targeted amounts shall be credited on a prorated basis. Achievement in excess of 130% shall be calculated using the straight line percentage as determined from 100% to 130%.

The annual performance bonus calculation shall be determined using Employer’s audited financial statements, to the extent available. Payment of the annual performance bonus, to the extent earned, shall be made by March 15 of the year following the year in which the bonus is earned. The related metrics for FY-2007 and subsequent years shall be determined by mutual agreement between Employer’s Board of Directors and Executive during the last sixty (60) days of the fiscal year preceding the fiscal year for which the metrics shall be in effect.

C. Stock Options and Other Equity-based Compensation. On at least an annual basis, Executive shall be entitled to such grants for the option to purchase shares of Employer’s outstanding common stock at fair market value and to such restricted stock, stock appreciation rights, and other equity-based compensation as Employer’s Board of Directors may award to him during his employment with Employer under the terms of Employer’s 2006 Long-Term Incentive Plan (“Plan”). A copy of the Plan is attached as Schedule A.

4. Benefits.

A. General. Executive shall be entitled to participate in any health or disability insurance plans, life insurance plans, pension or profit sharing plans (including 401(k)), salary continuation, or any other welfare or employee benefit plans or programs offered to executives, senior managers, or employees of Employer, if any, provided Executive satisfies the eligibility and participation requirements applicable with respect to each such plan or program.

B. Annual Leave/Vacation. Executive may take reasonable annual leave or vacation each year during his employment with Employer consistent with company policy for executives of the company.

C. Expenses. Executive shall be reimbursed for all expenses incurred in the performance of his job on behalf of the company.

D. Director and Officer Liability Insurance. Employer shall obtain and maintain an appropriate level of director and officer liability insurance for Executive to cover his service as a director and corporate officer during his employment with Employer.

5. Termination.

A. Employer. Employer may terminate Executive’s employment under this Agreement as follows:

i. Cause. “Cause,” for the purposes of this Agreement, shall mean that: (a) Executive has been convicted of a felony, or, as determined by two thirds (2/3) vote of Employer’s Board of Directors

(excluding Executive) following Executive’s failure to cure after sixty (60) days written notice specifying the cause, that: (b) Executive has been grossly negligent in the performance of his employment duties, (c) Executive has engaged in intentional misconduct resulting in material harm to Employer’s business interests, or (d) Executive has otherwise materially breached this Agreement.

ii. Other than for Cause. “Other than for Cause,” for the purposes of this Agreement, shall mean Employer’s termination of Executive’s employment for any reason other than Cause or Executive’s Death or Permanent Disability after one hundred eighty (180) days written notice to Executive.

iii. Executive’s Death.

iv. Executive’s Permanent Disability. If Executive should become unable to substantially perform his essential job functions because of illness, injury, accident, or physical or mental condition, Employer shall continue to pay Executive his then-base salary under Section 2.A above (less the amount of any related short-term disability payments made to Executive) and his benefits under Section 4 above for up to one hundred eighty (180) days during any rolling period of three hundred sixty-five (365) days that such disability continues. In the event that Executive should be unable to return to work and substantially perform his essential job functions at the conclusion of said 180-day period, then Executive shall be deemed to be permanently disabled and Employer may terminate his employment on written notice to Executive. If, however, there should be a question as to Executive’s ability to substantially perform his essential job functions under this Agreement, then Executive shall, at Employer’s request, submit to a medical examination by a physician mutually selected by Employer and Executive to determine whether Executive is able to return to work and substantially perform his essential job functions, which determination shall be binding on the parties.

B. Executive. Executive may resign his employment under this Agreement as follows:

i. Good Reason. “Good Reason,” for the purposes of this Agreement, shall mean that Employer has, following its failure to cure after sixty (60) days written notice specifying the grounds: (a) assigned duties, responsibilities, or reporting requirements to Executive that are materially inconsistent with his position as Employer’s President, Chief Executive Officer, or Chairman, (b) materially reduced Executive’s responsibility, authority, or status within Employer, (c) reduced Executive’s compensation or benefits under this Agreement, (d) otherwise materially breached this Agreement, or (e) a change of Employer control as defined in Section 3(e) of the Plan.

ii. Other than for Good Reason. “Other than for Good Reason,” for the purposes of this Agreement, shall mean Executive’s resignation of his employment for any reason other than Good Reason. Executive may only resign his employment for Other than for Good Reason under this Section 5.B.ii on one hundred eighty (180) days prior written notice to Employer.

C. Mutual Consent. The parties may terminate this Agreement at any time by mutual written consent.

6. Termination Payments.

A. For Cause or Other than for Good Reason. If Employer should terminate Executive’s employment under this Agreement for Cause or if Executive should resign Other than for Good Reason, then Employer shall pay Executive his: (i) accrued, but unpaid base salary as of his employment termination date, (ii) performance bonus (to the extent earned under Section 3.B above) for the last fiscal year of Executive’s employment with Employer prorated based on the number of days out of 365 Executive is employed with Employer during his last fiscal year with Employer, and (iii) reimbursable business expenses incurred in relation to Executive’s employment duties, if any, that may be owed to Executive as of his employment termination date.

B. Executive’s Death or Permanent Disability. If Employer should terminate Executive’s employment under this Agreement because of Executive’s Death or Permanent Disability, then Employer shall pay Executive his: (i) then-base salary through the end of the then-current term of this Agreement,

(ii) performance bonus (to the extent earned under Section 3.B above) for the last fiscal year of Executive’s employment with Employer prorated based on the number of days out of 365 Executive is employed with Employer during his last fiscal year with Employer, and (iii) reimbursable business expenses incurred in relation to Executive’s employment duties, if any, that may be owed to Executive as of his employment termination date.

C. Other than for Cause or With Good Reason. If Employer should terminate Executive’s employment under this Agreement Other than for Cause or if Executive should resign with Good Reason, then Employer shall pay Executive, lump-sum, within thirty (30) days of his employment termination date: (i) an amount equal to two times the sum of his then-annual base salary under Section 3.A above and performance bonus at 100 percent of target under Section 3.B above for the last fiscal year of Executive’s employment with Employer, and (ii) Executive’s reimbursable business expenses incurred in relation to his employment duties, if any, that may be owed to Executive as of his employment termination date. Employer also shall pay for the health insurance premiums for Executive and his wife, as well as continue Executive’s benefits under Sections 4.C-G above, for a period of two (2) years following Executive’s employment termination date. In addition, all stock options or other equity-based compensation that Employer has granted to Executive under Sections 3.C-D above, to the extent that any are then-not vested, shall automatically accelerate and vest, and Executive shall have three (3) years following his employment termination date to exercise his stock options or other equity-based compensation. In the event of any conflict between this Section 6.C and the Plan, it is intended that this Section 6.C shall govern.

7. Covenant Not to Use or Disclose Confidential Information. Executive acknowledges that all software (including source and object code), computer information systems, and hardware developed by or for Employer, including any related proposals, white papers, sketches, plans, drawings, manufacturing processes, applications, notes, formulae, and tapes; any financial records of Employer, including any invoices, billing rates, production costs, and salary information; and any other proprietary information, including any customer lists and information, call or contact lists, suppliers, business methods, and any marketing, production, and merchandising plans (“Confidential Information”) are confidential and shall remain the sole and exclusive property of Employer.

During his employment, Executive shall not use or disclose any Confidential Information to anyone other than Employer except as is necessary for the performance of his duties under this Agreement. In the event of the termination of his employment, Executive shall promptly return any Confidential Information in his possession or control, including any copies, to Employer. Thereafter, Executive shall not use or disclose such Confidential Information to anyone without the prior written approval of Employer.

8. Covenant Not to Compete. Executive agrees that during his employment with Employer and for a period of the later of (i) two (2) years from the date of this Agreement, or (ii) one (1) year immediately following the termination of his employment with Employer (except in the event Executive is terminated Other than for Cause or Executive resigns with Good Reason, in which event this provision shall not be effective), Executive will not, in the territory serviced by Employer, directly or indirectly own (other than as an owner of less than 5% of the equity of a publicly traded corporation), manage, operate, control, or be employed by any person or entity that directly competes with Employer in a business similar to the type of business conducted by Employer at the time Executive’s employment terminates (a “Competing Enterprise”); provided, however, that this covenant shall not preclude Executive from working for or being involved with any person or firm in the information technology industry in a role that would not compete with the business of Employer.

Notwithstanding the previous sentence, Executive may do any of the following and such activity shall not violate this provision:

(i) make an investment in or serve on the board of directors (or in a similar role) of any person or entity that is not a Competing Enterprise;

(ii) make any investment in or serve on the board of directors (or in a similar role) of any Competing Enterprise, if such investment or activity is approved by the Board of Directors of Employer; or

(iii) make any investment or serve on the advisory board of any public or private fund, as long as Executive does not control such fund or investment decisions of such fund.

The term “business similar to the type of business conducted by Employer” shall mean providing information technology management consulting services and outsourced technology services, (including acquisition and contract management, business optimization services, information technology program management, financial management services, information technology systems design and integration, network operations and desktop support, information assurance services, certification and accreditation packages, and application hosting and development) directly to agencies of the United States government or to prime contractors who have contracts with such agencies.

9. Covenant Not to Solicit Employees. Executive agrees that during his employment with Employer and for a period of one (1) year immediately following the termination thereof, he shall not contact or solicit by any means, whether directly or indirectly, any employee of Employer for the purpose of offering or providing employment, or otherwise inducing any employee to discontinue his or her employment with, or to not become employed by, Employer. “Employee of Employer,” as used in this Section 9, shall mean any employee that Employer employs at any time during the last year of Executive’s employment with Employer. This restriction, however, is not intended to prevent Executive from hiring employees of Employer who respond to a published advertisement or who otherwise initiate employment related contact with Executive.

10. Breach of Executive’s Restrictive Covenants. Executive acknowledges Employer has given him access to certain confidential and other proprietary information, and that the use of such information by him on behalf of some other employer or entity (including himself) would cause irreparable harm to Employer. Executive also acknowledges Employer has invested considerable time and resources in developing its relationships with its Customers, the loss of which similarly would cause irreparable harm to Employer.

Without limitation, Executive agrees that if he should breach or threaten to breach any of the restrictive covenants contained in Sections 7-9, inclusive, of this Agreement, Employer may apply, consistent with Section 15 below, for the immediate entry of an injunction restraining any actual or threatened breaches or violations of said provisions or terms by Executive.

If, for any reason, any of the restrictive covenants or related provisions contained in Sections 7-9, inclusive, of this Agreement should be held invalid or otherwise unenforceable, it is agreed the court shall construe the pertinent section(s) or provision(s) so as to allow its enforcement to the maximum extent permitted by applicable law. Executive further agrees that any claimed Employer breach of this Agreement shall not prevent, or otherwise be a defense against, the enforcement of any restrictive covenant or other Executive obligation herein.

If Executive should bring an action for interpretation of any of the restrictive covenants contained in Sections 8-9, inclusive, of this Agreement, if Executive should violate any of these restrictive covenants, or if the operation of these restrictive covenants should be otherwise stayed, the restrictive covenant(s) shall be extended by the time equivalent to the duration of the violation or stay, whichever is greater, so that the restrictive covenant(s) shall be cumulatively in force for the full period described above. It is the intention of the parties that these restrictive covenants, including the restrictive covenant contained in Section 7 of this Agreement, shall not be stayed during any such action. The parties further intend that the provisions in Sections 7-13, and 15 of this Agreement shall survive any termination of this Agreement.

11. Representations of Executive. Executive represents that the restrictions on his business provided in this Agreement are fair and protect legitimate business interests of Employer. Executive represents further that the consideration for this Agreement is fair and adequate, and that even if the restrictions in this Agreement are applied to him, he shall still be able to earn a good and reasonable living from those activities, areas, and opportunities not restricted by this Agreement. In addition, Executive represents that he has had an opportunity to consult with independent counsel concerning this Agreement and is not relying on Employer or its counsel for related legal or tax advice.

12. No Prior Obligations. Executive represents he is not subject to any contractual or other obligation that precludes him from entering into this Agreement or would in any way restrict his work activities as required under this Agreement. In the event that said representation should be untrue to any material extent and a related third-party action should be initiated against Employer, Executive agrees to indemnify Employer for any resulting liability and incurred costs, including attorneys’ fees, in full.

13. Intellectual Property. In consideration of Employer’s employment of Executive and the related compensation to be paid to Executive, Executive assigns and transfers to Employer, and agrees Employer shall be the owner of, all inventions, discoveries, computer hardware, software, algorithms, improvements, unpublished articles, notes, and related items conceived, developed, or made by Executive, either alone or with others, in whole or in part, during or in the course of Executive’s employment with Employer that are useful in, or related to, Employer’s business, or that are otherwise developed or made from knowledge gained from such employment (“Proprietary Materials”). Employer shall have the right to use all such Proprietary Materials, whether original or derivative, in any manner it chooses. Executive acknowledges that all such Proprietary Materials shall be considered as “work made for hire” belonging exclusively to Employer.

Executive agrees to disclose promptly in writing to Employer any Proprietary Materials conceived or made by him alone or with others during Executive’s employment, and agrees not to disclose such Proprietary Materials to others, except as required by his employment, without the prior written consent of Employer. Executive further agrees that during his employment with Employer, and at any time thereafter, he shall, on the request of Employer, execute proper assignments to Employer of any and all such Proprietary Materials to which Employer is entitled under this Agreement.

Executive shall execute all papers and perform all other lawful acts that Employer may deem necessary or advisable for the preparation, prosecution, procurement, and maintenance of trademark, copyright, and patent applications and trademarks, copyrights, and patents of the United States of America and foreign countries for Proprietary Materials to which Employer is entitled. He shall execute any and all proper documents as may be required or necessary to vest title in Employer to such Proprietary Materials and related trademarks, copyrights, patents, and applications. It is understood that all expenses in connection with such trademarks, copyrights, patents, and related applications shall be paid by Employer, however, Employer shall have no obligation to protect any Proprietary Materials by trademark, copyright, patent, or otherwise except at its own discretion and to such extent as Employer may deem desirable. Executive shall not be entitled to any additional compensation, other than his compensation herein, for any services rendered by Executive during the term of his employment.

Notwithstanding the foregoing, the provisions of this Section 13 shall not apply to an invention or other intellectual property for which no equipment, supplies, facilities, or trade secret information of Employer is used and which is developed entirely on Executive’s own time (“Excepted Materials”) unless, as determined by Employer, (a) the invention relates to the business of Employer or to Employer’s actual or demonstratively anticipated research or development, or (b) the invention results from work performed by Executive for Employer. Employer, at its sole discretion, shall determine whether such invention or other intellectual property qualifies as Excepted Materials under this Agreement on Executive’s prompt disclosure of such invention or other intellectual property in writing to Employer as required above. Inventions and other intellectual property qualifying as Excepted Materials shall be indicated in attached Schedule D.

14. Notice. In the event that any notice is to be given to any party under this Agreement, it shall be given by first class mail, postage prepaid, and addressed to the party as follows:

To Employer:
AVIEL Systems, Inc.
7926 Jones Branch Drive, Suite 900
McLean, VA 22102

To Executive:	Mr. R. John Chapel, Jr.
19966 Palmer Classic Parkway
Ashburn, VA 20147

If any party should subsequently move or change its address, the new address shall become the effective address for the purpose of providing notice under this Section 14 on receipt of notification of the new or changed address by the other parties.

15. Choice of Law; Forum Selection. This Agreement, including its interpretation or performance, or any controversy or dispute (including any statutory claim) arising out of or otherwise related to this Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without giving any force or effect to the provisions of any conflict of law rule thereof. The parties further agree that any controversy or dispute arising out of or otherwise related to this Agreement, including any employment or statutory claim, shall be tried exclusively in the state courts of Fairfax County, Virginia or the United States District Court for the Eastern District of Virginia, Alexandria Division, as appropriate.

16. Revocation and Modification. This Agreement, or any provision hereof, may not be revoked or modified unless agreed to in writing by each of the parties.

17. Waiver. No waiver of a breach or default of this Agreement shall be deemed a waiver of any subsequent breach or default.

18. Severability. In the event that, for any reason, a section or provision of this Agreement should be held invalid or otherwise unenforceable, it is agreed the same shall not affect any other section or provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

19. Binding Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties hereto, their successors, heirs, personal representatives, and permitted assigns. This Agreement may be assigned only by Employer; consistent with its personal services nature it may not be assigned by Executive.

20. Entire Agreement. This Agreement contains the entire agreement regarding Executive’s employment with Employer.

EMPLOYER:

AVIEL SYSTEMS, INC.

By:
,

EXECUTIVE:

R. John Chapel, Jr.

ANNEX F

June 9, 2006

The Board of Directors

TAC Acquisition Corp.

8 Sound Shore Drive

Suite 255

Greenwich, CT 06830

Gentlemen:

We have been advised that, pursuant to the Draft Agreement and Plan of Merger dated May 26, 2006 (the “Merger Agreement”), by and among TAC Acquisition Corporation (“TAC”), Aviel Systems, Inc. (“Aviel”) and R. John Chapel (“Chapel”), Aviel will merge with and into TAC with TAC becoming the surviving entity (the “Merger”). The Merger Agreement provides, among other things, that Chapel and Technology Investment Capital Corp. (“TICC”), as owners of 96% and 4% of Aviel, respectively, on a fully diluted basis, will in exchange for 100% of the common stock and warrants outstanding, will jointly receive $35.0 million in cash (the “Cash Consideration”) and a number of shares of common stock calculated by dividing $25.0 million by the estimated book value per share of TAC immediately prior to the closing of the Merger (the “Share Consideration”). The Cash Consideration and the Share Consideration are hereinafter defined as the “Merger Consideration”.

We understand that (i) Chapel owns 100% of the common stock of Aviel, (ii) Aviel has outstanding warrants issued to TICC to acquire 4% of the common stock of Aviel for $0.01, and that certain of the officers and directors of TAC are also shareholders of Aviel, and are affiliated with TICC. The stockholders of TAC, other than those affiliated with TICC, are hereinafter defined as the “Unaffiliated Stockholders”.

Further, we understand that in connection with the Merger, TAC will pay down all interest bearing debt and earnout obligations of Aviel outstanding at closing. The Merger Consideration, plus the value of all interesting bearing debt and earnout obligations are hereinafter defined as the “Investment Consideration”.

The Board of Directors of TAC has retained Capitalink, L.C. (“Capitalink”) to render an opinion as to whether, on the date of such opinion, (i) the Merger Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders, and (ii) the fair market value of Aviel is at least equal to 80% of the net assets of TAC.

We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for TAC. We were not engaged to seek alternatives to the Merger that might exist for TAC. The amount of the Merger Consideration was determined pursuant to negotiations between TAC, Aviel and each of their respective advisors, and not pursuant to our recommendations.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the Merger Agreement.

F-1

The Board of Directors

TAC Acquisition Corp.

June 9, 2006

•	Reviewed publicly available financial information and other data with respect to TAC, including the Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and the Registration Statement on Form S-1 filed on June 28, 2005.

•	Reviewed financial and other information with respect to Aviel, and the subsidiaries of Aviel, (including Optimus Corporation (“Optimus”) and Performance Management Consulting (“PMC”)), including (i) the audited financial statements of Optimus as of and for the years ended December 31, 2003 and December 31, 2004, (ii) the audited financial statements of PMC as of and for the years ended December 31, 2003, December 31, 2004 and the unaudited financial statements as of and for the partial calendar year ended September 23, 2005, (iii) the consolidated audited financial statements for Aviel as of and for the year ended December 31, 2005, and (iv) the consolidated unaudited financial statements of Aviel as of and for the quarter ended March 31, 2006, and (v) other financial information and projections prepared by Aviel management.

•	Reviewed and analyzed the Merger’s pro forma impact on TAC’s securities outstanding and stockholder ownership and capitalization.

•	Considered the historical financial results and present financial condition of Aviel.

•	Reviewed certain publicly available information concerning the trading of, and the market for, the common stock of TAC.

•	Reviewed and analyzed the indicated value range of the Merger Consideration and the Investment Consideration.

•	Reviewed and analyzed the free cash flows of Aviel and prepared a discounted cash flow analysis.

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Aviel.

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Aviel.

•	Reviewed and compared the net asset value of TAC to the indicated fair market value of Aviel.

•	Reviewed and discussed with representatives of TAC and Aviel certain financial and operating information furnished by them, including financial analyses with respect to the business and operations of Aviel.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and have further relied upon the assurances of TAC and Aviel management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not made a physical inspection of the properties and facilities of Aviel and have not made or obtained any evaluations or appraisals of the assets or liabilities of Aviel (contingent or otherwise). We have not attempted to confirm whether Aviel has good title to its assets.

We assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. We assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the

F-2

The Board of Directors

TAC Acquisition Corp.

June 9, 2006

Unaffiliated Stockholders. Further, Capitalink has assumed that the Merger qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of June 9, 2006. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of TAC in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of TAC whether such stockholder should take any action, if required, such as voting on any matter, in connection with the contemplated Merger. Capitalink does not express any opinion as to the future performance of TAC or Aviel or the price at which TAC’s common stock would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, (i) the Merger Consideration is fair, from a financial point of view, to the Unaffiliated Stockholders, and (ii) the fair market value of Aviel is at least equal to 80% of the net assets of TAC.

In connection with our services, we have previously received a retainer and will receive the balance of our fee upon the rendering of this opinion. Our fee for providing the fairness opinion is not contingent on the completion of the Merger. Neither Capitalink nor its principals beneficially own any interest in TAC or Aviel. Further, Capitalink has not provided any other services to TAC or Aviel in the past. In addition, TAC has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

Our opinion is for the use and benefit of the Board of Directors and is rendered in connection with its consideration of the Merger and may not be used by TAC for any other purpose or reproduced, disseminated, quoted or referred to by TAC at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with TAC may be included in filings made by TAC with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

Capitalink, L.C.

F-3

ANNEX G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the              day of                     , 2006, by and between TAC Acquisition Corp., a Delaware corporation (the “Company”) and R. John Chapel (“Chapel”).

WHEREAS, the Company is acquiring all of the outstanding capital stock of AVIEL Systems, Inc., a Virginia corporation (“AVIEL”) pursuant to an Agreement and Plan of Merger, dated                     , 2006, by and among the Company, AVIEL and Chapel (the “Transaction”).

WHEREAS, immediately prior to consummation of the Transaction, Chapel was the sole shareholder of AVIEL.

WHEREAS, a portion of the consideration being paid by the Company to Chapel in the Transaction consists of shares of Common Stock of the Company.

WHEREAS, Chapel and the Company desire to enter into this Agreement to provide Chapel with certain rights relating to the registration of the resale of shares of Common Stock received by Chapel in the Transaction as well as any shares subsequently acquired by Chapel.

WHEREAS, it is a condition to the closing of the Transaction that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“AVIEL” is defined in the preamble to this Agreement.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Chapel” is defined in the preamble to this Agreement.

“Chapel Shares” mean all of the shares of Common Stock from time to time owned or held by Chapel and shares of Common Stock once owned and held by Chapel but subsequently gifted, donated or otherwise transferred as permitted by applicable law and that certain Lock-Up Agreement by and between the Company and Chapel, dated                     , 2006; provided, that such shares shall cease to be Chapel Shares when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred pursuant to Rule 144 of the Securities Act (or any similar provisions thereunder, but not Rule 144A), and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Commission” means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Maximum Number of Shares” is defined in Section 2.1.5.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” means a securities dealer who purchases any Chapel Shares as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 General Request for Registration. At any time and from time to time on or after the consummation of the Transaction, Chapel or the holders of a majority-in-interest of the Chapel Shares held by the transferees of the Chapel Shares may make a written demand for registration under the Securities Act of all or part of their Chapel Shares (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Chapel Shares proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Chapel Shares of any demand pursuant to this Section 2.1.1, or pursuant to Section 2.1.2 below, as the case may be, within five (5) Business Days, and each holder of

Chapel Shares who wishes to include all or a portion of such holder’s Chapel Shares in such Demand Registration and is otherwise permitted to do so under this Agreement (each such holder including shares of Chapel Shares in such Demand Registration, a “Demanding Holder”) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Chapel Shares included in the Demand Registration subject to Section 2.1.4 and the provisions set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Chapel Shares pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until such stop order or injunction is removed, rescinded or otherwise terminated, and with respect to a Demand Registration, a majority-in-interest of the Demanding Holders thereafter elect to continue the offering, provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is otherwise terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Chapel Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder’s Chapel Shares in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Chapel Shares in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Chapel Shares through such an underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Chapel Shares which the Demanding Holders desire to sell taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company’s securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, in the case of a Demand Registration, the Chapel Shares as to which the Demand Registration has been requested (pro rata in accordance with the number of shares of Chapel Shares which such Demanding Holder has requested be included in such registration, regardless of the number of shares of Chapel Shares held by each Demanding Holder); (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (v) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. In the case of a Demand Registration, if a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Chapel Shares in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement for the benefit of other Demanding Holders. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Sections 2.1.1 hereof.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the consummation of the Transaction, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Chapel Shares as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Chapel Shares in such notice the opportunity to register the sale of such number of Chapel Shares as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Chapel Shares to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Chapel Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Chapel Shares in accordance with the intended method(s) of distribution thereof. All holders of Chapel Shares who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Chapel Shares in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Chapel Shares hereunder, the Chapel Shares as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Chapel Shares as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Chapel Shares pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Insider Shares as defined in the Registration Rights Agreement dated as of June 28, 2005 by and among the Company and each of the parties listed as Insiders on the signature page thereof, as to which registration has been requested or Registrable Securities as defined in the Unit Purchase Option, dated as of June 28, 2005, issued by the Company to Wedbush Morgan Securities Inc., as to which registration has been requested (pro rata in accordance with the number of shares of Insider Shares or Registrable Securities held by each such holder); (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Chapel Shares as to which registration has been requested (pro rata in accordance with the number of shares of Chapel Shares held by each such holder); and (E) fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Chapel Shares may elect to withdraw such holder’s request for inclusion of Chapel Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Chapel Shares in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Registrations on Form S-3. The holders of Chapel Shares may at any time and from time to time after the consummation of the Transaction, request in writing that the Company register the resale of any or all of such Chapel Shares on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Chapel Shares and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Chapel Shares, as the case may be, as are specified in such request, together with all or such portion of the Chapel Shares of any other holder or holders joining in such request as are specified in a written request given within five (5) Business Days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Chapel Shares, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Chapel Shares and such other securities (if any) at any aggregate price to the public of less than $100,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Chapel Shares pursuant to Section 2, the Company shall use commercially reasonable efforts to effect the registration and sale of such Chapel Shares in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Chapel Shares to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Chapel Shares included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Chapel Shares included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Chapel Shares owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Chapel Shares, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Chapel Shares included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Chapel Shares included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Chapel Shares included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5 State Securities Laws Compliance. The Company shall use commercially reasonable efforts to (i) register or qualify the Chapel Shares covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Chapel Shares included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Chapel Shares covered by the Registration Statement to be registered with or approved by such other Federal or State authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Chapel Shares included in such Registration Statement to consummate the disposition of such Chapel Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Chapel Shares. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Chapel Shares included in such registration statement. For the avoidance of doubt, the holders of Chapel Shares may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines is not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No holder of Chapel Shares included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Chapel Shares, lack of conflict of such sale with such holder’s material agreements and organizational documents, in each case applicable, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Chapel Shares hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. Holders of Chapel Shares shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders and their intended methods of distribution. Such holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Agreement. Each holder shall also furnish to the Company such information regarding itself, the Chapel Shares held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Chapel Shares.

3.1.8 Records. The Company shall make available for inspection by the holders of Chapel Shares included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Chapel Shares included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Chapel Shares included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Chapel Shares included in such Registration Statement, at any time that such holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use commercially reasonable efforts to cause all Chapel Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Chapel Shares that are included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Chapel Shares included in any registration shall immediately discontinue disposition of such Chapel Shares pursuant to the Registration Statement covering such Chapel Shares until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent Prospectus covering such Chapel Shares at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all customary costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Chapel Shares, subject to the limit set forth in paragraph (ix) below); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Chapel Shares, as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Chapel Shares that are included in such registration (not to exceed, including the fees and disbursements to counsel in paragraph (ii) above, $20,000). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Chapel Shares being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering; provided however, that for as long as Chapel remains an executive officer of the Company, Chapel’s portion of the underwriter’s expense will be borne by the Company.

3.4 Information. The holders of Chapel Shares shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any

Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Chapel Shares under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Holder Obligations. No holder of Chapel Shares may participate in any underwritten offering pursuant to this Agreement unless such holder (i) agrees to sell only such holder’s Chapel Shares on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Chapel and each other holder of Chapel Shares, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls any holder of Chapel Shares (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Chapel Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, or summary Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any holder (or to the benefit of any person controlling such holder) from whom the person asserting such losses, claims or liabilities purchased the Chapel Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Chapel Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3.1.3 hereof.

4.2 Indemnification by Holders of Chapel Shares. Each selling holder of Chapel Shares will, with respect to any Registration Statement where Chapel Shares were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Chapel Shares was registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment by such holder of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Chapel Shares which gave rise to such indemnification obligation.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any indemnifiable loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3, the Indemnifying Party agrees that it shall be liable for any indemnifiable losses arising out of a settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Chapel Shares shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment by any such holder of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Chapel Shares which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Chapel Shares may reasonably request, all to the extent required from time to time to enable such holders to sell Chapel Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Chapel Shares hereunder may be freely assigned or delegated by such holder of Chapel Shares in conjunction with and to the extent of any permitted transfer of Chapel Shares by any such holder in accordance with applicable law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the holders of Chapel Shares are also for the benefit of, and enforceable by, any subsequent holder of Chapel Shares.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Attention: Jonathan H. Cohen

with a copy to:

Holland & Knight LLP

2099 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

Attention: William J. Mutryn

Telecopy No.: (202) 955-5564;

Womble Carlyle Sandridge & Rice

8065 Leesburg Pike, 4th Floor

Vienna, VA 22182-2738

Attention: Dean W. Rutley

Telecopy No.: (703) 918-2267;

Sutherland Asbill &Brennan LLP

1275 Pennsylvania Avenue, N.W.

Suite 200

Washington, DC 20004-2415

Attention: Cynthia Krus

Telecopy No.: (202) 637-3593

To Chapel:

with a copy to:

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Chapel or any other holder of Chapel Shares may proceed to protect and enforce his or its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Chapel Shares irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware, if such court does not have jurisdiction, a court of competent jurisdiction sitting in Fairfax County of Virginia, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Chapel Shares irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Chapel Shares agree that service of process at each parties respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

TAC ACQUISITION CORP.

By:
Name:
Title:

By:
R. John Chapel

ANNEX H

[Form of Lock-Up Agreement to be Entered Into by

and Between TAC Acquisition Corp. and R. John Chapel]

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Re:	Lock-Up of Shares of Parent Common Stock

Ladies and Gentlemen:

The undersigned party (referred to herein as the “Undersigned”) is delivering this letter agreement (this “Lock-Up Agreement”) to you in connection with and as a condition to the Agreement and Plan of Merger, dated as of                     , 2006, by and among TAC Acquisition Corp., a Delaware corporation (“Parent”), AVIEL Systems, Inc., a Virginia corporation and (the “Company”), and the Undersigned (the “Merger Agreement”), whereby the Company will merge with and into the Parent (the “Merger”).

In connection with the Merger, the Undersigned shall receive shares of common stock of Parent, par value $.0001 per share (the “Parent Common Stock”) referred to in the Merger Agreement as the “Stock Consideration”. Resale of the shares of Parent Common Stock (including the Escrow Shares (as defined in the Merger Agreement)) which constitute the Stock Consideration will be registered pursuant to an effective Registration Statement filed with the Securities and Exchange Commission on a date subsequent to the consummation of the Merger but prior to the end of the Lock-Up Period (as defined below). As a condition to the consummation of the Merger, Parent has required that the Undersigned enter into this Lock-Up Agreement with Parent by which he agrees that unless otherwise permitted by this Lock-Up Agreement, he will not transfer the Stock Consideration for a specified period following consummation of the Merger (the “Closing Date”).

In consideration of the foregoing and for other due and adequate consideration, the sufficiency of which is hereby acknowledged, to induce Parent to consummate the Merger, the Undersigned hereby:

(a)	agrees that he will not publicly announce any intention to, and will not, without the prior written consent of the Committee (as defined in the Merger Agreement) on behalf of the Parent (which consent may be withheld in its sole discretion), directly or indirectly, during the period commencing on (inclusive of such date) the Closing Date and ending on the date that is twelve (12) months immediately following the Closing Date (the “Lock-Up Period”), (i) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign, lend or otherwise transfer or dispose of any Parent Common Stock, which the Undersigned beneficially owns, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic characteristics of ownership of the Parent Common Stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the Parent Common Stock, in cash or otherwise;

(b)	authorizes the Parent during the Lock-Up Period to cause the Parent’s transfer agent to place a legend on any certificates representing the shares of Parent Common Stock that are restricted from transfer by this Lock-Up Agreement; and to decline to transfer and to note stop transfer restrictions on the transfer books and records of the Parent with respect to those shares, unless the transfer is permitted by this Lock-Up Agreement.

Notwithstanding anything to the contrary in the foregoing, the Undersigned may transfer all or part of the Parent Common Stock which he beneficially owns (i) in case of death, by way of either testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and (iii) to any trust for the direct or indirect benefit of the Undersigned or the immediate family of the Undersigned, provided that the trustee of the trust agrees to be bound

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in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The Undersigned represents and warrants that the Undersigned has full power and authority to enter into the agreements set forth in this Lock-Up Agreement, and that, upon request, the Undersigned will execute any additional documents necessary in connection with its enforcement. The Undersigned understands that the obligations set forth in this Lock-Up Agreement are irrevocable on the part of the Undersigned and shall survive the Undersigned’s death or incapacity. Any obligations created by this Lock-Up Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of the Undersigned.

This Lock-Up Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this Lock-Up Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change waiver, alteration or modification is to be enforced.

Very truly yours,

Signature

Printed Name

ADDITIONAL SIGNATURE:

(If held jointly)

Printed Name

Dated:

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